                          CONVERSION APPRAISAL REPORT
                             MYSTIC FINANCIAL, INC.

                          PROPOSED HOLDING COMPANY FOR
                           MEDFORD CO-OPERATIVE BANK

                             MEDFORD, MASSACHUSETTS


                                 Dated as of:
                                August 15, 1997



                                  PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                   SUITE 2210
                           ARLINGTON, VIRGINIA  22209

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants


                                         August 15, 1997



Board of Directors
Medford Co-operative Bank
60 High Street
Medford, Massachusetts  02155
Gentlemen:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Medford Co-operative Bank, Medford, Massachusetts ("Medford" or the "Bank"). The common stock issued in connection with the Bank's conversion will simultaneously be acquired by a holding company, Mystic Financial, Inc. ("Mystic Financial" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, the Bank's employee stock ownership plan ("ESOP"), members of the local community and the public at large.

This appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Description of Reorganization
-----------------------------


     The Board of Directors of the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert from a Massachusetts chartered mutual co-operative bank to a Massachusetts chartered stock co-operative bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in Subscription and Community offerings Holding Company stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Bank's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.


RP Financial, LC.
-----------------


RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.


--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
August 15, 1997
Page 2


Valuation Methodology
---------------------


In preparing our appraisal, we have reviewed Medford's application for Approval of Conversion, including the Proxy Statement, as filed with the FDIC and the Massachusetts Division of Banks and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Bank that has included due diligence related discussions with the Bank's management; Wolf & Company, P.C., the Bank's independent auditor; Thacher Proffitt & Wood, the Bank's conversion counsel; and Trident Securities, Inc., which has been retained by the Bank as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of Medford. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded institutions with similar characteristics as the Bank's, as well as all publicly-traded savings institutions. We have reviewed conditions in the securities markets in general and in the market for savings institution stocks in particular, including the market for existing savings institution issues and the market for initial public offerings by savings institutions.

Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of Medford.

Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all savings institutions. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of savings institution stocks as a whole or the Bank's value alone. It is our understanding Medford intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

Pro forma market value is defined as the price at which Medford's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
--------------------


It is our opinion that, as of August 15, 1997, the aggregate pro forma market value of the shares to be issued was $20,500,000 at the midpoint, equal to 2,050,000 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $17,425,000 and a maximum value of $23,575,000. Based on the $10.00 per share offering price, this valuation range equates

RP Financial, LC.
Board of Directors
August 15, 1997
Page 3


to an offering of 1,742,500 shares at the minimum to 2,357,500 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 2,711,125 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $27,111,250, without a resolicitation.

Limiting Factors and Considerations
-----------------------------------


Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

RP Financial's valuation was determined based on the financial condition and operations of the Bank as of June 30, 1997, the date of the financial data included in the Holding Company's prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for savings institution shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for savings institution stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,

                                         RP FINANCIAL, LC.

                                         /s/ William E. Pommerening

                                         William E. Pommerening
                                         Chief Executive Officer

                                          /s/ James J. Oren

                                         James J. Oren
                                         Vice President

RP Financial, LC.

                               TABLE OF CONTENTS
                           MEDFORD CO-OPERATIVE BANK
                             Medford, Massachusetts


                                                         PAGE
   DESCRIPTION                                          NUMBER
   -----------                                          ------

  CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS
  -----------

     Introduction                                        1.1
     Strategic Overview                                  1.1
     Balance Sheet Trends                                1.4
     Income and Expense Trends                           1.7
     Interest Rate Risk Management                       1.9
     Lending Activities and Strategy                    1.10
     Asset Quality                                      1.12
     Funding Composition and Strategy                   1.12
     Subsidiary                                         1.13
     Legal Proceedings                                  1.13

  CHAPTER TWO       MARKET AREA
  -----------

     Introduction                                        2.1
     National Economic Factors                           2.2
     Market Area Demographics                            2.4
     Economy                                             2.5
     Deposit Trends and Competition                      2.6
     Summary                                             2.8

  CHAPTER THREE     PEER GROUP ANALYSIS
  -------------

     Selection of Peer Group                             3.1
     Financial Condition                                 3.5
     Income and Expense Components                       3.7
     Loan Composition                                    3.9
     Credit Risk                                        3.11
     Interest Rate Risk                                 3.11
     Summary                                            3.12

RP Financial, LC.

                               TABLE OF CONTENTS
                           MEDFORD CO-OPERATIVE BANK
                             Medford, Massachusetts

                                  (continued)


                                                                         PAGE
DESCRIPTION                                                             NUMBER
-------------                                                           ------

  CHAPTER FOUR      VALUATION ANALYSIS
  ------------


     Introduction                                                         4.1
     Appraisal Guidelines                                                 4.1
     Valuation Analysis                                                   4.2
       1.         Financial Condition                                     4.2
       2.         Profitability, Growth and Viability of Earnings         4.3
       3.         Asset Growth                                            4.4
       4.         Primary Market Area                                     4.4
       5.         Dividends                                               4.6
       6.         Liquidity of the Shares                                 4.7
       7.         Marketing of the Issue                                  4.7
            A.    The Public Market                                       4.7
            B.    The New Issue Market                                   4.11
            C.    The Acquisition Market                                 4.12
       8.         Management                                             4.15
       9.         Effect of Government Regulation and Regulatory Reform  4.15
     Summary of Adjustments                                              4.15
     Valuation Approaches                                                4.16
       1.         Price-to-Tangible Book ("P/TB")                        4.17
       1.         Price-to-Earnings ("P/E")                              4.18
       3.         Price-to-Assets ("P/A")                                4.18
     Valuation Conclusion                                                4.19

RP Financial, LC.

                                 LIST OF TABLES
                           MEDFORD CO-OPERATIVE BANK
                             MEDFORD, MASSACHUSETTS


 TABLE
NUMBER         DESCRIPTION                                                  PAGE
------         -----------                                                  ----



   1.1  HISTORICAL BALANCE SHEETS                                            1.5
   1.2  Historical Income Statements                                         1.8


   2.1  Major Employers                                                      2.6
   2.2  Market Area Unemployment Trends                                      2.6
   2.3  Deposit Summary                                                      2.7


   3.1  Peer Group of Publicly-Traded Thrifts                                3.3
   3.2  Balance Sheet Composition and Growth Rates                           3.6
   3.3  Income as a Percent of Average Assets and Yields, Costs, Spreads     3.8
   3.4  Loan Portfolio Composition Comparative Analysis                     3.10
   3.5  Peer Group Credit Risk Comparative Analysis                         3.13
   3.6  Interest Rate Risk Comparative Analysis                             3.14


   4.1  Peer Group Comparative Market Area Analysis                          4.5
   4.2  Conversion Pricing Characteristics                                  4.12
   4.3  Market Pricing Comparatives                                         4.13
   4.4  Public Market Pricing                                               4.20

     RP Financial, LC.
     Page 1.1

                      I.  OVERVIEW AND FINANCIAL ANALYSIS

     Medford Co-operative Bank ("Medford" or the "Bank") is a state-chartered mutual co-operative bank headquartered in Medford, Middlesex County, Massachusetts. The Bank also operates three other branch offices in Medford. The Bank considers its primary market for deposits to consist of the city of Medford, in particular the areas surrounding the office locations, and to a lesser extent the rest of Middlesex County. Lending activities are also concentrated in the city of Medford, although additional lending activities (in particular commercial lending), are performed in other areas of Middlesex County (see Exhibit I-1). The Bank was chartered as a Massachusetts mutual co-operative bank in 1886, and in 1986 obtained federal deposit insurance. The Bank is currently a member of the Federal Home Loan Bank ("FHLB") system and is regulated by the Massachusetts Division of Banks (the "Division"). The Bank's deposits are insured up to the regulatory maximums by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"), and the Share Insurance Fund of the Co-operative Central Bank of Massachusetts for deposit accounts in excess of $100,000. As of June 30, 1997, the Bank maintained $149.7 million in assets, $129.3 million in deposits and $11.9 million in stockholders' equity, equal to 8.0 percent of assets.

     Mystic Financial, Inc. ("Mystic Financial" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of Medford. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. Going forward, Mystic Financial will own 100 percent of the Bank's stock, and the Bank will be Mystic Financial's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Mystic Financial other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future Mystic Financial may acquire or organize other operating subsidiaries.

     Strategic Discussion
     --------------------

     The Bank is a community-oriented financial institution dedicated to meeting the borrowing, savings and financial services needs of its market area served. The market area served by the Bank (the city of Medford, and to a lesser extent, Middlesex County), has been experiencing relatively stable levels of population and households in recent years. The economy and employment base is relatively diversified into most economic sectors, including services and education. Located within the Boston metropolitan statistical area ("MSA"), Medford faces notable competition from a number of other community oriented banks and savings banks, as

RP Financial, LC.
Page 1.2

well as from larger regional financial institutions. In this operating environment the Bank has pursued a strategy of increasing the asset base and branch office network in order to more effectively compete.

     Throughout its history, the Bank has generally pursued a traditional operating strategy of mortgage lending secured by 1-4 family residential properties in the city of Medford in eastern Middlesex County, Massachusetts, more recently supplementing residential originations with increased commercial real estate loans, commercial and industrial loans, construction loans and non-
mortgage loans.   The Bank has recorded loan growth in recent years, reflecting greater marketing activities, competitive pricing and a more diversified lending approach, primarily in the area of commercial real estate and commercial and industrial loans. Such loan growth has been facilitated through hiring experienced commercial loan officers, developing a more customer-oriented approach and developing business relations with real estate brokers and businesses. The recent increase in loans receivable has been funded internally through a reduction in cash and investments and externally through deposit growth and FHLB advances. The Bank sells a portion of the 1-4 family loan originations for interest rate risk management purposes. The Bank expects the majority of its loan activity in the future to be within Middlesex County.

     The Bank's emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets and strong underwriting criteria on loans originated has resulted in recently improving credit quality measures. The Bank's allowance for loan losses relative to loans is also comparatively higher by industry standards, as the Bank has added to the allowance recently, primarily in view of the recent rapid loan portfolio growth (the portfolio has grown 43 percent since June 30, 1995), increased proportion of higher risk weight loans (an increase from 8 to 21 percent of the loan portfolio in the last 2 years while total loans grew by 43 percent), and increased percent of loans outside the markets served by the branch offices, primarily non-residential loans. The ratio of non-performing assets ("NPAs"), consisting of real estate owned and other repossessed assets, non-accruing loans, delinquent accruing loans and restructured loans to assets has dropped steadily over the past two fiscal years, and was 0.24 percent of assets as of June 30, 1997.

     The Bank's lending strategies to limit exposure to interest rate risk have involved originating adjustable rate residential mortgage loans ("ARMs"), adjustable rate commercial real estate loans and shorter-term construction, commercial business and consumer loans. Liability strategies have involved attempts to lengthen the maturity of deposits, and FHLB advances utilized in recent months to meet loan demand have been in general maturity-matched to certain commercial real estate loans. The Bank's most popular loan product is a 7/1 ARM that is fixed for the first seven years; the fixed rate nature of this product has a negative effect on the Bank's exposure to interest rate risk. Medford's internally calculated one-year cumulative gap position as of June 30, 1997 was a negative 13.9 percent Medford anticipates the conversion proceeds will facilitate improvement in the gap analysis as the net capital raised in the conversion will increase the ratio of interest-

RP Financial, LC.
Page 1.3

earning assets ("IEA") to interest-bearing liabilities ("IBL") and the proceeds will increase the proportion of shorter-term or adjustable rate assets.

     The Bank's main source of net income, the net interest margin, has remained relatively stable over the past few years, with overall net interest income increasing in step with the growth in assets. Core profitability has been primarily affected by an increasing level of operating expenses that have been incurred in connection with the Bank's growth in operations. Medford opened a new branch office in 1995, requiring investment in fixed assets and personnel, and the establishment of a commercial lending department in 1995 increased personnel and other expenses. Further improvement in core profitability has also been limited by competitive pricing of deposits to stimulate growth.
Future core profitability is projected to improve moderately with the reinvestment benefit of the new capital raised, income benefits of recently expanded products and services and growth in assets without a commensurate increase in operating expenses.

     Medford's Board of Directors has determined that a conversion to stock form is an attractive business strategy for several reasons. First, the new structure will provide the ability to diversify business activities, provide greater flexibility in structuring acquisitions and increase the future access to capital markets. Second, it will provide the capital necessary to improve the overall competitive position of the Bank in its market area, with regard to rates and services offered and ability to expand. Third, the conversion may provide the opportunity for expanded local stock ownership which could enhance the financial success of the Bank as local shareholders promote the Bank's products and services. As disclosed in the prospectus, the proceeds from stock conversion are anticipated to be invested as follows.

     o    Mystic Financial.  Approximately 50 percent of the conversion proceeds
          ----------------
          will be retained by Mystic Financial, with the balance to be invested in the Bank. Such holding company funds are anticipated to be invested initially into high-quality short- to intermediate-term securities and a loan to the Bank's ESOP to fund stock purchases in the conversion. The Holding Company funds will be utilized for various corporate purposes, including funding expansion through diversification or acquisition, stock repurchase programs, funding stock purchases for the RSP and/or payment of regular or special dividends, although there are no specific plans at present.

     o    Medford.  The net proceeds infused into the Bank will be exchanged for
          -------
          all of the Bank's newly issued stock. The Bank's proceeds are anticipated to initially be held in short-term cash and investments until such funds are redeployed into lending and investment activities consistent with the Bank's plan.

     On a pro forma basis, Medford is expected to have a capital ratio above both regulatory requirements and industry averages. The Board of Directors has determined to pursue a strategy of controlled growth in order to maintain well-capitalized status, with growth expected to be funded primarily through local retail deposit growth and additional borrowings.

RP Financial, LC.
Page 1.4

     Balance Sheet Trends
     --------------------

     Table 1.1 shows key balance sheet items at the close of the last five fiscal years. Medford's audited financial statements are incorporated by reference as Exhibit I-2, while historical key operating ratios are presented in
Exhibit I-3. From June 30, 1993 through June 30, 1997, Medford exhibited annual asset growth of 6.6 percent, with the asset growth channelled into increases in loans receivable. A majority of the loan growth occurred subsequent to June 30, 1995, when the commercial real estate and commercial lending departments were established and staffed. The Bank has not historically invested in mortgage-backed securities ("MBS"), and the balance of cash and investments has fallen since 1995, with funds utilized in the lending operations. Medford's annual deposit growth totaled 5.1 percent, as the Bank has attracted new funds through a combination of additional advertising and competitive rate offerings. Borrowings, consisting of FHLB advances, have been used as a supplemental funding source in fiscal 1997 to support lending operations.

     The balance of loans receivable increased consistently since fiscal 1994, although the balance increased at an annual rate of 20 percent since June 30, 1995, and the Bank has targeted a 75 percent loan-to-asset ratio. Since that time, the Bank has been successful in expanding its residential loan origination efforts in the local market, and has increased the level of commercial real estate and commercial business loans. At June 30, 1997, loans receivable totaled $114.8 million, or 76.7 percent of total assets. The composition of the loan portfolio reflects the more recent diversified lending strategy, as 1-4 family permanent loans constituted $90.2 million, or 78.7 percent of the net loan portfolio at June 30, 1997, a decline from 91.6 percent of the loan portfolio as of two years earlier. At the same date, construction loans totaled $1.0 million, or 0.9 percent of the loan portfolio. The largest expansion in the loan portfolio has occurred in commercial real estate and commercial business loans, which totaled $21.5 million, or 18.8 percent of the loan portfolio, as Medford has targeted smaller commercial businesses in the market area for lending opportunities. These loans are attractive for their higher yields, shorter-terms, and higher average balances which require less personnel for monitoring and servicing. Consumer loans totaled $3.2 million, or 2.8 percent of loans receivable, including $1.6 million of real estate related home equity loans. The Bank's commercial real estate and commercial business loans have been originated primarily with local businesses in Middlesex County.

     The portfolio of cash and investment securities totaled $29.1 million, or
19.4 percent of assets, at June 30, 1997 (see Exhibit I-4). The cash and investments portfolio consisted of cash and equivalents, including interest-earning deposits in other financial institutions ($6.2 million), U.S. Government and agency securities ($15.0 million), FHLB stock ($0.9 million), investment in the Co-operative Central Bank ($0.7 million), equity securities ($3.8 million) and other investments ($2.5 million). During fiscal 1996, the Bank used cash flow from maturing investments or sales of investment securities to fund loan originations, and the cash and investments portfolio declined to current levels from $39.5 million at June 30, 1995. Management utilizes the portfolio of

                                   Table 1.1
                           Medford Co-operative Bank
                           Historical Balance Sheets
                        (Amount and Percent of Assets)




                                                                 For the Year Ended June 30,
                                       -----------------------------------------------------------------------------------
                                               1993                    1994                    1995                 1996
                                       -----------------------------------------------------------------------------------
                                       Amount         Pct        Amount       Pct        Amount         Pct         Amount
                                       -------       -------    --------     ------     -------       ---------    --------
                                       ($000)          (%)       ($000)       (%)        ($000)          (%)        ($000)
Total Amount of:
 Assets                                 $115,799      100.00%    $121,063    100.00%     $124,966        100.00%    $131,366
 Cash and Investments                     30,137       26.02%      37,910     31.31%       39,522         31.63%      29,722
 Loans Receivable (net)                   80,284       69.33%      77,988     64.42%       80,217         64.19%      95,892
 Real Estate Owned                           460        0.40%         270      0.22%          104          0.08%           0
 Deposits                                106,179       91.69%     110,665     91.41%      113,825         91.08%     119,634
 FHLB Advances                                 0        0.00%           0      0.00%            0          0.00%           0
 Stockholders' Equity                      8,864        7.65%       9,684      8.00%       10,367          8.30%      10,949
 AFS Adjustment                            -----       -----        -----      ----           (55)        -0.04%         (71)

 Loans Serviced for Others                   N/A                     N/A                   $9,970                     $9,440
 Loans/Deposits                            75.61%                  70.47%                   70.47%                     80.15%



                                                                          6/30/95-
                                                                           6/30/97
                                                                           Annual
                                         -------------------------------
                                                        1997             Growth Rate
                                         -------------------------------------------
                                         Pct      Amount        Pct            Pct
                                         ---      ------        ---            ---
                                         (%)      ($000)        (%)             (%)
Total Amount of:
 Assets                                 100.00%   $149,653     100.00%          6.62%
 Cash and Investments                    22.63%     29,075      19.43%         -0.89%
 Loans Receivable (net)                  73.00%    114,779      76.70%          9.35%
 Real Estate Owned                        0.00%          0       0.00%       -100.00%
 Deposits                                91.07%    129,303      86.40%          5.05%
 FHLB Advances                            0.00%      7,532       5.03%           N/M
 Stockholders' Equity                     8.34%     11,940       7.98%           7.73%
 AFS Adjustment                          -0.05%        179       0.12%           N/A

 Loans Serviced for Others                         $15,842
 Loans/Deposits                                      88.77%

Source:  Medford's audited financial reports and RP Financial calculations.

RP Financial, LC.
Page 1.6

     cash and investments for liquidity purposes and as part of the asset-liability management strategy, as the investments portfolio consists of short- to intermediate-term instruments. The Bank classifies the equity securities as "available-for-sale", and as of June 30, 1997, an unrealized pretax gain of $179,000 was tax adjusted and added to stated equity on the Bank's audited financial statements. Going forward, the Bank intends to continue to purchase generally low risk investments and the composition of the cash and investments portfolio is not anticipated to change significantly, although the level will initially increase on a post-conversion basis. Going forward, the Bank intends to continue a focus on investment into whole loans, although MBS may be purchased with available funds.

     As noted previously, deposits have traditionally met most of the Bank's funding needs, and all of the Bank's deposits are generated through its four office locations. In the last several years, the Bank achieved growth in deposits by attempting to be more visible in the local market area through advertising and other marketing efforts and by offering competitive rates. This strategy facilitated deposit growth, but also increased funding costs. Currently, savings rates offered by Medford are generally in line with the local competition, with certificates of deposits ("CDs") accounting for the majority of total deposits. The Bank has a portfolio of core deposits totaling approximately 54 percent of deposits, providing a base of stable lower costing deposits for operations.

     As stated previously, borrowings have also been used by the Bank in recent periods for the purpose of funding certain loan originations. During fiscal 1997, the Bank borrowed approximately $7.5 million in short- to intermediate-term advances from the FHLB of Boston to meet the demand for loans, and most of the borrowings mature between 1997 and the year 2002. Going forward, the Bank intends to continue using borrowings to support operations, although deposits are expected to continue to comprise the majority of funding liabilities.

     Positive earnings from fiscal 1993 to fiscal 1997 and a positive adjustment for FAS 122 resulted in an increase in the Bank's capital ratio to $11.9 million, or 8.0 percent of assets, as of June 30, 1997. The Bank's capital ratio declined from 8.3 percent as of June 30, 1996, due to the expansion of the asset base. Medford is currently in compliance with respect to all of its fully phased-in capital requirements. The addition of conversion proceeds will enhance the Bank's capital position and strengthen Medford's competitive posture within its market area.

RP Financial, LC.
Page 1.7

     Income and Expense Trends
     -------------------------

     Table 1.2 displays the Bank's earnings over the past five fiscal years and reveals that earnings for the past five fiscal years have fluctuated between
0.48 and 0.77 percent of average assets, and totaled 0.54 percent for fiscal 1997, an increase from the lower level in fiscal 1996. The more recent lower earnings have been attributable to higher operating expenses incurred in connection with the opening of the new branch office in 1995 and establishment of the commercial real estate and commercial lending departments in that same year. The reinvestment of offering proceeds is expected to improve net income in future periods.

     Exhibit I-5 highlights the changes in the Bank's asset yields and cost of funds over the past three fiscal years, which have influenced the level of net interest income. Spreads widened by 15 basis points between fiscal 1996 and 1997, as the higher balances of higher yielding commercial real estate and commercial business loans increased the Bank's asset yields by 11 basis points, while the cost of funds declined by 4 basis points. These trends indicate that the Bank has been successful improving the net interest margin. Despite balance sheet repositioning, however, the Bank's net interest income is still influenced by changes in interest rates.

     Medford has historically derived income from non-interest sources, which has provided some protection from changes in the net interest margin due to interest rate fluctuations. For the most recent twelve month period, non-interest operating income totaled $662,000, or 0.48 percent of average assets, an 0.08 percent of average assets improvement from fiscal 1993. A majority of this income results from the Bank's deposit base in the form of various fees and charges on deposit accounts and transactions. A smaller portion of this income is obtained from rental income on an office building owned by the Bank that is adjacent to the main office building, and from other sources such as the Bank's loan servicing operation. Going forward, the Bank anticipates that non-interest income will remain primarily related to the deposit base, as other significant income sources are not expected to be developed.

     Medford's operating expenses have increased in the time period shown in Table 1.2 due to the growth in the asset base and related operations, including the new branch office and establishment of the commercial real estate and commercial business loan departments in 1995. Despite the strong asset growth and utilization of FHLB advances to partially fund such growth, the operating expense ratio has increased to a higher level as a percent of average assets. The Bank's operating expenses are expected to initially increase following the conversion as a result of the following items. The ESOP and RSP purchases in the offering and in the year following conversion, respectively, will increase annual expenses. In addition, as a full stock institution, the Bank will incur additional legal, accounting, printing/mailing and related costs.

                                   Table 1.2
                           Medford Co-operative Bank
                         Historical Income Statements


                                                                              For the Year Ended June 30
                                                                  1993                      1994               1995
                                                          -----------------------------------------------------------
                                                          Amount             Pct(1)    Amount      Pct(1)      Amount
                                                          ------------------------------------------------------------
                                                          ($000)              (%)      ($000)       (%)         ($000)
 Interest Income                                           $8,176             7.34%    $7,784       6.50%      $8,165
 Interest Expense                                          (3,960)           -3.56%    (3,473)     -2.90%      (3,885)
                                                           -------           ------    -------     ------      -------
 Net Interest Income                                       $4,216             3.79%    $4,310       3.60%      $4,280
 Provision for Loan Losses                                   (300)           -0.27%      (152)     -0.13%        (100)
                                                           -------           ------    -------     ------      -------
 Net Interest Income after Provisions                      $3,916             3.52%    $4,158       3.47%      $4,180

Other Operating Income                                       $446              0.40%     $505       0.42%        $530
Operating Expense                                          (2,930)            -2.63%   (3,144)     -2.62%      (3,575)
                                                           ------             ------   -------     ------      -------
 Net Operating Income                                      $1,432              1.29%   $1,519       1.27%      $1,134

Gain(Loss) on Sale of Loans and Securities                    $45              0.04%      $(2)     -0.00%          $6
Writedown on HFS Mortgage Loans                                 0              0.00%        0       0.00%           0
Massachusetts Thrift Fund Write-off                             0              0.00%        0       0.00%           0
Co-operative Central Bank Share Ins. Fund Spec Div.            40              0.04%       40       0.03%           0
                                                               --              -----       --       -----           -
Net Non-Operating Income/Expense                              $84              0.08%      $38       0.03%          $6

 Net Income Before Tax                                     $1,516              1.36%   $1,557       1.30%      $1,140
 Income Taxes                                                (657)            -0.59%     (658)     -0.55%        (480)
                                                             -----            ------     -----     ------        -----
 Net Inc(Loss) Before Extraordinary Items                    $859              0.77%     $899       0.75%        $660
 Cumulative Effect of Change in
  Accounting For Income Taxes                                $221              0.20%       $0       0.00%          $0
                                                             ----              -----       --       -----          --
 Net Income (Loss)                                         $1,080              0.97%     $899       0.75         $660

Adjusted Earnings
-----------------
Net Operating Income                                       $1,432              1.29%   $1,519       1.27%      $1,134
Tax Effect (2)                                               (620)            -0.56%     (642)     -0.54%        (478)
                                                             -----            ------     -----     ------        -----
  Adjusted Earnings                                          $811              0.73%     $877       0.73%        $656

Memo:
      Efficiency Ratio                                      62.85%                      65.29%                  74.34%
      Effective Tax Rate                                    43.33%                      42.27%                  42.13%


                                                              1995               1996                    1997
                                                             --------------------------------------------------------
                                                             Pct(1)       Amount       Pct(1)       Amount     Pct(1)
                                                             --------------------------------------------------------
                                                               (%)         ($000)        (%)       ($000)        (%)
 Interest Income                                                6.81%     $8,928         7.16%     $9,899        7.21%
 Interest Expense                                              -3.24%     (4,569)       -3.66%     (4,911)      -3.58%
                                                               ------     -------       ------     ------       ------
 Net Interest Income                                            3.57%     $4,360         3.49%     $4,988        3.63%
 Provision for Loan Losses                                     -0.08%       (100)       -0.08%       (272)      -0.20%
                                                               ------       -----       ------       -----      ------
 Net Interest Income after Provisions                           3.49%     $4,260         3.41%     $4,716        3.44%
Other Operating Income                                          0.44%       $643         0.52%       $662        0.48%
Operating Expense                                              -2.98%     (3,878)       -3.11%     (4,280)      -3.12%
                                                               ------     -------       ------     -------      ------
 Net Operating Income                                           0.95%     $1,024         0.82%     $1,098        0.80%

Gain(Loss) on Sale of Loans and Securities                      0.00%        $12         0.01%       $176        0.13%
Writedown on HFS Mortgage Loans                                 0.00%        (41)       -0.03%          0        0.00%
Massachusetts Thrift Fund Write-off                             0.00%          0         0.00%        (50)      -0.04%
Co-operative Central Bank Share Ins. Fund Spec Div.             0.00%         44         0.04%         44        0.03%
                                                                -----         --         -----         --        -----
Net Non-Operating Income/Expense                                0.00%        $15         0.01%       $170        0.12%

 Net Income Before Tax                                          0.95%     $1,039         0.83%     $1,268        0.92%
 Income Taxes                                                  -0.40%       (440)       -0.35%       (527)      -0.38%
                                                               ------       -----       ------       -----      -------
 Net Inc(Loss) Before Extraordinary Items                       0.55%       $599         0.48%       $741        0.54%
 Cumulative Effect of Change in
  Accounting For Income Taxes                                   0.00%          0         0.00%          0        0.00%
                                                                -----          -         -----          -        -----
 Net Income (Loss)                                              0.55%       $599         0.48%       $741        0.54%

Adjusted Earnings
Net Operating Income                                            0.95%     $1,024         0.82%     $1,098        0.80%
Tax Effect (2)                                                 -0.40%       (434)       -0.35%       (456)      -0.33%
                                                               ------       -----       ------       -----      ------
  Adjusted Earnings                                             0.55%       $590         0.47%       $642        0.47%

Memo:
      Efficiency Ratio                                                     77.53%                   75.75%
      Effective Tax Rate                                                   42.36%                   41.56%

(1)  Ratios are as a percent of average assets.
(2)  Based on effective tax rate for each year.

Source:  Medford's audited financial reports, RP Financial calculations.

RP Financial, LC.
Page 1.9


     Provisions for loan losses have generally had a small impact on earnings in recent years, although such provisions increased to $272,000, or 0.20 percent of assets during the twelve months ended June 30, 1997, as Medford added to the allowance for loan losses in recognition of the growth in higher risk loans such as commercial real estate and commercial business loans and the overall growth in the loan portfolio. The Bank is budgeting provisions of $50,000 per quarter in the future in order to increase the allowance for loan losses ("ALL") ratio as a percent of loans receivable. As of June 30, 1997 the ALL balance was equal to $977,000, or 0.85 percent of net loans receivable and 267.67 percent of non-performing loans, as compared to $757,000, or 0.94 percent of net loans and
87.21 percent of non-performing loans at fiscal year end 1995 (see Exhibit I-6).

     Historically, non-operating gains and losses have been limited to gains or losses on the sale of investment securities that were sold to fund loan originations, and special dividends from the Bank's investment in the Co-operative Central Bank (see Table 1.2). During the most recent twelve month period, Medford reported net gains of $176,000, primarily from the sale of loans in the secondary market, a level well in excess of prior periods. In addition, the Bank incurred a loss of $50,000 on the expected final resolution of the Bank's Massachusetts Thrift Fund investment (Medford has accrued an operating loss of $20,000 for fiscal 1997 and expects to incur a loss of approximately $30,000 as a result of the final resolution of the fund in late 1997).

     Interest Rate Risk Management
     -----------------------------

     Medford attempts to manage exposure to interest rate fluctuations on both the asset and liability side of the balance sheet, and has attempted to enhance the interest sensitivity of its operations through several means, including:
(1) increasing the portfolio of ARMs held in the loan portfolio (both residential and commercial real estate-related); (2) originating shorter-term fixed-rate residential mortgages (10 to 15 year terms) for portfolio; (3) holding short-term investment securities; (4) increasing the balance of short-term to maturity commercial business loans and consumer loans; (5) extending whenever possible the term to maturity of the certificate of deposit base; and,
(6) increasing the proportion of transaction accounts in the deposit base which are considered to be less interest rate sensitive funds. Exhibit I-7 displays the distribution of the Bank's fixed and adjustable rate loans.

     Medford monitors its exposure to interest rate risk using an internal calculation of the cumulative gap position for the Bank. As shown in Exhibit I-8, according to the most recent calculation, the Bank's cumulative gap position in the one-year time period was a negative 13.9 percent, indicating a level of interest rate risk. Although this measure is within the Board-established limits of the Bank, Medford is seeking to reduce exposure to interest rate risk, and the reinvestment of conversion proceeds is expected to contribute to reduced exposure.

RP Financial, LC.
Page 1.10


     Lending Activities and Strategy
     -------------------------------

     The Bank's historical lending activities emphasize the origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, loan composition and maturity). In recent periods, Medford has also concentrated on loan portfolio diversification by building portfolios of commercial real estate loans, commercial business loans and non-mortgage loans in an effort to enhance overall portfolio yields and expand the Bank's products and services offered. Underscoring the change in portfolio composition, while gross loans increased from $80.2 million at June 30, 1995 to $114.8 million at June 30, 1997, the proportion of 1-4 family loans dropped from 91.6 percent of loans to 78.7 percent. The Bank's credit risk profile has increased over that time period through limited seasoning on a large portion of the loan portfolio (primarily the commercial real estate and commercial business portfolio), and increased concentration of higher risk weight loans.

     As of June 30, 1997, residential mortgage loans secured by 1-4 family properties totaled $90.2 million, or 78.7 percent of total loans receivable. The Bank originates both ARMs and fixed-rate residential mortgages with essentially all loans underwritten to Federal National Mortgage Association ("FNMA") guidelines. Residential loans made by the Bank are generally originated with maximum loan-to-value ("LTV") ratios of 95 percent, with loans with LTV ratios in excess of 80 percent requiring private mortgage insurance ("PMI") coverage. Fixed-rate mortgages are offered with maturities of up to 30 years, with essentially all loans with maturities in excess of 15 years sold in the secondary market (primarily to the FNMA), and loans with shorter terms held in portfolio.

     Approximately 65 percent of the Bank's 1-4 family residential mortgages consisted of ARMs at June 30, 1997, which are retained for portfolio as part of asset/liability management strategy. Medford offers ARMs with one- or three-year adjustment periods that are indexed to the weekly average rate on the corresponding U.S. Treasury securities, adjusted to a constant maturity. The Bank's most popular adjustable mortgage is a 7/1 ARM with an interest rate that is fixed for seven years which then reprices annually for the remaining term thereafter. The majority of ARMs are originated with annual adjustment caps of
2.0 percent, lifetime adjustment caps of up to 5.0 percentage points, and are originated at discounted rates.

     Medford has recently increased the level of originations of commercial real estate loans in order to diversify the loan portfolio and increase overall asset yields. As of June 30, 1997, commercial real estate loans totaled $17.9 million, or 15.6 percent of loans receivable. The Bank's commercial real estate portfolio consists primarily of loans secured by the buildings in which various small businesses conduct their operations, such as small office buildings, warehouses and office condos. Commercial real estate loans originated by Medford are predominantly adjustable rate loans that generally have terms of up to 20 years, and are indexed to the prime rate of interest or the U.S. Treasury rate of a similar term as the adjustment period, with a rate review

RP Financial, LC.
Page 1.11


conducted every 3-5 years. LTVs on income property loans typically do not exceed 80 percent. The Bank seeks to manage credit risk on such loans by lending primarily on local property, to borrowers with whom management is familiar, and obtaining personal guarantees. A portion of the commercial real estate loan portfolio consists of loans with borrowers with whom the Bank's commercial loan officers have had prior business relationships.

     Construction loans totaled $1.0 million, or 0.9 percent of loans receivable, at June 30, 1997, primarily for residential property. Most of the construction loans are underwritten as construction/permanent loans to the future occupants, structured to become permanent loans upon completion of the construction. Construction loans are structured as interest-only during the construction period, which generally equals six months. Construction/permanent loans have maximum LTV ratios equal to the requirements of the permanent loans.

     Medford also offers consumer loans, including home equity loans, which totaled $3.2 million, or 2.8 percent of gross loans receivable, at June 30, 1997. The Bank offers a variety of types of consumer loans, including loans secured by deposit accounts, automobile and secured and unsecured personal loans. Consumer loans are generally offered for terms of up to five years at fixed interest rates, and Medford will lend up to 90 percent of the depositor's savings account balance, and up to 90 percent of the value of an automobile. Home equity loans represent an area of growth for Medford in recent years, and usually consist of equity loans for up to 75 percent of the appraised value of a home, less the amount of the first mortgage. Home equity loans are offered at both fixed and adjustable rates of interest, with the adjustable rate based on the prime rate of interest.

     Commercial business loans also represent an area of recent loan portfolio diversification, as Medford strives to provide all financing needs for a business customer (i.e. real estate loans and working capital or operating loans). Since starting the commercial business loan department in 1995, following the hiring of two experienced commercial loan officers, the Bank's commercial business loans have grown from $0.4 million to $3.7 million as of June 30, 1997. These loans are primarily made to local small businesses in Middlesex County, and are attractive due to the higher yields and shorter durations. The Bank has been able to increase the portfolio of such loans due to personal contacts by Bank employees in the local communities. Commercial business loans usually carry a floating rate indexed to the prime rate, generally have a five year term, and are secured by assets such as inventory, equipment or other assets and guaranteed by the principals. Medford has also attempted to gain a deposit relationship with the commercial business borrowers; this practice has helped build the deposit base recently.

RP Financial, LC.
Page 1.12


     As shown in Exhibit I-11, Medford's overall loan origination volume increased from $10.8 million in 1995 to $44.7 million for the most recent twelve months. The table highlights the Bank's increased emphasis on commercial real estate and commercial business lending, with originations increasing from $0.4 million, or 4.1 percent, of loan originations in fiscal 1995 to $15.3 million, or 34.3 percent of loan originations for fiscal 1997. Medford has not historically purchased loans, and has sold loans in the secondary market, primarily to FNMA.

     Asset Quality
     -------------

     Exhibit I-12 displays Medford's NPAs from fiscal 1995 to 1997, and shows that the level of NPAs has declined from 1.08 to 0.32 percent of total loans. The Bank had no real estate owned ("REO") at June 30, 1997. As of June 30, 1997, the ratio of NPAs to assets equaled 0.24 percent of assets, a decline from
0.78 percent of assets at fiscal year end 1995. At June 30, 1997, NPAs totaled $365,000 and consisted of both residential and commercial real estate loans on non-accrual status. As of the same date, the Bank maintained valuation allowances of $977,000, equal to 0.85 percent of loans receivable and 267.67 percent of NPAs. Medford had classified assets of $1,140,000 at June 30, 1997, all of which were classified as substandard (see Exhibit I-13).

     Funding Composition and Strategy
     --------------------------------

     Exhibit I-14 provides data pertaining to Medford's deposit composition at fiscal year ends 1995 through 1997. Medford's deposits consist of CD accounts, which totaled $59.1 million, or 45.7 percent of total deposits, and a base of core deposits (passbook accounts, NOW accounts, non-interest checking accounts, and MMDAs) which totaled $88.5 million, or 54.3 percent of total deposits. Passbook accounts were the largest component of core deposits and totaled $40.8 million, or 31.6 percent of total deposits, at June 30, 1997, followed by NOW accounts totaling $18.0 million, and money market deposits totaling $6.5 million. Going forward, the Bank intends to try to increase the deposit base to fund anticipated increases in lending operations.

     CDs accounted for approximately 45.7 percent of Medford's deposit base at June 30, 1997. Approximately 43 percent of the CD portfolio was scheduled to mature in one year or less. Jumbo CDs, which tend to be more rate sensitive than lower balance CDs, accounted for $9.2 million, or 7.1 percent of deposits, at June 30, 1997. The level of jumbo CDs in the Bank's CD portfolio is significant in that jumbo CDs tend to be more rate sensitive than smaller denomination CDs, increasing the Bank's interest rate risk to a degree.

     Due to recent lending activity and the need for liquidity, the Bank has utilized borrowings from the FHLB of Boston. These advances are secured by the Bank's stock in the FHLB and a portion of Medford's

RP Financial, LC.
Page 1.13


mortgage loans, and are generally maturity-matched with certain large commercial real estate loans. As of June 30, 1997, the Bank had FHLB advances of $7.5 million outstanding with maturities primarily between 1997 and the year 2002.

     Subsidiary Operations
     ---------------------

     The Bank currently has two subsidiary operations. Mystic Investments, Inc. is an inactive subsidiary with a small amount of cash as its only asset. This subsidiary is expected to be liquidated in the near future prior to the conversion transaction.

     In 1997, the Bank formed Mystic Securities Corporation, a Massachusetts securities corporation, and transferred approximately $2.4 million of marketable equity securities and cash to the subsidiary operations. The marketable equity securities primarily consisted of common stock investments in approximately 20 companies in a variety of industries. Income from Mystic Securities is eligible for certain favorable state tax treatment pursuant to state tax laws, and Medford intends to continue to use this investment vehicle in the future as part of the investment strategy. As of July, 1997, the amount of securities held in this subsidiary totaled approximately $2.5 million, with the entire balance classified as AFS, and cash. Medford utilizes the services of a Boston-based investment advisor, Asset Management Partners, Inc. to make investment recommendations, and the President and Chief Financial Officer have the authority to make investment decisions. Such investment decisions are then ratified by the Bank's Board of Directors.

     Legal Proceedings
     -----------------

     Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1


                                II.  MARKET AREA
Introduction
------------

     Medford conducts operations out of a headquarters office and three branch offices in Medford, Middlesex County, Massachusetts. Exhibit I-1 details the locations of the Bank's offices, while Exhibit II-1 details the general characteristics of the Bank's offices. Middlesex County, located in eastern Massachusetts to the north and west of the city of Boston, is part of the Boston metropolitan statistical area ("MSA"). The city of Medford, containing approximately 53,000 residents, is located in the northern suburbs of Boston, bounded by the towns of Malden, Everett, Somerville, Stoneham, Winchester and Arlington. As an older, inner suburb, Medford consists mostly of developed properties within a network of neighborhoods. The city of Medford represents the primary market area for deposit and loan generation as most of the Bank's depositors and loan customers live in the areas surrounding the office locations.

     The local Medford market area (zip code 02155), is home to a primarily residential area with a smaller portion of businesses and commercial enterprises. A majority of the residential neighborhoods were developed a number of years ago, resulting in relatively aged housing stock. Given the residential nature of Medford, a portion of Medford residents work in other cities within the MSA, including Boston, 8 miles to the south. The area has reported relatively stable levels of population and households in recent years, with the area experiencing a level of out-migration to outer suburbs, where housing and land is less expensive and newer. Income levels in Medford are relatively lower than the averages for Middlesex County.

     Competition from other financial institutions operating in the Medford area includes a number of both large and small commercial banks and one savings institution. The Bank maintains a market share of approximately 14 percent of overall financial institution deposits in Zip Code 02155. The other financial institutions are both locally-owned community-oriented and subsidiaries of larger regional institutions. The Bank has experienced growth in deposits in recent years primarily due to an increased emphasis on marketing products and services. However, competition remains high in the marketplace.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists, the relative economic health of the market area and the relative impact on value.

RP Financial, LC.
Page 2.2


National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. In early-April 1996 inflation concerns became more prominent as the result of a stronger than expected March 1996 employment report; however, other economic indicators suggested that the pace of economic growth was moderate and inflation was under control. Inflation concerns were further heightened in late-April, as the result of higher oil and commodity prices; although, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. However, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth.

     The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable goods orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable goods orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

     Economic data released at the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative
4.7 percent rate in the second quarter. Wage data also indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage rate that became effective on October 1, 1996. While the November unemployment rate climbed to 5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

     While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first

RP Financial, LC.
Page 2.3


quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people who entered the job force, and some markets have been experiencing labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. The revised first quarter GDP growth rate, released in late May 1997, was an annual rate of 5.9 percent, far exceeding analysts' projections, and gave more evidence of the strong economy. The unemployment rate for April 1997 declined to 4.9 percent, also an indicator of a strong economy.

     More recent economic data released in the second quarter of 1997 indicates a continued expanding economy, as retail sales have increased modestly from the prior quarter's level, and business inventories have also increased, which added to the first quarter GDP growth figures. New home sales also remained steady based on the latest data available. Automobile sales for May increased from April levels, but remained below year-earlier levels. Overall, GDP growth for the second quarter of 1997 is estimated at 2.0 to 2.5 percent, a significant drop from the first quarter 1997 results.

     Consistent with recent economic activity, interest rate trends have been varied as well over the past year. Generally improving economic conditions and indications that the Federal Reserve would not cut interest rates further started an upward trend in interest during the first quarter of 1996. Interest rates continued to edge higher during the second quarter of 1996, as the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected May job growth reported in early-June. In early-July, the release of a strong June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to 7.18 percent. After trending lower for a brief period during early- and mid-August, interest rates moved higher in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth.

RP Financial, LC.
Page 2.4


     The Federal Reserve's decision not to raise interest rates at its September and October 1996 meetings, along with economic data providing indications of a cooling economy, translated into a declining interest rate environment during late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

     With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March 1997.

     The Federal Reserve increased short-term interest rates by 0.25 percent in late-March 1997, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above
7.0 percent. Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. Throughout the end of April and the month of May 1997, interest rates continued to fluctuate in a moderately narrow range as various economic indicators showed various signs of growth and/or stability in the economy. The most recent revision to the inflation rate in May 1997 showed a
2.2 percent annual rate. Confidence in the nation's economy was relatively strong through August 1997, reflecting little signs of inflation, continued strong stock market performance and an overall positive business outlook, and as of August 15, 1997 one- and thirty-year U.S. Government bonds were yielding 5.50 percent and 6.55 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through August 15, 1997.

Market Area Demographics
------------------------

     Demographic growth trends in the primary market area of Middlesex County and zip code 02155 have been measured by changes in population, number of households and median household income and other data,

RP Financial, LC.
Page 2.5


with trends in those areas summarized by the data presented in Exhibit II-3. Massachusetts and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

     The Bank's offices are located in a relatively small market area in terms of population, as zip code 02155 reported a total population of approximately 53,000 as of 1997. Since 1980, the primary market area zip code has experienced declines in population and households, and the decline in population and households is projected to continue through the year 2002. Middlesex County has reported slightly positive growth rates of population and housing in line with statewide averages (0.2 and 0.4 percent, respectively). All of these figures, however, trail the national averages of approximately a 1.0 percent annual growth rate.

     The market area zip code reported lower income levels in comparison to statewide and national averages. Estimated per capita annual income for 1997 in zip code 02155 was under $20,000, 17 percent less than the county-wide average and slightly less than the state average. Median household income levels were also lower than the county and state averages. Income distribution levels are similar to per capita income figures, revealing that zip code 02155 has a higher proportion of lower income households (below $100,000 annually), reflecting the lower income nature of the area. Based on the declining population trends and lower income levels, growth opportunities in the primary market area counties can be expected to be limited, with growth achievable through increased market share of local financial institution deposits.


Economy
-------

     Most of the Bank's deposit gathering activities and a substantial portion of the lending operations are conducted in the city of Medford, and more specifically zip code 02155. Employment in Medford is generally diversified, containing employment in services, state and local government, wholesale and retail trade and manufacturing. Table 2.1 below presents the major employers within the city of Medford, and Exhibit II-4 presents additional data concerning sources of personal income and employment sectors. Additional significant employers include the Lawrence Memorial Hospital (health care), Medford Bank (financial services), the Star Market (groceries), Ziff Communications (publishing), Stop and Shop (convenience stores), Century Bank and Trust (banking) and Mellon Trust (banking). As shown by this list of employers, the Bank's primary market area of Medford City contains a relatively well diversified employment base.

RP Financial, LC.
Page 2.6


                                   Table 2.1
                           Medford Co-operative Bank
                                Major Employers

Employer                                          Industry      Employees
--------                                          --------      ---------
   Tufts University                            Education            1,600
   Meadow Glen Mall                            Retailing              947
   Harvard Community Health Plan               Health Care            400
   Anheuser Busch                              Beverages              277
   B.J.s Wholesale                             Wholesale Store        209
   Source:  Local Area Chamber of Commerce.

Table 2.2 displays unemployment data in the local market area as of May 1996 and May 1997. The unemployment rates for both Middlesex County and zip code 02155 have remained below statewide averages, and the employment situation has improved in the most recent twelve month period. This data reflects in part the overall strong economy, but also the population declines which act to lower the supply of available labor.

                                   Table 2.2
                           Medford Co-operative Bank
                        Market Area Unemployment Trends

Region                                                May 1996   May 1997
------                                                --------   --------
     United States                                     5.4%       4.7%
     Massachusetts                                     4.1        3.8
     Middlesex County                                  3.0        2.9
     Medford City                                      3.7        3.5
     Source:  U.S. Bureau of Labor Statistics.

Deposit Trends and Competition
------------------------------

     The market area (defined as zip code 02155 for deposits), is characterized by the presence of both locally-based and locally-owned financial institutions and larger, regional institutions. Major competitors include financial institutions such as Century Bank and Trust, Medford Bank, and U.S. Trust.

     Table 2.3 displays deposit market trends for the Commonwealth of Massachusetts and the primary market area from June 30, 1994 to June 30, 1996. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits. This trend of minimal increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking

                                   Table 2.3
                           Medford Co-operative Bank
                                Deposit Summary

                                                                            As of June 30,
                                                  --------------------------------------------------------
                                                             1994                         1996
                                                  --------------------------------------------------------     Deposit
                                                              Market Number of             Market     No. of  Growth Rate
                                                  Deposits    Share Branches     Deposits   Share    Branches 1994-1996
                                                  ------------------------------------------------------------------------
                                                                       (Dollars In Thousands)                    (%)
   Commonwealth of Massachusetts                $100,026,468  100.0%  1,968    $103,794,128 100.0%     1,910      1.9%
       Commercial Banks/Savings Banks             96,622,982   96.6%  1,887     100,418,659  96.7%     1,829      1.9%
       Savings Institutions                        3,403,486    3.4%     81       3,375,469   3.3%        81     -0.4%

    Middlesex County                             $21,020,752  100.0%    457     $21,627,384 100.0%       437      1.4%
       Commercial Banks/Savings Banks             20,035,066   95.3%    439      20,579,433  95.2%       419      1.3%
       Savings Institutions                          985,686    4.7%     18       1,047,951   4.8%        18      3.1%
          Medford Co-op.                             111,129    0.5%      3         120,057   0.6%         4      3.9%

    Zip Code 02155                                  $813,560  100.0%     18        $869,296 100.0%        20      3.4%
       Commercial Banks/Savings Banks                801,202   98.5%     17         844,183  97.1%        19      2.6%
       Savings Institutions                           12,358    1.5%      1          25,113   2.9%         1     42.6%
          Medford Co-op.                             111,129   13.7%      3         120,057  13.8%         4      3.9%

 Source: FDIC; OTS.

RP Financial, LC.
Page 2.8


customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. Deposit trends in Middlesex County exhibited similar trends as the state, however savings institutions reported overall higher growth than commercial banks. In both comparative areas, however, commercial banks hold over 95 percent of financial institution deposits.

Deposit trends in zip code 02155 exhibited a stronger rate of deposit increase, as total deposits increased by 3.4 percent annually over the two year period. The increase in deposits was recorded by both commercial banks and savings institutions. The relatively strong deposit growth may be from additional emphasis placed on deposit raising activities by a number of the competitors, and the increase in deposits is significant in light of the declining population base. Medford, similar to the other local financial institutions, has recorded increases in deposits over the time period shown in Table 2.3 at a rate slightly higher than the zip code average, resulting in an increase in deposit market share since June 30, 1994. Data available subsequent to June 30, 1996 reveals a continued increase in deposit funds for the Bank. This increase in deposits reveals success in raising additional retail deposit funds for business operations.

Summary
-------
The overall condition of the primary market area can be characterized as relatively stable in terms of population and household base. The local economy is relatively diversified. In order to support the Bank's desired level of business operations, lending activities have been pursued in a larger geographical area consisting of Middlesex County. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Medford having to pay competitive deposit rates to maintain local market share. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.

Page 3.1

                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Medford's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Bank is provided by these public companies. Factors affecting Medford's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Medford and the Peer Group, will then be used as a basis for the valuation of the Bank's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all thrift institutions are included as Exhibit IV-1 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

     Under ideal circumstances, the Peer Group would be comprised of a minimum of ten publicly-traded Massachusetts savings banks or thrifts with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Bank. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for smaller, moderately-capitalized institutions located in other New England states. Thus, in the selection process we applied the two primary "screens" to the universe of all public companies as follows:

     o  Screen #1.  New England institutions with assets less than $450 million
        -----------------------------------------------------------------------
          and core ROA between 0.40 and 1.20 percent of average assets.  Ten
          -------------------------------------------------------------
          companies met the criteria for this screen and all ten were included in the Peer Group (see Exhibits III-2 and III-3).

     o  Screen #2.  Institutions operating in the Bank's specific market area.
        ----------------------------------------------------------------------
          One company, Medford Bank, met the criteria for this screen and was included in the Peer Group (see Exhibits III-2 and III-3).

RP Financial, LC.
Page 3.2

     Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of relatively seasoned publicly-traded institutions operating in Massachusetts or adjoining states with moderately a higher average asset size. While the Peer Group is not exactly comparable to the Bank, we believe that it provides a reasonable representation of publicly-traded thrifts with operations comparable to those of the Bank and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

o MEDFORD BANK OF MA. Medford Bank, the largest member of the Peer Group with over $1.0 billion in assets, was selected due to its market area location in Medford, Massachusetts. Medford Bank is thus a direct competitor of Medford, and operates offices close to the Bank's offices in the town of Medford. Medford Bank operates with a low operating expense ratio and profitability higher than the Peer Group average. Medford Bank also reported investment in commercial real estate loans and relatively low levels of non-performing assets.

o EMERALD ISLAND BANCORP, INC. OF MA. Emerald Island, the holding company for Hibernia Savings Bank, is a $425 million institution operating eight offices in eastern Massachusetts within the Boston MSA. Emerald Island converted to stock form in September 1986, and is a well-seasoned public company. Emerald Island reported relatively high investment in MBS and commercial real estate loans and higher asset quality than the Peer Group as a whole.

o NEWMIL BANCORP. OF CT. Newmil Bancorp, a $323 million thrift, operates 13 offices in the New Milford, CT area. NewMil Bancorp, in addition to satisfying the selection criteria, reported a net interest margin and operating expenses above Peer Group averages, and the second highest investment in commercial real estate loans.

o CENTRAL CO-OP. BANK OF MA. Central Co-op operates in close proximity to the Bank's market area in the northern section of the Boston MSA. Central Co-op is a $321 million institution operating 8 offices, and is also a seasoned institution that converted in 1986. Central Co-op. operates with a capital level higher than the Peer Group median, and a net interest margin similar to the Bank's. Central Co-op maintains a similar level of loan diversification into commercial real estate lending.

o NH THRIFT BANCSHARES OF NH. NH Thrift is $313 million thrift operating 10 branches in New London, New Hampshire. NH Thrift has a relatively low capital level and the lowest profitability of the Peer Group members. NH Thrift also maintained zero investment in MBS and the highest level of investment in commercial business loans of all Peer Group members.

o NORTHEAST BANCORP OF ME. Northeast is one of two Maine institutions included in the Peer Group, and operates eight offices in Maine. Northeast reported a high investment in MBS and the highest use of borrowed funds of all Peer Group members. Northeast also reported a relatively strong net interest margin in comparison to other Peer Group members, and the highest level of operating expenses.

o TOLLAND BANK OF CT. Tolland is the only Connecticut institution included in the Peer Group, and operates seven offices in Connecticut. Tolland, traded on the AMEX exchange, maintained profitability slightly below Peer Group averages, and a loan portfolio diversified into commercial real estate and consumer loans, with little investment in MBS. Tolland reported the highest level of non-performing assets of all Peer Group companies.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                               August 26, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 MDBK   Medford Bank of Medford MA (3)      OTC    Eastern MA         Thrift   1,073       16   12-31   03/86  30.00    136
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425        8   12-31   09/86  21.00     47
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323       13   06-30   02/86  13.00     50
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  19.50     38
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     313 M     10   12-31   05/86  16.75     34
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  14.75     19
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238        7   12-31   12/86  15.50     24
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189        5   12-31   05/93  23.50     28
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     125 M      4   04-30   12/87  18.62     17
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94        2   09-30   03/96  17.00     25
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      60        2   03-31   11/89  25.00      6

NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 08/26/97

RP Financial, LC.
Page 3.4



o IPSWICH SB OF IPSWICH, MA. Ipswich SB is a $189 million asset company operating out of five offices in Massachusetts. Ipswich SB diversifies its earning assets by maintaining a relatively high proportion of MBS, and utilizes borrowings to a higher degree than the Peer Group average.
     Ipswich SB reported the highest net income of the Peer Group members, with income supported by the net interest margin, operating expenses, and non-operating income. Ipswich SB reported the second highest level of non-performing assets of all Peer Group companies.

o MAYFLOWER CO-OP BANK OF MA. Mayflower has $125 million in assets and operates out of four offices in Massachusetts. Mayflower converted in 1987 and thus is well seasoned in the marketplace. Operations are supported by the second highest level of capital of the Peer Group members, and profitability is affected by the net interest margin. Mayflower has a loan portfolio with the most diversification into commercial real estate lending.

o FALMOUTH CO-OP BANK OF MA. Falmouth represents the most recently converted company in the Peer Group, having converted in March of 1996. Falmouth has $94 million in assets and operates out of two offices in southeastern Massachusetts. Falmouth operates with the highest capital position (due to the recent conversion) and a loan portfolio concentrated in residential lending. Falmouth reported the lowest level of non-performing assets of all Peer Group companies.

o MID-COAST BANCORP OF ME. Mid-Coast, the second Maine company in the Peer Group, is a $60 million institution operating from two office locations in eastern Maine. Mid-Coast is a seasoned thrift, having converted in 1989, and has the lowest market value of the Peer Group companies. Mid-Coast reported a relatively high level of borrowings in comparison to other Peer Group members, and relatively low level of earnings.

     In aggregate, the Peer Group companies have an average capital ratio that is lower than the industry average (9.58 percent of assets versus 11.76 percent for the all SAIF average), and lower core profitability (0.79 percent versus
1.17 percent for all BIF-insured publicly-traded institutions). The Peer Group's only moderately lower capital ratio combined with lower earnings results in a lower core ROE of 9.37 percent versus 11.37 percent for the all BIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a similar price/earnings ("P/E") multiple relative to the industry (see the following table).

                                            As of August 15, 1997
                                           -----------------------
                                              Peer       All BIF
                                             Group       Insured
                                           ----------  -----------
Equity-to-Assets                                9.58%       11.76%
Return on Assets ("ROA")-Core                   0.79%        1.17%
Return on Equity ("ROE")-Core                   9.37%       11.37%
Market Capitalization ($Mil)                 $ 38.53      $336.00

Price-to-Tangible Book Ratio ("P/TB")         151.67%      166.67%
Price-to-Earnings Multiple ("P/E")-Core        16.31x       16.08x
Price-to-Assets Ratio ("P/A")                  13.09%       17.72%
Source:  Chapter IV tables.

RP Financial, LC.
Page 3.5

        The following sections present a comparison of the Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for the Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Medford is as of June 30, 1997, and as of the latest available (June 30 or March 31) for the Peer Group. The Bank's pre-conversion net worth of 8.0 percent was below the Peer Group's average net worth ratio of 9.6 percent, although the Bank's capital level can be expected to exceed the Peer Group average on a pro forma basis. The increase in the Bank's capital on a pro forma basis can also be expected to reduce its ROE. The Bank had no goodwill whereas the Peer Group on average had a balance of goodwill. The Bank and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements and were considered to be well-capitalized by FDICIA standards.

     In terms of asset composition, the Bank's ratio of loans to assets exceeded the Peer Group's ratio (76.7 percent of assets versus 66.7 percent for the Peer Group), while the Peer Group recorded a higher level of MBS (5.8 percent versus zero for the Bank). The Bank maintains a lower balance of cash and investments as part of its operating strategy, and the portfolio totaled 19.4 percent of total assets. In contrast, the Peer Group maintained a higher ratio of cash and investments (24.0 percent of assets). Following the conversion, the Bank's level of cash and investments is expected to initially increase, pending the Bank's deployment of the proceeds into loans. Overall, the Bank's IEA totaled
96.1 percent of assets, which was lower than the Peer Group's ratio of 96.5 percent.

     While both the Bank and the Peer Group have relied on deposits as the primary source of funds, the Peer Group on average has utilized borrowings to a greater extent as reflected in the current deposits to assets ratios of 86.4 percent and 79.3 percent, respectively, and borrowings to assets ratios of 5.0 percent and 10.4 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Bank and the Peer Group equaled 91.4 percent and 89.7 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, the Bank's IBL ratio is expected to decline as a result of the Bank's enhanced capital base and potential deposit withdrawals to fund stock purchases.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                              As of June 30, 1997


                                                                     Balance Sheet as a Percent of Assets

                                         ----------------------------------------------------------------------------------------

                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:

                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock

                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------

     Medford Co-operative Bk of MA
     -----------------------------
       June 30, 1997                           19.4   76.7    0.0     86.4      5.0     0.0      8.0      0.0     8.0       0.0



     SAIF-Insured Thrifts                      18.1   67.1   11.5     71.0     14.7     0.2     12.6      0.2    12.4       0.0
     All Public Companies                      18.8   66.2   11.5     71.4     14.4     0.2     12.5      0.3    12.2       0.0
     Comparable Group Average                  24.0   66.7    5.8     79.3     10.4     0.0      9.6      0.4     9.3       0.1
       New England Companies                   24.0   66.7    5.8     79.3     10.4     0.0      9.6      0.4     9.3       0.1


     Comparable Group
     ----------------

     New England Companies
     ---------------------
     CEBK  Central Co-Op. Bank of MA(1)        16.6   72.3    7.9     80.7      7.8     0.0     10.5      1.1     9.3       0.0
     EIRE  Emerald Island Bancorp, MA          15.7   67.9   13.0     85.2      7.2     0.0      7.1      0.0     7.1       0.0
     FCB   Falmouth Co-Op Bank of MA           40.8   53.9    3.4     74.9      0.8     0.0     23.9      0.0    23.9       0.0
     IPSW  Ipswich SB of Ipswich MA            14.3   72.8    9.8     80.7     12.1     0.0      5.7      0.0     5.7       0.0
     MFLR  Mayflower Co-Op. Bank of MA(1)      33.1   58.5    5.5     80.9      8.8     0.0      9.4      0.2     9.3       0.0
     MDBK  Medford Bank of Medford MA          36.8   52.7    7.1     76.9     13.6     0.0      9.0      0.6     8.4       0.0
     MCBN  Mid-Coast Bancorp of ME             13.2   83.1    0.0     71.0     20.0     0.0      8.6      0.0     8.6       0.0
     NHTB  NH Thrift Bancshares of NH(1)       13.3   81.5    0.0     84.5      7.3     0.0      7.5      1.1     6.3       0.0
     NMSB  Newmil Bancorp. of CT               39.9   51.4    4.7     85.2      4.0     0.0      9.8      0.0     9.8       0.0
     NBN   Northeast Bancorp of ME(1)           6.1   78.9   10.6     62.5     29.0     0.0      7.8      0.9     6.8       0.8
     TBK   Tolland Bank of CT                  34.2   60.6    1.7     89.7      3.1     0.0      6.9      0.2     6.7       0.0


                                                Balance Sheet Annual Growth Rates                          Regulatory Capital
                                          ------------------------------------------------------------    -------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------

     Medford Co-operative Bk of MA
     -----------------------------
       June 30, 1997                       13.92    -2.18    19.70      8.08     0.00    9.04    9.04         8.10  13.30    14.40

     SAIF-Insured Thrifts                  12.19     8.07    13.39      7.80    18.84    0.28   -0.56        10.99  11.07    23.11
     All Public Companies                  12.42     8.20    13.55      7.94    17.60    1.76    0.87        11.00  11.05    22.91
     Comparable Group Average              11.23     4.88    14.21     10.87     8.28   11.14   10.34         7.48   9.36    17.09
       New England Companies               11.23     4.88    14.21     10.87     8.28   11.14   10.34         7.48   9.36    17.09


     Comparable Group
     ----------------

     New England Companies
     ---------------------
     CEBK  Central Co-Op. Bank of MA(1)     3.22   -30.79    16.11      0.78    38.89    7.92   10.13           NM   9.42    16.22
     EIRE  Emerald Island Bancorp, MA      13.95    22.37    11.88     23.27   -41.83   21.33   21.33           NM   7.07    12.01
     FCB   Falmouth Co-Op Bank of MA        6.03   -19.56    36.77      7.46   -10.22    3.08    3.08           NM  24.16    44.13
     IPSW  Ipswich SB of Ipswich MA        25.45       NM    15.45     25.67    27.78   24.43   24.43           NM   5.66    12.57
     MFLR  Mayflower Co-Op. Bank of MA(1)  10.17    32.35     1.46      4.62       NM    8.45    8.92           NM   9.43    16.80
     MDBK  Medford Bank of Medford MA       7.96     1.26    13.05      2.41    53.61    9.19   11.60         8.54   8.54    16.03
     MCBN  Mid-Coast Bancorp of ME          8.52     4.45     9.67      2.87    41.47    3.30    3.30         8.34   8.34    14.69
     NHTB  NH Thrift Bancshares of NH(1)   23.98    16.71    24.83     33.23   -28.10   20.52    2.13         6.04   6.04    10.35
     NMSB  Newmil Bancorp. of CT            4.43    -4.82    14.49      6.22   -12.02   -0.54   -0.54           NM  10.25    19.85
     NBN   Northeast Bancorp of ME(1)      13.45   -10.52    16.11      5.49    48.15    3.72    6.28         7.00   7.00    12.20
     TBK   Tolland Bank of CT               6.36    37.38    -3.56      7.58   -34.89   21.20   23.13           NM   7.00    13.10

    (1) Financial information is for the quarter ending March 31, 1997.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7



     The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates for the Bank are for the year ended June 30, 1997 while growth rates for the Peer Group are for the latest trailing twelve months available. The Bank reported an increase in assets of nearly 14 percent since June 30, 1996, while the Peer Group reported asset growth equal to 11.2 percent. The Bank's balance sheet expansion occurred in the area of loans receivable, with cash and investments declining to fund additional increases in loans receivable. Asset growth was support by growth in deposits, borrowings and equity (the NM for borrowings indicates a growth rate above 100 percent). The Peer Group funded asset growth through a combination of deposits and borrowings. Capital growth rates for the Bank and the Peer Group were generally comparable with the Bank increasing the net worth account at a slower rate than the Peer Group.

Income and Expense Components
-----------------------------

     For the twelve months ended June 30, 1997, the Bank's net income amounted to 0.54 percent of average assets, below the 0.79 percent average return posted by the Peer Group (see Table 3.3). Net interest income was the primary component of the Bank's and the Peer Group's earnings. The ratio of net interest income was very similar for the Bank and Peer Group, 3.63 and 3.60 percent of average assets, respectively, although Medford reported lower levels of both interest income and interest expense. The Peer Group's interest income was supported by the greater loan portfolio diversification into higher yielding commercial real estate, construction and consumer loans. The reinvestment of the net conversion proceeds may serve to initially dilute the Bank's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

     In another key area of core earnings strength, the Bank operates with a higher operating expense ratio than the Peer Group (3.12 percent versus 2.56 percent of assets for the Peer Group), which is attributable to its recent office expansion and additional personnel hired to support the commercial lending department and overall higher asset base. These features have inflated the Bank's staffing requirements and compensation expenses, as evidenced by the Bank's lower assets per employee ratio relative to the Peer Group median ($2.719 million and $3.021 million, respectively). Going forward, Medford's operating expenses will be subject to increase related to operations as a publicly-held company, stock plan expenses the expected growth in operations.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997


                                                             Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----  -----   ------  ------

     Medford Co-operative Bk of MA
     -----------------------------
       June 30, 1997                              0.54    7.21    3.58   3.63   0.20    3.43    0.00   0.00    0.48     0.48

     SAIF-Insured Thrifts                         0.58    7.37    4.09   3.28   0.14    3.14    0.12   0.00    0.32     0.44
     All Public Companies                         0.68    7.39    4.05   3.34   0.15    3.19    0.11   0.00    0.40     0.51
     Comparable Group Average                     0.79    7.40    3.81   3.60   0.16    3.43    0.04  -0.03    0.36     0.36
       New England Companies                      0.79    7.40    3.81   3.60   0.16    3.43    0.04  -0.03    0.36     0.36

     Comparable Group
     ----------------

     New England Companies
     ---------------------
     CEBK  Central Co-Op. Bank of MA(1)           0.89    7.28    3.65   3.63   0.00    3.63    0.00  -0.04    0.26     0.22
     EIRE  Emerald Island Bancorp, MA             0.85    7.75    4.40   3.35   0.08    3.27    0.00  -0.02    0.18     0.17
     FCB   Falmouth Co-Op Bank of MA              0.83    6.74    3.11   3.63   0.03    3.60    0.00   0.00    0.15     0.15
     IPSW  Ipswich SB of Ipswich MA               1.21    7.11    3.61   3.50   0.11    3.39    0.05  -0.06    0.52     0.51
     MFLR  Mayflower Co-Op. Bank of MA(1)         1.00    7.53    3.61   3.91   0.10    3.81    0.12   0.01    0.27     0.40
     MDBK  Medford Bank of Medford MA             1.08    6.93    3.73   3.20   0.02    3.18    0.01   0.01    0.26     0.28
     MCBN  Mid-Coast Bancorp of ME                0.43    8.08    4.30   3.78   0.13    3.65    0.08  -0.02    0.28     0.33
     NHTB  NH Thrift Bancshares of NH(1)          0.33    7.37    4.04   3.33   0.61    2.72    0.02  -0.09    0.60     0.52
     NMSB  Newmil Bancorp. of CT                  0.83    7.29    3.48   3.81   0.13    3.68    0.04   0.01    0.39     0.44
     NBN   Northeast Bancorp of ME(1)             0.51    8.31    4.29   4.02   0.25    3.77    0.00   0.00    0.60     0.60
     TBK   Tolland Bank of CT                     0.74    7.06    3.66   3.40   0.34    3.06    0.08  -0.15    0.39     0.32



                                                G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                               ----------------   --------------     -------------------------
                                                                                                                  MEMO:     MEMO:
                                                G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                               Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                               ------- -------   ------- -------     --------- -------- ------ ----------  --------
     Medford Co-operative Bk of MA
     -----------------------------
       June 30, 1997                              3.12    0.00       0.12   0.00        7.63      4.00     3.63     2,719      41.56


     SAIF-Insured Thrifts                         2.33    0.03      -0.29   0.00        7.40      4.64     2.76     4,586      37.06
     All Public Companies                         2.39    0.03      -0.24   0.00        7.44      4.59     2.85     4,532      36.70
     Comparable Group Average                     2.56    0.04      -0.01   0.00        7.69      4.25     3.44     3,021      35.06
       New England Companies                      2.56    0.04      -0.01   0.00        7.69      4.25     3.44     3,021      35.06

     Comparable Group
     ----------------

     New England Companies
     ---------------------
     CEBK  Central Co-Op. Bank of MA(1)           2.65    0.09      -0.02   0.00        7.55      4.12     3.43     3,566      19.52
     EIRE  Emerald Island Bancorp, MA             2.05    0.00      -0.07   0.00        8.00      4.75     3.25     3,795      35.37
     FCB   Falmouth Co-Op Bank of MA              2.54    0.00       0.06   0.00        6.86      4.14     2.72     3,351      34.30
     IPSW  Ipswich SB of Ipswich MA               2.51    0.00       0.39   0.00        7.38      3.91     3.47     3,265      31.83
     MFLR  Mayflower Co-Op. Bank of MA(1)         2.61    0.02       0.03   0.00        7.76      4.03     3.73     2,653      43.13
     MDBK  Medford Bank of Medford MA             1.66    0.12       0.11   0.00        7.19      4.12     3.07     4,206      39.94
     MCBN  Mid-Coast Bancorp of ME                2.93    0.00      -0.37   0.00        8.41      4.74     3.66     2,597      37.22
     NHTB  NH Thrift Bancshares of NH(1)          2.51    0.02      -0.25   0.00        7.71      4.41     3.30     2,631      29.17
     NMSB  Newmil Bancorp. of CT                  2.74    0.00       0.05   0.00        7.63      3.92     3.71     2,411      42.02
     NBN   Northeast Bancorp of ME(1)             3.39    0.13      -0.01   0.00        8.71      4.71     4.00     2,046      38.12
     TBK   Tolland Bank of CT                     2.57    0.06      -0.05   0.00        7.39      3.93     3.46     2,707         NM



     (1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9



     Non-interest operating income made a higher contribution to the Bank's earnings than the Peer Group's earnings, offsetting some of the disadvantage in the operating expense area. For the trailing twelve months ended June 30, 1997, the Bank recorded non-interest operating income of 0.48 percent of average assets versus a level of 0.36 percent recorded by the Peer Group. Going forward, the Bank anticipates that non-interest operating income will continue to contribute similar levels to overall revenues.

     When viewed together, net interest income, other operating income and operating expenses provide insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, the Bank's efficiency ratio of 75.9 percent compares less favorably to the Peer Group's ratio of 64.7 percent.

     During the most recent fiscal year, Medford recorded non-operating income of 0.12 percent of average assets, while the Peer Group as a whole recorded net non-operating expense of 0.01 percent of average assets. Only two of the Peer Group companies, NH Thrift Bancshares and Mid-Coast Bancorp, were affected by the SAIF assessment charge to income during the quarter ended September 30, 1996. The Bank recorded non-operating income in the form of gains on the sale of loans and income from the Co-operative Central Bank special dividend, offset by a loss and a writedown on the Bank's investment in the Massachusetts Thrift Fund. As a result, net non-operating items contributed a pre-tax increase to earnings of 0.12 percent of average assets versus a loss of 0.01 percent of average assets for the Peer Group. Loan loss provisions for the Peer Group and Medford were similar at 0.16 and 0.20 percent of average assets, respectively.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of the Bank and the Peer Group. An emphasis on residential lending was apparent in both the Bank's and the Peer Group's loan portfolios, with 1-4 family permanent mortgage loans and MBS accounting for 77.8 percent and 73.8 percent of the Bank's and the Peer Group's total loan and MBS portfolios, respectively. Similar to the Bank, several of the Peer Group sell loans in the secondary market with servicing retained, thereby deriving fee income through loans serviced for others. The Bank maintained a smaller portfolio of loans serviced for others.

     The Peer Group's loan portfolio exhibited greater diversification into higher risk weight loans than the Bank's loan portfolio. Commercial real estate lending is the Bank's primary method of lending diversification, and such loans comprised 15.4 percent of the total loan and MBS portfolio at June 30, 1997.
The Peer Group also achieved most of their loan portfolio diversification through income property lending, totaling 16.1 percent of total loans and MBS. Overall, however, the Peer Group's loan portfolio diversification was above that of the

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                              As of June 30, 1997

                                          Portfolio Composition as a Percent of MBS and Loans
                                         ---------------------------------------------------------
                                                     1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced   Servicing
  Institution                             MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others  Assets
  -----------                           ------    ------    ------    ------    ------    --------  ------    ----------  ------
                                          (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
  Medford Co-operative Bk of MA            0.00     77.81      0.84     15.40      3.17      2.78     59.09       15,842          0


  SAIF-Insured Thrifts                    15.42     61.51      5.35     11.70      6.49      1.71     51.61      364,952      2,911
  All Public Companies                    15.19     60.46      4.84     13.29      6.08      1.96     52.14      441,519      3,417
  Comparable Group Average                 8.71     65.08      2.26     16.07      4.28      3.99     58.27       25,793         87

  Comparable Group
  ----------------

  CEBK  Central Co-Op. Bank of MA(1)       5.51     75.85      0.49     16.13      1.35      0.60     62.17       13,646          0
  EIRE  Emerald Island Bancorp, MA        23.26     41.71      3.25     28.97      0.85      2.04     64.16       35,970        220
  FCB   Falmouth Co-Op Bank of MA          5.28     81.60      0.69     10.11      1.79      0.87     54.70          435          0
  IPSW  Ipswich SB of Ipswich MA          17.54     73.96      3.48      4.59      0.36      0.06     50.01       39,249        393
  MFLR  Mayflower Co-Op. Bank of MA(1)     9.66     64.45      4.97     14.83      3.10      3.11     60.31       30,141         63
  MDBK  Medford Bank of Medford MA         4.96     68.14      1.30     20.74      3.24      1.62     56.70            0          0
  MCBN  Mid-Coast Bancorp of ME            1.48     70.81      2.05     13.60     10.61      2.71     60.36        7,270          0
  NHTB  NH Thrift Bancshares of NH(1)      0.00     74.35      1.39      9.90     12.80      2.88     58.95       61,448        136
  NMSB  Newmil Bancorp. of CT              9.97     60.51      0.00     26.07      1.56      1.85     55.34       30,526          0
  NBN   Northeast Bancorp of ME(1)        15.15     55.86      4.76     12.45      5.71      7.41     60.98       60,075        127
  TBK   Tolland Bank of CT                 2.97     48.67      2.46     19.41      5.75     20.73     57.25        4,961         15

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11



     Bank, as the Peer Group's commercial real estate, construction, consumer and commercial business loans totaled 26.6 percent of total loans and MBS, while Medford's combined level of these loan categories totaled only 22.2 percent. Risk-weighted assets ratios for the Bank and the Peer Group were similar at 59.1 and 58.3 percent, respectively.

Credit Risk
-----------

     Medford's credit risk exposure appears to be lower than the Peer Group's exposure based on the Bank's similar level of risk weight assets, lower level of NPAs and higher reserve coverage ratios. As shown in Table 3.5, as of June 30, 1997, the Bank recorded NPAs of 0.24 percent of assets, lower than the Peer Group average of 0.97 percent, and maintained a lower ratio of non-performing loans ("NPLs") to loans of 0.32 percent versus 1.13 percent for the Peer Group. Most of the Bank's and Peer Group's NPAs consist of non-accruing loans, although the Peer Group reported a level of real estate owned. The Bank maintained a lower level of loss reserves as a percent of loans receivable (0.85 percent versus 1.38 percent for the Peer Group), but a higher ratio of reserves as a percent of total NPAs.

Interest Rate Risk
------------------

     Table 3.6 reflects the relative interest rate risk exposure of Medford and the Peer Group. The Bank's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group (105.1 percent versus
108.0 percent, respectively). The Bank's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Bank's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Bank maintained a higher ratio of non-interest earning assets, which is less favorable from an interest rate risk perspective as it decreases the proportion of assets repricing upward in a rising rate environment.

     In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Bank and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Bank's net interest margin has recently shown more sensitivity to changing market interest rates than the Peer Group's average net interest margin. On a pro forma basis, the Bank's higher capital position and reinvestment of proceeds in short- to intermediate-term securities can be expected to lower exposure to changes in interest rates.

RP Financial, LC.
Page 3.12

Summary
-------

     Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of the Bank, subject to the adjustments noted in the following section.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available

                                                    NPAs &                                  Rsrves/
                                           REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &    Net Loan        NLCs/
 Institution                              Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs        Loans
 -----------                              ------    ------    ------    ------    ------    --------  ---------    ----------
                                            (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
 Medford Co-operative Bk of MA             0.00      0.24      0.32      0.85     267.67     267.67       57           0.05

 SAIF-Insured Thrifts                      0.29      0.78      0.84      0.82     177.46     128.34      378           0.15
 All Public Companies                      0.28      0.82      0.91      0.93     176.43     129.60      374           0.15
 Comparable Group Average                  0.20      0.97      1.13      1.38     192.18     166.25       78           0.04

 Comparable Group
 ----------------
 CEBK  Central Co-Op. Bank of MA(1)        0.00      0.88      1.20      1.23     103.24     102.76        40         -0.01
 EIRE  Emerald Island Bancorp, MA          0.04      0.40      0.53      0.89     167.57     151.40       205          0.29
 FCB   Falmouth Co-Op Bank of MA           0.00      0.07      0.12      0.98     806.45     806.45         0          0.00
 IPSW  Ipswich SB of Ipswich MA            0.76      1.52      1.04      1.18     113.11      56.87         0         -0.06
 MFLR  Mayflower Co-Op. Bank of MA(1)      0.06      1.03      1.62      1.56      96.40      90.08        90         -0.12
 MDBK  Medford Bank of Medford MA          0.01      0.37      0.68      1.22     180.05     176.45        24          0.02
 MCBN  Mid-Coast Bancorp of ME             0.00      0.73      0.88      0.62      70.32      70.32         4          0.03
 NHTB  NH Thrift Bancshares of NH(1)       0.43      1.03      0.62      1.14     184.03      91.05       282          0.50
 NMSB  Newmil Bancorp. of CT               0.15      1.11      1.36      3.18     234.19     152.08        39         -0.64
 NBN   Northeast Bancorp of ME(1)          0.44      1.37      1.40      1.32      94.76      77.15         7          0.01
 TBK   Tolland Bank of CT                  0.33      2.13      2.93      1.87      63.86      54.09       163          0.45

     (1) Financial information is for the quarter ending March 31, 1997.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.6

        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available


                                           Balance Sheet Measures
                                         --------------------------
                                                           Non-Earn.              Quarterly Change in Net Interest Income
                                         Equity/     IEA/   Assets/     ---------------------------------------------------------
 Institution                             Assets      IBL     Assets     6/30/97  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96
 -----------                             ------    ------    ------     -------  --------  --------  --------  --------  --------
                                          (%)       (%)       (%)      (change in net interest income is annualized in basis points)
 Medford Co-operative Bk of MA            8.0       105.1      3.9        16        8         14         2        25         0


 SAIF-Insured Thrifts                    12.3       112.7      3.3         1       -0          0        -1         8         7
 All Public Companies                    12.2       112.6      3.4         0        0          1        -0         8         6
 Comparable Group Average                 9.3       108.0      3.5        -3       -1          8        -6        14         1

 Comparable Group
 ----------------
 CEBK  Central Co-Op. Bank of MA(1)       9.3       109.4      3.2        NA      -11          9         2          1       -3
 EIRE  Emerald Island Bancorp, MA         7.1       104.5      3.4        17       -4         14         5         -8        2
 FCB   Falmouth Co-Op Bank of MA         23.9       129.6      1.9       -17        4         23       -17         79      -23
 IPSW  Ipswich SB of Ipswich MA           5.7       104.4      3.1        -3      -10         48       -27         10       16
 MFLR  Mayflower Co-Op. Bank of MA(1)     9.3       108.2      2.9        NA        7        -12        -6         20        0
 MDBK  Medford Bank of Medford MA         8.4       106.8      3.4        -4        3         -3        -3         -7        5
 MCBN  Mid-Coast Bancorp of ME            8.6       105.9      3.7         0      -20          5        -2         30        5
 NHTB  NH Thrift Bancshares of NH(1)      6.3       103.3      5.2        NA       45         -0        -9         15        2
 NMSB  Newmil Bancorp. of CT              9.8       107.5      4.0       -18        6         -0       -16         31       -2
 NBN   Northeast Bancorp of ME(1)         6.8       104.5      4.4        NA      -18          6         0        -14        5
 TBK   Tolland Bank of CT                 6.7       104.0      3.5         4      -10          1         4         -7        1

     (1) Financial information is for the quarter ending March 31, 1997. NA=Change is greater than 100 basis points during the quarter.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP Financial, LC.
     Page 4.1

                            IV.  VALUATION ANALYSIS

     Introduction
     ------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Medford from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

     Appraisal Guidelines
     --------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

     RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their

     RP Financial, LC.
     Page 4.2

related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all savings institution stocks, including Medford, or Medford's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

     Valuation Analysis
     ------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for savings institution stocks, and in particular new issues, to assess the impact on value of Medford coming to market at this time.

     1.  Financial Condition
         -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

     o  Overall A/L Composition.  Permanent residential mortgage loans funded by
        -----------------------
          retail deposits were the primary components of both Medford's and the Peer Group's balance sheets. The Bank maintains a higher proportion of overall loans receivable than the Peer Group, offset by a lower level of cash and investments and investment in MBS. Medford reported a slightly lower level of diversification into higher credit risk types of loans relative to the Peer Group, and the Bank has only recently diversified the loan portfolio away from 1-4 family residential mortgage loans. The Peer Group relied on borrowed funds to a greater extent than the Bank, although retail deposits comprised the major portion of the respective funding needs.

     RP Financial, LC.
     Page 4.3


     o    Credit Risk.  Medford maintains comparatively lower NPAs/assets and
          -----------
          NPLs/loans ratios, despite a similar credit risk profile and similar risk-weighted assets ratio. Further, the Bank has a higher loans/assets ratio than the Peer Group, and a significant portion of the loan portfolio (in particular the commercial real estate and commercial business loan portfolio), has been originated within the past one to two years, resulting in a generally unseasoned non-residential mortgage loan portfolio.

     o    Liquidity.  Medford maintained a lower level of cash and investments
          ---------
          than the Peer Group and a zero balance of MBS. The Bank's proportion of cash and investments is likely to initially increase on a pro forma basis. Borrowings were utilized to a higher degree by the Peer Group, and both maintain ample borrowings capacity. The Bank's loans meet secondary market standards for sale. Overall, Medford appears to have less balance sheet liquidity than the Peer Group.

     o    Capital. While the Bank maintains a lower capital position in relation
          -------
          to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position is expected to exceed the Peer Group average. As a result, the Bank is expected to have more leverage capacity than the Peer Group. The Bank's pro forma return on equity ("ROE") is not expected to exceed the Peer Group average due to lower profitability.

     On balance, RP Financial applied a moderate downward adjustment for financial condition.

     2.   Profitability, Growth and Viability of Earnings
          -----------------------------------------------

          Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Medford and the Peer Group were generally reflective of traditional savings institution operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

     o    Reported Earnings.  The Bank reported net income of 0.54 percent of
          -----------------
          average assets for the most recent twelve month period versus earnings of 0.79 percent for the Peer Group. The differential in reported earnings is due to the Bank's higher operating expenses, offset by higher non-operating income.

     o    Core Earnings.  The Bank also maintains a less favorable core earnings
          -------------
          posture relative to the Peer Group, as reported earnings were supported by income in the form of gains on the sale of loans. The Bank operated with a similar level of net interest income, more favorable non-interest operating income and less favorable operating expenses than the Peer Group, along with a higher effective tax rate.. While redeployment of conversion proceeds into interest-earning assets should enhance Medford's net interest income, operating expenses for the Bank are expected to increase as well. On a pro forma basis, Medford's core profitability is expected to remain below that of the Peer Group.

     o    Interest Rate Risk. Medford's cumulative one year gap position
          ------------------
          measures indicated relatively high exposure to rising interest rates. Although gap data was not available for the Peer Group, other analyses indicated a comparable advantage for the Peer Group. The pro forma

     RP Financial, LC.
     Page 4.4

          increase in the IEA/IBL ratio can be expected to reduce the Bank's interest rate risk exposure, but the Bank is expected to remain at a disadvantage.

     o    Credit Risk. Loss provisions had a higher impact on the earnings of
          -----------
          the Bank in comparison to the Peer Group. In terms of credit quality related losses, the Bank maintained lower reserve coverage ratios as a percent of loans receivable, but higher coverage ratios as a percent of non-accruing loans and total NPAs. The Bank's recent efforts to expand the non-residential portion of the loan portfolio exposes it to potentially greater credit risk than the Peer Group, which adds a higher risk of earnings volatility relative to the Peer Group with a lower reserve position as a percent of total loans receivable.

     o    Earnings Growth Potential. Several factors were considered in
          -------------------------
          assessing earnings growth potential. Medford's recent loan demand has been in excess of available funds, requiring the third party borrowings and a liquidity reduction. Although the higher expected pro forma capital position is expected to enable the Bank to continue on a growth pattern, expectations of continued growth in operating expenses and the uncertain cost of acquiring new deposit funds for lending result in the Bank's earnings appearing to have less upside potential than the Peer Group.

     o    Return on Equity.  On a pro forma basis the Bank's pro forma return on
          ----------------
          equity will be lower to the Peer Group average, as the lower pro forma profitability is measured against a comparatively higher capital position.

     Overall, RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings.

     3.  Asset Growth
         ------------

     The Bank's asset growth in recent periods has been higher than the Peer Group's, which has been achieved in part by utilizing borrowed funds as deposit growth has been insufficient. The Bank has been able to maintain the net interest margin in recent periods, although there remains upward pressure on funding costs due to the need to raise additional funds for lending operations. The Bank intends to continue to grow in future periods, and is expected to have adequate capital post-conversion to support such growth. We concluded that no adjustment was warranted for the Bank's asset growth potential.

     4.  Primary Market Area
         -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. The Bank's market area of Medford, and Middlesex County, Massachusetts is an urban market that has been experiencing relatively stable levels of population and households in recent years, while the Peer Group companies operate on average in smaller, yet faster growing markets. The per capita income in the Bank's

                                   Table 4.1
                  Peer Group Market Area Comparative Analysis




                                                        Population             Proj.
                                                   ---------------------        Pop.        1990-97
Institution                         County         1990             1997        2002       % Change
----------------------------------------------------------------------------------------------------
                                                   (000)            (000)

Central Co-Op. Bank of MA           Middlesex       1,398          1,418       1,431           1.4%
Emerald Island Bancorp, MA          Norfolk           616            641         658           4.0%
Falmouth Co-Op Bank of MA           Barnstable        187            205         218           9.9%
Ipswich Savings Bank of MA          Essex             670            691         706           3.2%
Mayflower Co-Op. Bank of MA         Plymouth          435            461         479           5.9%
Medford Savings Bank of MA          Middlesex       1,398          1,418       1,431           1.4%
Mid-Coast Bancorp of ME             Lincoln            30             31          32           3.4%
Newmil Bancorp of CT                Litchfield        174            181         186           4.1%
Northeast Bancorp of ME             Cumberland        243            253         260           4.1%
Tolland Bank of CT                  Tolland           129            131         132           1.7%
                                                      ---            ---         ---           ----

                                    Averages:         528            543         553           3.9%
                                    Medians:          339            357         369           3.7%

Medford Co-Op Bank of MA            Middlesex       1,398          1,418       1,431           1.4%



                                                                Per Capita Income
                                                                -----------------    Deposit
                                     1997-2002                            % State    Market
                                    % Change    Median Age Amount        Average     Share(1)
                                    --------------------------------------------------------
Central Co-Op. Bank of MA               0.9%         35.6   23,587       116.1%        1.2%
Emerald Island Bancorp, MA              2.7%         36.8   24,273       119.5%        2.4%
Falmouth Co-Op Bank of MA               6.2%         40.7   18,311        90.2%        1.9%
Ipswich Savings Bank of MA              2.1%         36.0   21,025       103.5%        1.4%
Mayflower Co-Op. Bank of MA             3.8%         34.7   19,340        95.2%        2.7%
Medford Savings Bank of MA              0.9%         35.6   23,587       116.1%        3.7%
Mid-Coast Bancorp of ME                 2.2%         39.8   17,383       108.3%        9.3%
Newmil Bancorp of CT                    2.7%         37.8   20,735        98.9%        6.3%
Northeast Bancorp of ME                 2.7%         35.9   19,494       121.5%        0.2%
Tolland Bank of CT                      1.2%         33.7   18,231        86.9%       15.1%
                                        ----         ----   ------        -----       -----

                                        2.6%         36.7   20,597       105.6%        4.4%
                                        2.5%        35.95   20,115       105.9%        2.5%

Medford Co-Op Bank of MA                0.9%         35.6  $23,587       116.1%        0.6%

(1) Total institution deposits in headquarters county as percent of total county deposits, excludes credit unions.

Sources:  CACI, Inc, SNL Securities

     RP Financial, LC.
     Page 4.6


market is above the average of the primary markets of the Peer Group members. The Bank's competitive position is not dissimilar from the average position of the Peer Group institutions in their primary market areas. On balance, RP Financial concluded that no adjustment was warranted for market area.

     5.  Dividends
         ---------

     As stated in Mystic Financial's offering circular, the Holding Company intends to implement a cash dividend policy during the first full quarter following consummation of the conversion at an estimated rate of 2.0 percent, or $0.20 annually on an estimated $10.00 share price. The ability to pay a dividend will be based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Bank, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, savings institutions typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and more fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding savings institutions, there was a tendency for more institutions to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as: (1) industry profitability has improved,
(2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early 1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends and a number of institutions have instituted special dividends.

     As publicly-traded savings institution's capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All eleven institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.02 percent to 3.22 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.92 percent as of August 15, 1997, representing an average earnings payout ratio of 29.87 percent. As of August 15, 1997, approximately 83 percent of all publicly-traded savings institutions had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.03 percent and an average payout ratio of 40.23 percent. The dividend paying institutions generally maintain higher than average profitability ratios, facilitating

     RP Financial, LC.
     Page 4.7

their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying institutions.

     The Holding Company's ability following the completion of the conversion to pay a dividend would appear to be similar relative to the Peer Group based on higher pro forma capital, offset by lower post-conversion earnings. The Company's stated intention to implement a dividend shortly after completion of the conversion is a favorable comparison to the Peer Group companies and thus no adjustment is warranted for this valuation factor.

     6.  Liquidity of the Shares
         -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, eight of which trade on the NASDAQ system and three that trade on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $5.8 million to $136.2 million as of August 15, 1997, with an average market value of $38.5 million. The shares outstanding of the Peer Group members ranged from 0.9 million to 4.5 million, with average shares outstanding of approximately 1.9 million. The Bank's pro forma market value is expected to be less than the comparative Peer Group averages, although shares outstanding will be similar. The Bank's stock is expected to be listed on the NASDAQ National Market System, and accordingly, we anticipate the liquidity of the Bank's shares will be similar to that of the Peer Group on average, and thus there has been no valuation adjustment applied for this factor.

     7.  Marketing of the Issue
         ----------------------

     We believe that three separate markets exists for savings institution stocks coming to market such as Medford: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (C) the acquisition market for savings institution franchises in Massachusetts. All of these markets were considered in the valuation of the Bank's conversion.

     A.  Public Market
         -------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-

     RP Financial, LC.
     Page 4.8

traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.
Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.
Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield moved back below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years.
Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of

     RP Financial, LC.
     Page 4.9

December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal-funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high-technology stocks in early-June, while declining interest rates served to stabilize the broader market. The stock market rose during late June, July and early August based on positive consumer confidence, little sign of inflation with continued low unemployment rates, and continued strong second quarter earnings reports. After reaching an all time high of

     RP Financial, LC.
     Page 4.10


8259.31 on August 6, 1997, the DJIA suffered declines of 157 points on August 8, 101 points on August 12, and 247 points on August 15, 1997 to close at 7694.66 as of that date, a decline of 6.8 percent in less than two weeks. The recent decline was attributed to investor fears of inflation, public statements regarding the health of the economy by regional federal reserve bank presidents, and an overall perception that the market had reached excessive levels, leading to certain profit-taking.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. A bullish outlook on the financial institution sector in general served to bolster prices in early-April 1996, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest-rate sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

          The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July 1996, but the upturn was abbreviated by a sharp increase in interest rates. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-rate sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below
6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured

     RP Financial, LC.
     Page 4.11


thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached
7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by a decline in interest rates. Thrift stocks continued to trend higher through the second quarter of 1997, based on the improved interest-rate outlook, consumer confidence and the overall rise in the stock market. The SNL Index for all publicly-traded thrifts closed at 659.4 on August 15, 1997, an increase of 62.3 percent from one year ago.

     B.  The New Issue Market
         --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Interest in converting savings institution issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first two quarters of 1997; however, in comparison to other periods of market strength for thrift stocks, the

     RP Financial, LC.
     Page 4.12


number of conversion offerings completed during the past three months has been relatively low. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 45.6 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
118.89 percent reflects a discount of 19.0 percent from the average P/B ratio of all publicly-traded savings institutions (equal to 146.85 percent), and the average core P/E ratio of 35.06 times reflects a premium of 93.7 percent from the all public average core P/E ratio of 18.10 times. The pricing ratios of the better capitalized but lower earning recently converted savings institutions (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall savings institution market and the new issue market. The overall market for savings institution stocks is considered to be healthy, as savings institution stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity.

     C.  Acquisition Market
         ------------------

          Also considered in the valuation was the potential impact on Medford's stock price of recently completed and pending acquisitions of other thrifts operating in Medford's market area. As shown in Exhibit IV-4, there were thirteen Massachusetts savings institutions acquired since the beginning of 1995, although two of these transactions reflected the mergers of two mutual institutions. The recent acquisition activity involving Massachusetts savings institutions may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting primarily Massachusetts savings institutions that also experience a degree of acquisition speculation.

     Taking these factors and trends into account, RP Financial concluded that a slight upward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

                                   TABLE 4.2
                    RECENT CONVERSIONS (LAST THREE MONTHS)
          CONVERSION PRICING CHARACTERISTICS: SORTED CHRONOLOGICALLY

                                                                                        OFFERING
          INSTITUTIONAL INFORMATION                          PRE-CONVERSION DATA       INFORMATION          INSIDER PURCHASES
          -------------------------                          -------------------       -----------          -----------------
                                                     FINANCIAL INFO.    ASSET QUALITY
                                                     --------------     -------------                       BENEFIT PLANS
                                                                                                            -------------
                                   CONVERSION                  EQUITY/  NPAS/   RES.   GROSS  % OF EXP/             RECOG. MGMT.
INSTITUTION                  STATE  DATE    TICKER     ASSETS  ASSETS   ASSETS  COV.   PROC.  MID. PROC.    ESOP    PLANS  & DIS.
-----------                  ---------------------     ------  ------   ------  ---    -----  ---- -----    ----    -----  ------
                                                       ($MIL)    (%)    (%)(2)  (%)    ($MIL) (%)   (%)     (%)     (%)    (%)(3)
---------------------------------------------------------------------------------------------------------------------------------
FirstSpartan Fin. Corp.        SC  07/09/97 FSPT     388      11.81%    0.75%    44%   86.6   132%  1.6%    8.0%    4.0%   1.5%
GSB Financial Corp.            NY  07/09/97 GOSB     $96      12.68%    0.07%   188%  $22.5   132%  4.1%    8.0%    4.0%   2.6%
FirstBank Corp.                ID  07/02/97 FBNW     138       8.00%    0.99%    68%   19.8   132%  3.5%    8.0%    4.0%   8.2%
Montgomery Fin. Corp.(5)       IN  07/01/97 MONT      94       9.83%    0.91%    20%   11.9   132%  4.5%    8.0%    4.0%   4.6%
Community First Bank'g Corp.   GA  07/01/97 CFBC     366       7.02%    1.68%    40%   48.3   132%  2.9%    8.0%    4.0%   1.0%
First Robinson Fin. Corp.(9)   IL  06/30/97 FRFC      72       6.78%    0.63%    89%    8.6   132%  4.7%    8.0%    4.0%   9.8%
Security Bancorp               TN  06/30/97 P.Sheet   46       5.46%    0.06%     NM    4.4   132%  6.9%    8.0%    4.0%   2.0%
Sistersville Bancorp           WV  06/26/97 P.Sheet   27      17.91%    0.31%   198%    6.6   110%  6.8%    8.0%    4.0%   5.4%
SFB Bancorp                    TN  05/30/97 P.Sheet   47      10.04%    0.80%    82%    7.7   132%  3.2%    8.0%    4.0%   5.3%
Rocky Ford Financial           CO  05/22/97 P.Sheet   21      13.92%    0.00%     NA    4.2   132%  8.3%    8.0%    4.0%  23.6%

                                        AVERAGES:   $129      10.35%    0.62%     91%  $22.3  130%  4.6%    8.0%    4.0%   6.4%
                                         MEDIANS:     83       9.94%    0.69%     75%   10.2  132%  4.3%    8.0%    4.0%   4.9%

                AVERAGES, EXCLUDING 2ND STEPS       $133       10.40%   0.59%    101%  $23.4  130%  4.7     8.0%    4.0%   6.6%
                MEDIANS, EXCLUDING 2ND STEPS          72       10.04%   0.63%     82%    8.6  132%  4.1     8.0%    4.0%   5.3%
          INSTITUTIONAL INFORMATION
          -------------------------
                                                                       PRO FORMA DATA
                                                        PRICING RATIOS(4)       FIN. CHARACTERISTICS
                                                        --------------------------------------------
                                   CONVERSION                                                      IPO
INSTITUTION                  STATE  DATE    TICKER      P/TB  P/E/(5) P/A    ROA   TE/A   ROE     PRICE
-----------                  ---------------------      ----  ------  ---    ---   ----   ---     -----
                                                        (%)     (x)   (%)     (%)   (%)   (%)      ($)
---------------------------------------------------------------------------------------------------------
First Spartan Fin. Corp.       SC  07/09/97 FSPT        72.4%   17.3  19.1%   1.1%  26.3%  4.2%    $20.00
GSB Financial Corp.            NY  07/09/97 GOSB        72.5%   22.5  19.6%   0.9%  27.1%  3.2%     10.00
FirstBank Corp.                ID  07/02/97 FBNW        71.4%   22.8  12.9%   0.6%  18.0%  3.1%     10.00
Montgomery Fin. Corp. (5)      IN  07/01/97 MONT        89.1%   24.1  16.0%   0.7%  17.9%  3.7%     10.00
Community First Bank'g Corp.   GA  07/01/97 CFBC        72.3%   24.5  11.9%   0.5%  16.4%  2.9%     20.00
First Robinson Fin. Corp. (9)  IL  06/30/97 FRFC        71.4%   16.7  10.9%   0.7%  15.2%  4.3%     10.00
Security Bancorp               TN  06/30/97 P.Sheet     72.0%   14.1   8.8%   0.6%  12.2%  5.1%     10.00
Sistersville Bancorp           WV  06/26/97 P.Sheet     65.0%   18.9  20.6%   1.1%  31.6%  3.4%     10.00
SFB Bancorp                    TN  05/30/97 P.Sheet     70.1%   13.9  14.5%   1.0%  20.7%  5.1%     10.00
Rocky Ford Financial           CO  05/22/97 P.Sheet     67.9%   14.6  17.7%   1.2%  26.1%  4.6%     10.00

                                        AVERAGES:       72.4%   18.9  15.2%   0.8%  21.2%  4.0%    $12.00
                                         MEDIANS:       71.7%   18.1  15.2%   0.8%  19.3%  3.9%     10.00

                AVERAGES, EXCLUDING 2ND STEPS           70.6%   18.4  15.1%   0.8%  21.5%  4.0%    $12.22
                MEDIANS, EXCLUDING 2ND STEPS            71.4%   17.3  14.5%   0.9%  20.7%  4.2%     10.00
          INSTITUTIONAL INFORMATION                                 POST-IPO PRICING TRENDS
          -------------------------                                 -----------------------
                                                                         CLOSING PRICE

                                                        FIRST             AFTER             AFTER
                                                       TRADING     %      FIRST      %      FIRST       %
                                   CONVERSION            DAY      CHG.    WEEK(6)   CHG.    MONTH(7)   CHG.
INSTITUTION                  STATE  DATE    TICKER       ---      ----    -------   ----    --------   ----
-----------                  ---------------------       ($)      (%)       ($)      (%)      ($)      (%)
-----------------------------------------------------------------------------------------------------------
First Spartan Fin. Corp.       SC  07/09/97 FSPT       $36.69     83.4%   $36.62     83.1%  $35.63     78.1%
GSB Financial Corp.            NY  07/09/97 GOSB        14.63     46.3%    14.75     47.5%   14.38     43.8%
FirstBank Corp.                ID  07/02/97 FBNW        15.81     58.1%    15.56     55.6%   17.88     78.8%
Montgomery Fin. Corp. (5)      IN  07/01/97 MONT        11.13     11.2%    11.25     12.5%   11.75     17.5%
Community First Bank'g Corp.   GA  07/01/97 CFBC        31.88     59.4%    33.00     65.0%   34.25     71.3%
First Robinson Fin. Corp. (9)  IL  06/30/97 FRFC        14.50     45.0%    14.38     43.8%   16.50     65.0%
Security Bancorp               TN  06/30/97 P.Sheet     14.50     45.0%    15.00     50.0%   15.25     52.5%
Sistersville Bancorp           WV  06/26/97 P.Sheet     13.75     37.5%    13.88     38.8%   14.00     40.0%
SFB Bancorp                    TN  05/30/97 P.Sheet     13.81     38.1%    13.38     33.8%   14.00     40.0%
Rocky Ford Financial           CO  05/22/97 P.Sheet     13.00     30.0%    13.13     31.3%   13.50     35.0%

                                        AVERAGES:      $17.97     45.4%   $18.09     46.1%  $18.71     52.2%
                                         MEDIANS:       14.50     45.0%    14.56     45.6%   14.01     48.1%

                AVERAGES, EXCLUDING 2ND STEPS          $18.73     49.2%    18.85     49.9%  $17.99     52.2%
                MEDIANS, EXCLUDING 2ND STEPS            14.50     45.0%    14.75     47.5%   15.25     52.5%

                                                                 AUGUST 11, 1997

Note - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings.
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Seocnd - step conversions.
(9) Simultaneously converted to commercial bank charter.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                   Table 4.3
                          Market Pricing Comparatives
                         Prices As of August 15, 1997

                                           Market      Per Share Data
                                       Capitalization  --------------
                                      ---------------  Core    Book          Pricing Ratios(3)
                                       Price/  Market  12-Mth  Value/ ------------------------------------
Financial Insitution                  Share(1)  Value  EPS(2)  Share   P/E     P/B    P/A    P/TB   P/CORE
---------------------------           --------  ------ ------  ------ -----  ------  -----  ------  ------
                                        ($)     ($Mil)   ($)     ($)   (X)     (%)    (%)    (%)     (x)
All Public Companies                     22.36  178.58  1.23   15.75  19.65  141.92  17.37  146.85  18.10
Special Selection Grouping(8)            22.92   65.90  0.66   18.86  28.19  118.89  25.08  118.89  27.98

Comparable Group
-----------------------------

Special Comparative Group(8)
-----------------------------
CFBC  Community First Bnkg. Co. of GA    34.19   82.53  0.82   27.66     NM  123.61  20.29  123.61     NM
FBNW  FirstBank Corp. of Clarkston WA    18.25   36.21  0.44   14.00     NM  130.36  23.51  130.36     NM
FSPT  FirstSpartan Fin. Corp. of SC      35.75  158.37  1.16   27.63     NM  129.39  34.06  129.39     NM
GOSB  GSB Financial Corp. of NY          14.66   32.96  0.44   13.78  28.19  106.39  28.79  106.39     NM
MONT  Montgomery Fin. Corp. of IN        11.75   19.42  0.42   11.22     NM  104.72  18.76  104.72  27.98




                                             Dividends(4)                 Financial Characteristics(6)
                                       ------------------------- --------------------------------------------------
                                                                                          Reported        Core
                                       Amount/          Payout   Total   Equity/  NPAs/   -----------   -----------
Financial Insitution                   Share(1)   Yield Ratio(5) Assets  Assets  Assets   ROA    ROE    ROA    ROE
-----------------------                -------    ----  -------  ------  ------  ------   ----   ----   ----   ----
                                         ($)       (%)    (%)    ($Mil)   (%)     (%)      (%)   (%)    (%)    (%)
All Public Companies                     0.39     1.77   29.95   1,316   12.77    0.82    0.65   6.51   0.83   8.17
Special Selection Grouping(8)            0.00     0.00    0.00     249   21.15    1.95    0.67   3.02   0.74   3.45

Comparable Group
-----------------------------

Special Comparative Group(8)
-----------------------------
CFBC  Community First Bnkg. Co. of GA    0.00     0.00    0.00     407   16.42      NA    0.25   1.52   0.49   2.96
FBNW  FirstBank Corp. of Clarkston WA    0.00     0.00    0.00     154   18.04    1.95    0.70   3.86   0.57   3.14
FSPT  FirstSpartan Fin. Corp. of SC      0.00     0.00    0.00     465   26.32      NA    0.95   3.62   1.11   4.20
GOSB  GSB Financial Corp. of NY          0.00     0.00    0.00     114   27.06      NA    1.02   3.77   0.86   3.19
MONT  Montgomery Fin. Corp. of IN        0.00     0.00    0.00     104   17.91      NA    0.42   2.32   0.67   3.74

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
    P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP Financial, LC.
     Page 4.15


     8.  Management
         ----------

     Medford's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Medford's Board of Directors and executive management with summary resumes. The Bank's operations to date indicates that Medford's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. With the exception of a human resources manager, Medford has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure.

     Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained capital positions in compliance with regulatory requirements, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Medford is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.

     9.  Effect of Government Regulation and Regulatory Reform
         -----------------------------------------------------

     The 1996 recapitalization of the SAIF insurance fund has removed the difference in deposit insurance costs between BIF and SAIF-insured institutions. Thus, although two of the Peer Group members are SAIF-insured, the deposit insurance costs are similar. As a fully-converted BIF-insured institution, Medford will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.

     Summary of Adjustments
     ----------------------

     Overall, we believe the Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

     RP Financial, LC.
     Page 4.16


     Key Valuation Parameters:                  Valuation Adjustment
     ------------------------                   --------------------

     Financial Condition                        Moderate Downward
     Profitability, Growth and Viability        Moderate Downward
     of Earnings

     Asset Growth                               No Adjustment
     Primary Market Area                        No Adjustment
     Dividends                                  No Adjustment
     Liquidity of the Shares                    No Adjustment
     Marketing of the Issue                     Slight Upward
     Management                                 No Adjustment
     Effect of Government Regulations and

     Regulatory Reform                          No Adjustment


     Valuation Approaches
     --------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Medford's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Medford's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, the one year T-Bill rate as of June 30, 1997 of 5.82 percent, after comparing this rate to the rate derived from the OTS's suggested formula (5.78 percent). With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 8.0 percent of the offering (10 year amortization) and the RSP acquires 4.0 percent of the offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o    P/E Approach. The P/E approach is generally the best indicator of
          ------------
          long-term value for a stock. Since the Bank and the Peer Group reported pro forma core profitability, the P/E approach was heavily considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

     o    P/B Approach. P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of savings institution stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the

     RP Financial, LC.
     Page 4.17

          same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

     o    P/A Approach.  P/A ratios are generally a less reliable indicator of
          ------------
          market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

     The Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $20,500,000 at the midpoint at this time.

     1.  Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation
         -------------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Medford's pro forma tangible book value. Based on the $20,500,000 midpoint valuation, Medford's pro forma P/TB ratio was 70.21 percent. In comparison to the average P/TB ratio for the Peer Group of 151.67 percent, Medford's valuation reflected a discount of 53.71 percent. RP Financial considered a discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value of $20,500,000, Medford's pro forma P/TB ratio of 70.21 percent represented a discount of 41.0 percent from the 118.89 percent average P/TB ratio of the recently converted thrifts (see Table 4.3). At the super maximum of

     RP Financial, LC.
     Page 4.18

the valuation range, Medford's pro forma P/B ratio of 77.75 percent is discounted by approximately 34.6 percent from the new conversions.

     2.  Price-to-Earnings ("P/E").  The application of the P/E valuation method
         -------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Medford reported net income of $741,000 for fiscal 1997, which included net non-operating items such as gains on the sale of loans, a write-off of the Bank's investment in the Massachusetts Thrift Fund, and a special dividend from the Co-operative Central Bank share insurance fund. As shown below, the Bank's core earnings were calculated to equal the following (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9, including the SAIF assessment):

                                                  Amount
                                                  ------
          Pre-Tax Net Operating Income            ($000)
          Less: Tax Adjustment(1)                $1,098
                                                   (456)
                                                  -----

          Adjusted (Core) Income After Tax         $642


          (1) Tax rate equal to fiscal 1997 effective tax rate.

     Based on Medford's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Bank's pro forma core P/E multiple at the $20,500,000 midpoint value equaled 19.69 times. Comparatively, the Peer Group posted an average core P/E multiple of 16.31 times, which indicates a premium of 20.72 percent in the Bank's pro forma earnings multiple. In reaching the valuation conclusion, we also evaluated the Bank's price/earnings multiple on the basis of projected earnings as reflected in the business plan.

     3.  Price-to-Assets ("P/A").  The P/A valuation methodology determines
         -----------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Medford's value equaled 12.28 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 13.09 percent, which implies a 6.19 percent premium being applied to the Bank's pro forma P/A ratio.

     RP Financial, LC.
     Page 4.19


     Valuation Conclusion
     --------------------

     Based on the foregoing, it is our opinion that, as of August 15, 1997, the aggregate pro forma market value of the Bank was $20,500,000 at the midpoint, equal to 2,050,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $17,425,000 and a maximum of $23,575,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,742,500 shares at the minimum to 2,357,500 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which would result in an offering size of $27,111,250, equal to 2,711,125 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in
Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1706 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 4.4
                             Public Market Pricing
               Medford Co-operative 8k of MA and the Comparables
                             As of August 15, 1957

                                          Market       Per Share Data
                                      Capitalization   --------------
                                     ----------------   Core    Book             Pricing Ratios(3)
                                      Price/   Market  12-Mth  Value/  ------------------------------------
                                     Share(1)  Value   EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE
                                     --------  ------  ------  ------  -----  ------  -----  ------  ------
                                        ($)    ($MIL)    ($)     ($)    (X)     (%)    (%)     (%)     (X)
Medford Co-operative 8k of MA
-----------------------------
 Superrange                            10.00    27.11   0.43    12.86  21.31   77.75  15.71   77.75   23.10
 Range Maximum                         10.00    23.58   0.47    13.50  19.62   74.05  13.90   74.05   21.39
 Range Midpoint                        10.00    20.50   0.51    14.24  17.98   70.21  12.28   70.21   19.59
 Range Minimum                         10.00    17.43   0.56    15.24  16.16   65.51  10.61   65.61   17.79

BIF-Insured Thrifts(7)
----------------------
 Averages                              24.77   336.00   1.61    15.69  14.87  160.38  17.72  166.67   16.08
 Medians                                  --       --     --       --  14.01  160.49  14.74  166.67   14.78

All-Non-MHC State of MA(7)
--------------------------
 Averages                              22.87    84.29   1.64    15.00  12.66  158.70  14.72  162.87   14.07
 Medians                                  --       --     --       --  13.02  152.48  13.29  152.44   13.36

Comparable Gross Averages
-------------------------
 Averages                              19.51    38.53   1.22    14.12  13.57  144.89  13.09  151.67   16.31
 Medians                                  --       --     --       --  13.99  141.24  11.94  150.49   14.69

State of MA
-----------
ABBK  Ablington Savings Bank of MA     29.25    54.17   1.92    18.73  13.54  156.17  10.81  173.38   15.23
AFCB  Affiliated Comm BC, Inc of MA    25.00   161.63   1.74    15.49  16.34  151.61  14.82  152.44   14.37
ANOB  Andover Bancorp, Inc. of MA      29.87   153.77   2.65    19.59  11.62  152.48  12.29  152.48   11.27
BFO   BostonFed Bancorp of MA          19.50   115.97   0.88    14.08    NM   138.49  12.32  143.38   22.16
CEBK  Central Co-Op. Bank of MA        19.50    38.32   1.46    17.07  13.54  114.24  11.94  128.29   13.36
CIRE  Emerald Island Bancorp, MA       21.00    47.17   1.60    13.39  13.82  156.87  11.10  156.83   13.13
FCB   Falmouth Co-Op Bank of MA        17.00    24.74   0.49    15.40    NM   110.39  26.36  110.39     NM
FESX  First Essex Bancorp of MA        16.50   123.82   1.15    11.57  12.50  142.61   9.94  164.18   14.35
FAB   FirstFed America Bancorp of MA   18.94   164.91   0.50    14.26    NM   132.82  16.15  132.82     NM
HIFS  Hingham Inst. for Sav. of MA     23.05    30.05   1.86    15.62  12.40  147.63  13.81  147.63   12.40
HPBC  Home Port Bancorp, Inc. of MA    20.62    37.98   1.71    11.39  11.99  181.04  19.11  181.04   12.06
IPSW  Ipswich SB of Ipswich MA         23.50    27.92   1.32     9.11  13.99  257.96  14.74  257.96   17.80
LSBX  Lawrence Savings Bank of MA      11.12    47.53   1.38     7.45   7.94  149.25  11.47  149.26    8.06
MASB  MassBank Corp. of Reading MA     52.75   141.42   3.45    35.92  14.49  146.85  15.62  146.85   15.29
MFLR  Mayflower Co-Op. Bank of MA      14.62    16.57   1.30    13.21  14.00  140.95  13.29  143.45   14.32
MDBX  Medford Bank of Medford MA       30.90   136.23   2.29    21.24  12.24  141.24  12.70  151.59   13.10
MWBX  MetroWest Bank of MA              6.50    90.69   0.52     3.02  12.50  215.23  16.01  215.23   12.50
PBKB  People's SB of Brockton MA       16.25    58.42   0.69     8.56  14.01  189.84  10.65  198.17   23.55
SISB  SIS Bancorp Inc of MA            30.00   167.31   3.29    18.52   9.06  161.99  11.86  161.99    9.12
SWCB  Sandwich Co-Op. Bank of MA       33.50    63.85   2.27    20.55  14.96  163.02  13.44  171.01   14.75
SOSA  Somerset Savings Bank of MA(7)    4.00    66.61   0.24     1.96  16.00  204.88  12.94  204.08   16.67
WRNB  Warren Bancorp of Peabody MA     17.87    67.57   1.71     9.62   8.89  161.90  18.87  181.98   10.45


                                             Dividends(4)                  Financial  Characteristics(6)
                                       ------------------------  -------------------------------------------------
                                                                                           Reported        Core
                                       Amount/         Payout/   Total   Equity   NPAs/   ------------  -----------
                                        Share   Yield  Ratio(5)  Assets  Assets  Assets   ROA    ROE    ROA   ROE
                                       -------  -----  --------  ------  ------  ------  -----  -----  ----  -----
                                         ($)     ($)      (%)    ($MIL)    ($)     (%)    (%)    (%)    (%)   (%)
Medford Co-operative 8k of MA
-----------------------------
 Superrange                              0.20    2.00    46.21      113   20.20   0.00    0.74   3.65  0.68   3.37
 Range Maximum                           0.20    2.00    42.76      170   18.78   0.00    0.71   3.77  0.65   2.46
 Range Midpoint                          0.20    2.00    39.38      167   17.49   0.00    0.68   3.90  0.62   3.57
 Range Minimum                           0.20    2.00    35.58      164   16.17   0.00    0.66   4.06  0.60   3.69

BIF-Insured Thrifts(7)
----------------------
 Averages                                0.47    1.77    29.13    2,185   11.76   0.98    1.16  11.41  1.17  11.37
 Medians                                   --      --       --       --      --     --      --     --    --     --

All-Non-MHC State of MA(7)
--------------------------
 Averages                                0.48    2.00    29.55      636    9.25   0.62    1.06  12.53  1.05  12.22
 Medians                                   --      --       --       --      --     --      --     --    --     --

Comparable Gross Averages
-------------------------
 Averages                                0.38    1.92    29.87      310    9.58   0.97    0.79   9.40  0.79   9.37
 Medians

State of MA
-----------
ABBK  Ablington Savings Bank of MA       0.40    1.37    20.83      501    6.92   0.20    0.82  12.05  0.73  10.71
AFCB  Affiliated Comm BC, Inc of MA      0.48    1.92    27.59    1,090    9.78   0.39    0.96   9.78  1.09  11.12
ANOB  Andover Bancorp, Inc. of MA        0.68    2.28    25.66    1,251    8.06   1.01    1.10  13.91  1.13  14.34
BFO   BostonFed Bancorp of MA            0.28    1.44    31.82      941    8.90   0.52    0.47   4.33  0.65   5.95
CEBK  Central Co-Op. Bank of MA          0.32    1.64    21.92      321   10.45   0.80    0.88   8.78  0.90   8.90
EIRE  Emerald Island Bancorp, MA         0.28    1.33    17.50      425    7.08   0.40    0.85  12.35  0.89  13.00
FCB   Falmouth Co-Op Bank of MA          0.20    1.18    40.82       94   23.88   0.07    0.84   3.43  0.79   3.23
FESX  First Essex Bancorp of MA          0.48    2.91    41.74    1,245    6.97   0.56    0.96  13.00  0.83  11.33
FAB   FirstFed America Bancorp of MA     0.00    0.00     0.00    1,021   12.16   0.40   -0.20  -2.35  0.47   5.61
HIFS  Hingham Inst. for Sav. of MA       0.48    2.08    24.81      218    9.35   0.41    1.21  12.60  1.21  12.60
HPBC  Home Port Bancorp, Inc. of MA      0.80    3.88    46.78      199   10.56   0.08    1.67  15.78  1.66  15.69
IPSW  Ipswich SB of Ipswich MA           0.24    1.02    18.18      189    5.71   1.52    1.21  20.41  0.95  16.04
LSBX  Lawrence Savings Bank of MA        0.00    0.00     0.00      366    8.69   0.30    1.75  20.90  1.73  20.60
MASB  MassBank Corp. of Reading MA       1.28    2.43    37.10      905   10.54   0.16    1.10  10.79  1.04  10.23
MFLR  Mayflower Co-Op. Bank of MA        0.60    3.22    46.15      125    9.43   1.03    1.00  10.42  0.98  10.18
MDBX  Medford Bank of Medford MA         0.72    2.40    31.44    1,073    8.99   0.37    1.08  12.07  1.01  11.29
MWBX  MetroWest Bank of MA               0.12    1.85    23.08      566    7.44   0.91    1.38  18.37  1.38  18.37
PBKB  People's SB of Brockton MA         0.44    2.71    63.77      549    5.61   0.82    0.80  14.41  0.47   8.37
SISB  SIS Bancorp Inc of MA              0.56    1.87    17.02    1,435    7.20   0.47    1.38  18.82  1.37  18.70
SWCB  Sandwich Co-Op. Bank of MA         1.20    3.58    52.86      475    8.24   1.28    0.94  11.30  0.95  11.45
SOSA  Somerset Savings Bank of MA(7)     0.00    0.00     0.00      515    6.34   6.28    0.81  13.81  0.78  13.26
WRNB  Warren Bancorp of Peabody MA       0.52    2.91    30.41      358   10.37   1.15    2.13  22.09  1.81  18.79

Comparable to  Group
--------------------

RP FINANCIAL, LC.
-----------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.4
                           Public Marketing Pricing
               Medford Co-operative BA of MA and the Comparables
                             As of August 15, 1997


                                           Market        Per Share Data
                                       Capitalization    ----------------                    Pricing Ratios(3)
                                      ----------------    Core      Book     -----------------------------------------------
                                       Price/   Market    12-Mth    Value/
                                      Share(1)   Value    EPS(2)    Share      P/E       P/B       P/A       P/TB      P/CORE
                                      --------   -----    ------    -----     -----     -----     -----      -----     ------
                                        ($)      ($Mil)    ($)       ($)       (%)       (%)        (%)       (%)        (X)
CEBK  Central Co-Op. Bank of MA        19.50     38.32     1.46     17.07     13.54     114.24     11.94     128.29     13.36
EIRE  Emerald Island Bancorp, MA       21.00     47.17     1.60     13.39     13.82     156.83     11.10     156.83     13.13
FCB   Falmouth Co-Op Bank of MA        17.00     24.74     0.49     15.40      NM       110.39     26.36     110.39      NM
IPSW  Ipswich SB of Ipswich MA         23.50     27.92     1.32      9.11     13.99     257.96     14.74     257.96     17.80
MFLR  Mayflower Co-Op. Bank of MA      18.62     16.57     1.30     13.21     14.00     140.95     13.29     143.45     14.32
MDBK  Medford Bank of Medford MA       30.00    136.23     2.29     21.24     12.20     141.24     12.70     151.59     13.10
MCBN  Mid-Coast Bancorp of ME          25.00      5.83     1.66     22.06     23.58     113.33      9.75     113.33     15.06
NHTB  NH Thrift Bancshares of NH       16.75     34.19     0.65     11.47      NM       146.03     10.92     172.33     25.77
NHSB  Newmil Bancorp. of CT            13.00     49.64     0.65      8.27     19.12     157.19     15.43     157.19     20.00
NBH   Northeast Bancorp of ME          14.75     18.81     0.86     13.49     15.86     109.34      7.60     126.50     17.15
TBK   Tolland Bank of CT               15.50     24.18     1.16     10.60     13.96     146.23     10.15     150.49     13.36


                                             Dividends(4)
                                     ----------------------------
                                      Amount/             Payout
                                       Share     Yield    Ratio(5)
                                      --------   ------   -------
                                        ($)      (%)       (%)
CEBK  Central Co-Op. Bank of MA         0.32     1.64     21.92
EIRE  Emerald Island Bancorp, MA        0.28     1.33     17.50
FCB   Falmouth Co-Op Bank of MA         0.20     1.18     40.82
IPSW  Ipswich SB of Ipswich MA          0.24     1.02     18.18
MFLR  Mayflower Co-Op. Bank of MA       0.60     3.22     46.15
MDBK  Medford Bank of Medford MA        0.72     2.40     31.44
MCBN  Mid-Coast Bancorp of ME           0.52     2.08     31.33
NHTB  NH Thrift Bancshares of NH        0.50     2.99      NM
NHSB  Newmil Bancorp. of CT             0.24     1.85     36.92
NBH   Northeast Bancorp of ME           0.32     2.17     37.21
TBK   Tolland Bank of CT                0.20     1.29     17.24


                                                       Financial Characteristics(6)
                                      --------------------------------------------------------------
                                                                      Reported           Core
                                      Total     Equity/    NPAs/   ---------------    --------------
                                      Assets    Assets    Assets     ROA      ROE      ROA      ROE
                                      ------    ------    ------    -----    -----    -----    -----
                                      ($Mil)      (%)      (%)       (%)      (%)      (%)      (%)
CEBK  Central Co-Op. Bank of MA          321     10.45      0.88     0.88     8.78     0.90     8.90
EIRE  Emerald Island Bancorp, MA         425      7.08      0.40     0.85    12.35     0.89    13.00
FCB   Falmouth Co-Op Bank of MA           94     23.88      0.07     0.84     3.43     0.79     3.23
IPSW  Ipswich SB of Ipswich MA           189      5.71      1.52     1.21    20.41     0.95    16.04
MFLR  Mayflower Co-Op. Bank of MA        125      9.43      1.03     1.00    10.42     0.98    10.18
MDBK  Medford Bank of Medford MA       1,073      8.99      0.37     1.08    12.07     1.01    11.29
MCBN  Mid-Coast Bancorp of ME             60      8.60      0.73     0.43     4.92     0.67     7.71
NHTB  NH Thrift Bancshares of NH         313      7.48      1.03     0.33     4.46     0.49     6.59
NHSB  Newmil Bancorp. of CT              323      9.81      1.11     0.83     8.14     0.79     7.78
NBH   Northeast Bancorp of ME            248      6.95      1.37     0.51     6.99     0.47     6.47
TBK   Tolland Bank of CT                 238      6.94      2.13     0.75    11.37     0.78    11.89

---------------------
(1)  Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3)  P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets;
     P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total asset balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                   EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit

Number        Description
-------       -----------


 I-1          Map of Office Locations


 I-2          Medford's Audited Financial Statements


 I-3          Key Operating Ratios


 I-4          Investment Portfolio Composition


 I-5          Yields and Costs


 I-6          Loan Loss Allowance Activity


 I-7          Fixed Rate and Adjustable Rate Loans


 I-8          Gap Analysis


 I-9          Loan Portfolio Composition


 I-10          Contractual Maturity By Loan Type


 I-11          Loan Originations, Purchases, and Sales


 I-12          Non-Performing Assets


 I-13          Classified Assets


 I-14          Deposit Composition



 II-1          List of Branch Offices


 II-2          Historical Interest Rates


 II-3          Demographic/Economic Reports


 II-4          Sources of Personal Income/Employment Sectors


III-1          General Characteristics of Publicly-Traded

                        Institutions


III-2          New England Peer Institutions


III-3          New England Peer Institutions

RP Financial, LC.

IV-1           Stock Prices:  August 15, 1997


IV-2           Historical Stock Price Indices


IV-3           Historical Thrift Stock Indices


IV-4           Market Area Acquisition Activity


IV-5           Directors and Management Summary Resumes


IV-6           Pro Forma Regulatory Capital Ratios


IV-7           Pro Forma Analysis Sheet


IV-8           Pro Forma Effect of Conversion Proceeds


IV-9           Peer Group Core Earnings Analysis



 V-1           Firm Qualifications Statement

                                  EXHIBIT I-1
                           Medford Co-operative Bank
                            Map of Office Locations

                      [MAP OF MASSACHUSETTS APPEARS HERE]

                                  EXHIBIT I-2
                           Medford Co-operative Bank
                         Audited Financial Statements
                          [Incorporated by Reference]

                                  EXHIBIT I-3
                           Medford Co-operative Bank
                              Key Operating Ratios

                                               AT OR FOR THE YEARS ENDED JUNE 30,
                                            ----------------------------------------
                                              1997    1996     1995    1994    1993
                                            -------  -------  ------  ------  ------

SELECTED OPERATING RATIOS:
  Interest rate spread(1)..............       3.62%    3.49%   3.49%   3.67%   3.78%
  Net interest margin(2)...............       3.81     3.63    3.63    3.81    3.93
  Return on average assets.............       0.54     0.48    0.55    0.75    0.97
  Return on average equity.............       6.40     5.53    6.46    9.61   12.98

ASSET QUALITY RATIOS:
  Non-performing loans as a percent
  of net loans.........................       0.32     0.66    1.08    1.08    1.40
  Non-performing assets as a percent
  of total assets......................       0.24     0.47    0.78    0.92    1.37
  Allowance for loan losses as a
  percent of non-performing loans......     267.67   119.29   87.21   89.27   66.19
  Net charge-offs to average
  loans, net...........................       0.04     0.13    0.12    0.19    0.24

CAPITAL RATIOS:
  Average equity to average assets.....       8.42     8.60    8.47    7.81    7.46
  Regulatory Tier I leverage capital
  ratio................................       8.08     8.57    8.30    8.00    7.65
  Total surplus to total assets........       7.98     8.33    8.30    8.00    7.65
  Operating expenses as a percentage
  of average total assets..............       3.15     3.08    2.97    2.62    2.63
  Efficiency ratio(3)..................      73.76    77.30   74.25   64.78   61.72

----------
(1) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.
(3) Operating expenses divided by the sum of net interest income and other income.

                                  EXHIBIT I-4
                           Medford Co-operative Bank
                        Investment Portfolio Composition


                                                                AT JUNE 30,
                                           -----------------------------------------------
                                                    1997                       1996
                                           ---------------------         -----------------
                                           AMORTIZED        MARKET       AMORTIZED  MARKET
                                             COST           VALUE          COST     VALUE
                                           ----------       ------       ---------  ------
                                                   (Dollars in Thousands)

Securities available for sale:


    Marketable equity securities...        $ 3,543       $ 3,819     $ 1,639      $ 1,568
                                           -------       -------     -------      -------

              Total................          3,543         3,819       1,639        1,568
                                           -------       -------     -------      -------


Securities held to maturity:

    U.S. Government and Agency
    securities.....................        $14,976       $14,908     $16,899      $16,767

    Other bonds and obligations....          2,528         2,523          27           27
                                           -------       -------     -------      -------

              Total................        $17,504       $17,43l     $16,926      $16,794
                                           -------       -------     -------      -------

                    Total..........        $21,047       $21,250     $18,565      $18,362
                                           =======       =======     =======      =======

                                  EXHIBIT I-5
                           Medford Co-operative Bank
                                Yields and Costs

                                                                             YEARS ENDED JUNE 30,
                                           ---------------------------------------------------------------------------------------
                                                       1997                          1996                          1995
                                           ---------------------------   ---------------------------   ---------------------------
                                                     INTEREST  AVERAGE             INTEREST  AVERAGE             INTEREST  AVERAGE
                                           AVERAGE    EARNED    YIELD/   AVERAGE    EARNED    YIELD/   AVERAGE    EARNED    YIELD/
                                           BALANCE   OR PAID     RATE    BALANCE   OR PAID     RATE    BALANCE   OR PAID     RATE
                                           -------   --------  -------   -------   --------  -------   -------   --------  -------
                                                                           (DOLLARS IN THOUSANDS)
       Interest-earning assets:
         Total loans, net..............    $103,223    $8,397     8.13%  $ 86,651    $7,115     8.21%  $ 78,398    $6,323     8.07%
         Investments...................      20,686     1,208     5.84%    23,306     1,364     5.85%    26,452     1,358     5.13%
         Other earning assets(1).......       5.896       294     4.99%     8.836       449     5.08%     9.762       484     4.96%
                                           --------    ------            --------    ------            --------    ------
         Total interest-earning assets.     129.805     9.899     7.63%   118.793     8.928     7.52%   114.612     8.165     7.12%
                                           --------    ------            --------    ------            --------    ------
       Cash and due from banks.........       2,188                         1,627                         1,089
       Other assets....................       5.638                         5.445                         4.904
         Total assets..................    $137.631                      $125.865                      $120.605
                                           ========                      ========                      ========

       Interest-bearing liabilities:
          Regular and other deposits...    $ 40,419    $1,114     3.46%  $ 39,818    $1,121     2.82%  $ 44,451    $1,304     2.93%
          Now accounts.................      15,710       281     1.79%    14,681       286     1.94%    14,175       313     2.21%
          Money market deposits........       6,070       157     2.59%     6,154       157     2.54%     6,557       161     2.46%
          Certificates of deposit......      57,223     3,149     5.50%    52,340     3,005     5.74%    44,216     2,107     4.77%
            Total interest-bearing
             deposits..................     119,422     4.701     3.94%   112.993      4569     4.04%   109.399     3.885     3.55%
                                           --------    ------            --------    ------     -----  --------    ------     -----
          FHLB Borrowings                     3.289       210     6.38%       --        --        --        --        --        --
                                           --------    ------            --------    ------     -----  --------    ------     -----
            Total interest-bearing
             liabilities...............     122,711     4.911     4.00%   112,993     4.569     4.04%   109,399     3.885     3.55%
                                                       ------                        ------                        ------
          Demand deposit accounts......       3,056                         1,756                           721
       Other liabilities...............         277                           288                           268
                                           --------                      --------                      --------
          Total liabilities............     126,044                       115,037                       110,388
       Surplus.........................      11.587                        10.828                        10.217
                                           --------                      --------                      --------
       Total liabilities and surplus...    $137,631                      $125,865                      $120,605
                                           ========                      ========                      ========
       Net interest income.............                $4,988                        $4,359                        $4,280
                                                       ======                        ======                        ======
       Interest rate spread............                           3.63%                         3.48%                         3.57%
       Net interest margin.............                           3.84%                         3.67%                         3.73%
       Interest earning assets/interest
         bearing liabilities...........             1.06x                         1.05x                         1.05x

----------

(1) At June 30,1997, other earning assets included Bank Investment
    Fund Liquidity Fund, FHLB overnight deposits, federal funds sold, the Co-operative Central Reserve Fund and FHLB Ideal Way Accountant.

                                  EXHIBIT I-6
                           Medford Co-operative Bank
                          Loan Loss Allowance Activity


                                                              YEARS ENDED JUNE 30,
                                                         ------------------------------
                                                           1997        1996       1995
                                                         --------    --------   --------
                                                             (Dollars in thousands)
Average loans, net...................................    $103,223    $ 86,651   $ 78,398
                                                         ========    ========   ========
Period-end total loans...............................    $114,568    $ 94,760   $ 80,217
                                                         ========    ========   ========
 Allowance for loan losses at beginning of period....         742         757        749
 Provision charged to operations.....................         272         100        100
 Plus recoveries.....................................          20          23         27
 Loans charged-off...................................         (57)       (138)      (119)
                                                         --------    --------   --------
 Allowance for loan losses at end of period..........    $    977    $    742   $    757
                                                         ========    ========   ========

Ratios:
 Allowance for loan losses to period end net loans...        0.85%       0.78%      0.94%
 Allowance for loan losses to non-performing loans...      267.67%     119.29%     87.21%

 Net charge-offs to average loans, net...............        0.04%       0.13%      0.12%
 Net charge-offs to allowance for loan losses........        3.79%      15.50%     12.15%

                                  EXHIBIT I-7
                           Medford Co-operative Bank
                      Fixed Rate and Adjustable Rate Loans



                                                            AT JUNE 30, 1997
                                     --------------------------------------------------------
                                     RESIDENTIAL  COMMERCIAL
                                      MORTGAGE    REAL ESTATE  COMMERCIAL  CONSUMER   TOTAL
                                       ESTATE       LOANS        LOANS      LOANS     LOANS
                                     -----------  -----------  ----------  --------  --------

Loan balance by type scheduled
 to mature after one year:
  Fixed-rate                         $ 31,621     $  1,221     $  1,032    $  1,396  $ 35,270
  Adjustable-rate                      61,122       16,626        2,645         259    80,652


                                  EXHIBIT I-8
                           Medford Co-operative Bank
                                  Gap Analysis

                                                                       AT JUNE 30, 1997
                                                   ------------------------------------------------------------
                                                             OVER ONE       OVER
                                                             THROUGH        THREE         OVER
                                                   ONE YEAR   THREE        THROUGH        SEVEN
                                                   OR LESS    YEARS      SEVEN YEARS      YEARS         TOTAL
                                                   --------  --------    -----------      -----      ----------
                                                                     (Dollars in thousands)

INTEREST-EARNING ASSETS:
 Investment securities.......................      $ 9,493   $   8,011        --            --       $ 17,504
 Other Interest-earning assets...............        7,618         --         --            --          7,618
 Adjustable-rate one- to four- family loans..       13,841      12,940     31,668           --         58,449
 Fixed rate one- to four- family loans.......        2,792       5,583     10,585        12,794        31,754
 Commercial real estate loans................        3,320      10,264      3,097         1,166        17,847
 Commercial loans............................        2,290         486        901           --          3,677
 Home equity loans...........................        1,564         --         --            --          1,564
 Consumer loans..............................           64         482        312           797         1.655
                                                   -------   ---------   --------        ------      --------
  Total interest-earning assets..............       40,982      37,766     46,563        14,757       140,068

INTEREST-BEARING LIABILITIES:
 Certificates of deposit.....................       48,316      10,475        344           --         59,135
 Money market accounts.......................        6,489         --         --            --          6,489
 NOW accounts................................        1,498       2,996      5,992         7,489        17,975
 Regular and other deposits..................        3,400       6,800     13,600        16,994        40,794
 FHLB Borrowings.............................        2,125       2,355      2,214           838         7,532
                                                   -------   ---------    -------       -------      --------
  Total interest-bearing liabilities.........       61,828      22,626     22,150        25,321       131,925

Interest rate sensitivity gap................     ($20,846)  $  15,140    $24,413      ($10,564)     $  8,143
                                                   =======   =========    =======       =======      ========
Cumulative interest rate sensitivity gap.....     ($20,846) ($   5,706)   $18,707       $ 8,143      $  8,143
                                                   =======   =========    =======       =======      ========

Cumulative Ratio of interest-earning assets to
interest-bearing liabilities.................         66.3%       93.2%     117.6%        106.2%        106.2%

Ratio of cumulative interest rate sensitivity
 gap to total assets.........................        (13.9)%      (3.8)%     12.5%          5.4%          5.4%


                                  EXHIBIT I-9
                           Medford Co-operative Bank
                           Loan Portfolio Composition


                                                            AT JUNE 30,
                                 ------------------------------------------------------------
                                       1997                 1996                1995
                                 ------------------   ----------------   --------------------
                                 AMOUNT     PERCENT   AMOUNT   PERCENT   AMOUNT      PERCENT
                                 ------     -------   ------   -------   ------      -------
                                                   (DOLLARS IN THOUSANDS)

Residential mortgage loans....   $ 90,203     78.7%   $82,459    87.0%    $73,458      91.6%
Commercial real estate loans..     17,847     15.6      8,280     8.7       3,909       4.9
Commercial loans..............      3,677      3.2      1,715     1.8         415       0.5
Consumer loans................      1,655      1.4      1,781     1.9       1,832       2.3
Home equity loans.............      1,564      1.4      1,176     1.2       1,248       1.6
Construction loans............        976      0.9        285     0.4         358       0.4
                                 --------    -----     ------   -----      ------     -----
Total loans...................    115,922    101.2     95,696   101.0      81,220     101.3


Less:
Deferred loan origination
  fees........................         37      -           60     0.1         111       0.1
Unadvanced principal..........        340      0.3        134     0.1         135       0.2
Allowance for loan
 losses.......................        977      0.9        742     0.8         757       1.0
                                 --------    -----   --------   -----     -------     -----
Loans, net....................   $114,568    100.0%  $ 94,760   100.0%    $80,217     100.0%
                                 ========    =====   ========   =====     =======     =====

                                  EXHIBIT I-10
                           Medford Co-operative Bank
                       Contractual Maturity By Loan Type



                                                              AT JUNE 30, 1997
                                         ---------------------------------------------------------------
                                         RESIDENTIAL    COMMERCIAL
                                          MORTGAGE      REAL ESTATE    COMMERCIAL    CONSUMER      TOTAL
                                           ESTATE          LOANS         LOANS        LOANS        LOANS
                                         -----------    -----------    ----------    --------      -----

Total loans scheduled to mature:
  In one year or less ..............     $ 1,625      $    --         $  1,103       $    57     $  2,785
  After 1 year through 5 years......       2,405           121           1,888           871        5,285
  Beyond five years.................      88,713        17,726             686           727      107,852
                                         -------      --------        --------       -------     --------
Total...............................     $92,743      $ 17,847        $  3,677       $ 1,655     $115,922
                                        ========      ========        ========       =======     ========

                                  EXHIBIT I-11
                           Medford Co-operative Bank
                    Loan Originations, Purchases, and Sales


                                                               YEARS ENDED JUNE 30,
                                                         -------------------------------
                                                           1997      1996         1995
                                                         --------  ---------   ---------
                                                                 (In thousands)

Beginning balance....................................    $ 94,760  $ 80,217    $ 77,988
                                                         --------  --------    --------
 Mortgage originations...............................      28,423    24,712       8,807
 Consumer loan originations..........................         959     1,033       1,545
 Commercial real estate loan originations............      10,573     5,357
 Commercial loan originations........................       4,771     2,908         445
                                                         --------   -------    --------
   Total loans originated............................      44,726    34,010      10,797
                                                         --------   -------    --------
Less:
 Amortization and payoffs............................      15,055    16,561       7,812
 Provision for loan losses...........................         272       100         100
 Transfers to foreclosed real estate.................         --         83         298
 Total loans sold....................................       8,750     1,598         358
 Loans participations................................         841     1,125         --
                                                         --------   -------     -------
Ending balance.......................................    $114,568   $94,760     $80,217
                                                         ========   =======     =======

                                  EXHIBIT I-12
                           Medford Co-operative Bank
                             Non-Performing Assets

                                                                At June 30,
                                                           --------------------------
                                                            1997     1996       1995
                                                           ------   ------     ------
                                                             (Dollars in thousands)
Loans 30-89 days past due
        (not included in non-performing loans).........    $1,708   $1,265     $1,769
Loans 30-89 days past due as a percent of total loans..      1.49%    1.33%      2.21%
Non-performing loans (90 days past due)................       365      622        868
      Total non-performing loans.......................
Foreclosed real estate.................................        --       --        104
                                                           ------   ------     ------
      Total non-performing assets......................       365      622        972
Non-performing loans as a percent of net loans.........      0.32%    0.66%      1.08%
Non-performing assets as a percent of total assets.....      0.24%    0.47%      0.78%

                                  EXHIBIT I-13
                           Medford Co-operative Bank
                               Classified Assets



          Federal regulations require each banking institution to classify its asset quality on a regular basis. In addition, in connection with examinations of such banking institutions, federal and state examiners have authority to identify problem assets and, if appropriate, classify them. An asset is classified substandard if it is determined to be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. As a general rule, the Bank will classify a loan as substandard if the Bank can no longer rely on the borrower's income as the primary source for repayment of the indebtedness and must look to secondary sources such as guarantors or collateral. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose a banking institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require a banking institution to establish general allowances for loan losses. If an asset or portion thereof is classified as a loss, a banking institution must either establish specific allowances for loan losses in the amount of the portion of the asset classified as a loss, or charge off such amount. Examiners may disagree with a banking institution's classifications and amounts reserved. If a banking institution does not agree with an examiner's classification of an asset, it may appeal this determination to the Regional Director of the FDIC. At June 30, 1997, the Bank had no assets classified as special mention, doubtful or loss, and $1.4 million in assets designated as substandard.

                                  EXHIBIT I-14
                           Medford Co-operative Bank
                              Deposit Composition




                                                                             AT JUNE 30,
                                                     -------------------------------------------------------
                                                            1997              1996               1995
                                                     ----------------  -----------------  ------------------
                                                      AMOUNT  PERCENT   AMOUNT   PERCENT   AMOUNT    PERCENT
                                                     -------- -------  --------  -------  --------   -------
                                                                     (DOLLARS IN THOUSANDS)

Savings deposits...............................     $ 40,794   31.6%   $ 40,019   33.5%   $  40,399    35.4%
NOW accounts...................................       17,975   13.9      15,480   12.9       14,275    12.5
Money market deposits..........................        6,489    5.0       6,366    5.3        5,755     5.1
Demand deposits................................        4,910    3.8       4,103    3.4        1,883     1.7
Certificates of deposit........................       59,135   45.7      53,666   44.9       51,513    45.3
                                                    --------  -----    --------   ----     --------   -----
       Total deposits                               $129,303  100.0%   $119,634  100.0%    $113,825   100.0%
                                                    ========  =====    ========  =====     ========   =====


                                                           EXHIBIT II-1
                                                     Medford Co-operative Bank
                                                     List of Office Locations

                                                        YEAR COMPLETED         SQUARE FOOTAGE     NET BOOK VALUE
                                                        --------------        ---------------     --------------
                                                                           (Dollars in thousands)
Main Office:            60 High Street
                        Medford, MA 02155                     1931                  7,000            $ 1,180

West Medford Office:    430 High Street
                        Medford, MA 02155                     1970                  2,500            $    45

Salem Street Office:    201 Salem Street
                        Medford, MA 02155                     1995                  3,500            $   947

High School
Educational Branch:     489 Winthrop Street
                        Medford, MA 02155                     1986                    500            $   -0-


                                 Exhibit II-2
                         Historical Interest Rates(1)



                               Prime         90 Day       One Year       30 Year
         Year/Qtr. Ended        Rate         T-Bill        T-Bill        T-Bond
         ---------------        ----         ------        ------        ------

         1991:  Quarter 1      8.75%         5.92%         6.24%         8.26%
                Quarter 2      8.50%         5.72%         6.35%         8.43%
                Quarter 3      8.00%         5.22%         5.38%         7.80%
                Quarter 4      6.50%         3.95%         4.10%         7.47%

         1992:  Quarter 1      6.50%         4.15%         4.53%         7.97%
                Quarter 2      6.50%         3.65%         4.06%         7.79%
                Quarter 3      6.00%         2.75%         3.06%         7.38%
                Quarter 4      6.00%         3.15%         3.59%         7.40%

         1993:  Quarter 1      6.00%         2.95%         3.18%         6.93%
                Quarter 2      6.00%         3.09%         3.45%         6.67%
                Quarter 3      6.00%         2.97%         3.36%         6.03%
                Quarter 4      6.00%         3.06%         3.59%         6.34%

         1994:  Quarter 1      6.25%         3.56%         4.44%         7.09%
                Quarter 2      7.25%         4.22%         5.49%         7.61%
                Quarter 3      7.75%         4.79%         5.94%         7.82%
                Quarter 4      8.50%         5.71%         7.21%         7.88%

         1995:  Quarter 1      9.00%         5.86%         6.47%         7.43%
                Quarter 2      9.00%         5.57%         5.63%         6.63%
                Quarter 3      8.75%         5.42%         5.68%         6.51%
                Quarter 4      8.50%         5.09%         5.14%         5.96%

         1996:  Quarter 1      8.25%         5.14%         5.38%         6.67%
                Quarter 2      8.25%         5.16%         5.68%         6.87%
                Quarter 3      8.25%         5.03%         5.69%         6.92%
                Quarter 4      8.25%         5.18%         5.49%         6.64%

         1997:  Quarter 1      8.50%         5.32%         6.00%         7.10%
                Quarter 2      8.50%         5.17%         5.66%         6.78%
          August 15, 1997      8.50%         5.27%         5.50%         6.52%


         (1)   End of period data.

         Source:  SNL Securities.

                                 EXHIBIT II-3
                         Demographic/Economic Reports

--------------------------------------------------------------------------------
                           STATE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------
          STATE    00
     STATE NAME    UNITED STATES


Population
----------
1980       226,542,204
1990       248,709,873
1997       267,805,150
2002       281,208,787

Population Growth Rate   1.0

Households
----------
1990        91,947,410
1997        99,019,931
2002       104,000,643

Household Growth Rate    1.0
Average Household Size  2.64

Families
--------
1990        64,517,947
1997        68,999,546

Family Growth Rate      0.9

Race          1990      1997
----          ----      ----
% White        80.3     78.4
% Black        12.1     12.4
% Asian/
  Pacific Isl.  2.9      3.7
% Hispanic*     9.0     10.8


1997 Age Distribution
---------------------
  0-4          7.2
  5-9          7.4
 10-14         7.1
 15-19         7.1
 20-24         6.5
 25-44        31.4
 45-64        20.5
 65-84        11.3
  85+          1.4
  18+         74.3

Median Age
----------
1990           32.9
1997           34.8

Male/Female Ratio      95.9

Per Capita Income   $18,100

1997 Household Income*
-------------------------
Base           99,019,225
% less than $15K     17.7
% $15K-25K           14.4
% $25K-50K           33.5
% $50K-100K          26.5
% $100K-150K          5.4
% greater than $150K  2.6

Median Household Income
-----------------------
1997          $36,961
2002          $42,042


1997 Average Disposable Income
---------------------------------
Total                     $35,584
Householder less than 35  $30,999
Householder 35-44         $40,281
Householder 45-54         $45,940
Householder 55-64         $39,611
Householder 65+           $22,603


Spending Potential Index*
-------------------------
Auto Loan             100
Home Loan             100
Investments           100
Retirement Plans      100
Home Repair           100
Lawn & Garden         100
Remodeling            100
Appliances            100
Electronics           100
Furniture             100
Restaurants           100
Sporting Goods        100
Theater/Concerts      100
Toys & Hobbies        100
Travel                100
Video Rental          100
Apparel               100
Auto Aftermarket      100
Health Insurance      100
Pet & Supplies        100

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI  FAX: (703) 243-6272            8/18/97

--------------------------------------------------------------------------------
                           STATE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------
           STATE    25
      STATE NAME    MASSACHUSETTS


Population
----------
1980       5,737,093
1990       6,016,425
1997       6,113,063
2002       6,180,593

Population Growth Rate   0.2

Households
----------
1990         2,247,110
1997         2,316,225
2002         2,367,509

Household Growth Rate    0.4
Average Household Size  2.54

Families
--------
1990         1,514,746
1997         1,567,872

Family Growth Rate       0.5

Race          1990      1997
----          ----      ----
% White        89.8     87.1
% Black         5.0      6.0
% Asian/
  Pacific Isl.  2.4      3.4
% Hispanic*     4.8      6.4


1997 Age Distribution
---------------------
  0-4          6.6
  5-9          7.0
 10-14         6.6
 15-19         6.4
 20-24         6.4
 25-44        33.2
 45-64        20.4
 65-84        11.8
  85+          1.6
  18+         76.5

Median Age
----------
1990           33.6
1997           35.4

Male/Female Ratio      93.8

Per Capita Income   $20,310

1997 Household Income*
-------------------------
Base            2,316,196
% less than $15K     16.4
% $15K-25K           11.3
% $25K-50K           31.2
% $50K-100K          31.4
% $100K-150K          6.7
% greater than $150K  3.0

Median Household Income
-----------------------
1997          $42,084
2002          $45,253


1997 Average Disposable Income
---------------------------------
Total                     $36,638
Householder less than 35  $34,429
Householder 35-44         $40,483
Householder 45-54         $47,074
Householder 55-64         $43,118
Householder 65+           $20,492


Spending Potential Index*
-------------------------
Auto Loan             102
Home Loan             110
Investments           112
Retirement Plans      108
Home Repair           103
Lawn & Garden         104
Remodeling             97
Appliances            102
Electronics           103
Furniture             108
Restaurants           107
Sporting Goods        104
Theater/Concerts      107
Toys & Hobbies        104
Travel                110
Video Rental          100
Apparel               107
Auto Aftermarket      104
Health Insurance      101
Pet & Supplies        103

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI  FAX: (703) 243-6272            8/18/97

--------------------------------------------------------------------------------
                            MSA DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------
       MSA   1123
  MSA NAME   BOSTON-WOR-LAW-LW-BR


Population
----------
1980       5,336,242
1990       5,685,998
1997       5,824,917
2002       5,921,284

Population Growth Rate   0.3

Households
----------
1990         2,111,440
1997         2,190,958
2002         2,249,569

Household Growth Rate    0.5
Average Household Size  2.57

Families
--------
1990         1,432,816
1997         1,486,514

Family Growth Rate       0.5

Race          1990      1997
----          ----      ----
% White        90.6     88.1
% Black         4.6      5.5
% Asian/
  Pacific Isl.  2.5      3.4
% Hispanic*     4.3      5.7


1997 Age Distribution
---------------------
  0-4          6.7
  5-9          7.1
 10-14         6.7
 15-19         6.3
 20-24         6.2
 25-44        33.9
 45-64        20.4
 65-84        11.1
  85+          1.5
  18+         76.1

Median Age
----------
1990           33.2
1997           35.1

Male/Female Ratio      94.5

Per Capita Income   $20,591

1997 Household Income*
-------------------------
Base            2,190,940
% less than $15K     15.4
% $15K-25K           10.9
% $25K-50K           31.2
% $50K-100K          32.5
% $100K-150K          7.0
% greater than $150K  3.1

Median Household Income
-----------------------
1997          $43,345
2002          $46,222


1997 Average Disposable Income
---------------------------------
Total                     $37,740
Householder less than 35  $35,498
Householder 35-44         $41,594
Householder 45-54         $48,069
Householder 55-64         $43,616
Householder 65+           $20,883


Spending Potential Index*
-------------------------
Auto Loan             102
Home Loan             112
Investments           111
Retirement Plans      109
Home Repair           102
Lawn & Garden         104
Remodeling             97
Appliances            102
Electronics           104
Furniture             109
Restaurants           109
Sporting Goods        105
Theater/Concerts      107
Toys & Hobbies        105
Travel                110
Video Rental          100
Apparel               108
Auto Aftermarket      105
Health Insurance      101
Pet & Supplies        103

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI  FAX: (703) 243-6272            8/18/97

--------------------------------------------------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------
       STATE/COUNTY    25017
        COUNTY NAME    MIDDLESEX  MA

Population
----------
1980       1,367,034
1990       1,398,468
1997       1,417,974
2002       1,431,426

Population Growth Rate   0.2

Households
----------
1990           519,527
1997           534,396
2002           545,815

Household Growth Rate    0.4
Average Household Size  2.55

Families
--------
1990           347,305
1997           358,954

Family Growth Rate       0.5

Race          1990      1997
----          ----      ----
% White        92.1     89.4
% Black         2.9      3.6
% Asian/
  Pacific Isl.  3.7      5.4
% Hispanic*     3.4      4.5


1997 Age Distribution
---------------------
  0-4          6.2
  5-9          6.8
 10-14         6.3
 15-19         5.9
 20-24         6.0
 25-44        35.5
 45-64        20.8
 65-84        11.0
  85+          1.5
  18+         77.8

Median Age
----------
1990           33.6
1997           35.6

Male/Female Ratio      94.5

Per Capita Income   $23,587

1997 Household Income*
-------------------------
Base              534,396
% less than $15K     12.5
% $15K-25K            9.3
% $25K-50K           28.7
% $50K-100K          35.6
% $100K-150K          9.2
% greater than $150K  4.6

Median Household Income
-----------------------
1997          $49,414
2002          $50,838


1997 Average Disposable Income
---------------------------------
Total                     $42,262
Householder less than 35  $38,471
Householder 35-44         $45,349
Householder 45-54         $53,547
Householder 55-64         $50,158
Householder 65+           $24,269


Spending Potential Index*
-------------------------
Auto Loan             105
Home Loan             122
Investments           119
Retirement Plans      119
Home Repair           106
Lawn & Garden         111
Remodeling             99
Appliances            104
Electronics           108
Furniture             115
Restaurants           117
Sporting Goods        109
Theater/Concerts      115
Toys & Hobbies        108
Travel                119
Video Rental          102
Apparel               117
Auto Aftermarket      111
Health Insurance      103
Pet & Supplies        106

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI  FAX: (703) 243-6272            8/18/97

--------------------------------------------------------------------------------
                        ZIP CODE DEMOGRAPHIC REPORT
--------------------------------------------------------------------------------
          ZIP CODE   02155
  POST OFFICE NAME   MEDFORD, MA


Population
----------
1980         57,239
1990         56,852
1997         52,954
2002         51,767

Population Growth Rate  -1.0

Households
----------
1990          21,667
1997          20,473
2002          20,244

Household Growth Rate   -0.8
Average Household Size   2.5

Families
--------
1990          14,367
1997          13,573

Family Growth Rate      -0.8

Race          1990      1997
----          ----      ----
% White        93.4     91.2
% Black         4.1      5.0
% Asian/
  Pacific Isl.  2.0      3.1
% Hispanic*     1.7      2.4


1997 Age Distribution
---------------------
  0-4          5.3
  5-9          5.8
 10-14         5.3
 15-19         6.3
 20-24         6.5
 25-44        33.2
 45-64        20.6
 65-84        15.3
  85+          1.9
  18+         81.1

Median Age
----------
1990           34.7
1997           36.9

Male/Female Ratio        89

Per Capita Income   $19,629

1997 Household Income*
-------------------------
Base               20,474
% less than $15K     15.8
% $15K-25K           10.5
% $25K-50K           31.2
% $50K-100K          34.2
% $100K-150K          6.9
% greater than $150K  1.5

Median Household Income
-----------------------
1997          $43,283
2002          $44,483


1997 Average Disposable Income
---------------------------------
Total                     $35,523
Householder less than 35  $38,033
Householder 35-44         $38,242
Householder 45-54         $47,062
Householder 55-64         $45,862
Householder 65+           $19,566


Spending Potential Index*
-------------------------
Auto Loan             101
Home Loan             109
Investments           116
Retirement Plans      106
Home Repair           105
Lawn & Garden         105
Remodeling             94
Appliances            101
Electronics           100
Furniture             108
Restaurants           107
Sporting Goods        102
Theater/Concerts      106
Toys & Hobbies        103
Travel                111
Video Rental           99
Apparel               105
Auto Aftermarket      103
Health Insurance      102
Pet & Supplies        102

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI  FAX: (703) 243-6272            8/18/97

                                 EXHIBIT II-4
                 Sources of Personal Income/Employment Sectors

                                                                 August 18, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY/1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)


(25-000)   MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------------
ITEM                                                  1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                      130,466,394   133,890,016   136,623,485   141,403,618   146,994,304   154,736,460
  Nonfarm personal income                         130,289,025   133,712,207   136,712,614   141,171,609   146,718,194   154,521,042
  Farm income/2/                                      177,369       177,809       226,871       232,009       276,110       215,418

Population (thousands)/3/                             6,015.5       6,018.4       6,001.6       5,999.3       6,017.9       6,041.2
Per capita personal income (dollars)                   21,688        22,247        22,764        23,570        24,426        25,614

Derivation of total personal income
 Earnings by place of work                         96,936,682    98,744,794    98,577,403   103,882,534   108,486,211   114,277,019
 Less: Personal cont. for social insur./4/          6,137,478     6,422,066     6,525,035     6,860,241     7,185,092     7,687,132
 Plus: Adjustment for residence/5/                 -1,893,885    -1,961,021    -2,045,339    -2,132,645    -2,296,126    -2,489,003
 Equals: Net earn. by place of residence           88,905,319    90,361,707    90,007,029    94,889,648    99,004,993   104,100,884
 Plus: Dividends, interest, and rent/6/            23,656,499    23,630,183    23,952,815    22,818,390    23,529,419    24,696,803
 Plus: Transfer payments                           17,904,576    19,898,126    22,663,641    23,695,580    24,469,892    25,938,773

    Earnings by place of work
Components of Earnings:
 Wages and salaries                                80,826,993    82,193,743    81,440,430    85,235,713    88,431,692    92,925,455
 Other labor income                                 7,766,012     8,095,689     8,585,514     9,276,212     9,972,317    10,669,178
 Proprietors' income/7/                             8,343,677     8,455,362     8,551,459     9,370,609    10,082,202    10,682,386
  Farm proprietors' income                            108,379        97,066       147,074       153,747       190,816       132,542
  Nonfarm proprietors' income                       8,236,298     8,358,296     8,404,385     9,216,862     9,891,386    10,549,844

Earnings by Industry:
 Farm earnings                                        177,369       177,809       226,871       232,009       276,110       215,418
 Nonfarm earnings                                  96,759,313    98,566,985    98,350,532   103,650,525   108,210,101   114,961,601
  Private earnings:                                84,801,502    86,033,070    85,749,401    90,811,253    94,666,646    99,888,654

  Ag. Ser...for...and other/8/                        528,668       542,668       532,042       508,751       512,701       548,217
  Mining                                               61,489        57,420        51,758        54,636        56,773        65,002
  Construction                                      5,768,065     4,909,404     4,048,768     3,781,247     4,203,886     4,723,232
  Manufacturing                                    20,231,993    19,920,200    19,771,606    20,202,906    20,173,027    20,764,633
   Nondurable goods                                 5,804,355     5,830,709     5,869,519     6,146,542     6,378,046     6,765,204
   Durable goods                                   14,427,638    14,089,491    13,902,087    14,056,363    13,794,981    13,999,429
  Transportation and public utilities               4,775,636     5,012,580     5,123,206     5,383,127     5,562,071     5,827,207
  Wholesale trade                                   6,785,745     6,858,146     6,711,766     7,076,266     7,156,836     7,656,880
  Retail trade                                      9,690,859     9,421,002     9,161,811     9,478,094     9,730,590    10,262,761
  Finance, insurance, and real estate               7,341,887     7,716,759     7,769,004     9,112,939     9,693,408    10,279,644
  Services                                         29,616,879    31,594,891    32,579,440    35,213,288    37,577,354    39,761,078
 Government and government enterprises             11,957,811    12,533,915    12,601,131    12,839,272    13,543,455    14,172,947
  Federal, civilian                                 1,987,346     2,167,163     2,234,828     2,265,402     2,533,669     2,585,421
  Military                                            481,817       495,952       520,845       521,207       488,484       437,154
  State and local                                   9,488,648     9,870,800     9,845,458    10,052,663    10,521,302    11,150,372

---------------------
See footnotes at end of table.                                                                 REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                                      June 1996                                      BUREAU OF ECONOMIC ANALYSIS


                                                                 August 18, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY/1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)


(25-017)   MIDDLESEX                               MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------------
ITEM                                                  1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                       35,131,356    36,170,580    36,951,613    38,639,714    40,015,178    42,090,080
  Nonfarm personal income                          35,103,327    36,140,861    36,918,964    38,609,384    39,980,624    42,063,409
  Farm income/2/                                       28,029        29,719        32,649        30,330        34,554        26,671

Population (thousands)/3/                             1,400.8       1,398.3       1,394.6       1,395.9       1,395.9       1,403.3
Per capita personal income (dollars)                   25,080        25,867        26,497        27,681        28,622        29,994

Derivation of total personal income
 Earnings by place of work                         27,711,953    28,002,256    28,140,341    29,331,168    30,364,196    31,813,770
 Less: Personal cont. for social insur./4/          1,739,757     1,811,326     1,849,575     1,925,043     2,000,225     2,133,893
 Plus: Adjustment for residence/5/                 -1,117,801      -895,947      -874,376      -601,615      -430,157      -298,413
 Equals: Net earn. by place of residence           24,854,395    25,294,983    25,416,390    26,804,510    27,933,814    29,381,464
 Plus: Dividends, interest, and rent/6/             6,594,837     6,782,136     6,952,776     6,936,116     6,992,423     7,340,936
 Plus: Transfer payments                            3,682,124     4,093,461     4,582,447     4,900,088     5,088,941     5,367,680

    Earnings by place of work
Components of Earnings:
 Wages and salaries                                23,310,047    23,527,795    23,491,035    24,288,155    24,973,724    26,090,550
 Other labor income                                 2,243,503     2,310,424     2,467,408     2,631,592     2,791,974     2,967,702
 Proprietors' income/7/                             2,158,403     2,164,037     2,181,898     2,411,421     2,598,498     2,755,518
  Farm proprietors' income                             12,747        12,498        16,278        13,901        18,422        11,473
  Nonfarm proprietors' income                       2,145,656     2,151,539     2,165,620     2,397,520     2,580,076     2,744,046

Earnings by Industry:
 Farm earnings                                         28,029        29,719        32,649        30,330        34,554        26,671
 Nonfarm earnings                                  27,683,924    27,972,537    28,107,692    29,300,838    30,329,642    31,787,099
  Private earnings:                                25,232,633    25,376,557    25,488,505    26,676,687    27,534,666    28,952,368

  Ag. Ser...for fish and other/8/                  107,180       115,615       114,147       112,417       118,913       128,287
  Mining                                               15,345        14,541        12,989        13,997        12,485        13,345
  Construction                                      1,501,135     1,293,370     1,076,175     1,015,073     1,111,644     1,249,676
  Manufacturing                                     7,528,160     7,268,197     7,269,392     7,317,311     7,122,316     7,175,370
   Nondurable goods                                 1,385,745     1,398,471     1,417,143     1,502,791     1,515,399     1,659,679
   Durable goods                                    6,141,415     5,869,726     5,852,249     5,814,520     5,606,917     5,515,691
  Transportation and public utilities                 995,510     1,052,644     1,047,187     1,106,111     1,214,868     1,266,543
  Wholesale trade                                   2,484,804     2,484,599     2,415,243     2,491,890     2,438,911     2,621,774
  Retail trade                                      2,455,268     2,340,980     2,297,770     2,291,702     2,355,571     2,480,225
  Finance, insurance, and real estate               1,005,625     1,018,746     1,033,980     1,285,371     1,345,626     1,430,154
  Services                                          9,139,606     9,787,865    10,221,622    11,042,815    11,814,332    12,586,994
 Government and government enterprises              2,451,291     2,595,980     2,619,187     2,624,151     2,794,976     2,834,731
  Federal, civilian                                   448,609       464,841       527,038       522,541       645,111       644,798
  Military                                            247,824       248,502       264,747       264,628       228,651       189,384
  State and local                                   1,754,858     1,882,637     1,827,402     1,836,982     1,921,214     2,000,549

---------------------
See footnotes at end of table.                                                                 REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                                      June 1996                                      BUREAU OF ECONOMIC ANALYSIS


Footnotes for Table CADS

1/  1969-74 BASED ON 1967 SIC. 1975-87 BASED ON 1972 SIC. 1988-94 BASED ON 1987
    SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1996.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers; income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/  Includes the capital consumption adjustment for rental income of persons.

7/  Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola. NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than $50,000.  Estimates are included in totals.

(N) Data not available for this year.

                                                                 August 18, 1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY/1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(25-000)  MASSACHUSETTS

----------------------------------------------------------------------------------------------------------
Item                                         1989       1990       1991       1992       1993       1994
----------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment       3,717,433  3,612,433  3,438,111  3,409,452  3,461,906  3,532,259

By type:
 Wage and salary employment               3,280,393  3,160,333  2,987,389  2,964,158  3,012,636  3,074,350
 Proprietors' employment                    437,040    452,100    450,722    446,294    449,270    467,909
  Farm proprietors' employment                6,699      6,678      6,636      6,672      6,241      5,954
  Nonfarm proprietors' employment/2/        430,341    446,422    444,086    438,622    443,029    451,955

By Industry:
  Farm employment                            12,834     12,993     12,690     12,508     12,429     12,280
  Nonfarm employment                      3,704,599  3,599,440  3,425,421  3,396,944  3,449,477  3,519,979
   Private employment                     3,250,171  3,148,562  2,988,678  2,968,359  3,017,124  3,091,048
    Ag.serv..for..fish.. and other/3/        29,150     29,778     26,774     24,976     27,136     28,494
    Mining                                    2,842      2,676      2,357      2,198      2,327      2,448
    Construction                            187,106    156,005    128,682    122,878    129,407    138,114
    Manufacturing                           573,149    533,203    496,690    477,732    466,821    462,847
    Transportation and public utilities     141,975    144,033    137,771    134,280    138,266    142,656
    Wholesale trade                         190,807    181,644    171,510    170,299    166,662    172,827
    Retail trade                            623,923    593,419    556,298    554,380    561,577    578,805
    Finance, insurance, and real estate     306,631    295,778    279,510    269,795    274,662    282,197
    Services                              1,194,588  1,214,026  1,189,086  1,211,821  1,250,247  1,282,660
   Government and government enterprises    454,428    450,878    436,743    428,585    432,353    428,931
    Federal, civilian                        62,480     64,151     60,971     60,045     60,401     59,835
    Military                                 40,843     39,808     39,994     38,820     36,107     31,093
    State and local                         351,105    346,919    336,778    329,720    335,845    338,003

See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25             June 1996            BUREAU OF ECONOMIC ANALYSIS

                                                                                                             August 18, 1997

                                      FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY /1/
                                                For Counties and Metropolitan Areas
                                                         (number of jobs)

(25-017) MIDDLESEX   MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------
  Item                                                    1989        1990        1991        1992        1993        1994
----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment                    975,051     946,894     906,434     891,757     892,594     905,636

By Type:
  Wage and salary employment                            861,323      829,049     787,710     773,737     773,754     784,536
  Proprietors' employment                               113,728      117,845     118,724     118,020     118,840     121,100
    Farm proprietors' employment                            598          594         591         595         557         531
    Nonfarm proprietors' employment /2/                 113,130      117,251     118,133     117,425     118,283     120,569

By Industry:
  Farm employment                                         1,813        1,757       1,643       1,710       1,640       1,599
  Nonfarm employment                                    973,238      945,137     904,791     890,047     890,954     904,037
  Private employment                                    879,220      850,920     813,879     801,680     803,797     819,157
    Ag. serv.. for.. fish.. and other /3/                 5,281        5,126       4,870       4,542       5,007       5,254
    Mining                                                  772          723         675         608         609         593
    Construction                                         45,404       38,266      31,858      30,822      32,139      34,601
    Manufacturing                                       184,437      168,936     156,532     146,813     138,941     135,316
    Transportation and public utilities                  29,120       29,999      28,548      27,964      29,748      30,872
    Wholesale trade                                      62,699       58,831      54,646      53,596      50,282      52,202
    Retail trade                                        144,545      135,503     128,151     124,546     125,579     128,470
    Finance, insurance, and real estate                  58,603       55,480      52,009      49,286      50,674      52,230
    Services                                            348,359      358,056     356,591     363,504     370,818     379,619
  Government and government enterprises                  94,018       94,217      90,912      88,367      87,157      84,880
    Federal, civilian                                    15,213       15,477      16,127      15,869      15,577      15,288
    Military                                             16,183       14,353      13,897      13,246      11,613       9,568
    State and local                                      63,622       64,387      60,888      59,252      59,967      60,024

See footnotes at end of table.                             June 1996                       REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                                                                          BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

/1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
     SIC.

/2/  Excludes limited partners.

/3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

/4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates
     Valencia includes Cibola through the end of 1981.

/5/  La Paz county, AZ was separated from Yuma county on January 1, 1983.

/6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Pennisula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

 E    Estimate shown constitutes the major portion of the true estimate.

(D)  Not shown to avoid disclosure of confidential information.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.


                                                                                                             August 18, 1997

                                                     REGIONAL ECONOMIC PROFILE
                                                For Counties and Metropolitan Areas

(25-000) MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------
  Item                               1989            1990            1991            1992            1993            1994
----------------------------------------------------------------------------------------------------------------------------
  Place of Residence Profile

Total personal income ($000)     130,466,394     133,890,016     136,623,485     141,403,618     146,994,304     154,736,460
  Nonfarm personal income        130,289,025     133,712,207     136,396,614     141,171,609     146,718,194     154,521,042
  Far income                         177,369         177,809         226,871         232,009         276,110         215,418

Derivation of Total Personal Income
  Net earnings/1/                 88,905,319      90,361,707      90,007,029      94,889,648      99,004,993     104,100,884
  Transfer payments               17,904,576      19,898,126      222,663,641     23,695,580      24,469,892      25,938,773
    Income maintenance/2/          1,510,488       1,625,254       1,748,599       1,951,971       2,023,756       2,052,764
    Unemployment insurance           766,447       1,126,369       1,352,527       1,706,860       1,210,817         868,862
    Retirement and other          15,627,641      17,146,476      19,562,515      20,036,759      21,225,319      23,017,147
  Dividends, interests,
    and rent                      23,656,499      23,630,183      23,952,715      22,818,390      23,529,419      24,696,803

  Population (thousands)/3/          6,015.5         6,018.4         6,001.6         5,999.3         6,017.9         6,041.2

Per Capita Incomes ($)/4/
  Per capita personal income          21,688          22,247          22,764          23,570          24,428          25,614
  Per capita net earnings             14,779          15,014          14,997          15,817          16,452          17,232
  Per capita transfer payments         2,976           3,306           3,776          3,950            4,065           4,294
    Per capita income
      maintenance                        251             270             291             325             336             340
    Per capita unemployment
      insurance                          127             187             225             285             201             144
    Per capita retirement & other      2,598           2,849           3,260           3,340           3,527           3,810
  Per capita dividends, interest,
    & rent                             3,933           3,926           3,991           3,804           3,910           4,088

    Place of Work Profile

  Total earnings (place of
    work $000)                    96,936,682      98,774,794      98,577,403     103,882,534    108,486,211      114,277,019
    Wages and salaries            80,826,993      82,193,743      81,440,430      85,235,713     88,431,692       92,925,455
    Other labor income             7,766,012       8,095,689       8,585,514       9,276,212      9,972,317       10,669,178
    Proprietors' income            8,343,677       8,455,362       8,551,469       9,370,609     10,082,202       10,682,386
      Nonfarm proprietors'
        income                     8,235,298       8,358,296       8,404,385       9,216,862      9,891,386       10,549,844
      Farm proprietors'
        income                       108,376          97,066         147,074         153,747        190,816          132,542

  Total employment (full &
    part-time)                     3,717,433       3,612,433       3,438,111       3,409,452      3,461,906        3,532,259
    Wage and salary jobs           3,280,393       3,160,333       2,987,389       2,964,158      3,012,636        3,074,350
    Number of proprietors            437,040         452,100         450,722         445,294        449,270          457,909
      Number of nonfarm
        proprietors/5/               430,341         445,422         444,086         438,622        443,029          451,955
      Number of farm proprietors       6,699           6,678           6,636           6,672          6,241            5,954

  Average earnings per job ($)        26,076          27,335          28,672          30,469         31,337           32,352
  Wage & salary earnings
    per job ($)                       24,639          26,008          27,261          28,755         29,354           30,226
  Average earnings per nonfarm
    proprietor ($)                    19,137          18,765          18,925          21,013         22,327           23,343

See footnotes at end of table.                          June 1996                       REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                                                                       BUREAU OF ECONOMIC ANALYSIS

                                                               August 18, 1997

                           Regional Economic Profile
                      For Counties and Metropolitan Areas

(25-017) MIDDLESEX                                  MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------------
        Item                               1989            1990           1991            1992             1993           1994
-----------------------------------------------------------------------------------------------------------------------------------
        Place of Residence Profile
Total personal income ($000)                35,131,356   36,170,580       36,951,613     38,639,714      40,015,178    42,090,080
  Nonfarm personal income                   35,103,327   36,140,861       36,918,964     38,609,384      39,980,624    42,063,409
  Farm income                                   28,029       29,719           32,649         30,330          34,554        26,671

Derivation of Total Personal Income
  Net earnings 1/                           24,854,395   25,294,983       25,416,390     26,804,510      27,933,814    29,381,464
  Transfer payments                          3,682,124    4,093,461        4,582,447      4,900,088       5,088,941     5,367,680
    Income maintenance 2/                      222,575      237,931          258,952        289,447         303,509       309,269
    Unemployment insurance                     155,074      227,457          273,932        359,529         248,747       177,584
    Retirement and other                     3,304,475    3,628,073        4,049,563      4,251,112       4,536,685     4,880,827
Dividends, interest and rent                 6,594,837    6,782,136        6,952,776      6,935,116       6,992,423     7,340,936

Population (thousands) 3/                      1,400.8      1,398.3          1,394.6        1,395.9         1,398.0       1,403.3

Per Capita Incomes (s) 4/
  Per capita personal income                    25,080       25,867          26,497          27,681          28,622        29,994
  Per capita net earnings                       17,743       18,090          18,225          19,202          19,981        20,937
  Per capita transfer payments                   2,629        2,927           3,286           3,510           3,640         3,825
  Per capita income maintenance                    159          170             186             207             217           220
  Per capita unemployment insurance                111          163             196             258             178           127
  Per capita retirement & other                  2,359        2,595           2,904           3,045           3,245         3,478
  Per capita dividends, interest & rent          4,708        4,850           4,986           4,968           5,002         5,231

        Place of Work Profile

  Total earnings (place of work $000)       27,711,953    28,002,256     28,140,341      29,331,168      30,364,196    31,813,770
    Wages and salaries                      23,310,047    23,527,795     23,491,035      24,288,155      24,973,724    26,090,650
    Other labor income                        2,243,50     2,310,424      2,467,408       2,631,592       2,791,974     2,967,702
    Proprietors income                       2,158,403     2,164,037      2,181,898       2,411,421       2,598,498     2,744,045
        Nonfarm proprietors' inco            2,145,656     2,151,539      2,165,620       2,397,520       2,580,076     2,744,045
        Farm proprietors' income                12,747        12,498         16,278          13,901          18,422        11,473

Total employment (full & part-time)            975,051       946,894        906,434         891,757         892,594       905,636
  Wage and salary jobs                         861,323       829,049        787,710         773,737         773,754       784,536
  Number of proprietors                        113,728       117,845        118,724         118,020         118,840       121,100
    Number of nonfarm proprietors  /5          113,130       117,251        118,133         117,425         118,283       120,569
    Number of farm proprietors                     598           594            591             595             557           531

Average earnings per job ($)                    28,421        29,573        31,045          32,891          34,018         35,129
  Wage & salary earnings per job ($)            27,063        28,379        29,822          31,391          32,276         33,256
  Average earnings per nonfarm proprietor ($)   18,966        18,350        18,332          20,417          21,813         22,759

See footnotes at end of table.                                                                REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                      June 1996                                     BUREAU OF ECONOMIC ANALYSIS


Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/  Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/  La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(l) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N) Data not available for this year.

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)


 California Companies
 ____________________

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    47,532      391   12-31   10/72  49.87  4,854
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,095      246   12-31   05/59  78.94  4,479
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,218      154   06-30   10/83  28.63  1,440
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,103       92   12-31   12/85  45.19    841
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,886       82   12-31   01/71  21.69    580
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,193       25   12-31   12/83  33.75    357
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,678       26   12-31   05/86  19.87    520
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,534       33   12-31     /    11.50    222
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,096       45   12-31   05/86  25.50    331
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,631       23   03-31   03/96  19.62    367
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,295       18   12-31   10/91  34.00    195
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,238       13   12-31     /    24.75    240
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,191       36   12-31     /    39.31    236
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     984 M     19   06-30   06/95  14.87     93
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     909 M     14   12-31   04/94  15.75    113
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     838 M      6   12-31     /    15.63     41
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       810 M      9   12-31     /    17.50    137
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       781 M      8   06-30   12/93  20.50     96
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       615        9   06-30   06/96  19.62     97
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       504        8   12-31     /    27.25     63
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     422 M      7   12-31   02/95  16.37     53
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  15.12     35
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       371        3   12-31     /    15.37     45
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     119 M      3   12-31   01/96  10.50      9
 PAMM   PacificAmerica Money Ctr of CA (3)  OTC    Los Angeles CA     Div.       112 M      1   12-31   06/96  25.00     48


 Florida Companies
 _________________

 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,730       56   12-31   11/83  15.87    285
 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,649 M      1   12-31     /    42.87  1,149

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Florida Companies (continued)
 _____________________________
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,807       14   09-30   12/85  11.62    103
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,558 M     40   09-30   09/93  32.75    165
 HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift   1,117       23   09-30   01/94  45.75    227
 FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift     927 M     20   12-31   01/94  24.00    162
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     682 M     19   12-31   10/94  25.62    130
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     387        9   12-31   01/94  29.00     67
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       320 M     11   12-31   10/88   5.44     46


 Mid-Atlantic Companies
 ______________________

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,087       87   12-31   08/86  19.37  2,009
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,300       82   06-30   01/94  64.00  2,883
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,898      120   12-31   08/86  14.87  1,041
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,665       46   12-31   11/93  46.50    975
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,909       36   09-30   04/94  38.59    925
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032 M     34   11-30   04/86  47.75    697
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY, MA     Thrift   3,602       71   06-30   04/92  38.13    489
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,552       15   12-31   06/93  26.63    469
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   3,284       29   09-30   01/88  30.87    667
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,159        6   12-31   01/97  23.87  1,042
 GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.     2,571 M     14   12-31   06/87  21.94    301
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,567       15   12-31   03/90  27.25    338
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,289       39   06-30   06/96  17.50    299
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,071       18   03-31   08/94  20.25    214
 HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift   2,044       31   12-31   01/94  26.00    292
 NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift   1,997 M     53   06-30   11/94  18.75    438
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,927 M     28   06-30   03/94  29.87    262
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,782       20   12-31   09/93  37.00    162
 JSB    JSB Financial, Inc. of NY           AMEX   New York City NY   Thrift   1,531 M     13   12-31   06/90  44.13    434
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,509       16   12-31   11/86  14.25    177
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,467       13   12-31   11/93  51.44    524
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448       10   12-31   07/96  33.75    290

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 __________________________________
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,322       17   06-30   07/94  29.50    142
 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,315       15   06-30   06/96  19.00    249
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,162       22   06-30   02/84  25.50    179
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157       25   02-28   06/87  45.87    147
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,033       16   12-31   07/92  27.75    202
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     991       28   06-30   07/87  29.25    119
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     880       13   12-31   11/85   7.63     96
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     879       17   12-31   08/84  30.50    117
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     860        7   12-31   11/95  20.69    165
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     811 M     17   09-30   08/92  24.19     69
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     750       13   12-31   03/96  17.25    138
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     740 M     10   09-30   10/94  16.87    186
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     714        7   12-31   06/95  16.37    107
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     706 M      9   12-31   06/90  16.00     85
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     692       15   12-31   12/86  34.00    100
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     673       16   12-31   10/95  18.87     89
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     641       14   06-30   07/94  19.25     79
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     631       14   12-31   08/95  28.13    254
 FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift     579 D      4   03-31   01/95  32.50    100
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     555       18   12-31   12/88  26.00     62
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     522       10   12-31   04/87  20.00     54
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     520        4   09-30   09/86  20.62     63
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       505 M     10   07-31   10/95  19.87     72
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     482 M      8   07-31   12/93  33.00     76
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     478 M      9   12-31   12/95  15.75     69
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       419        9   12-31   07/83  13.25     51
 CNY    Carver Bancorp, Inc. of NY          OTC    New York, NY       Thrift     414        8   03-31   10/94  12.62     29
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     411        4   12-31   04/93  27.75     57
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     379        6   12-31   03/87  22.87     55
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     371        8   12-31   11/89  21.75     62
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363        8   09-30   06/88  21.25     33
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     357        9   12-31   01/95  21.25     50
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     337        4   09-30   08/87  25.00     41

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 __________________________________
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     321        5   09-30   01/95  27.12     33
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     305 M      6   06-30   03/87  21.75     45
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     300        6   12-31   01/96  17.37     48
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     296 M      4   09-30   09/93  37.50     23
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     295        5   06-30   11/93  27.25     48
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     288        4   09-30   04/96  16.75     51
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  19.25     58
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        3   09-30   04/96  16.31     77
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     282        5   09-30   08/94  20.62     36
 LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift     282 M      1   06-30   05/94  22.00     76
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       263 M      2   12-31   06/85  13.50     17
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     261        0   12-31   06/96  22.00     47
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     258 M      4   07-31     /     7.00     30
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256        6   09-30   04/96  18.37     36
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     244        7   12-31   03/95  16.25     53
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     229 P      9   12-31   07/97  14.75     41
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Ret.       228        6   12-31   03/85  23.50     17
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     217        4   04-30   11/94  18.50     33
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216        9   03-31   08/94  19.12     32
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     209 M      6   06-30   02/87  21.50     31
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  16.25     52
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     177        6   12-31   04/97  14.37     30
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173        3   12-31   06/95  19.25     24
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  13.50     31
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     136        0   12-31   06/96  16.50     15
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  17.50     26
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  14.66     33
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     111        2   03-31   06/96  23.25     15
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104 M      2   06-30   01/97  15.37     17
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100        5   09-30   04/96  15.12     22
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      66 M      2   09-30   07/93  24.25      6
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48 M      3   12-31   07/96  15.50      9

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,565      155   12-31   01/88  53.06  2,451
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,097      107   06-30   12/84  40.56    874
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,931      129   12-31   12/80  31.37  1,136
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,611       52   12-31   05/87  23.12    786
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,647 M     42   06-30   01/94 100.25    923
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236 M     20   12-31   01/90  31.50    485
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,098       33   03-31   01/92  45.00    389
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,046       45   12-31   03/94  33.25    459
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,575       14   12-31   08/94  25.25    409
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,926       33   03-31   07/92  53.00    240
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646       13   09-30   06/93  34.75    184
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,609       37   12-31   02/85  19.00    156
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530 M     44   12-31   11/89  24.25    222
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,521       28   12-31   08/83  20.75    219
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   1,519 M     15   12/31     /    19.25    263
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,404       14   09-30   07/92  31.37    168
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  30.75    153
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,020       15   09-30   03/92  44.25    143
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     861       26   12-31   08/94  25.50    125
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     845       17   12-31   06/90  26.00    132
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     708       25   06-30   12/89  16.87    137
 NASB   North American SB of MO             OTC    KS,MO              M.B.       689 M      7   09-30   09/85  51.00    115
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     683       16   06-30   01/88  31.00    105
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       673       22   12-31   07/92  10.50     45
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     638       20   12-31   12/83  26.87    119
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       635 M     13   03-31   01/88  16.50     83
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607        5   12-31   04/95  14.50     51
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     603       13   12-31     /    14.00     71
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599       10   06-30   06/93  28.13    117
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     567        7   12-31   06/94  24.87    105
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     562       19   06-30   04/92  22.37     67
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     552        9   06-30   10/95  15.12    141
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     535       12   12-31   05/96  21.12    103
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     525        4   12-31   03/96  16.12     90
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     497        5   06-30   02/92  40.50     85

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ______________________________
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490        5   09-30   12/93  21.50     60
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       472 M      7   12-31     /    18.50     59
 FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift     469       13   06-30   07/92  25.00     71
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     447        3   06-30     /    11.50     37
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     433       12   03-31   04/94  24.75     50
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427       12   12-31   03/92  27.00     34
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     418       12   12-31   07/95  16.12     57
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     410        3   06-30   01/94  22.50     32
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409        9   09-30   06/94  30.25     59
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     400 M      6   12-31   07/94  24.00     55
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     398        8   12-31   03/87  18.37     59
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     397        5   12-31   03/94  20.25     38
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393        8   09-30   12/95  21.25     88
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     379        6   09-30   04/94  23.50     38
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     378        6   12-31   06/92  20.87     55
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     378       11   09-30   10/94  18.12     55
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     377        8   06-30   07/87  22.25     93
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       370 M     12   09-30   09/93  17.37     47
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356 M      9   06-30   12/92  21.00     54
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353        5   12-31   09/96  17.50    120
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     347       10   12-31   08/95  14.50     77
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     346       10   12-31   03/85  26.50     51
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342        9   12-31   01/93  29.87     43
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335        9   09-30   03/95  21.37     54
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     332        9   12-31   06/90  16.00     27
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     329        8   12-31   07/94  38.00     57
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317        4   09-30   08/88  16.00     32
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312        1   12-31   06/92  26.25     65
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288        6   09-30   07/87  25.87     59
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     287        6   06-30   11/90  24.50     28
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272        6   12-31   05/96  16.75     43
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     271 M      6   03-31   09/93  27.00     67
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       270        1   06-30   04/87  36.00     25

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ______________________________
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     257 M      5   09-30   10/94  19.50     39
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     252 M      6   03-31   06/93  17.75     40
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250 M      4   06-30   08/87   9.25     23
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     243        7   06-30   12/93  16.00     30
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     235        2   06-30   06/93  23.50     31
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     234 M      4   09-30   03/94  20.75     35
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230 M      4   12-31   02/93  23.25     28
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228        5   09-30   03/94  21.50     37
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     227        7   12-31   01/88  20.00     24
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     213        4   12-31   03/96  16.50     54
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     212 M      3   07-31   12/96  16.75     42
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208        3   09-30   04/95  17.25     45
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202        7   12-31   04/95  16.50     32
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     201        6   09-30   06/92  18.25     29
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     201 M      9   12-31   07/92  22.25     36
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     200        2   09-30   10/94  13.87     32
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     200        4   06-30   04/95  18.75     59
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      6   06-30   05/97  14.00     37
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     188 M      4   12-31   02/95  20.50     19
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     178 M      5   09-30   05/94  21.00     44
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     176        3   12-31   08/96  16.75     41
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     174        3   12-31   07/96  16.62     21
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173        2   06-30   03/93  23.50     42
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     173 M      3   12-31   06/95  16.75     30
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166 M      8   06-30   04/94  17.25     28
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     165        3   12-31   04/97  15.50     32
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     164        6   06-30   08/93  16.50     35
 JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift     164 M      4   12-31   04/95  17.62     22
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     160 M      6   06-30   12/93  24.00     28
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     158 M      3   06-30   04/93  28.00     20
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     156        3   06-30   03/95  15.00     26
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     150 M      2   06-30   04/95  23.50     34
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     147        4   12-31   11/92  34.50     12

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ______________________________
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     138 M      3   12-31   12/96  16.75     20
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     137        3   12-31   06/95  17.37     31
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135        2   12-31   09/96  15.37     43
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  14.50     19
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     128 M      3   06-30   07/95   9.38     32
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     128        3   09-30   03/94  16.75     24
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     124 M      6   09-30   10/92   9.62     16
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     121        4   12-31   12/93  24.25     12
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   12-31   12/93  22.00     22
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     111        2   09-30   10/93  12.75     13
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109 M      1   06-30   04/95  12.37     21
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.00     30
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  16.50     29
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     108        3   03-31   09/95  16.50     14
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     108 M      5   09-30   04/95  21.75     15
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  15.87     32
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     104 P      4   06-30   07/97  11.75     19
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99 M      2   06-30   10/96  20.00     34
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98 M      5   12-31   06/96  17.12     28
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      97 M      3   06-30   02/95  15.00     14
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      97        2   09-30   06/95  10.50     16
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  15.75     13
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95 M      2   06-30   09/96  17.87     18
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  16.50     35
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  15.00     14
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 M      3   06-30   12/94  15.25     14
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      91 M      4   06-30   08/95  16.25     13
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      90 M      2   09-30   09/96  17.25     26
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89 M      2   06-30   08/95  12.62     17
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88 M      1   06-30   01/94  13.37     13
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      86        3   06-30   06/94  18.87      8
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      86        2   06-30   01/94  21.50     17
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.50     23

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ______________________________
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        85        2   12-31   10/93  18.25      8
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83        1   12-31   06/95  14.00     18
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  11.75     11
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      83        1   12-31   11/96  14.62     32
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      80 M      1   09-30   02/95  20.50     17
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79 M      3   06-30   03/95  16.25     12
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      75        2   06-30   02/95  15.00     19
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71 M      2   06-30   03/95  12.62      7
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  15.63     13
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68 M      1   06-30   12/96  15.12     14
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      64        2   12-31   01/95  17.62     19
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61        1   12-31   01/95  20.00     19
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60        2   09-30   06/95  18.50     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59        1   09-30   06/96  16.62     19
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  14.12     19
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  12.50     12
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47 M      1   June    04/96   8.50     21
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  21.00      7
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.25     15
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39 M      1   06-30   07/96  15.12      7
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38 M      1   09-30   04/96  15.25      8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36 M      1   03-31   12/95  15.00     11


 New England Companies
 _____________________

 PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.     7,870       97   12-31   07/88  26.75  1,633
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,944       77   12-31   12/86  50.00    599
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     5,591      132   12-31   12/86  38.19  1,045
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,013       19   09-30   02/87  32.75    206
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     1,859       43   12-31   02/87  18.87    248
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,435       24   12-31   02/95  30.00    167
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,251       12   12-31   05/86  29.87    154

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 _________________________________
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,245       15   12-31   08/87  16.50    124
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090       11   12-31   10/95  25.00    162
 MDBK   Medford Bank of Medford MA (3)      OTC    Eastern MA         Thrift   1,073       16   12-31   03/86  30.00    136
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,021       12   03-31   01/97  18.94    165
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     984       12   12-31   06/87  31.87     85
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       941 M     10   12-31   10/95  19.50    116
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     905       14   12-31   05/86  52.75    141
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     874       11   12-31   07/86  26.50    136
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     824       14   12-31   06/96  21.62    114
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     713       19   12-31   11/86  24.50    133
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  33.25     80
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       616       11   12-31   05/86  39.37     98
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     606       15   12-31   12/81  37.75     87
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     566       11   12-31   10/86   6.50     91
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  16.25     58
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       515        5   12-31   07/86   4.00     67
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       501        7   12-31   06/86  29.25     54
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     475 M     11   12-31   07/86  33.50     64
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Thrift     432        9   12-31   10/93  25.75     54
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     428        3   12-31   07/86  30.00     76
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425        8   12-31   09/86  21.00     47
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     366        5   12-31   05/86  11.12     48
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       358        6   12-31   07/86  17.87     68
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323       13   06-30   02/86  13.00     50
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  19.50     38
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     313 M     10   12-31   05/86  16.75     34
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     259        3   12-31   02/88  17.19    102
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  14.75     19
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238        7   12-31   12/86  15.50     24
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     218        5   12-31   12/88  23.06     30
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     199        2   12-31   08/88  20.62     38
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189        5   12-31   05/93  23.50     28
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       187        5   12-31   11/86   4.94     32

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 _________________________________
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     152        7   12-31     /    10.62     14
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     149 P      4   09-30   10/96  15.87     23
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       140 M      8   12-31   06/93  13.00     16
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     125 M      4   04-30   12/87  18.62     17
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94        2   09-30   03/96  17.00     25
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94 M      3   12-31     /    11.00      8
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      60        2   03-31   11/89  25.00      6


 North-West Companies
 ____________________

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    48,764      290   12-31   03/83  62.37  7,881
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,760       89   09-30   11/82  26.62  1,263
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,833       31   12-31     /    39.75    319
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,686       41   06-30     /    17.75     99
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  24.50    258
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728        7   09-30   10/95  19.31    193
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     519       12   03-31   08/86  15.00    111
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       432        6   12-31   12/85  21.75     59
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352 M      6   06-30   08/92  14.75     38
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       230        9   03-31   10/93  27.00     65
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     154 P      5   03-31   07/97  18.25     36
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  15.25     40


 South-East Companies
 ____________________

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,667       32   09-30   11/83  31.25    199
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,488       20   12-31   10/94  24.75    244
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,353       63   06-30   03/91  25.25    347
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,248 M     31    9-30   12/83  22.50    174
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     939 M     25   12-31   04/95  24.50    169
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     895        8   06-30   12/95  16.00    275

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 ________________________________
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817 M     23   06-30   01/78  24.00    139
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     710       15   12-31   08/92  50.75     84
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     666 D     10   03-31   04/86  16.87     77
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     665       19   12-31   12/85  15.87     84
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       618       12   12-31   11/80  13.62     68
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     559       11   12-31   10/94  29.25    132
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     503        9   09-30   09/90  24.87    115
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     465 P      5   06-30   07/97  35.75    158
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     407 P     12   12-31   07/97  34.19     83
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     394 M      9   09-30   04/95  18.75     64
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     352       17   03-31   08/91  24.50     37
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335 M     11   06-30   10/93  14.00     61
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       326 M      9   03-31   03/86  30.00     55
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     294        5   06-30   01/94  20.50     75
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       276        9   12-31   07/80  12.00     37
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  21.62     59
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     242        2   09-30   10/96  19.25     87
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228        8   12-31     /    40.50     31
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     223 D      5   09-30   10/96  39.00     59
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222 M      4   12-31   12/86  14.25     29
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206 M      1   09-30   03/96  18.37     85
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       190       12   12-31     /     2.00      2
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175        3   03-31   03/88  21.75     28
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     175        3   09-30   04/96  17.50     75
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171        5   09-30   07/95  22.50     40
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156        9   09-30   02/87   7.25     22
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135        3   09-30   08/94  24.75     28
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     129 M      3   06-30   07/93  24.00     37
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     123        3   12-31   04/97  15.75     54
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     123        2   06-30   12/95  11.00     30
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109 M      4   06-30   11/96  17.37     32
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  20.00     17
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106        3   12-31   12/93  18.50     16

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 ________________________________
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  21.50     41
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 M      4   06-30   10/95  15.50     19
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     101        4   12-31   07/95  16.50     14
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100 M      1   06-30   12/96  79.00     32
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      93 M      2   09-30   02/95  16.37     13
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        80 M      1   12-31     /    11.62     98
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 M      1   09-30   12/96  15.50     18
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  17.00     33
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      1   06-30   07/94  21.06     15
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      33        1   12-31   07/96  16.75     16


 South-West Companies
 ____________________

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,964       40   12-31     /    29.75    148
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  31.75     26
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226        6   09-30   04/96  17.00     42
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     177        7   03-31   11/91  16.53     19
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     113        2   09-30   01/95  19.25     20
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     105        3   12-31   08/86   6.62      8
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87 M      1   06-30   06/95  19.00     16


 Western Companies (Excl CA)
 ___________________________

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,510 M     26   12-31   01/96  17.50    290
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     956       35   06-30   01/94  21.75    121
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       568       16   12-31   03/84  18.50    126
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 M      4   12-31   09/86  23.50     29
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      89        2   12-31   09/93  22.75     14
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      54        1   09-30   03/96  14.12     13

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 26, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 08/26/97

                                 EXHIBIT III-2
                         New England Peer Institutions

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1706 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                 Exhibit III-2
                          Market Pricing Comparatives
                         Prices As of August 15, 1997


                                          Market       Per Share Data
                                      Capitalization   --------------
                                     ----------------   Core    Book             Pricing Ratios(3)
                                      Price/   Market  12-Mth  Value/  ------------------------------------
Financial Institution                Share(1)  Value   EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE
---------------------                --------  ------  ------  ------  -----  ------  -----  ------  ------
                                        ($)    ($MIL)    ($)     ($)    (X)     (%)    (%)     (%)     (X)

SAIF-Insured Thrifts                   21.88   147.75   1.15    15.76  21.03  138.23  17.28  142.95   18.56
Special Selection Grouping(8)          20.34    53.06   1.47    13.17  13.17  155.22  14.05  161.26   15.04

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
BKCT  Bancorp Connecticut of CT        30.00    76.02   2.03    17.32  13.95  173.21  17.75  173.21   14.78
CEBK  Central Co-Op, Bank of MA        19.50    38.32   1.46    17.07  13.54  114.24  11.94  128.29   13.36
-----------------------------------------------------------------------------------------------------------
EIRE  Emerald Island Bancorp, MA       21.00    47.17   1.60    13.39  13.82  156.83  11.10  156.83   13.13
-----------------------------------------------------------------------------------------------------------
LSBX  Lawrence Savings Bank of MA      11.12    47.53   1.38     7.45   7.94  149.26  12.97  146.26    8.06
NHTB  NH Thrift Bancshares of NH       16.75    34.19   0.65    11.47     NM  146.03  10.92  172.33   25.77
-----------------------------------------------------------------------------------------------------------
NHSB Newmil Bancorp. of CT             13.00    49.84   0.65     8.27  19.12  157.19  15.43  157.19   20.00
-----------------------------------------------------------------------------------------------------------
POBS  Portsmouth Bank Shrs Inc
        of NH(7)                       17.19   101.54   0.91    11.39  16.69  150.92  39.14  150.92   18.89
PETE  Primary Bank of NH(7)            25.75    53.79   1.47    14.33  20.77  179.69  12.46  179.94   17.52
SMCB  Sandwich Co-Op, Bank of MA       33.50    63.85   2.27    20.55  14.96  163.02  13.44  171.01   14.76
WRNB  Warren Bancorp of Peabody MA     17.87    67.57   1.71     9.82   8.89  181.98  18.67  181.98   10.45


                                             Dividends(4)                  Financial  Characteristics(6)
                                       ------------------------  -------------------------------------------------
                                                                                           Reported        Core
                                       Amount/          Payout   Total   Equity/  NPAs/  ------------  -----------
Financial Institution                   Share   Yield  Ratio(5)  Assets  Assets  Assets   ROA    ROE    ROA   ROE
---------------------                  -------  -----  --------  ------  ------  ------  -----  -----  ----  -----
                                         ($)     ($)      (%)    ($MIL)    ($)     (%)    (%)    (%)    (%)   (%)

SAIF-Insured Thrifts                     0.38    1.77    29.26    1,147   12.97   0.78    0.54   5.54  0.75   7.54
Special Selection Grouping(8)            0.51    2.20    29.84      376    9.05   0.92    1.13   12.8  1.10  12.38

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
BKCT  Bancorp Connecticut of CT          1.00    3.33    49.26      428   10.25   1.19    1.32  12.60  1.24  11.90
CEBK  Central Co-Op, Bank of MA          0.32    1.64    21.92      321   10.45   0.88    0.88   8.78  0.90   8.90
------------------------------------------------------------------------------------------------------------------
EIRE  Emerald Island Bancorp, MA         0.28    1.33    17.50      425    7.08   0.40    0.85  12.35  0.89  13.00
------------------------------------------------------------------------------------------------------------------
LSBX  Lawrence Savings Bank of MA        0.00    0.00     0.06      366    8.69   0.30    1.75  20.90  1.73  20.60
NHTB  NH Thrift Bancshares of NH         0.50    2.99       NH      313    7.48   1.03    0.33  4.460  0.49   6.59
------------------------------------------------------------------------------------------------------------------
NHSB Newmil Bancorp. of CT               0.24    1.85    36.92      323    9.81   1.11    0.83   8.14  0.79   7.78
------------------------------------------------------------------------------------------------------------------
POBS  Portsmouth Bank Shrs Inc
        of NH(7)                         0.60    3.49    65.93      259   25.93   0.50    2.29   9.13  2.02   8.07
PETE  Primary Bank of NH(7)              0.00    0.00     0.06      432    6.93   0.82    0.61   9.35  0.73  11.09
SMCB  Sandwich Co-Op, Bank of MA         1.20    0.58    52.86      475     8.24  1.28    0.94  11.30  0.95  11.45
WRNB  Warren Bancorp of Peabody MA       0.52    2.91    30.41      358    10.37  1.15    2.13  22.09  1.81  18.79

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
     P/TB = Price to tangible book value; and P/CORE = Price to core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and asset balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes New England Companies; Assets $250 = $500 Million;

Source: Corporate reports, offering circulars, and RP Financial, LC, calculations. The information provided in report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3
                         New England Peer Institutions

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                 Exhibit III-3
                          Market Pricing Comparatives
                         Prices As of August 15, 1997


                                          Market       Per Share Data
                                      Capitalization   --------------
                                     ----------------   Core    Book             Pricing Ratios(3)
                                      Price/   Market  12-Mth  Value/  ------------------------------------
Financial Institution                Share(1)  Value   EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE
---------------------                --------  ------  ------  ------  -----  ------  -----  ------  ------
                                        ($)    ($MIL)    ($)     ($)    (X)     (%)    (%)     (%)     (X)

SAIF-Insured Thrifts                   21.88   147.75   1.15    15.76  21.03  138.23  17.28  142.95   18.56
Special Selection Grouping(8)          17.78    21.05   1.43    12.97  16.24  142.92  13.48  145.09   15.56

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AF SALA Bancorp, Inc. of NT      15.87    23.09   0.61    14.05  26.02  112.95  15.45  112.95   26.02
BSBC  Branford SB of CT(7)              4.94    32.40   0.32     2.64  15.44  187.12  17.37  187.12   15.44
FCB   Falmouth Co-Op Bank of MA        17.00    24.74   0.49    15.40     NM  110.39  26.36  110.39      NM
-----------------------------------------------------------------------------------------------------------
FCME  First Coastal Corp. of ME        10.62    14.43   4.36    10.35   2.36  102.61   9.47  102.61    2.44
HIFS  Hingbam Inst. for Sav. of MA     23.05    30.05   1.86    15.62  12.40  147.63  13.81  147.63   12.40
HPBC  Home Port Bancorp, Inc. of MA    20.62    37.98   1.71    11.39  11.99  181.04  19.11  181.04   12.06
IPSW  Ipswich SB of Ipswich MA         23.50    27.92   1.32     9.11  13.99  257.98  14.74  257.96   17.80
-----------------------------------------------------------------------------------------------------------
KSBK  KSB Bancorp of Kingfield ME(7)   13.00    16.09   1.08     8.10  12.50  160.49  11.50  170.60   12.04
MFLR  Mayflower Co-Op Bank of MA       18.62    16.57   1.30    13.21  14.00  140.95  13.29  143.45   14.32
-----------------------------------------------------------------------------------------------------------
MCBN  Mid-Coast Bancorp of ME          25.00     5.83   1.66    22.05  23.58  113.33   9.75  113.33   15.06
-----------------------------------------------------------------------------------------------------------
MBN   Northeast Bancorp of ME          14.75    18.81   0.86    13.49  15.86  109.34   7.60  126.50   17.15
-----------------------------------------------------------------------------------------------------------
NTMG  Nutmeg FS&LA of CT               11.00     7.98   0.44     7.35  28.21  149.66   8.52  149.66   25.00
TBK   Tolland Bank of CT               15.50    24.18   1.16    10.60  13.96  146.23  10.15  150.49   13.35
-----------------------------------------------------------------------------------------------------------


                                             Dividends(4)                  Financial  Characteristics(6)
                                       ------------------------  -------------------------------------------------
                                                                                           Reported        Core
                                       Amount/          Payout   Total   Equity   NPAs   ------------  -----------
Financial Institution                   Share   Yield  Ratio(5)  Assets  Assets  Assets   ROA    ROE    ROA   ROE
---------------------                  -------  -----  --------  ------  ------  ------  -----  -----  ----  -----
                                         ($)     (%)      (%)    ($MIL)    (%)     (%)    (%)    (%)    (%)   (%)

SAIF-Insured Thrifts                     0.38    1.77    29.26    1,147   12.97   0.78    0.54   5.54  0.75   7.54
Special Selection Grouping(8)            0.32    1.63    26.34      160   10.00   1.04    1.16   9.57  1.14   9.43

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFCO  AFSALA Bancorp, Inc. of NT         0.15    1.01    26.23      149   13.68     NA    0.59   4.34  0.59   4.34
BSBC  Branford SB of CT(7)               0.08    1.62    25.00      187    9.28   1.42    1.16  12.75  1.16  12.75
FCB   Falmouth Co-Op Bank of MA          0.20    1.18    40.82       94   23.88   0.07    0.84   3.43  0.79   3.23
------------------------------------------------------------------------------------------------------------------
FCME  First Coastal Corp. of ME          0.00    0.00     0.00      152    9.23   2.01    4.21     NM  4.08     NM
HIFS  Hingham Inst. for Sav. of MA       0.48    2.08    25.81      218    9.35   0.41    1.21  12.69  1.21  12.60
HPBC  Home Port Bancorp, Inc. of MA      0.80    3.88    46.78      199   10.56   0.08    1.67  15.78  1.66  15.69
IPSW  Ipswich SB of Ipswich MA           0.24    1.02    18.18      189    5.71   1.52    1.21  20.41  0.95  16.04
------------------------------------------------------------------------------------------------------------------
KSBK  KSB Bancorp of Kingfield ME(7)     0.08    0.62     7.41      140    7.16   1.70    0.96  13.72  1.00  14.25
MFLA  Mayflower Co-Op Bank of MA         0.60    3.22    46.15      125    9.43   1.03    1.00  10.42  0.98  10.11
------------------------------------------------------------------------------------------------------------------
MCBN  Mid-Coast Bancorp of ME            0.52    2.08    31.33       60    8.60   0.73    0.43   4.92  0.67   7.71
------------------------------------------------------------------------------------------------------------------
MBN   Northeast Bancorp of ME            0.32    2.17    17.21      218    6.95   1.37    0.51   6.99  0.47   6.47
------------------------------------------------------------------------------------------------------------------
NTMG  Nutmeg FS&LA of CT                 0.00    0.00     0.00       94    5.69     NA    0.31   5.46  0.35   6.16
TBK   Tolland Bank of CT                 0.20    1.29    17.24      238    6.94   2.13    0.75  11.37  0.78  11.89
------------------------------------------------------------------------------------------------------------------

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity asset balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes New England Companies; Assets less than $250 Million.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-1
                                 Stock Prices:
                             As of August 15, 1997

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                           Exhibit IV-1A
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     _____________________________________________

     SAIF-Insured Thrifts(304)                     21.80   5,467   154.7        22.97   14.95   21.69    0.31  191.94    26.17
     NYSE Traded Companies(8)                      39.81  38,507 1,743.3        42.22   24.94   39.76    0.07  264.18    26.51
     AMEX Traded Companies(17)                     19.58   4,784   116.6        21.23   13.62   19.54    0.46  319.46    22.48
     NASDAQ Listed OTC Companies(279)              21.39   4,507   108.8        22.49   14.73   21.28    0.31  179.72    26.38
     California Companies(21)                      26.21  18,883   739.4        27.78   16.27   26.14    0.36  126.40    30.12
     Florida Companies(6)                          26.42  12,199   353.9        27.35   15.37   26.50    0.56  159.59    39.66
     Mid-Atlantic Companies(58)                    22.84   6,425   154.4        23.88   14.85   22.76    0.62  178.01    34.14
     Mid-West Companies(147)                       20.63   3,371    87.7        21.60   14.55   20.37    0.54  216.04    23.08
     New England Companies(10)                     24.67   4,651   140.4        25.14   15.95   24.72    0.42  338.93    33.74
     North-West Companies(7)                       22.82  12,610   325.1        23.87   16.71   23.13   -1.18  158.41    20.52
     South-East Companies(42)                      21.44   3,622    74.6        23.60   15.68   21.58   -0.57  159.14    22.52
     South-West Companies(7)                       19.99   1,785    39.9        20.59   13.05   19.97    0.11   -1.93    22.97
     Western Companies (Excl CA)(6)                19.69   5,288    98.8        21.06   14.72   19.94   -1.01  279.05    16.92
     Thrift Strategy(240)                          20.74   3,584    82.1        21.78   14.52   20.64    0.28  169.59    24.93
     Mortgage Banker Strategy(37)                  27.29  13,181   481.8        28.56   17.55   27.12    0.11  251.42    33.52
     Real Estate Strategy(11)                      23.23   7,531   199.4        24.17   14.51   22.73    2.58  201.83    34.18
     Diversified Strategy(12)                      29.85  23,678   787.6        33.56   18.25   29.78    0.67  184.83    26.32
     Retail Banking Strategy(4)                    15.56   3,472    59.4        17.94   11.38   15.91   -2.26  346.07    15.18
     Companies Issuing Dividends(254)              22.00   5,331   154.9        23.17   15.12   21.97    0.19  203.07    25.59
     Companies Without Dividends(50)               20.69   6,218   153.1        21.88   14.01   20.14    0.99  116.60    29.89
     Equity/Assets (less than)6%(23)               24.87  17,391   527.9        26.16   15.23   24.17   -0.28  153.11    33.69
     Equity/Assets 6-12%(147)                      24.14   5,734   180.8        25.28   15.91   24.08    0.21  205.56    29.61
     Equity/Assets (more than)12%(134)             18.89   3,189    65.1        20.06   13.91   18.82    0.51  160.31    20.94
     Converted Last 3 Mths (no MHC)(5)             22.92   2,546    65.9        23.95   21.52   22.82    0.39    0.00    -9.62
     Actively Traded Companies(42)                 29.51  17,211   626.9        31.29   19.19   29.76   -0.95  209.10    31.58
     Market Value Below $20 Million(63)            16.95     892    14.2        17.77   12.44   16.86    0.59  222.47    22.08
     Holding Company Structure(269)                21.82   5,279   154.1        22.96   15.10   21.71    0.24  174.13    24.90
     Assets Over $1 Billion(62)                    31.29  17,248   586.4        33.01   20.07   31.01   -0.29  222.61    29.69
     Assets $500 Million-$1 Billion(49)            21.41   5,442   105.0        22.59   13.95   21.31    0.33  209.78    32.01
     Assets $250-$500 Million(68)                  21.88   2,512    51.9        22.73   15.05   21.81    0.56  175.50    29.00
     Assets less than $250 Million(125)            17.48   1,498    24.8        18.55   12.89   17.42    0.46  124.29    20.55
     Goodwill Companies(121)                       24.85   8,828   256.0        26.17   16.19   24.80    0.28  215.58    29.09
     Non-Goodwill Companies(181)                   19.82   3,246    87.9        20.90   14.15   19.67    0.34  158.73    24.08
     Acquirors of FSLIC Cases(10)                  33.10  33,585 1,450.5        35.04   21.31   33.37   -1.65  258.83    30.73


      Current Per Share Financials
  ________________________________________
                           Tangible
  Trailing  12 Mo.   Book    Book
   12 Mo.   Core    Value/  Value/  Assets/
   EPS(3)   EPS(3)  Share  Share(4) Share
  ________ _______ _______ _______ _______
      ($)     ($)     ($)     ($)     ($)
    0.85    1.17   15.95   15.48   156.73
    1.96    2.83   21.63   20.63   384.39
    0.71    0.98   14.98   14.83   106.88
    0.83    1.13   15.83   15.36   152.85
    1.03    1.40   17.01   16.41   263.42
    1.03    0.99   13.60   12.90   186.25
    1.01    1.41   16.22   15.53   172.23
    0.84    1.11   16.00   15.69   139.03
    0.78    1.30   17.03   15.95   226.99
    0.91    1.21   14.25   13.72   140.82
    0.60    0.87   15.00   14.69   119.73
    0.66    1.19   16.36   15.47   218.19
    0.90    1.06   15.93   15.27   106.33
    0.80    1.11   16.06   15.67   140.72
    1.22    1.58   16.63   15.62   241.32
    0.93    1.44   14.71   14.40   223.92
    1.03    1.29   12.79   12.35   177.31
    0.18   -0.01   13.12   12.68   168.63
    0.93    1.25   16.08   15.57   154.24
    0.42    0.69   15.21   15.00   170.56
    1.06    1.57   13.78   12.90   288.18
    1.04    1.41   16.41   15.71   197.22
    0.63    0.85   15.83   15.68    92.93
    0.55    0.66   18.86   18.86    92.92
    1.51    2.00   17.53   16.89   237.20
    0.54    0.84   15.41   15.28   119.86
    0.84    1.16   16.23   15.78   154.60
    1.36    1.88   18.12   16.84   256.76
    0.97    1.14   14.25   13.77   156.79
    0.86    1.21   16.74   16.24   167.57
    0.57    0.82   15.16   15.10   104.38
    1.03    1.39   16.44   15.28   204.75
    0.74    1.02   15.63   15.63   125.55
    1.66    2.43   18.86   17.79   305.78

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.


 Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     ____________________________________________

     BIF-Insured Thrifts(69)                       24.92   9,829   340.7        25.97   15.50   24.89    0.13  196.51    32.99
     NYSE Traded Companies(3)                      36.04  52,819 1,710.6        37.21   20.41   35.93    0.48  271.27    37.94
     AMEX Traded Companies(5)                      22.15   4,239    88.6        23.35   13.87   22.37   -1.21   91.23    40.75
     NASDAQ Listed OTC Companies(61)               24.54   7,848   284.8        25.57   15.37   24.49    0.24  202.24    31.91
     California Companies(4)                       20.66   5,592   117.4        21.11   10.59   20.47    0.72  450.00    42.62
     Mid-Atlantic Companies(18)                    26.41  17,456   515.2        27.48   15.94   26.43   -0.23  129.63    31.90
     Mid-West Companies(2)                         12.50     942    11.8        12.50    9.12   12.50    0.00    0.00    23.52
     New England Companies(36)                     23.38   4,578   111.8        24.51   14.66   23.31    0.22  208.56    32.63
     North-West Companies(4)                       30.91  36,749 2,077.2        33.16   18.31   31.20   -0.06  149.35    35.46
     South-East Companies(5)                       30.80   2,083    45.1        31.05   22.17   30.75    0.30    0.00    30.38
     Thrift Strategy(45)                           24.90   4,911   159.5        25.85   15.90   24.83    0.14  193.02    32.44
     Mortgage Banker Strategy(10)                  23.96  25,700   543.6        25.12   14.51   23.93    0.36  216.91    34.02
     Real Estate Strategy(6)                       17.94   4,200    74.3        18.41   11.18   17.84    0.50  302.93    25.18
     Diversified Strategy(7)                       31.05  30,188 1,573.6        33.19   16.94   31.47   -0.75  164.26    41.60
     Retail Banking Strategy(1)                    23.50     706    16.6        23.75   14.75   23.12    1.64   63.54    28.77
     Companies Issuing Dividends(56)               26.55  10,864   392.8        27.71   16.73   26.51    0.24  190.69    32.31
     Companies Without Dividends(13)               16.95   4,758    85.0        17.47    9.47   16.96   -0.41  256.60    36.25
     Equity/Assets (less than)6%(5)                27.15  49,456 2,030.7        29.37   15.07   27.40   -0.23  149.68    52.80
     Equity/Assets 6-12%(47)                       25.50   6,119   202.7        26.57   15.67   25.42    0.29  208.66    31.47
     Equity/Assets (more than)12%(17)              22.67   6,266   136.1        23.30   15.21   22.69   -0.19   31.35    30.14
     Actively Traded Companies(23)                 27.31  18,091   696.3        28.91   16.93   27.37   -0.23  238.44    30.72
     Market Value Below $20 Million(8)             16.03     959    14.7        16.35   11.15   15.89    0.71  120.49    19.21
     Holding Company Structure(46)                 25.33   9,784   370.0        26.38   15.93   25.25    0.32  197.26    32.36
     Assets Over $1 Billion(18)                    31.64  29,498 1,157.1        33.28   18.51   31.85   -0.50  196.07    35.15
     Assets $500 Million-$1 Billion(16)            25.45   5,181   106.7        26.60   16.26   25.45   -0.23  170.61    33.66
     Assets $250-$500 Million(16)                  20.49   3,013    57.3        21.26   12.81   20.31    0.58  241.32    29.17
     Assets less than $250 Million(19)             22.03   1,420    27.9        22.70   14.38   21.89    0.63  173.12    33.84
     Goodwill Companies(32)                        26.33  16,101   612.8        27.70   16.44   26.47   -0.32  189.38    32.41
     Non-Goodwill Companies(37)                    23.65   4,164    94.8        24.41   14.66   23.47    0.52  209.58    33.49

                                                          Current Per Share Financials
                                                      ________________________________________
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                            ________ _______ _______ _______ _______
                                                          ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     ____________________________________________

     BIF-Insured Thrifts(69)                              1.64    1.64   15.90   15.08   160.68
     NYSE Traded Companies(3)                             1.93    1.92   19.07   14.47   239.94
     AMEX Traded Companies(5)                             1.27    1.22   15.00   14.63   143.44
     NASDAQ Listed OTC Companies(61)                      1.66    1.67   15.80   15.16   157.70
     California Companies(4)                              1.92    1.84   12.63   12.62   129.94
     Mid-Atlantic Companies(18)                           1.29    1.37   16.20   14.32   169.90
     Mid-West Companies(2)                                0.21    0.32   12.77   12.04    50.95
     New England Companies(36)                            1.94    1.87   14.77   14.20   172.00
     North-West Companies(4)                              1.17    1.46   13.81   13.29   177.88
     South-East Companies(5)                              1.28    1.32   26.62   26.62    97.87
     Thrift Strategy(45)                                  1.60    1.58   16.77   15.82   149.70
     Mortgage Banker Strategy(10)                         1.51    1.57   14.44   14.00   187.42
     Real Estate Strategy(6)                              1.50    1.43   10.98   10.97   128.42
     Diversified Strategy(7)                              2.21    2.40   14.12   13.29   199.00
     Retail Banking Strategy(1)                           1.13    1.10   20.32   19.48   322.70
     Companies Issuing Dividends(56)                      1.59    1.61   16.72   15.75   171.40
     Companies Without Dividends(13)                      1.85    1.83   11.87   11.79   108.12
     Equity/Assets (less than)6%(5)                       1.30    1.45   10.70   10.33   202.62
     Equity/Assets 6-12%(47)                              1.93    1.90   15.62   14.48   184.86
     Equity/Assets (more than)12%(17)                     0.99    1.05   18.34   18.21    83.83
     Actively Traded Companies(23)                        1.88    1.88   16.00   15.22   195.10
     Market Value Below $20 Million(8)                    1.30    1.32   14.40   13.89   133.44
     Holding Company Structure(46)                        1.60    1.62   16.23   15.54   148.54
     Assets Over $1 Billion(18)                           1.80    1.89   15.89   14.41   199.28
     Assets $500 Million-$1 Billion(16)                   1.90    1.83   16.54   15.18   183.94
     Assets $250-$500 Million(16)                         1.28    1.29   13.62   13.40   136.62
     Assets less than $250 Million(19)                    1.56    1.56   17.33   17.08   125.17
     Goodwill Companies(32)                               1.60    1.62   15.72   14.00   194.19
     Non-Goodwill Companies(37)                           1.67    1.66   16.05   16.05   130.41

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      *  All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. MHC Institutions
     _________________________________

     SAIF-Insured Thrifts(22)                      23.13   4,936    43.5        24.14   14.34   22.51    2.89  226.16    37.41
     BIF-Insured Thrifts(2)                        21.50  32,163   208.0        22.75   11.63   21.69    1.08  239.90    47.83
     NASDAQ Listed OTC Companies(24)               22.98   7,529    59.2        24.01   14.08   22.43    2.71  230.74    38.57
     Florida Companies(3)                          31.79   5,609    80.3        31.92   17.46   30.83    3.39    0.00    29.39
     Mid-Atlantic Companies(11)                    20.00   6,654    47.9        20.33   12.51   19.16    4.41  177.50    48.18
     Mid-West Companies(7)                         20.23   2,029    15.1        22.54   14.01   19.90    1.45  274.81    28.17
     New England Companies(1)                      26.75  61,053   405.4        29.00   14.00   28.25   -5.31  239.90    38.96
     South-East Companies(1)                       39.00   1,505    27.5        41.00   20.25   39.25   -0.64    0.00    60.82
     Thrift Strategy(22)                           22.79   4,852    41.9        23.76   14.09   22.14    3.11  226.16    38.54
     Diversified Strategy(1)                       26.75  61,053   405.4        29.00   14.00   28.25   -5.31  239.90    38.96
     Companies Issuing Dividends(23)               23.39   7,767    61.2        24.48   14.11   22.85    2.58  230.74    38.57
     Companies Without Dividends(1)                14.75   2,760    18.3        14.75   13.62   14.00    5.36    0.00     0.00
     Equity/Assets 6-12%(16)                       23.40   9,632    74.3        24.58   14.20   22.89    2.71  230.74    35.02
     Equity/Assets >12%(8)                         22.13   3,322    29.0        22.88   13.84   21.50    2.72    0.00    47.79
     Actively Traded Companies(1)                  27.75   7,264    94.5        29.50   14.32   29.00   -4.31  177.50    50.00
     Holding Company Structure(1)                  27.75   7,264    94.5        29.50   14.32   29.00   -4.31  177.50    50.00
     Assets Over $1 Billion(5)                     29.00  21,577   161.1        29.80   15.56   28.77    1.24  208.70    39.93
     Assets $500 Million-$1 Billion(4)             25.92   6,964    74.9        26.04   13.96   24.17    7.39    0.00    45.33
     Assets $250-$500 Million(4)                   22.06   2,541    19.9        24.94   15.17   21.41    2.85  274.81    27.17
     Assets less than $250 Million(11)             19.05   2,129    14.8        19.71   12.82   18.78    1.92    0.00    41.65
     Goodwill Companies(9)                         27.77  15,815   123.9        29.52   15.56   26.86    3.99  230.74    42.36
     Non-Goodwill Companies(15)                    20.03   2,429    19.4        20.62   13.18   19.70    1.93    0.00    35.53
     MHC Institutions(24)                          22.98   7,529    59.2        24.01   14.08   22.43    2.71  230.74    38.57
     MHC Converted Last 3 Months(1)                14.75   2,760    18.3        14.75   13.62   14.00    5.36    0.00     0.00


                                                           Current Per Share Financials
                                                       ________________________________________
                                                                                Tangible
                                                       Trailing  12 Mo.   Book    Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                            ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     _________________________________

     SAIF-Insured Thrifts(22)                             0.67    0.99   13.00   12.70   122.58
     BIF-Insured Thrifts(2)                               0.81    0.73    9.79    9.78   101.80
     NASDAQ Listed OTC Companies(24)                      0.68    0.97   12.69   12.42   120.60
     Florida Companies(3)                                 1.12    1.55   15.33   15.09   165.24
     Mid-Atlantic Companies(11)                           0.48    0.71   11.63   11.16    99.12
     Mid-West Companies(7)                                0.63    1.01   12.27   12.25   128.12
     New England Companies(1)                             1.39    1.03   10.93   10.92   128.90
     South-East Companies(1)                              1.00    1.41   19.69   19.69   148.17
     Thrift Strategy(22)                                  0.65    0.96   12.78   12.50   120.19
     Diversified Strategy(1)                              1.39    1.03   10.93   10.92   128.90
     Companies Issuing Dividends(23)                      0.70    0.98   12.61   12.33   122.49
     Companies Without Dividends(1)                       0.32    0.67   14.36   14.36    82.97
     Equity/Assets 6-12%(16)                              0.73    1.06   12.55   12.22   139.64
     Equity/Assets >12%(8)                                0.59    0.79   12.97   12.83    82.54
     Actively Traded Companies(1)                         0.80    1.25   13.39   11.94   142.18
     Holding Company Structure(1)                         0.80    1.25   13.39   11.94   142.18
     Assets Over $1 Billion(5)                            1.12    1.34   13.21   12.33   152.67
     Assets $500 Million-$1 Billion(4)                    0.72    0.91   12.97   12.61   113.62
     Assets $250-$500 Million(4)                          0.76    1.19   13.00   12.97   147.88
     Assets less than $250 Million(11)                    0.39    0.68   12.17   12.17    92.99
     Goodwill Companies(9)                                0.95    1.18   12.96   12.26   141.98
     Non-Goodwill Companies(15)                           0.52    0.84   12.53   12.53   107.45
     MHC Institutions(24)                                 0.68    0.97   12.69   12.42   120.60
     MHC Converted Last 3 Months(1)                       0.32    0.67   14.36   14.36    82.97

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      *  All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     _____________________
     AHM   Ahmanson and Co. H.F. of CA             49.87  97,336 4,854.1        53.19   25.00   49.69    0.36  165.97    53.45
     CSA   Coast Savings Financial of CA           45.19  18,616   841.3        48.75   30.25   45.81   -1.35  290.92    23.40
     CFB   Commercial Federal Corp. of NE          40.56  21,553   874.2        40.94   25.33   39.44    2.84  999.19    26.75
     DME   Dime Bancorp, Inc. of NY*               19.37 103,719 2,009.0        20.25   12.87   19.56   -0.97   92.54    31.32
     DSL   Downey Financial Corp. of CA            21.69  26,733   579.8        23.75   15.40   21.75   -0.28   99.72    16.05
     FRC   First Republic Bancorp of CA*           24.75   9,693   239.9        24.81   12.87   24.12    2.61  450.00    47.76
     FED   FirstFed Fin. Corp. of CA               33.75  10,575   356.9        34.62   17.75   33.37    1.14  108.98    53.41
     GSB   Glendale Fed. Bk, FSB of CA             28.63  50,306 1,440.3        28.00   17.50   28.75   -0.42   76.18    23.14
     GDW   Golden West Fin. Corp. of CA            78.94  56,739 4,479.0        84.62   55.00   79.06   -0.15  201.41    25.06
     GPT   GreenPoint Fin. Corp. of NY*            64.00  45,044 2,882.8        66.56   35.50   64.12   -0.19    N.A.    34.74
     WES   Westcorp Inc. of Orange CA              19.87  26,195   520.5        23.87   13.25   20.19   -1.58  171.08    -9.19


     AMEX Traded Companies
     _____________________
     ANA   Acadiana Bancshares of LA*              21.62   2,731    59.0        22.25   12.37   21.88   -1.19    N.A.    45.39
     BKC   American Bank of Waterbury CT*          37.75   2,306    87.1        39.00   25.87   37.87   -0.32  101.33    34.82
     BFD   BostonFed Bancorp of MA                 19.50   5,947   116.0        19.94   11.87   19.62   -0.61    N.A.    32.20
     CFX   CFX Corp of NH*                         18.87  13,144   248.0        21.00   12.50   19.00   -0.68   58.57    21.74
     CBK   Citizens First Fin.Corp. of IL          16.75   2,594    43.4        16.87   10.50   16.75    0.00    N.A.    16.56
     ESX   Essex Bancorp of VA(8)                   2.00   1,057     2.1         2.37    1.00    1.56   28.21  -88.06    -8.68
     FCB   Falmouth Co-Op Bank of MA*              17.00   1,455    24.7        17.50   11.00   17.00    0.00    N.A.    29.57
     FAB   FirstFed America Bancorp of MA          18.94   8,707   164.9        19.00   13.62   18.87    0.37    N.A.     N.A.
     GAF   GA Financial Corp. of PA                17.25   7,985   137.7        19.50   11.62   17.00    1.47    N.A.    14.09
     JSB   JSB Financial, Inc. of NY               44.13   9,845   434.5        46.50   33.12   44.40   -0.61  283.74    16.13
     KNK   Kankakee Bancorp of IL                  29.87   1,425    42.6        30.75   19.12   29.50    1.25  198.70    20.69
     KYF   Kentucky First Bancorp of KY            12.62   1,319    16.6        15.12   10.56   12.25    3.02    N.A.    16.10
     NYB   New York Bancorp, Inc. of NY            30.87  21,591   666.5        32.00   15.12   31.06   -0.61  335.40    59.37
     PDB   Piedmont Bancorp of NC                  11.00   2,751    30.3        19.12    9.25   11.12   -1.08    N.A.     4.76
     SSB   Scotland Bancorp of NC                  17.00   1,914    32.5        17.19   12.00   17.19   -1.11    N.A.    20.40
     SZB   SouthFirst Bancshares of AL             16.37     821    13.4        17.25   12.25   17.00   -3.71    N.A.    23.55
     SRN   Southern Banc Company of AL             15.50   1,230    19.1        15.75   12.25   15.75   -1.59    N.A.    18.14
     SSM   Stone Street Bancorp of NC              21.50   1,898    40.8        27.25   16.75   21.31    0.89    N.A.     4.88
     TSH   Teche Holding Company of LA             18.75   3,438    64.5        19.37   12.87   18.12    3.48    N.A.    30.48
     FTF   Texarkana Fst. Fin. Corp of AR          22.50   1,790    40.3        23.00   13.62   22.37    0.58    N.A.    43.95
     THR   Three Rivers Fin. Corp. of MI           16.25     824    13.4        16.62   12.62   16.00    1.56    N.A.    16.07
     TBK   Tolland Bank of CT*                     15.50   1,560    24.2        17.00    7.59   16.12   -3.85  113.79    72.22
     WSB   Washington SB, FSB of MD                 7.00   4,247    29.7         7.37    4.38    6.69    4.63  460.00    43.74


     NASDAQ Listed OTC Companies
     ___________________________
     FBCV  1st Bancorp of Vincennes IN             36.00     698    25.1        36.25   26.19   36.25   -0.69    N.A.    26.32
     AFED  AFSALA Bancorp, Inc. of NY              15.87   1,455    23.1        16.12   11.31   15.63    1.54    N.A.    32.25
     ALBK  ALBANK Fin. Corp. of Albany NY          38.13  12,825   489.0        41.00   27.00   37.25    2.36   64.00    21.55
     AMFC  AMB Financial Corp. of IN               15.00     964    14.5        15.00   10.25   15.00    0.00    N.A.    13.21
     ASBP  ASB Financial Corp. of OH               12.37   1,721    21.3        18.25   11.50   12.25    0.98    N.A.    -4.85
     ABBK  Abington Savings Bank of MA*            29.25   1,852    54.2        31.00   16.50   30.25   -3.31  341.84    50.00
     AABC  Access Anytime Bancorp of NM             6.62   1,193     7.9         6.75    5.25    6.50    1.85   -1.93    20.36
     AFBC  Advance Fin. Bancorp of WV              15.37   1,084    16.7        16.00   12.75   15.25    0.79    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 44.25   3,234   143.1        44.25   31.25   42.00    5.36  380.98    37.21
     AFCB  Affiliated Comm BC, Inc of MA           25.00   6,465   161.6        25.25   15.20   24.75    1.01    N.A.    46.20
     ALBC  Albion Banc Corp. of Albion NY          24.25     250     6.1        24.25   16.50   23.62    2.67   86.54    44.78
     ABCL  Allied Bancorp of IL                    31.37   5,345   167.7        31.37   23.25   31.37    0.00  213.70    25.48
     ATSB  AmTrust Capital Corp. of IN             12.62     526     6.6        12.75    8.75   12.62    0.00    N.A.    26.20


                                                          Current Per Share Financials
                                                      ________________________________________
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                            ________ _______ _______ _______ _______
                                                          ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     _____________________
     AHM   Ahmanson and Co. H.F. of CA                   1.98    3.16   20.35   17.34   488.33
     CSA   Coast Savings Financial of CA                 0.99    2.48   24.06   23.76   488.97
     CFB   Commercial Federal Corp. of NE                2.05    2.89   19.77   17.53   329.27
     DME   Dime Bancorp, Inc. of NY*                     1.05    1.33   10.21    9.74   193.67
     DSL   Downey Financial Corp. of CA                  0.86    1.43   15.26   15.05   220.16
     FRC   First Republic Bancorp of CA*                 1.56    1.33   16.56   16.55   230.89
     FED   FirstFed Fin. Corp. of CA                     1.13    2.07   19.14   18.93   396.52
     GSB   Glendale Fed. Bk, FSB of CA                   0.79    1.85   17.82   15.84   322.39
     GDW   Golden West Fin. Corp. of CA                  6.74    8.22   43.90   43.90   689.03
     GPT   GreenPoint Fin. Corp. of NY*                  3.17    3.09   30.44   17.11   295.27
     WES   Westcorp Inc. of Orange CA                    1.11    0.55   12.71   12.67   140.42


     AMEX Traded Companies
     _____________________
     ANA   Acadiana Bancshares of LA*                    0.47    0.47   16.70   16.70    95.82
     BKC   American Bank of Waterbury CT*                3.13    2.69   21.77   20.90   262.73
     BFD   BostonFed Bancorp of MA                       0.64    0.88   14.08   13.60   158.23
     CFX   CFX Corp of NH*                               1.10    1.31   10.52    9.84   141.44
     CBK   Citizens First Fin.Corp. of IL                0.30    0.59   14.74   14.74   104.69
     ESX   Essex Bancorp of VA(8)                       -0.05    0.05    0.49    0.31   179.83
     FCB   Falmouth Co-Op Bank of MA*                    0.52    0.49   15.40   15.40    64.49
     FAB   FirstFed America Bancorp of MA               -0.21    0.50   14.26   14.26   117.25
     GAF   GA Financial Corp. of PA                      0.80    1.02   14.25   14.10    93.89
     JSB   JSB Financial, Inc. of NY                     2.75    2.61   34.47   34.47   155.50
     KNK   Kankakee Bancorp of IL                        1.62    2.02   26.59   24.99   239.77
     KYF   Kentucky First Bancorp of KY                  0.53    0.70   10.86   10.86    67.42
     NYB   New York Bancorp, Inc. of NY                  1.98    2.32    7.73    7.73   152.08
     PDB   Piedmont Bancorp of NC                       -0.19    0.30    7.42    7.42    44.62
     SSB   Scotland Bancorp of NC                        0.51    0.62   13.44   13.44    36.30
     SZB   SouthFirst Bancshares of AL                   0.05    0.30   15.82   15.82   113.17
     SRN   Southern Banc Company of AL                   0.13    0.44   14.42   14.27    85.35
     SSM   Stone Street Bancorp of NC                    0.80    0.96   16.13   16.13    55.91
     TSH   Teche Holding Company of LA                   0.80    1.10   15.23   15.23   114.47
     FTF   Texarkana Fst. Fin. Corp of AR                1.31    1.62   15.03   15.03    95.73
     THR   Three Rivers Fin. Corp. of MI                 0.61    0.88   15.22   15.22   110.64
     TBK   Tolland Bank of CT*                           1.11    1.16   10.60   10.30   152.71
     WSB   Washington SB, FSB of MD                      0.30    0.44    5.05    5.05    60.83


     NASDAQ Listed OTC Companies
     ___________________________
     FBCV  1st Bancorp of Vincennes IN                   1.18    0.50   32.00   31.34   387.52
     AFED  AFSALA Bancorp, Inc. of NY                    0.61    0.61   14.05   14.05   102.70
     ALBK  ALBANK Fin. Corp. of Albany NY                2.29    2.82   25.85   22.59   280.88
     AMFC  AMB Financial Corp. of IN                     0.66    0.73   14.61   14.61    97.70
     ASBP  ASB Financial Corp. of OH                     0.39    0.57   10.00   10.00    63.58
     ABBK  Abington Savings Bank of MA*                  2.16    1.92   18.73   16.87   270.66
     AABC  Access Anytime Bancorp of NM                 -0.45   -0.11    6.53    6.53    87.72
     AFBC  Advance Fin. Bancorp of WV                    0.35    0.71   14.76   14.76    95.55
     AADV  Advantage Bancorp of WI                       1.27    2.81   29.05   27.16   315.25
     AFCB  Affiliated Comm BC, Inc of MA                 1.53    1.74   16.49   16.40   168.67
     ALBC  Albion Banc Corp. of Albion NY                0.22    0.93   23.62   23.62   265.26
     ABCL  Allied Bancorp of IL                          0.91    1.33   23.40   23.11   262.72
     ATSB  AmTrust Capital Corp. of IN                   0.40    0.26   13.73   13.58   135.04

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     AHCI  Ambanc Holding Co., Inc. of NY*         15.75   4,392    69.2        16.62    9.75   16.00   -1.56    N.A.    40.00
     ASBI  Ameriana Bancorp of IN                  18.37   3,230    59.3        19.00   13.25   18.50   -0.70   99.02    14.81
     AFFFZ America First Fin. Fund of CA(8)        39.31   6,011   236.3        39.56   28.00   39.31    0.00  109.65    29.95
     ANBK  American Nat'l Bancorp of MD(8)         19.87   3,613    71.8        19.87   10.00   19.87    0.00    N.A.    63.94
     ABCW  Anchor Bancorp Wisconsin of WI          53.00   4,524   239.8        53.50   33.00   50.50    4.95   80.46    48.25
     ANDB  Andover Bancorp, Inc. of MA*            29.87   5,148   153.8        32.25   20.21   30.12   -0.83  177.86    16.59
     ASFC  Astoria Financial Corp. of NY           46.50  20,978   975.5        48.75   26.25   47.12   -1.32   77.14    26.12
     AVND  Avondale Fin. Corp. of IL               14.50   3,495    50.7        18.50   12.75   14.75   -1.69    N.A.   -15.30
     BKCT  Bancorp Connecticut of CT*              30.00   2,534    76.0        30.00   21.25   27.25   10.09  242.86    33.33
     BPLS  Bank Plus Corp. of CA                   11.50  19,308   222.0        13.75    9.62   11.44    0.52    N.A.     0.00
     BWFC  Bank West Fin. Corp. of MI              15.00   1,753    26.3        15.12   10.25   15.00    0.00    N.A.    41.24
     BANC  BankAtlantic Bancorp of FL              15.87  17,978   285.3        16.62    9.60   16.62   -4.51  205.19    48.32
     BKUNA BankUnited SA of FL                     11.62   8,869   103.1        12.00    7.25   10.87    6.90  114.00    16.20
     BKCO  Bankers Corp. of NJ(8)*                 27.25  12,392   337.7        30.12   17.94   28.75   -5.22  336.00    35.44
     BVCC  Bay View Capital Corp. of CA            25.50  12,979   331.0        28.62   17.50   25.75   -0.97   29.11    20.34
     BFSB  Bedford Bancshares of VA                24.75   1,142    28.3        25.25   16.50   24.25    2.06  135.71    40.47
     BFFC  Big Foot Fin. Corp. of IL               16.75   2,513    42.1        17.50   12.31   17.50   -4.29    N.A.    28.85
     BSBC  Branford SB of CT(8)*                    4.94   6,559    32.4         5.00    3.00    4.94    0.00  133.02    27.65
     BYFC  Broadway Fin. Corp. of CA               10.50     835     8.8        11.25    9.00   10.50    0.00    N.A.    13.51
     CBES  CBES Bancorp of MO                      17.87   1,025    18.3        17.87   12.62   17.69    1.02    N.A.    25.40
     CCFH  CCF Holding Company of GA               16.50     820    13.5        17.12   12.25   17.12   -3.62    N.A.    11.86
     CENF  CENFED Financial Corp. of CA            34.00   5,729   194.8        35.00   20.23   34.38   -1.11  116.84    27.87
     CFSB  CFSB Bancorp of Lansing MI              26.00   5,096   132.5        27.00   16.32   27.00   -3.70  188.89    46.64
     CKFB  CKF Bancorp of Danville KY              20.00     925    18.5        20.75   17.50   20.00    0.00    N.A.    -1.23
     CNSB  CNS Bancorp of MO                       17.12   1,653    28.3        17.50   11.62   17.00    0.71    N.A.    13.23
     CSBF  CSB Financial Group Inc of IL*          12.50     942    11.8        12.50    9.12   12.50    0.00    N.A.    23.52
     CBCI  Calumet Bancorp of Chicago IL           40.50   2,111    85.5        41.37   27.75   41.37   -2.10  100.00    21.80
     CAFI  Camco Fin. Corp. of OH                  18.50   3,215    59.5        19.25   14.05   18.50    0.00    N.A.    22.35
     CMRN  Cameron Fin. Corp. of MO                17.25   2,627    45.3        18.00   14.00   17.50   -1.43    N.A.     7.81
     CAPS  Capital Savings Bancorp of MO           16.00   1,892    30.3        18.25    9.62   16.00    0.00   20.75    23.08
     CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.75   13.00   17.37    0.00    N.A.    29.92
     CNY   Carver Bancorp, Inc. of NY              12.62   2,314    29.2        13.37    7.37   12.37    2.02  101.92    52.97
     CASB  Cascade SB of Everett WA(8)             14.75   2,571    37.9        16.80   10.40   14.00    5.36   15.23    14.34
     CATB  Catskill Fin. Corp. of NY*              16.31   4,720    77.0        17.00   10.56   17.00   -4.06    N.A.    16.50
     CNIT  Cenit Bancorp of Norfolk VA             50.75   1,650    83.7        51.50   32.69   51.25   -0.98  219.58    22.29
     CEBK  Central Co-Op. Bank of MA*              19.50   1,965    38.3        20.69   14.75   19.25    1.30  271.43    11.43
     CENB  Century Bancshares of NC*               79.00     407    32.2        79.00   62.00   79.00    0.00    N.A.    21.54
     CBSB  Charter Financial Inc. of IL            21.25   4,150    88.2        21.50   11.00   21.44   -0.89    N.A.    70.00
     COFI  Charter One Financial of OH             53.06  46,186 2,450.6        57.94   35.83   52.37    1.32  203.20    26.33
     CVAL  Chester Valley Bancorp of PA            21.75   2,054    44.7        24.00   14.10   24.00   -9.38   91.97    46.96
     CTZN  CitFed Bancorp of Dayton OH             45.00   8,638   388.7        45.25   25.00   41.75    7.78  400.00    36.36
     CLAS  Classic Bancshares of KY                14.50   1,320    19.1        15.00   11.25   14.75   -1.69    N.A.    24.78
     CMSB  Cmnwealth Bancorp of PA                 17.50  17,096   299.2        17.50   10.50   16.75    4.48    N.A.    16.67
     CBSA  Coastal Bancorp of Houston TX           29.75   4,972   147.9        30.87   18.00   30.25   -1.65    N.A.    30.08
     CFCP  Coastal Fin. Corp. of SC                24.87   4,641   115.4        27.75   14.25   25.50   -2.47  148.70    57.90
     CMSV  Commty. Svgs, MHC of FL (48.5)          25.62   5,090    60.6        26.00   16.00   25.75   -0.50    N.A.    24.98
     CBNH  Community Bankshares Inc of NH(8)*      39.37   2,489    98.0        40.25   18.50   39.12    0.64  949.87    92.05
     CFTP  Community Fed. Bancorp of MS            18.37   4,629    85.0        20.00   13.00   17.75    3.49    N.A.     8.06
     CFFC  Community Fin. Corp. of VA              21.75   1,275    27.7        23.50   20.50   22.75   -4.40  210.71     4.82
     CFBC  Community First Bnkg Co. of GA          34.19   2,414    82.5        34.87   31.87   34.00    0.56    N.A.     N.A.
     CIBI  Community Inv. Bancorp of OH            15.00     949    14.2        15.37   10.00   15.25   -1.64    N.A.    32.39
     COOP  Cooperative Bk.for Svgs. of NC          24.50   1,492    36.6        27.00   16.75   24.50    0.00  145.00    20.99
     CRZY  Crazy Woman Creek Bncorp of WY          14.12     955    13.5        14.25   10.25   13.87    1.80    N.A.    17.67
     DNFC  D&N Financial Corp. of MI               19.00   8,191   155.6        19.50   12.75   19.25   -1.30  117.14    13.43
     DCBI  Delphos Citizens Bancorp of OH          15.87   2,039    32.4        16.62   11.75   15.75    0.76    N.A.    32.25

                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     AHCI  Ambanc Holding Co., Inc. of NY*            -0.65   -0.65   13.85   13.85   108.86
     ASBI  Ameriana Bancorp of IN                      0.75    1.05   13.49   13.48   123.14
     AFFFZ America First Fin. Fund of CA(8)            5.51    6.76   30.76   30.38   364.44
     ANBK  American Nat'l Bancorp of MD(8)             0.37    0.86   12.54   12.54   139.86
     ABCW  Anchor Bancorp Wisconsin of WI              3.10    3.99   26.49   25.99   425.70
     ANDB  Andover Bancorp, Inc. of MA*                2.57    2.65   19.59   19.59   243.00
     ASFC  Astoria Financial Corp. of NY               1.96    2.80   28.59   24.01   365.36
     AVND  Avondale Fin. Corp. of IL                  -0.85   -2.63   15.85   15.85   173.75
     BKCT  Bancorp Connecticut of CT*                  2.15    2.03   17.32   17.32   169.05
     BPLS  Bank Plus Corp. of CA                      -0.46    0.04    9.27    9.26   183.03
     BWFC  Bank West Fin. Corp. of MI                  0.53    0.47   12.89   12.89    88.80
     BANC  BankAtlantic Bancorp of FL                  1.22    0.89    8.54    7.02   151.88
     BKUNA BankUnited SA of FL                         0.29    0.48    7.59    6.15   203.77
     BKCO  Bankers Corp. of NJ(8)*                     2.12    2.27   16.42   16.18   207.14
     BVCC  Bay View Capital Corp. of CA                0.97    1.58   15.12   12.69   238.56
     BFSB  Bedford Bancshares of VA                    1.14    1.46   16.80   16.80   118.61
     BFFC  Big Foot Fin. Corp. of IL                   0.04    0.35   14.34   14.34    84.46
     BSBC  Branford SB of CT(8)*                       0.32    0.32    2.64    2.64    28.44
     BYFC  Broadway Fin. Corp. of CA                  -0.39    0.10   16.35   16.35   142.23
     CBES  CBES Bancorp of MO                          0.69    0.86   17.08   17.08    92.90
     CCFH  CCF Holding Company of GA                   0.05    0.07   14.36   14.36   122.93
     CENF  CENFED Financial Corp. of CA                1.98    2.82   20.85   20.81   400.68
     CFSB  CFSB Bancorp of Lansing MI                  1.37    1.73   12.65   12.65   165.90
     CKFB  CKF Bancorp of Danville KY                  1.17    0.86   15.75   15.75    65.74
     CNSB  CNS Bancorp of MO                           0.31    0.47   14.73   14.73    59.35
     CSBF  CSB Financial Group Inc of IL*              0.21    0.32   12.77   12.04    50.95
     CBCI  Calumet Bancorp of Chicago IL               2.72    3.45   36.46   36.46   235.23
     CAFI  Camco Fin. Corp. of OH                      0.94    1.11   14.24   13.10   146.95
     CMRN  Cameron Fin. Corp. of MO                    0.78    0.97   17.18   17.18    79.22
     CAPS  Capital Savings Bancorp of MO               0.82    1.15   11.28   11.28   128.18
     CFNC  Carolina Fincorp of NC*                     0.65    0.61   13.92   13.92    58.71
     CNY   Carver Bancorp, Inc. of NY                 -0.74    0.01   14.93   14.32   178.81
     CASB  Cascade SB of Everett WA(8)                 0.61    0.77    8.46    8.46   137.04
     CATB  Catskill Fin. Corp. of NY*                  0.85    0.86   15.08   15.08    60.22
     CNIT  Cenit Bancorp of Norfolk VA                 3.75    3.44   31.12   28.58   430.03
     CEBK  Central Co-Op. Bank of MA*                  1.44    1.46   17.07   15.20   163.33
     CENB  Century Bancshares of NC*                   4.31    4.36   73.51   73.51   245.57
     CBSB  Charter Financial Inc. of IL                1.05    1.47   13.71   12.13    94.76
     COFI  Charter One Financial of OH                 2.98    3.73   21.15   19.80   315.35
     CVAL  Chester Valley Bancorp of PA                0.87    1.28   12.72   12.72   148.58
     CTZN  CitFed Bancorp of Dayton OH                 1.94    2.73   22.83   20.57   358.59
     CLAS  Classic Bancshares of KY                    0.45    0.62   14.67   12.38    99.66
     CMSB  Cmnwealth Bancorp of PA                     0.69    0.88   12.89   10.08   133.89
     CBSA  Coastal Bancorp of Houston TX               1.45    2.52   19.85   16.50   596.15
     CFCP  Coastal Fin. Corp. of SC                    0.95    1.04    6.68    6.68   108.33
     CMSV  Commty. Svgs, MHC of FL (48.5)              0.81    1.22   15.05   15.05   134.05
     CBNH  Community Bankshares Inc of NH(8)*          2.17    1.73   17.31   17.31   247.44
     CFTP  Community Fed. Bancorp of MS                0.63    0.75   14.92   14.92    44.51
     CFFC  Community Fin. Corp. of VA                  1.32    1.67   18.86   18.86   137.58
     CFBC  Community First Bnkg Co. of GA              0.42    0.82   27.66   27.66   168.47
     CIBI  Community Inv. Bancorp of OH                0.66    0.98   11.82   11.82   102.68
     COOP  Cooperative Bk.for Svgs. of NC             -1.80    0.45   18.03   18.03   236.22
     CRZY  Crazy Woman Creek Bncorp of WY              0.58    0.71   14.67   14.67    56.83
     DNFC  D&N Financial Corp. of MI                   1.10    1.45   10.95   10.84   196.42
     DCBI  Delphos Citizens Bancorp of OH              0.72    0.72   14.93   14.93    52.56



     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     DIME  Dime Community Bancorp of NY            19.00  13,093   248.8        20.00   12.75   18.94    0.32    N.A.    28.81
     DIBK  Dime Financial Corp. of CT*             26.50   5,147   136.4        28.00   15.12   26.62   -0.45  152.38    53.62
     EGLB  Eagle BancGroup of IL                   16.62   1,238    20.6        16.87   11.50   16.50    0.73    N.A.    11.77
     EBSI  Eagle Bancshares of Tucker GA           16.87   4,552    76.8        18.50   13.62   17.50   -3.60  132.69     8.84
     EGFC  Eagle Financial Corp. of CT             32.75   6,279   205.6        34.50   24.00   33.31   -1.68  274.29     7.38
     ETFS  East Texas Fin. Serv. of TX             19.25   1,025    19.7        19.25   14.50   18.53    3.89    N.A.    17.59
     EMLD  Emerald Financial Corp of OH            14.00   5,062    70.9        15.00   10.50   14.25   -1.75    N.A.    24.44
     EIRE  Emerald Island Bancorp, MA*             21.00   2,246    47.2        21.00   11.60   20.37    3.09  175.59    31.25
     EFBC  Empire Federal Bancorp of MT            15.25   2,592    39.5        15.50   12.50   15.12    0.86    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           19.50   2,011    39.2        20.50   12.75   20.50   -4.88    N.A.    34.48
     EQSB  Equitable FSB of Wheaton MD             37.50     602    22.6        39.25   24.50   38.75   -3.23    N.A.    32.74
     FFFG  F.F.O. Financial Group of FL(8)          5.44   8,446    45.9         5.50    2.62    5.50   -1.09  -34.54    61.42
     FCBF  FCB Fin. Corp. of Neenah WI             27.00   2,464    66.5        28.00   17.00   27.00    0.00    N.A.    45.95
     FFBS  FFBS Bancorp of Columbus MS             24.00   1,557    37.4        26.00   20.25   24.00    0.00    N.A.     4.35
     FFDF  FFD Financial Corp. of OH               15.50   1,455    22.6        15.63   10.12   15.50    0.00    N.A.    16.98
     FFLC  FFLC Bancorp of Leesburg FL             29.00   2,318    67.2        29.37   18.25   27.75    4.50    N.A.    34.88
     FFFC  FFVA Financial Corp. of VA              29.25   4,521   132.2        31.00   17.00   30.00   -2.50    N.A.    42.68
     FFWC  FFW Corporation of Wabash IN            28.00     697    19.5        29.25   19.50   28.75   -2.61    N.A.    27.97
     FFYF  FFY Financial Corp. of OH               28.13   4,145   116.6        28.25   23.87   27.50    2.29    N.A.    11.14
     FMCO  FMS Financial Corp. of NJ               26.00   2,388    62.1        31.50   15.50   26.00    0.00  188.89    42.47
     FFHH  FSF Financial Corp. of MN               18.12   3,033    55.0        18.25   11.50   17.75    2.08    N.A.    19.84
     FOBC  Fed One Bancorp of Wheeling WV          21.25   2,373    50.4        22.00   14.25   22.00   -3.41  112.50    34.92
     FBCI  Fidelity Bancorp of Chicago IL          21.50   2,792    60.0        21.50   16.25   21.50    0.00    N.A.    26.47
     FSBI  Fidelity Bancorp, Inc. of PA            21.25   1,550    32.9        21.70   15.23   21.25    0.00  174.90    16.89
     FFFL  Fidelity FSB, MHC of FL (47.4)          24.00   6,766    76.5        24.00   12.37   22.25    7.87    N.A.    35.21
     FFED  Fidelity Fed. Bancorp of IN              9.25   2,490    23.0        11.75    7.50    8.87    4.28   31.21    -5.13
     FFOH  Fidelity Financial of OH                16.12   5,579    89.9        16.37    9.62   15.63    3.13    N.A.    40.17
     FIBC  Financial Bancorp, Inc. of NY           20.62   1,722    35.5        21.00   14.00   20.25    1.83    N.A.    37.47
     FBSI  First Bancshares of MO                  24.00   1,160    27.8        25.25   15.00   24.25   -1.03   88.24    44.40
     FBBC  First Bell Bancorp of PA                16.37   6,511   106.6        17.37   13.12   16.37    0.00    N.A.    23.55
     FBER  First Bergen Bancorp of NJ              19.25   3,000    57.8        19.50    9.75   19.25    0.00    N.A.    67.39
     SKBO  First Carnegie,MHC of PA(45.0)          13.50   2,300    14.0        14.75   11.62   13.87   -2.67    N.A.     N.A.
     FCIT  First Cit. Fin. Corp of MD(8)           34.00   2,951   100.3        36.50   16.12   34.50   -1.45  291.25    86.30
     FSTC  First Citizens Corp of GA               30.00   1,829    54.9        30.50   20.75   29.50    1.69  140.00    18.81
     FCME  First Coastal Corp. of ME*              10.62   1,359    14.4        11.25    5.87   10.63   -0.09    N.A.    37.03
     FFBA  First Colorado Bancorp of Co            17.50  16,561   289.8        20.12   13.50   17.75   -1.41  430.30     2.94
     FDEF  First Defiance Fin.Corp. of OH          15.12   9,341   141.2        15.50   10.50   15.06    0.40    N.A.    22.23
     FESX  First Essex Bancorp of MA*              16.50   7,504   123.8        18.25   11.00   16.62   -0.72  175.00    25.76
     FFES  First FS&LA of E. Hartford CT           31.87   2,676    85.3        31.87   18.00   31.25    1.98  390.31    38.57
     FFSX  First FS&LA. MHC of IA (46.0)           25.00   2,828    21.7        35.00   20.75   24.25    3.09  274.81    28.21
     BDJI  First Fed. Bancorp. of MN               21.75     683    14.9        21.75   13.75   21.00    3.57    N.A.    17.57
     FFBH  First Fed. Bancshares of AR             21.12   4,896   103.4        21.62   13.75   21.25   -0.61    N.A.    33.08
     FTFC  First Fed. Capital Corp. of WI          24.25   9,141   221.7        26.50   13.00   24.00    1.04  223.33    54.75
     FFKY  First Fed. Fin. Corp. of KY             22.25   4,170    92.8        23.00   17.75   21.75    2.30   41.27     9.88
     FFBZ  First Federal Bancorp of OH             18.25   1,572    28.7        19.50   11.75   18.00    1.39   82.50    14.06
     FFCH  First Fin. Holdings Inc. of SC          31.25   6,357   198.7        34.50   18.75   31.25    0.00  155.10    38.89
     FFBI  First Financial Bancorp of IL           18.25     415     7.6        18.75   15.50   18.25    0.00    N.A.    15.00
     FFHC  First Financial Corp. of WI(8)          31.37  36,209 1,135.9        32.12   18.00   31.25    0.38   99.17    28.04
     FFHS  First Franklin Corp. of OH              20.00   1,192    23.8        21.00   14.25   20.00    0.00   52.44    21.21
     FGHC  First Georgia Hold. Corp of GA           7.25   3,052    22.1         8.25    4.17    7.06    2.69   89.30    27.87
     FSPG  First Home Bancorp of NJ                20.00   2,708    54.2        20.12   13.31   19.87    0.65  233.33    44.20
     FFSL  First Independence Corp. of KS          12.75     997    12.7        13.12    9.25   12.75    0.00    N.A.    22.95
     FISB  First Indiana Corp. of IN               20.75  10,561   219.1        24.30   17.37   21.50   -3.49   53.70    -3.04
     FKFS  First Keystone Fin. Corp of PA          27.12   1,228    33.3        27.12   16.75   26.37    2.84    N.A.    40.88
     FLKY  First Lancaster Bncshrs of KY           15.25     959    14.6        16.25   13.87   15.25    0.00    N.A.     4.31

                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     DIME  Dime Community Bancorp of NY                0.94    1.01   14.58   12.56   100.44
     DIBK  Dime Financial Corp. of CT*                 2.82    2.83   13.52   13.08   169.78
     EGLB  Eagle BancGroup of IL                      -0.12    0.27   16.69   16.69   140.80
     EBSI  Eagle Bancshares of Tucker GA               0.80    1.09   12.74   12.74   146.35
     EGFC  Eagle Financial Corp. of CT                 0.19    1.13   22.02   17.19   320.65
     ETFS  East Texas Fin. Serv. of TX                 0.34    0.70   19.97   19.97   109.95
     EMLD  Emerald Financial Corp of OH                0.81    1.00    9.03    8.89   119.14
     EIRE  Emerald Island Bancorp, MA*                 1.52    1.60   13.39   13.39   189.23
     EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH               0.81    0.90   15.74   15.72   127.65
     EQSB  Equitable FSB of Wheaton MD                 2.20    3.52   24.92   24.92   491.70
     FFFG  F.F.O. Financial Group of FL(8)             0.25    0.36    2.46    2.46    37.89
     FCBF  FCB Fin. Corp. of Neenah WI                 0.99    1.17   19.25   19.25   110.06
     FFBS  FFBS Bancorp of Columbus MS                 0.96    1.21   16.05   16.05    82.64
     FFDF  FFD Financial Corp. of OH                   0.44    0.61   14.50   14.50    58.62
     FFLC  FFLC Bancorp of Leesburg FL                 1.06    1.53   22.51   22.51   167.00
     FFFC  FFVA Financial Corp. of VA                  1.32    1.60   16.29   15.95   123.62
     FFWC  FFW Corporation of Wabash IN                1.98    2.46   22.75   22.75   227.32
     FFYF  FFY Financial Corp. of OH                   1.28    1.82   19.82   19.82   144.57
     FMCO  FMS Financial Corp. of NJ                   1.56    2.29   15.24   14.97   232.38
     FFHH  FSF Financial Corp. of MN                   0.78    0.99   14.16   14.16   124.71
     FOBC  Fed One Bancorp of Wheeling WV              0.99    1.41   16.63   15.86   150.32
     FBCI  Fidelity Bancorp of Chicago IL              0.95    1.33   18.22   18.18   175.45
     FSBI  Fidelity Bancorp, Inc. of PA                1.08    1.72   15.83   15.83   234.39
     FFFL  Fidelity FSB, MHC of FL (47.4)              0.49    0.78   12.08   11.98   136.99
     FFED  Fidelity Fed. Bancorp of IN                 0.17    0.30    5.17    5.17   100.52
     FFOH  Fidelity Financial of OH                    0.51    0.75   12.17   10.74    94.06
     FIBC  Financial Bancorp, Inc. of NY               0.87    1.55   15.35   15.28   164.04
     FBSI  First Bancshares of MO                      1.18    1.45   19.80   19.77   137.97
     FBBC  First Bell Bancorp of PA                    1.06    1.23   10.78   10.78   109.72
     FBER  First Bergen Bancorp of NJ                  0.38    0.66   13.47   13.47    94.92
     SKBO  First Carnegie,MHC of PA(45.0)              0.24    0.35   10.21   10.21    65.23
     FCIT  First Cit. Fin. Corp of MD(8)               1.20    1.78   14.95   14.95   234.41
     FSTC  First Citizens Corp of GA                   1.45    1.44   16.29   12.22   178.44
     FCME  First Coastal Corp. of ME*                  4.50    4.36   10.35   10.35   112.13
     FFBA  First Colorado Bancorp of Co                0.84    0.82   11.60   11.60    91.15
     FDEF  First Defiance Fin.Corp. of OH              0.43    0.59   12.60   12.60    59.12
     FESX  First Essex Bancorp of MA*                  1.32    1.15   11.57   10.05   165.97
     FFES  First FS&LA of E. Hartford CT               1.52    2.50   23.63   23.63   367.56
     FFSX  First FS&LA. MHC of IA (46.0)               0.69    1.19   13.74   13.63   165.69
     BDJI  First Fed. Bancorp. of MN                   0.49    1.02   17.62   17.62   157.71
     FFBH  First Fed. Bancshares of AR                 0.81    1.11   16.36   16.36   109.31
     FTFC  First Fed. Capital Corp. of WI              1.18    1.37   10.64    9.97   167.40
     FFKY  First Fed. Fin. Corp. of KY                 1.14    1.36   12.40   11.68    90.50
     FFBZ  First Federal Bancorp of OH                 0.88    1.23    9.66    9.65   128.03
     FFCH  First Fin. Holdings Inc. of SC              1.43    2.10   16.03   16.03   262.26
     FFBI  First Financial Bancorp of IL              -0.85    0.94   17.63   17.63   203.69
     FFHC  First Financial Corp. of WI(8)              1.51    2.03   11.67   11.37   163.81
     FFHS  First Franklin Corp. of OH                  0.36    1.21   17.17   17.06   190.39
     FGHC  First Georgia Hold. Corp of GA              0.32    0.25    4.21    3.86    51.24
     FSPG  First Home Bancorp of NJ                    1.64    2.14   12.85   12.64   192.91
     FFSL  First Independence Corp. of KS              0.47    0.75   11.60   11.60   111.21
     FISB  First Indiana Corp. of IN                   1.17    1.43   13.77   13.60   144.00
     FKFS  First Keystone Fin. Corp of PA              1.35    1.93   19.09   19.09   261.24
     FLKY  First Lancaster Bncshrs of KY               0.46    0.56   14.44   14.44    42.18


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     FLFC  First Liberty Fin. Corp. of GA          22.50   7,725   173.8        23.75   13.83   23.25   -3.23  342.91    22.48
     CASH  First Midwest Fin. Corp. of IA          17.37   2,734    47.5        17.87   15.00   17.37    0.00    N.A.    13.31
     FMBD  First Mutual Bancorp of IL              16.12   3,507    56.5        16.12   12.62   15.50    4.00    N.A.     7.47
     FMSB  First Mutual SB of Bellevue WA*         21.75   2,702    58.8        22.25   11.59   20.62    5.48  180.65    36.71
     FNGB  First Northern Cap. Corp of WI          26.87   4,417   118.7        26.87   15.25   25.75    4.35   84.55    65.35
     FFPB  First Palm Beach Bancorp of FL          32.75   5,031   164.8        34.00   21.50   33.25   -1.50    N.A.    38.65
     FSLA  First SB SLA MHC of NJ (47.5)           27.75   7,264    94.5        29.50   14.32   29.00   -4.31  177.50    50.00
     FSNJ  First SB of NJ, MHC (45.9)(8)           32.50   3,064    45.7        34.00   14.00   32.75   -0.76    N.A.    41.30
     SOPN  First SB, SSB, Moore Co. of NC          20.50   3,679    75.4        24.00   16.75   21.25   -3.53    N.A.     9.33
     FWWB  First Savings Bancorp of WA*            24.50  10,519   257.7        24.75   16.00   24.62   -0.49    N.A.    33.37
     SHEN  First Shenango Bancorp of PA            27.75   2,072    57.5        29.25   20.25   28.50   -2.63    N.A.    23.33
     FSFC  First So.east Fin. Corp. of SC(8)       14.00   4,388    61.4        14.87    9.12   14.00    0.00    N.A.    49.25
     FBNW  FirstBank Corp of Clarkston WA          18.25   1,984    36.2        19.00   15.50   18.25    0.00    N.A.     N.A.
     FFDB  FirstFed Bancorp of AL                  16.53   1,148    19.0        18.50   12.50   18.13   -8.83    N.A.    32.24
     FSPT  FirstSpartan Fin. Corp. of SC           35.75   4,430   158.4        37.00   35.00   35.62    0.36    N.A.     N.A.
     FLAG  Flag Financial Corp of GA               14.25   2,037    29.0        14.87    9.75   14.75   -3.39   45.41    32.56
     FLGS  Flagstar Bancorp, Inc of MI             19.25  13,670   263.1        20.00   13.00    0.00   -1.00    N.A.     N.A.
     FFIC  Flushing Fin. Corp. of NY*              20.69   7,979   165.1        23.50   17.37   20.31    1.87    N.A.    14.18
     FBHC  Fort Bend Holding Corp. of TX           31.75     827    26.3        32.00   16.87   30.75    3.25    N.A.    24.51
     FTSB  Fort Thomas Fin. Corp. of KY            10.50   1,495    15.7        14.75    9.25   11.00   -4.55    N.A.   -28.18
     FKKY  Frankfort First Bancorp of KY            9.38   3,385    31.8        12.25    8.00    9.25    1.41    N.A.   -17.50
     FTNB  Fulton Bancorp of MO                    20.00   1,719    34.4        20.37   12.50   19.75    1.27    N.A.    30.12
     GFSB  GFS Bancorp of Grinnell IA              13.37     988    13.2        14.25   10.12   13.37    0.00    N.A.    25.89
     GUPB  GFSB Bancorp of Gallup NM               19.00     839    15.9        19.75   13.50   19.00    0.00    N.A.    19.72
     GSLA  GS Financial Corp. of LA                15.75   3,438    54.1        16.12   13.37   15.25    3.28    N.A.     N.A.
     GOSB  GSB Financial Corp. of NY               14.66   2,248    33.0        14.87   14.25   14.37    2.02    N.A.     N.A.
     GWBC  Gateway Bancorp of KY(8)                17.62   1,076    19.0        18.25   13.00   17.75   -0.73    N.A.    23.65
     GBCI  Glacier Bancorp of MT                   18.50   6,812   126.0        20.25   14.33   18.50    0.00  283.02    13.29
     GFCO  Glenway Financial Corp. of OH           24.50   1,140    27.9        27.00   18.25   27.00   -9.26    N.A.    19.51
     GTPS  Great American Bancorp of IL            17.37   1,760    30.6        17.50   13.25   17.50   -0.74    N.A.    17.29
     GTFN  Great Financial Corp. of KY             33.25  13,791   458.6        35.12   26.81   33.25    0.00    N.A.    14.18
     GSBC  Great Southern Bancorp of MO            16.87   8,105   136.7        18.00   13.62   16.75    0.72  477.74    -5.28
     GDVS  Greater DV SB,MHC of PA (19.9)*         16.25   3,272    10.6        16.50    9.25   15.12    7.47    N.A.    56.70
     GSFC  Green Street Fin. Corp. of NC           17.50   4,298    75.2        18.87   13.37   17.25    1.45    N.A.    12.90
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       18.75   3,125    18.2        20.50    9.75   18.25    2.74    N.A.    55.47
     HCBB  HCB Bancshares of AR                    14.00   2,645    37.0        14.12   12.62   13.87    0.94    N.A.     N.A.
     HEMT  HF Bancorp of Hemet CA                  14.87   6,282    93.4        15.87    9.25   15.25   -2.49    N.A.    33.72
     HFFC  HF Financial Corp. of SD                22.37   2,979    66.6        22.37   14.75   21.88    2.24  347.40    29.23
     HFNC  HFNC Financial Corp. of NC              16.00  17,192   275.1        22.06   14.87   16.25   -1.54    N.A.   -10.46
     HMNF  HMN Financial, Inc. of MN               24.87   4,212   104.8        25.75   15.37   24.75    0.48    N.A.    37.25
     HALL  Hallmark Capital Corp. of WI            22.50   1,443    32.5        23.75   14.50   22.75   -1.10    N.A.    26.76
     HARB  Harbor FSB, MHC of FL (46.0)            45.75   4,970   103.9        45.75   24.00   44.50    2.81    N.A.    27.97
     HRBF  Harbor Federal Bancorp of MD            19.12   1,693    32.4        20.00   12.75   20.00   -4.40   91.20    21.40
     HFSA  Hardin Bancorp of Hardin MO             16.50     859    14.2        16.75   11.25   16.75   -1.49    N.A.    32.00
     HARL  Harleysville SA of PA                   25.00   1,652    41.3        25.00   14.00   25.00    0.00   40.85    58.23
     HFGI  Harrington Fin. Group of IN             11.50   3,257    37.5        13.00    9.75   11.75   -2.13    N.A.     6.98
     HARS  Harris SB, MHC of PA (24.2)             26.00  11,223    70.6        26.00   14.75   24.75    5.05    N.A.    42.47
     HFFB  Harrodsburg 1st Fin Bcrp of KY          15.00   2,025    30.4        19.00   14.75   15.75   -4.76    N.A.   -20.51
     HHFC  Harvest Home Fin. Corp. of OH           11.75     935    11.0        13.75    9.25   12.75   -7.84    N.A.    20.51
     HAVN  Haven Bancorp of Woodhaven NY           37.00   4,377   161.9        38.37   25.56   36.25    2.07    N.A.    29.28
     HVFD  Haverfield Corp. of OH(8)               26.50   1,906    50.5        27.37   17.00   26.75   -0.93   70.97    38.60
     HTHR  Hawthorne Fin. Corp. of CA              15.63   2,629    41.1        16.12    6.62   15.00    4.20  -43.16    92.25
     HMLK  Hemlock Fed. Fin. Corp. of IL           15.50   2,076    32.2        15.50   12.50   15.25    1.64    N.A.     N.A.
     HBNK  Highland Federal Bank of CA             27.25   2,300    62.7        27.25   14.25   25.62    6.36    N.A.    60.29
     HIFS  Hingham Inst. for Sav. of MA*           23.06   1,303    30.0        25.25   14.25   23.25   -0.82  405.70    22.99

                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     FLFC  First Liberty Fin. Corp. of GA              1.20    0.93   11.87   10.62   161.56
     CASH  First Midwest Fin. Corp. of IA              0.99    1.29   15.70   13.89   135.40
     FMBD  First Mutual Bancorp of IL                  0.10    0.32   15.30   11.59   119.10
     FMSB  First Mutual SB of Bellevue WA*             1.56    1.52   10.91   10.91   159.89
     FNGB  First Northern Cap. Corp of WI              0.87    1.26   16.28   16.28   144.38
     FFPB  First Palm Beach Bancorp of FL             -0.02    0.15   20.95   20.41   309.73
     FSLA  First SB SLA MHC of NJ (47.5)               0.80    1.25   13.39   11.94   142.18
     FSNJ  First SB of NJ, MHC (45.9)(8)              -0.70    0.47   16.18   16.18   188.83
     SOPN  First SB, SSB, Moore Co. of NC              1.06    1.27   18.26   18.26    79.97
     FWWB  First Savings Bancorp of WA*                0.89    0.84   14.13   13.00    95.79
     SHEN  First Shenango Bancorp of PA                1.69    2.20   21.75   21.75   198.56
     FSFC  First So.east Fin. Corp. of SC(8)           0.01    0.70    7.80    7.80    76.29
     FBNW  FirstBank Corp of Clarkston WA              0.54    0.44   14.00   14.00    77.62
     FFDB  FirstFed Bancorp of AL                      0.95    1.45   14.48   13.20   153.77
     FSPT  FirstSpartan Fin. Corp. of SC               1.00    1.16   27.63   27.63   104.97
     FLAG  Flag Financial Corp of GA                  -0.07    0.15   10.25   10.25   109.02
     FLGS  Flagstar Bancorp, Inc of MI                 0.00    0.00    6.07    6.07   111.13
     FFIC  Flushing Fin. Corp. of NY*                  0.93    0.97   16.68   16.68   107.79
     FBHC  Fort Bend Holding Corp. of TX               0.74    1.71   23.24   21.64   385.33
     FTSB  Fort Thomas Fin. Corp. of KY                0.33    0.50   10.40   10.40    64.84
     FKKY  Frankfort First Bancorp of KY               0.24    0.36    9.93    9.93    37.91
     FTNB  Fulton Bancorp of MO                        0.41    0.58   14.47   14.47    57.86
     GFSB  GFS Bancorp of Grinnell IA                  0.85    1.09   10.32   10.32    89.22
     GUPB  GFSB Bancorp of Gallup NM                   0.69    0.87   16.88   16.88   103.59
     GSLA  GS Financial Corp. of LA                    0.34    0.34   16.36   16.36    35.85
     GOSB  GSB Financial Corp. of NY                   0.52    0.44   13.78   13.78    50.92
     GWBC  Gateway Bancorp of KY(8)                    0.52    0.72   16.04   16.04    59.32
     GBCI  Glacier Bancorp of MT                       1.10    1.23    8.12    7.90    83.33
     GFCO  Glenway Financial Corp. of OH               1.06    1.78   23.89   23.57   251.83
     GTPS  Great American Bancorp of IL                0.19    0.24   16.68   16.68    77.83
     GTFN  Great Financial Corp. of KY                 1.59    1.51   20.40   19.53   220.89
     GSBC  Great Southern Bancorp of MO                1.15    1.30    7.45    7.45    87.33
     GDVS  Greater DV SB,MHC of PA (19.9)*             0.23    0.42    8.64    8.64    74.69
     GSFC  Green Street Fin. Corp. of NC               0.56    0.68   14.73   14.73    40.62
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           0.37    0.56    8.80    8.80    63.86
     HCBB  HCB Bancshares of AR                       -0.08    0.29   13.73   13.16    75.24
     HEMT  HF Bancorp of Hemet CA                     -0.40   -2.74   12.87   10.53   156.71
     HFFC  HF Financial Corp. of SD                    1.23    1.67   17.78   17.78   188.54
     HFNC  HFNC Financial Corp. of NC                  0.43    0.59    9.37    9.37    52.08
     HMNF  HMN Financial, Inc. of MN                   0.94    1.17   19.42   19.42   134.58
     HALL  Hallmark Capital Corp. of WI                1.33    1.68   20.56   20.56   284.01
     HARB  Harbor FSB, MHC of FL (46.0)                2.05    2.64   18.85   18.23   224.69
     HRBF  Harbor Federal Bancorp of MD                0.58    0.90   16.48   16.48   127.80
     HFSA  Hardin Bancorp of Hardin MO                 0.58    0.89   15.69   15.69   125.75
     HARL  Harleysville SA of PA                       1.46    2.00   13.31   13.31   203.79
     HFGI  Harrington Fin. Group of IN                 0.61    0.51    7.67    7.67   137.18
     HARS  Harris SB, MHC of PA (24.2)                 0.79    0.99   14.59   12.76   182.15
     HFFB  Harrodsburg 1st Fin Bcrp of KY              0.55    0.73   14.49   14.49    53.80
     HHFC  Harvest Home Fin. Corp. of OH               0.23    0.49   11.11   11.11    88.88
     HAVN  Haven Bancorp of Woodhaven NY               2.09    3.11   24.20   24.12   407.02
     HVFD  Haverfield Corp. of OH(8)                   1.02    1.94   15.52   15.52   181.61
     HTHR  Hawthorne Fin. Corp. of CA                  2.40    1.21   12.37   12.37   318.74
     HMLK  Hemlock Fed. Fin. Corp. of IL               0.10    0.55   14.57   14.57    79.44
     HBNK  Highland Federal Bank of CA                 0.96    1.41   16.39   16.39   219.30
     HIFS  Hingham Inst. for Sav. of MA*               1.86    1.86   15.62   15.62   166.99



     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     HBEI  Home Bancorp of Elgin IL                17.50   6,856   120.0        19.31   11.81   18.25   -4.11    N.A.    29.63
     HBFW  Home Bancorp of Fort Wayne IN           21.37   2,525    54.0        21.75   15.75   21.25    0.56    N.A.    12.47
     HBBI  Home Building Bancorp of IN             21.00     312     6.6        22.00   17.00   20.50    2.44    N.A.     6.33
     HCFC  Home City Fin. Corp. of OH              15.12     952    14.4        15.19   12.00   15.00    0.80    N.A.    14.11
     HOMF  Home Fed Bancorp of Seymour IN          31.00   3,396   105.3        31.00   17.33   30.50    1.64  208.46    20.39
     HWEN  Home Financial Bancorp of IN            15.12     486     7.3        15.75   12.00   15.25   -0.85    N.A.    18.59
     HPBC  Home Port Bancorp, Inc. of MA*          20.62   1,842    38.0        21.75   13.87   20.75   -0.63  157.75    24.97
     HMCI  Homecorp, Inc. of Rockford IL           16.00   1,693    27.1        16.00   11.83   14.25   12.28   60.00    25.49
     HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.00   18.87    0.00    N.A.    24.80
     HRZB  Horizon Financial Corp. of WA*          15.00   7,417   111.3        16.50   10.65   15.37   -2.41   31.35    27.77
     IBSF  IBS Financial Corp. of NJ               16.87  11,012   185.8        18.75   12.50   15.63    7.93    N.A.    24.14
     ISBF  ISB Financial Corp. of LA               24.50   6,901   169.1        26.25   14.75   24.37    0.53    N.A.    36.11
     ITLA  Imperial Thrift & Loan of CA*           17.50   7,836   137.1        18.25   13.00   18.12   -3.42    N.A.    16.67
     IFSB  Independence FSB of DC                  13.50   1,280    17.3        14.75    6.75   14.37   -6.05  575.00    68.75
     INCB  Indiana Comm. Bank, SB of IN            15.25     922    14.1        19.00   13.25   15.25    0.00    N.A.    -6.15
     INBI  Industrial Bancorp of OH                14.50   5,277    76.5        14.69   10.25   14.50    0.00    N.A.    13.73
     IWBK  Interwest SB of Oak Harbor WA           39.75   8,036   319.4        40.12   25.62   39.62    0.33  297.50    23.26
     IPSW  Ipswich SB of Ipswich MA*               23.50   1,188    27.9        25.00    9.75   22.25    5.62    N.A.    95.83
     JXVL  Jacksonville Bancorp of TX              17.00   2,490    42.3        17.00   10.75   16.62    2.29    N.A.    16.28
     JXSB  Jcksnville SB,MHC of IL (44.6)          17.62   1,272    10.0        18.00   11.50   16.62    6.02    N.A.    32.98
     JSBA  Jefferson Svgs Bancorp of MO            30.75   4,971   152.9        32.25   22.25   32.00   -3.91    N.A.    18.27
     JOAC  Joachim Bancorp of MO                   15.00     760    11.4        15.25   12.50   14.25    5.26    N.A.     3.45
     KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
     KSBK  KSB Bancorp of Kingfield ME(8)*         13.00   1,238    16.1        16.00    6.82   14.37   -9.53    N.A.    69.49
     KFBI  Klamath First Bancorp of OR             19.31  10,019   193.5        20.12   13.75   19.19    0.63    N.A.    22.60
     LSBI  LSB Fin. Corp. of Lafayette IN          20.50     932    19.1        21.25   14.76   21.25   -3.53    N.A.    10.39
     LVSB  Lakeview SB of Paterson NJ              33.00   2,302    76.0        33.87   19.20   32.25    2.33    N.A.    32.69
     LARK  Landmark Bancshares of KS               21.50   1,711    36.8        22.12   15.50   21.50    0.00    N.A.    19.44
     LARL  Laurel Capital Group of PA              21.50   1,443    31.0        22.50   14.75   21.37    0.61   67.97    30.30
     LSBX  Lawrence Savings Bank of MA*            11.12   4,274    47.5        12.87    6.00   11.87   -6.32  223.26    36.78
     LFED  Leeds FSB, MHC of MD (36.2)             22.00   3,455    27.5        22.00   13.00   20.87    5.41    N.A.    37.50
     LXMO  Lexington B&L Fin. Corp. of MO          16.62   1,138    18.9        16.62   10.00   16.12    3.10    N.A.    23.11
     LIFB  Life Bancorp of Norfolk VA              24.75   9,847   243.7        26.62   15.00   26.00   -4.81    N.A.    37.50
     LFBI  Little Falls Bancorp of NJ              17.37   2,745    47.7        17.50   10.37   17.12    1.46    N.A.    36.24
     LOGN  Logansport Fin. Corp. of IN             14.00   1,260    17.6        15.00   11.12   14.00    0.00    N.A.    24.44
     LONF  London Financial Corp. of OH            15.25     515     7.9        17.50   10.00   15.63   -2.43    N.A.     8.00
     LISB  Long Island Bancorp, Inc of NY          38.59  23,968   924.9        41.00   27.75   39.00   -1.05    N.A.    10.26
     MAFB  MAF Bancorp of IL                       31.50  15,393   484.9        34.75   16.83   32.37   -2.69  270.59    35.95
     MBLF  MBLA Financial Corp. of MO              23.50   1,298    30.5        24.75   19.00   23.50    0.00    N.A.    23.68
     MFBC  MFB Corp. of Mishawaka IN               20.75   1,690    35.1        20.75   15.50   20.50    1.22    N.A.    24.85
     MLBC  ML Bancorp of Villanova PA              20.25  10,566   214.0        20.87   12.69   20.25    0.00    N.A.    43.41
     MBB   MSB Bancorp of Middletown NY*           24.19   2,837    68.6        24.19   15.50   23.50    2.94  141.90    23.29
     MSBF  MSB Financial Corp. of MI               15.00   1,249    18.7        16.50    8.62   13.00   15.38    N.A.    57.89
     MGNL  Magna Bancorp of MS(8)                  25.25  13,754   347.3        27.37   16.75   25.00    1.00  405.00    44.29
     MARN  Marion Capital Holdings of IN           23.50   1,768    41.5        23.75   19.25   23.00    2.17    N.A.    22.08
     MRKF  Market Fin. Corp. of OH                 14.12   1,336    18.9        14.75   12.25   14.25   -0.91    N.A.     N.A.
     MFCX  Marshalltown Fin. Corp. of IA(8)        16.75   1,411    23.6        16.87   14.25   16.75    0.00    N.A.    12.64
     MFSL  Maryland Fed. Bancorp of MD             45.87   3,210   147.2        50.50   28.09   47.50   -3.43  336.86    32.00
     MASB  MassBank Corp. of Reading MA*           52.75   2,681   141.4        53.00   32.50   51.87    1.70  327.82    38.38
     MFLR  Mayflower Co-Op. Bank of MA*            18.62     890    16.6        19.75   14.75   18.00    3.44  272.40     9.53
     MECH  Mechanics SB of Hartford CT*            21.62   5,290   114.4        21.75   12.25   21.75   -0.60    N.A.    37.27
     MDBK  Medford Bank of Medford MA*             30.00   4,541   136.2        32.00   22.25   30.06   -0.20  328.57    16.50
     MERI  Meritrust FSB of Thibodaux LA           40.50     774    31.3        41.50   30.75   40.50    0.00    N.A.    28.08
     MWBX  MetroWest Bank of MA*                    6.50  13,953    90.7         6.81    3.69    6.69   -2.84   57.77    21.04
     MCBS  Mid Continent Bancshares of KS          30.25   1,958    59.2        31.75   18.50   29.25    3.42    N.A.    29.44

                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     HBEI  Home Bancorp of Elgin IL                    0.25    0.43   13.73   13.73    51.43
     HBFW  Home Bancorp of Fort Wayne IN               0.72    1.15   17.62   17.62   132.62
     HBBI  Home Building Bancorp of IN                 0.29    0.74   18.51   18.51   144.44
     HCFC  Home City Fin. Corp. of OH                  0.51    0.77   14.77   14.77    71.68
     HOMF  Home Fed Bancorp of Seymour IN              2.02    2.35   17.05   16.53   201.06
     HWEN  Home Financial Bancorp of IN                0.45    0.64   15.12   15.12    81.16
     HPBC  Home Port Bancorp, Inc. of MA*              1.72    1.71   11.39   11.39   107.90
     HMCI  Homecorp, Inc. of Rockford IL               0.27    0.85   12.81   12.81   195.87
     HZFS  Horizon Fin'l. Services of IA               0.65    1.04   19.75   19.75   201.81
     HRZB  Horizon Financial Corp. of WA*              1.07    1.05   10.91   10.91    69.93
     IBSF  IBS Financial Corp. of NJ                   0.35    0.60   11.45   11.45    67.20
     ISBF  ISB Financial Corp. of LA                   0.77    1.04   16.58   14.06   136.06
     ITLA  Imperial Thrift & Loan of CA*               1.36    1.36   11.76   11.71   103.43
     IFSB  Independence FSB of DC                      0.29    0.66   13.39   11.74   205.28
     INCB  Indiana Comm. Bank, SB of IN                0.16    0.50   12.27   12.27    99.06
     INBI  Industrial Bancorp of OH                    0.45    0.88   11.63   11.63    65.68
     IWBK  Interwest SB of Oak Harbor WA               1.82    2.47   15.46   15.12   228.05
     IPSW  Ipswich SB of Ipswich MA*                   1.68    1.32    9.11    9.11   159.41
     JXVL  Jacksonville Bancorp of TX                  0.90    1.18   13.55   13.55    90.84
     JXSB  Jcksnville SB,MHC of IL (44.6)              0.33    0.77   13.26   13.26   128.80
     JSBA  Jefferson Svgs Bancorp of MO                0.69    1.64   21.38   16.29   260.90
     JOAC  Joachim Bancorp of MO                       0.24    0.37   13.60   13.60    46.92
     KSAV  KS Bancorp of Kenly NC                      1.08    1.40   16.22   16.21   119.91
     KSBK  KSB Bancorp of Kingfield ME(8)*             1.04    1.08    8.10    7.62   113.08
     KFBI  Klamath First Bancorp of OR                 0.55    0.83   14.20   14.20    72.65
     LSBI  LSB Fin. Corp. of Lafayette IN              0.95    0.80   18.31   18.31   201.75
     LVSB  Lakeview SB of Paterson NJ                  2.78    1.93   19.91   15.92   209.23
     LARK  Landmark Bancshares of KS                   1.13    1.33   18.38   18.38   133.31
     LARL  Laurel Capital Group of PA                  1.56    2.00   15.06   15.06   144.54
     LSBX  Lawrence Savings Bank of MA*                1.40    1.38    7.45    7.45    85.71
     LFED  Leeds FSB, MHC of MD (36.2)                 0.63    0.90   13.20   13.20    81.59
     LXMO  Lexington B&L Fin. Corp. of MO              0.55    0.71   14.74   14.74    52.05
     LIFB  Life Bancorp of Norfolk VA                  1.01    1.23   15.94   15.49   151.14
     LFBI  Little Falls Bancorp of NJ                  0.29    0.51   14.51   13.40   109.29
     LOGN  Logansport Fin. Corp. of IN                 0.74    0.96   12.67   12.67    65.99
     LONF  London Financial Corp. of OH                0.54    0.79   14.63   14.63    73.66
     LISB  Long Island Bancorp, Inc of NY              1.44    1.67   22.17   21.95   246.53
     MAFB  MAF Bancorp of IL                           1.51    2.10   16.57   14.39   210.25
     MBLF  MBLA Financial Corp. of MO                  1.11    1.42   21.98   21.98   180.91
     MFBC  MFB Corp. of Mishawaka IN                   0.72    1.10   20.11   20.11   138.63
     MLBC  ML Bancorp of Villanova PA                  1.36    1.23   13.68   13.44   196.03
     MBB   MSB Bancorp of Middletown NY*               0.95    1.02   19.72    8.48   285.75
     MSBF  MSB Financial Corp. of MI                   0.65    0.80   10.16   10.16    59.81
     MGNL  Magna Bancorp of MS(8)                      1.35    1.49   10.06    9.79    98.39
     MARN  Marion Capital Holdings of IN               1.38    1.65   22.10   22.10    98.02
     MRKF  Market Fin. Corp. of OH                     0.32    0.32   14.82   14.82    42.35
     MFCX  Marshalltown Fin. Corp. of IA(8)            0.30    0.65   14.23   14.23    90.38
     MFSL  Maryland Fed. Bancorp of MD                 2.17    3.14   30.22   29.84   360.57
     MASB  MassBank Corp. of Reading MA*               3.64    3.45   35.92   35.92   337.72
     MFLR  Mayflower Co-Op. Bank of MA*                1.33    1.30   13.21   12.98   140.10
     MECH  Mechanics SB of Hartford CT*                2.76    2.76   15.93   15.93   155.69
     MDBK  Medford Bank of Medford MA*                 2.45    2.29   21.24   19.79   236.19
     MERI  Meritrust FSB of Thibodaux LA               1.99    3.10   24.22   24.22   295.20
     MWBX  MetroWest Bank of MA*                       0.52    0.52    3.02    3.02    40.60
     MCBS  Mid Continent Bancshares of KS              1.87    2.12   19.59   19.59   208.68



     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     MIFC  Mid Iowa Financial Corp. of IA           9.62   1,676    16.1        10.00    6.00    9.62    0.00   92.40    51.02
     MCBN  Mid-Coast Bancorp of ME                 25.00     233     5.8        25.00   18.00   25.00    0.00  337.83    31.58
     MWBI  Midwest Bancshares, Inc. of IA          34.50     348    12.0        35.00   24.50   35.00   -1.43  245.00    30.19
     MWFD  Midwest Fed. Fin. Corp of WI            22.25   1,625    36.2        24.50   15.50   21.75    2.30  345.00    20.27
     MFFC  Milton Fed. Fin. Corp. of OH            13.87   2,310    32.0        16.00   12.25   13.62    1.84    N.A.    -4.34
     MIVI  Miss. View Hold. Co. of MN              15.63     819    12.8        15.75   11.37   15.12    3.37    N.A.    30.25
     MBSP  Mitchell Bancorp of NC*                 16.75     931    15.6        16.75   11.34   16.75    0.00    N.A.    17.54
     MBBC  Monterey Bay Bancorp of CA              16.37   3,245    53.1        18.25   13.12   16.25    0.74    N.A.    10.98
     MONT  Montgomery Fin. Corp. of IN             11.75   1,653    19.4        14.00   11.00   11.87   -1.01    N.A.    -9.62
     MSBK  Mutual SB, FSB of Bay City MI           10.50   4,274    44.9        11.25    5.12   10.75   -2.33   20.00    90.91
     NHTB  NH Thrift Bancshares of NH              16.75   2,041    34.2        16.87    9.87   16.31    2.70  262.55    32.73
     NSLB  NS&L Bancorp of Neosho MO               18.50     707    13.1        18.75   12.00   16.62   11.31    N.A.    35.83
     NMSB  Newmil Bancorp. of CT*                  13.00   3,834    49.8        13.12    7.00   12.62    3.01  104.08    33.33
     NASB  North American SB of MO                 51.00   2,257   115.1        55.00   30.75   50.00    2.00  ***.**    48.91
     NBSI  North Bancshares of Chicago IL          22.00     997    21.9        22.37   15.75   22.25   -1.12    N.A.    33.33
     FFFD  North Central Bancshares of IA          16.50   3,258    53.8        16.81   11.25   16.50    0.00    N.A.    21.68
     NBN   Northeast Bancorp of ME*                14.75   1,275    18.8        14.94   12.75   14.75    0.00   25.53     5.36
     NEIB  Northeast Indiana Bncrp of IN           16.75   1,763    29.5        18.00   12.00   17.00   -1.47    N.A.    22.98
     NWEQ  Northwest Equity Corp. of WI            15.75     839    13.2        15.75   10.25   15.25    3.28    N.A.    29.95
     NWSB  Northwest SB, MHC of PA (29.9)          18.75  23,376   131.0        18.75   10.75   17.37    7.94    N.A.    40.24
     NSSY  Norwalk Savings Society of CT*          33.25   2,404    79.9        36.50   20.87   34.62   -3.96    N.A.    42.28
     NSSB  Norwich Financial Corp. of CT*          24.50   5,413   132.6        24.50   15.00   22.25   10.11  250.00    24.87
     NTMG  Nutmeg FS&LA of CT                      11.00     725     8.0        11.00    7.00   10.75    2.33    N.A.    46.67
     OHSL  OHSL Financial Corp. of OH              23.25   1,196    27.8        25.25   19.50   24.50   -5.10    N.A.     8.80
     OCFC  Ocean Fin. Corp. of NJ                  33.75   8,606   290.5        35.75   21.25   34.50   -2.17    N.A.    32.35
     OCN   Ocwen Financial Corp. of FL             42.87  26,800 1,148.9        44.75   20.25   44.00   -2.57    N.A.    60.26
     OFCP  Ottawa Financial Corp. of MI            25.50   4,911   125.2        25.62   16.00   25.62   -0.47    N.A.    51.70
     PFFB  PFF Bancorp of Pomona CA                19.62  18,716   367.2        19.75   11.25   19.56    0.31    N.A.    31.94
     PSFI  PS Financial of Chicago IL              14.62   2,182    31.9        14.87   11.62   14.50    0.83    N.A.    24.43
     PVFC  PVF Capital Corp. of OH                 21.00   2,556    53.7        21.00   12.27   19.50    7.69  377.27    46.65
     PCCI  Pacific Crest Capital of CA*            15.37   2,938    45.2        15.37    8.13   15.12    1.65    N.A.    33.65
     PAMM  PacificAmerica Money Ctr of CA*         25.00   1,900    47.5        26.00    8.37   24.50    2.04    N.A.    72.41
     PALM  Palfed, Inc. of Aiken SC                15.87   5,284    83.9        17.50   12.50   15.50    2.39    3.25    13.36
     PBCI  Pamrapo Bancorp, Inc. of NJ             21.75   2,843    61.8        23.75   18.50   20.50    6.10  286.32     8.75
     PFED  Park Bancorp of Chicago IL              16.75   2,431    40.7        16.87   10.31   16.62    0.78    N.A.    28.85
     PVSA  Parkvale Financial Corp of PA           29.25   4,055   118.6        29.50   20.80   28.00    4.46  253.26    12.50
     PEEK  Peekskill Fin. Corp. of NY              16.25   3,193    51.9        17.00   12.50   16.00    1.56    N.A.    14.04
     PFSB  PennFed Fin. Services of NJ             29.50   4,822   142.2        30.50   17.50   29.81   -1.04    N.A.    45.68
     PWBC  PennFirst Bancorp of PA                 16.00   5,306    84.9        16.59   12.27   16.37   -2.26  100.50    29.14
     PWBK  Pennwood SB of PA*                      15.50     610     9.5        15.50    9.50   15.50    0.00    N.A.    12.73
     PBKB  People's SB of Brockton MA*             16.25   3,595    58.4        17.37   10.00   16.75   -2.99  173.57    53.01
     PFDC  Peoples Bancorp of Auburn IN            25.87   2,274    58.8        27.00   19.25   25.25    2.46   47.83    27.75
     PBCT  Peoples Bank, MHC of CT (37.4)*         26.75  61,053   405.4        29.00   14.00   28.25   -5.31  239.90    38.96
     PFFC  Peoples Fin. Corp. of OH                17.25   1,491    25.7        17.37   10.87   17.37   -0.69    N.A.    27.78
     PHBK  Peoples Heritage Fin Grp of ME*         38.19  27,371 1,045.3        40.25   20.62   38.87   -1.75  149.44    36.39
     PSFC  Peoples Sidney Fin. Corp of OH          16.50   1,785    29.5        16.50   12.56   16.50    0.00    N.A.     N.A.
     PERM  Permanent Bancorp of IN                 24.75   2,011    49.8        26.50   15.75   25.25   -1.98    N.A.    22.22
     PMFI  Perpetual Midwest Fin. of IA            20.25   1,883    38.1        22.00   17.00   20.12    0.65    N.A.     5.19
     PERT  Perpetual of SC, MHC (46.8)             39.00   1,505    27.5        41.00   20.25   39.25   -0.64    N.A.    60.82
     PCBC  Perry Co. Fin. Corp. of MO              20.50     808    16.6        22.25   15.50   20.50    0.00    N.A.    20.59
     PHFC  Pittsburgh Home Fin. of PA              18.37   1,969    36.2        18.37   10.25   17.12    7.30    N.A.    37.40
     PFSL  Pocahnts Fed, MHC of AR (46.4)          23.50   1,632    17.7        23.50   14.25   22.25    5.62    N.A.    34.29
     POBS  Portsmouth Bank Shrs Inc of NH(8)*      17.19   5,907   101.5        18.50   12.38   17.25   -0.35   65.13    25.29
     PTRS  Potters Financial Corp of OH            24.25     487    11.8        24.75   15.50   24.12    0.54    N.A.    21.25
     PKPS  Poughkeepsie Fin. Corp. of NY            7.63  12,595    96.1         8.13    4.75    8.00   -4.63   -1.55    45.33

                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     MIFC  Mid Iowa Financial Corp. of IA              0.64    0.84    6.71    6.70    73.73
     MCBN  Mid-Coast Bancorp of ME                     1.06    1.66   22.06   22.06   256.39
     MWBI  Midwest Bancshares, Inc. of IA              1.81    3.01   29.09   29.09   421.10
     MWFD  Midwest Fed. Fin. Corp of WI                1.72    1.35   10.66   10.24   123.74
     MFFC  Milton Fed. Fin. Corp. of OH                0.39    0.54   11.37   11.37    86.53
     MIVI  Miss. View Hold. Co. of MN                  0.59    0.88   16.08   16.08    85.20
     MBSP  Mitchell Bancorp of NC*                     0.51    0.60   15.39   15.39    35.49
     MBBC  Monterey Bay Bancorp of CA                  0.31    0.57   13.98   12.82   130.16
     MONT  Montgomery Fin. Corp. of IN                 0.26    0.42   11.22   11.22    62.63
     MSBK  Mutual SB, FSB of Bay City MI               0.18    0.07    9.57    9.57   157.56
     NHTB  NH Thrift Bancshares of NH                  0.44    0.65   11.47    9.72   153.37
     NSLB  NS&L Bancorp of Neosho MO                   0.41    0.64   16.52   16.52    84.46
     NMSB  Newmil Bancorp. of CT*                      0.68    0.65    8.27    8.27    84.26
     NASB  North American SB of MO                     3.85    3.74   24.35   23.56   305.38
     NBSI  North Bancshares of Chicago IL              0.58    0.81   16.95   16.95   119.95
     FFFD  North Central Bancshares of IA              1.02    1.18   14.81   14.81    65.34
     NBN   Northeast Bancorp of ME*                    0.93    0.86   13.49   11.66   194.14
     NEIB  Northeast Indiana Bncrp of IN               0.94    1.11   14.87   14.87    98.06
     NWEQ  Northwest Equity Corp. of WI                0.88    1.11   13.22   13.22   115.48
     NWSB  Northwest SB, MHC of PA (29.9)              0.56    0.81    8.30    7.80    85.45
     NSSY  Norwalk Savings Society of CT*              2.42    2.77   20.69   19.95   256.81
     NSSB  Norwich Financial Corp. of CT*              1.42    1.35   14.70   13.27   131.66
     NTMG  Nutmeg FS&LA of CT                          0.39    0.44    7.35    7.35   129.17
     OHSL  OHSL Financial Corp. of OH                  1.09    1.56   21.21   21.21   192.15
     OCFC  Ocean Fin. Corp. of NJ                      0.06    1.49   27.35   27.35   168.27
     OCN   Ocwen Financial Corp. of FL                 2.59    1.88    8.40    8.40    98.86
     OFCP  Ottawa Financial Corp. of MI                0.82    1.32   15.31   12.29   175.39
     PFFB  PFF Bancorp of Pomona CA                    0.21    0.61   14.51   14.36   140.60
     PSFI  PS Financial of Chicago IL                  0.70    0.71   14.66   14.66    37.88
     PVFC  PVF Capital Corp. of OH                     1.40    1.80    9.79    9.79   139.38
     PCCI  Pacific Crest Capital of CA*                1.11    1.04    8.95    8.95   126.32
     PAMM  PacificAmerica Money Ctr of CA*             3.64    3.64   13.26   13.26    59.13
     PALM  Palfed, Inc. of Aiken SC                    0.13    0.76   10.37   10.37   125.83
     PBCI  Pamrapo Bancorp, Inc. of NJ                 1.16    1.60   16.62   16.49   130.49
     PFED  Park Bancorp of Chicago IL                  0.62    0.86   16.27   16.27    72.22
     PVSA  Parkvale Financial Corp of PA               1.72    2.54   18.54   18.40   244.45
     PEEK  Peekskill Fin. Corp. of NY                  0.57    0.75   14.71   14.71    57.18
     PFSB  PennFed Fin. Services of NJ                 1.43    2.09   20.17   16.87   274.11
     PWBC  PennFirst Bancorp of PA                     0.56    0.84    9.41    8.59   133.10
     PWBK  Pennwood SB of PA*                          0.46    0.73   15.30   15.30    78.57
     PBKB  People's SB of Brockton MA*                 1.16    0.69    8.56    8.20   152.65
     PFDC  Peoples Bancorp of Auburn IN                1.39    1.82   19.23   19.23   126.46
     PBCT  Peoples Bank, MHC of CT (37.4)*             1.39    1.03   10.93   10.92   128.90
     PFFC  Peoples Fin. Corp. of OH                    0.52    0.52   16.18   16.18    60.15
     PHBK  Peoples Heritage Fin Grp of ME*             2.36    2.39   15.77   13.29   204.27
     PSFC  Peoples Sidney Fin. Corp of OH              0.56    0.73   14.09   14.09    60.57
     PERM  Permanent Bancorp of IN                     0.72    1.30   19.74   19.45   215.43
     PMFI  Perpetual Midwest Fin. of IA                0.25    0.61   18.00   18.00   210.96
     PERT  Perpetual of SC, MHC (46.8)                 1.00    1.41   19.69   19.69   148.17
     PCBC  Perry Co. Fin. Corp. of MO                  0.77    1.02   18.07   18.07    98.66
     PHFC  Pittsburgh Home Fin. of PA                  0.69    0.88   14.21   14.06   130.15
     PFSL  Pocahnts Fed, MHC of AR (46.4)              1.39    1.93   14.76   14.76   232.05
     POBS  Portsmouth Bank Shrs Inc of NH(8)*          1.03    0.91   11.39   11.39    43.92
     PTRS  Potters Financial Corp of OH                1.16    2.06   21.97   21.97   248.85
     PKPS  Poughkeepsie Fin. Corp. of NY               0.24    0.37    5.85    5.85    69.88

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997


                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     PHSB  Ppls Home SB, MHC of PA (45.0)          14.75   2,760    18.3        14.75   13.62   14.00    5.36    N.A.     N.A.
     PRBC  Prestige Bancorp of PA                  16.50     915    15.1        16.75   10.25   16.00    3.13    N.A.    22.22
     PETE  Primary Bank of NH(8)*                  25.75   2,089    53.8        26.75   11.31   25.50    0.98    N.A.    68.96
     PFNC  Progress Financial Corp. of PA          13.25   3,814    50.5        14.00    6.00   13.25    0.00   20.35    58.30
     PSBK  Progressive Bank, Inc. of NY*           30.50   3,821   116.5        32.00   19.33   30.37    0.43  128.12    34.07
     PROV  Provident Fin. Holdings of CA           19.62   4,920    96.5        20.12   10.87   19.00    3.26    N.A.    40.14
     PULB  Pulaski SB, MHC of MO (29.0)            21.00   2,094    12.6        22.00   12.37   20.50    2.44    N.A.    44.83
     PLSK  Pulaski SB, MHC of NJ (46.0)            14.37   2,070    13.7        14.37   11.50   13.87    3.60    N.A.     N.A.
     PULS  Pulse Bancorp of S. River NJ            20.62   3,071    63.3        21.00   15.50   20.50    0.59   66.69    30.92
     QCFB  QCF Bancorp of Virginia MN              23.50   1,426    33.5        25.00   14.75   23.50    0.00    N.A.    28.77
     QCBC  Quaker City Bancorp of CA               20.50   4,703    96.4        20.50   11.40   20.00    2.50  173.33    34.87
     QCSB  Queens County Bancorp of NY*            51.44  10,181   523.7        51.87   23.50   51.00    0.86    N.A.    62.89
     RCSB  RCSB Financial, Inc. of NY(8)*          47.75  14,591   696.7        51.75   26.12   46.98    1.64  287.90    64.66
     RARB  Raritan Bancorp. of Raritan NJ*         22.87   2,412    55.2        25.50   13.67   24.00   -4.71  255.12    47.55
     REDF  RedFed Bancorp of Redlands CA           15.75   7,174   113.0        16.87    9.62   16.12   -2.30    N.A.    16.67
     RELY  Reliance Bancorp, Inc. of NY            29.87   8,776   262.1        30.12   17.00   28.75    3.90    N.A.    53.18
     RELI  Reliance Bancshares Inc of WI(8)*        8.50   2,528    21.5        10.12    6.50    8.44    0.71    N.A.    25.93
     RIVR  River Valley Bancorp of IN              16.75   1,190    19.9        16.75   13.25   15.50    8.06    N.A.    21.82
     RSLN  Roslyn Bancorp, Inc. of NY*             23.87  43,642 1,041.7        24.31   15.00   23.81    0.25    N.A.     N.A.
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       27.00   2,419    24.7        27.50   13.18   25.50    5.88    N.A.    69.70
     SCCB  S. Carolina Comm. Bnshrs of SC          21.06     704    14.8        25.25   15.00   22.50   -6.40    N.A.    40.40
     SBFL  SB Fngr Lakes MHC of NY (33.1)          18.50   1,785    10.9        18.50   12.75   18.25    1.37    N.A.    34.55
     SFED  SFS Bancorp of Schenectady NY           19.25   1,236    23.8        19.25   12.50   19.03    1.16    N.A.    30.51
     SGVB  SGV Bancorp of W. Covina CA             15.12   2,342    35.4        15.50    8.56   15.37   -1.63    N.A.    34.40
     SISB  SIS Bancorp Inc of MA*                  30.00   5,577   167.3        30.37   18.87   30.37   -1.22    N.A.    31.18
     SWCB  Sandwich Co-Op. Bank of MA*             33.50   1,906    63.9        34.25   20.25   33.75   -0.74  288.63    12.61
     SECP  Security Capital Corp. of WI(8)        100.25   9,208   923.1       101.44   60.50   99.00    1.26    N.A.    35.93
     SFSL  Security First Corp. of OH              16.50   5,003    82.5        17.00    8.83   16.00    3.13   58.65    36.59
     SFNB  Security First Netwrk Bk of GA          11.62   8,426    97.9        28.25    5.50   11.00    5.64    N.A.    13.37
     SMFC  Sho-Me Fin. Corp. of MO(8)              38.00   1,499    57.0        40.25   17.00   38.00    0.00    N.A.    74.71
     SOBI  Sobieski Bancorp of S. Bend IN          16.25     760    12.4        16.50   11.75   16.37   -0.73    N.A.    12.07
     SOSA  Somerset Savings Bank of MA(8)*          4.00  16,652    66.6         4.00    1.44    3.97    0.76  -21.88   103.05
     SSFC  South Street Fin. Corp. of NC*          19.25   4,496    86.5        19.50   12.12   18.75    2.67    N.A.    37.50
     SCBS  Southern Commun. Bncshrs of AL          15.50   1,137    17.6        15.87   13.00   15.50    0.00    N.A.    16.98
     SMBC  Southern Missouri Bncrp of MO           17.25   1,638    28.3        18.00   13.50   17.25    0.00    N.A.    15.00
     SWBI  Southwest Bancshares of IL              20.87   2,652    55.3        21.75   17.83   20.75    0.58  108.70    14.36
     SVRN  Sovereign Bancorp of PA                 14.87  70,010 1,041.0        16.50    8.54   15.56   -4.43  232.66    35.92
     STFR  St. Francis Cap. Corp. of WI            34.75   5,308   184.5        38.75   25.00   35.00   -0.71    N.A.    33.65
     SPBC  St. Paul Bancorp, Inc. of IL            23.12  33,988   785.8        24.37   13.23   22.37    3.35  107.73    47.54
     STND  Standard Fin. of Chicago IL(8)          25.25  16,210   409.3        25.62   16.25   25.25    0.00    N.A.    28.70
     SFFC  StateFed Financial Corp. of IA          21.50     784    16.9        22.75   15.50   21.75   -1.15    N.A.    30.30
     SFIN  Statewide Fin. Corp. of NJ              18.87   4,710    88.9        19.12   12.00   19.12   -1.31    N.A.    31.32
     STSA  Sterling Financial Corp. of WA          17.75   5,567    98.8        19.25   13.00   18.25   -2.74   95.27    25.71
     SFSB  SuburbFed Fin. Corp. of IL              27.00   1,262    34.1        27.50   16.25   27.50   -1.82  304.80    42.11
     ROSE  T R Financial Corp. of NY*              26.63  17,609   468.9        28.25   13.75   27.00   -1.37    N.A.    50.03
     THRD  TF Financial Corp. of PA                19.25   4,083    78.6        20.50   14.37   19.12    0.68    N.A.    18.46
     TPNZ  Tappan Zee Fin., Inc. of NY             17.50   1,497    26.2        17.62   12.00   17.62   -0.68    N.A.    28.49
     ESBK  The Elmira SB FSB of Elmira NY*         23.50     706    16.6        23.75   14.75   23.12    1.64   63.54    28.77
     GRTR  The Greater New York SB of NY(8)*       21.94  13,717   301.0        22.94   11.37   22.12   -0.81  135.66    61.09
     TSBS  Trenton SB, FSB MHC of NJ(35.0          28.13   9,037    87.7        28.13   13.50   24.50   14.82    N.A.    75.81
     TRIC  Tri-County Bancorp of WY                22.75     609    13.9        24.25   18.00   22.75    0.00    N.A.    26.39
     TWIN  Twin City Bancorp of TN                 20.00     853    17.1        20.50   16.25   19.50    2.56    N.A.    15.94
     UFRM  United FS&LA of Rocky Mount NC          12.00   3,074    36.9        12.50    7.00   12.25   -2.04  269.23    41.18
     UBMT  United Fin. Corp. of MT                 23.50   1,223    28.7        24.00   18.00   23.87   -1.55  123.81    22.08
     VABF  Va. Beach Fed. Fin. Corp of VA          13.62   4,976    67.8        15.00    7.75   14.00   -2.71  190.41    44.28

                                                          Current Per Share Financials
                                                    ________________________________________
                                                                             Tangible

                                                    Trailing  12 Mo.   Book    Book

                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                          ________ _______ _______ _______ _______
                                                        ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     PHSB  Ppls Home SB, MHC of PA (45.0)             0.32    0.67   14.36   14.36    82.97
     PRBC  Prestige Bancorp of PA                     0.47    0.83   16.51   16.51   148.33
     PETE  Primary Bank of NH(8)*                     1.24    1.47   14.33   14.31   206.65
     PFNC  Progress Financial Corp. of PA             0.54    0.65    5.78    5.10   109.77
     PSBK  Progressive Bank, Inc. of NY*              2.30    2.26   19.67   17.57   230.00
     PROV  Provident Fin. Holdings of CA              0.39    0.34   17.37   17.37   125.10
     PULB  Pulaski SB, MHC of MO (29.0)               0.59    0.82   11.04   11.04    84.92
     PLSK  Pulaski SB, MHC of NJ (46.0)               0.21    0.51   10.20   10.20    85.68
     PULS  Pulse Bancorp of S. River NJ               1.20    1.80   13.63   13.63   169.39
     QCFB  QCF Bancorp of Virginia MN                 1.41    1.41   18.98   18.98   104.93
     QCBC  Quaker City Bancorp of CA                  0.50    0.91   14.79   14.77   166.03
     QCSB  Queens County Bancorp of NY*               2.15    2.18   17.08   17.08   144.08
     RCSB  RCSB Financial, Inc. of NY(8)*             2.66    2.64   21.69   21.14   276.36
     RARB  Raritan Bancorp. of Raritan NJ*            1.46    1.55   12.48   12.27   157.31
     REDF  RedFed Bancorp of Redlands CA              0.15    0.57   10.36   10.35   126.66
     RELY  Reliance Bancorp, Inc. of NY               1.16    1.77   17.65   12.37   219.55
     RELI  Reliance Bancshares Inc of WI(8)*          0.28    0.28    8.89    8.89    18.53
     RIVR  River Valley Bancorp of IN                 0.27    0.43   14.37   14.15   116.24
     RSLN  Roslyn Bancorp, Inc. of NY*                0.59    0.93   14.58   14.51    72.39
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)          0.88    1.10   10.67    9.74    94.94
     SCCB  S. Carolina Comm. Bnshrs of SC             0.52    0.70   17.11   17.11    65.93
     SBFL  SB Fngr Lakes MHC of NY (33.1)             0.15    0.51   11.63   11.63   121.40
     SFED  SFS Bancorp of Schenectady NY              0.60    1.07   17.44   17.44   139.85
     SGVB  SGV Bancorp of W. Covina CA                0.31    0.75   12.77   12.56   174.78
     SISB  SIS Bancorp Inc of MA*                     3.31    3.29   18.52   18.52   257.23
     SWCB  Sandwich Co-Op. Bank of MA*                2.24    2.27   20.55   19.59   249.34
     SECP  Security Capital Corp. of WI(8)            4.40    5.26   62.79   62.79   396.07
     SFSL  Security First Corp. of OH                 1.28    1.62   11.88   11.67   126.88
     SFNB  Security First Netwrk Bk of GA            -3.47   -3.58    3.79    3.73     9.44
     SMFC  Sho-Me Fin. Corp. of MO(8)                 2.08    2.35   19.81   19.81   219.35
     SOBI  Sobieski Bancorp of S. Bend IN             0.30    0.60   16.03   16.03   104.05
     SOSA  Somerset Savings Bank of MA(8)*            0.25    0.24    1.96    1.96    30.90
     SSFC  South Street Fin. Corp. of NC*             0.45    0.57   13.58   13.58    53.77
     SCBS  Southern Commun. Bncshrs of AL             0.19    0.47   13.54   13.54    61.66
     SMBC  Southern Missouri Bncrp of MO              0.70    0.69   15.85   15.85   101.15
     SWBI  Southwest Bancshares of IL                 1.05    1.44   15.69   15.69   142.66
     SVRN  Sovereign Bancorp of PA                    0.62    0.96    6.25    4.71   155.67
     STFR  St. Francis Cap. Corp. of WI               1.77    1.95   24.43   21.59   310.01
     SPBC  St. Paul Bancorp, Inc. of IL               0.93    1.34   11.67   11.64   135.68
     STND  Standard Fin. of Chicago IL(8)             0.74    1.07   17.11   17.08   158.83
     SFFC  StateFed Financial Corp. of IA             1.17    1.42   19.43   19.43   109.28
     SFIN  Statewide Fin. Corp. of NJ                 0.76    1.29   13.90   13.88   142.93
     STSA  Sterling Financial Corp. of WA             0.28    0.90   12.41   10.82   302.93
     SFSB  SuburbFed Fin. Corp. of IL                 1.23    1.79   21.92   21.84   338.12
     ROSE  T R Financial Corp. of NY*                 1.83    1.65   12.51   12.51   201.70
     THRD  TF Financial Corp. of PA                   0.84    1.13   17.44   15.30   156.93
     TPNZ  Tappan Zee Fin., Inc. of NY                0.53    0.49   14.35   14.35    80.07
     ESBK  The Elmira SB FSB of Elmira NY*            1.13    1.10   20.32   19.48   322.70
     GRTR  The Greater New York SB of NY(8)*          1.38    0.74   11.75   11.75   187.40
     TSBS  Trenton SB, FSB MHC of NJ(35.0             0.86    0.73   11.79   10.81    69.82
     TRIC  Tri-County Bancorp of WY                   1.10    1.40   22.50   22.50   146.89
     TWIN  Twin City Bancorp of TN                    0.66    0.93   16.18   16.18   125.84
     UFRM  United FS&LA of Rocky Mount NC             0.19    0.33    6.70    6.70    89.63
     UBMT  United Fin. Corp. of MT                    0.94    1.16   19.95   19.95    88.08
     VABF  Va. Beach Fed. Fin. Corp of VA             0.26    0.58    8.50    8.50   124.16


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                                                             Exhibit IV-1A (continued)
                                                                                       Weekly Thrift Market Line - Part One
                                                                                           Prices As Of August 15, 1997

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     VFFC  Virginia First Savings of VA(8)         24.00   5,805   139.3        24.00   11.87   23.75    1.05  ***.**    88.24
     WHGB  WHG Bancshares of MD                    15.12   1,462    22.1        15.50   11.00   15.12    0.00    N.A.    15.24
     WSFS  WSFS Financial Corp. of DE*             14.25  12,421   177.0        15.12    7.75   14.25    0.00   96.55    39.84
     WVFC  WVS Financial Corp. of PA*              27.25   1,747    47.6        27.75   20.37   26.87    1.41    N.A.    10.68
     WRNB  Warren Bancorp of Peabody MA*           17.87   3,781    67.6        19.00   12.00   17.75    0.68  430.27    19.13
     WFSL  Washington FS&LA of Seattle WA          26.62  47,462 1,263.4        29.25   19.89   28.37   -6.17   82.45    10.50
     WAMU  Washington Mutual Inc. of WA*           62.37 126,357 7,880.9        69.12   35.00   64.19   -2.84  236.05    44.01
     WYNE  Wayne Bancorp of NJ                     22.00   2,120    46.6        22.75   12.50   21.62    1.76    N.A.    44.26
     WAYN  Wayne S&L Co. MHC of OH (47.8)          17.75   2,248    12.7        19.25   12.67   18.25   -2.74    N.A.     8.70
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          16.50   2,100    15.7        17.50   12.50   17.50   -5.71    N.A.    20.00
     WBST  Webster Financial Corp. of CT           50.00  11,985   599.3        51.87   30.62   51.75   -3.38  429.66    36.05
     WEFC  Wells Fin. Corp. of Wells MN            16.50   1,959    32.3        16.50   11.75   16.00    3.13    N.A.    25.76
     WCBI  WestCo Bancorp of IL                    26.25   2,476    65.0        26.75   20.00   26.00    0.96  162.50    22.09
     WSTR  WesterFed Fin. Corp. of MT              21.75   5,565   121.0        23.50   14.25   22.87   -4.90    N.A.    19.18
     WOFC  Western Ohio Fin. Corp. of OH           24.00   2,312    55.5        24.00   19.62   23.25    3.23    N.A.    10.34
     WWFC  Westwood Fin. Corp. of NJ               23.25     645    15.0        23.25   10.37   20.00   16.25    N.A.    40.91
     WEHO  Westwood Hmstd Fin Corp of OH           15.37   2,795    43.0        16.00   10.37   15.37    0.00    N.A.    26.82
     WFI   Winton Financial Corp. of OH            16.00   1,986    31.8        16.75   11.25   15.50    3.23    N.A.    39.13
     FFWD  Wood Bancorp of OH                      16.50   2,119    35.0        16.50    9.00   16.50    0.00    N.A.    45.63
     YFCB  Yonkers Fin. Corp. of NY                16.75   3,036    50.9        17.62   10.25   16.75    0.00    N.A.    30.15
     YFED  York Financial Corp. of PA              25.50   7,008   178.7        26.75   14.54   25.50    0.00  169.84    56.92


                                                       Current Per Share Financials
                                                   ________________________________________
                                                                            Tangible

                                                   Trailing  12 Mo.   Book    Book

                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                         ________ _______ _______ _______ _______
                                                       ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     VFFC  Virginia First Savings of VA(8)           1.81    1.66   11.35   10.96   140.79
     WHGB  WHG Bancshares of MD                      0.34    0.34   14.16   14.16    68.56
     WSFS  WSFS Financial Corp. of DE*               1.47    1.48    6.32    6.27   121.45
     WVFC  WVS Financial Corp. of PA*                1.69    2.11   18.83   18.83   168.69
     WRNB  Warren Bancorp of Peabody MA*             2.01    1.71    9.82    9.82    94.69
     WFSL  Washington FS&LA of Seattle WA            1.94    2.14   14.66   13.39   121.37
     WAMU  Washington Mutual Inc. of WA*             1.14    2.42   19.30   18.32   385.92
     WYNE  Wayne Bancorp of NJ                       0.50    0.50   16.44   16.44   123.13
     WAYN  Wayne S&L Co. MHC of OH (47.8)            0.32    0.73   10.28   10.28   112.18
     WCFB  Wbstr Cty FSB MHC of IA (45.2)            0.48    0.64   10.53   10.53    45.09
     WBST  Webster Financial Corp. of CT             1.60    2.86   24.91   21.28   495.93
     WEFC  Wells Fin. Corp. of Wells MN              0.73    1.08   14.64   14.64   103.13
     WCBI  WestCo Bancorp of IL                      1.41    1.78   19.18   19.18   125.85
     WSTR  WesterFed Fin. Corp. of MT                0.81    1.02   18.73   14.99   171.72
     WOFC  Western Ohio Fin. Corp. of OH             0.48    0.69   23.21   21.87   173.04
     WWFC  Westwood Fin. Corp. of NJ                 0.78    1.34   15.76   14.04   172.70
     WEHO  Westwood Hmstd Fin Corp of OH             0.30    0.45   14.17   14.17    48.18
     WFI   Winton Financial Corp. of OH              1.60    1.34   11.36   11.12   159.81
     FFWD  Wood Bancorp of OH                        0.79    0.94    9.52    9.52    77.36
     YFCB  Yonkers Fin. Corp. of NY                  0.76    1.02   14.14   14.14    94.89
     YFED  York Financial Corp. of PA                1.01    1.29   14.28   14.28   165.87


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                 Exhibit IV-1B
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings      Core Earnings
                                            Equity/ Equity/  ______________________   _______________      NPAs   Resvs/  Resvs/
     Financial Institution                  Assets  Assets   ROA(5)  ROE(5)  ROI(5)    ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                  _______ _______ _______ _______ _______   _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)       (%)     (%)       (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ______________________________________________
     SAIF-Insured Thrifts(304)               13.04    12.79    0.54    5.57    3.54      0.75    7.52      0.80   124.72    0.82
     NYSE Traded Companies(8)                 5.98     5.71    0.52    8.36    4.43      0.70   12.24      1.26    77.65    1.32
     AMEX Traded Companies(17)               15.84    15.76    0.66    4.79    3.08      0.97    7.08      0.63   116.33    0.72
     NASDAQ Listed OTC Companies(279)        13.08    12.83    0.53    5.53    3.55      0.73    7.40      0.80   126.79    0.81
     California Companies(21)                 7.44     7.18    0.31    4.97    2.94      0.41    6.70      2.30    64.66    1.36
     Florida Companies(6)                     7.62     7.24    0.90   11.26    3.96      0.80    9.84      0.62    87.78    0.66
     Mid-Atlantic Companies(58)              10.80    10.44    0.63    6.53    4.15      0.87    9.06      0.82   101.18    0.92
     Mid-West Companies(147)                 14.10    13.92    0.68    5.39    3.83      0.90    7.12      0.64   143.21    0.70
     New England Companies(10)                8.46     8.09    0.38    4.70    3.11      0.62    7.96      0.60   121.61    1.05
     North-West Companies(7)                 15.91    15.62    0.83    6.61    3.59      1.04    8.85      0.68   127.72    0.61
     South-East Companies(42)                16.73    16.53   -0.10    4.71    2.03      0.13    6.65      0.90   124.35    0.87
     South-West Companies(7)                 10.80    10.54    0.38    2.90    2.41      0.66    6.39      0.65   100.15    0.71
     Western Companies (Excl CA)(6)          16.19    15.79    0.99    6.65    4.57      1.16    7.70      0.31   139.06    0.72
     Thrift Strategy(240)                    14.22    14.00    0.66    5.07    3.63      0.89    6.98      0.73   128.65    0.74
     Mortgage Banker Strategy(37)             7.48     7.04    0.51    7.18    3.79      0.65    9.42      1.05   100.28    1.01
     Real Estate Strategy(11)                 7.36     7.17    0.55    6.99    4.18      0.77   10.37      1.41   103.85    1.37
     Diversified Strategy(12)                11.24    11.00   -2.27   13.29    1.03     -2.32   14.65      0.77   135.26    1.12
     Retail Banking Strategy(4)               8.40     8.19    0.11    2.23    0.78      0.03    1.72      1.76   147.14    1.83
     Companies Issuing Dividends(254)        13.24    12.98    0.69    5.96    3.97      0.92    7.94      0.69   127.50    0.78
     Companies Without Dividends(50)         11.87    11.75   -0.30    3.34    1.16     -0.19    5.11      1.57   106.18    1.07
     Equity/Assets (less than)6%(23)          4.92     4.62    0.41    8.17    4.18      0.56   11.31      1.70    84.01    1.05
     Equity/Assets 6-12%(147)                 8.65     8.32    0.56    6.58    3.89      0.75    8.80      0.89   122.54    0.92
     Equity/Assets >12%(134)                 18.92    18.78    0.54    4.07    3.08      0.78    5.54      0.52   135.75    0.67
     Converted Last 3 Mths (no MHC)(5)       21.15    21.15    0.67    3.02    2.55      0.74    3.45      1.95    27.73    0.58
     Actively Traded Companies(42)            8.62     8.38    0.74    9.01    4.95      0.95   11.89      1.31    98.15    0.97
     Market Value Below $20 Million(63)      15.16    15.08    0.55    3.57    2.99      0.80    5.59      0.70   101.98    0.67
     Holding Company Structure(269)          13.42    13.20    0.64    5.34    3.60      0.86    7.28      0.80   119.72    0.80
     Assets Over $1 Billion(62)               7.81     7.30    0.62    8.12    4.08      0.81   10.91      0.94    97.19    0.98
     Assets $500 Million-$1 Billion(49)      10.12     9.82    0.65    6.79    4.15      0.80    8.14      1.10   173.56    1.06
     Assets $250-$500 Million(68)            11.10    10.78    0.58    5.34    3.71      0.81    7.53      0.71   122.22    0.73
     Assets less than $250 Million(125)      17.58    17.52    0.44    4.02    2.98      0.66    5.68      0.66   119.79    0.70
     Goodwill Companies(121)                  9.23     8.62    0.34    6.80    3.77      0.50    8.99      0.81   110.93    0.90
     Non-Goodwill Companies(181)             15.44    15.44    0.67    4.77    3.40      0.91    6.58      0.80   132.94    0.76
     Acquirors of FSLIC Cases(10)             7.19     6.79    0.57    7.79    4.31      0.82   11.71      1.48    56.52    0.89


                                                                 Pricing Ratios                      Dividend Data(6)
                                                    _________________________________________      _______________________
                                                                            Price/  Price/        Ind.   Divi-
                                                    Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                      (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ______________________________________________
     SAIF-Insured Thrifts(304)                     21.05  135.66    17.06   140.35  18.28         0.36    1.71   35.44
     NYSE Traded Companies(8)                      21.61  181.67    10.58   193.62  14.94         0.29    0.81   17.23
     AMEX Traded Companies(17)                     21.75  123.34    20.49   124.30  19.31         0.42    2.14   44.64
     NASDAQ Listed OTC Companies(279)              20.99  134.96    17.05   139.63  18.33         0.36    1.71   35.66
     California Companies(21)                      20.92  147.53    10.38   154.64  17.86         0.15    0.54   12.59
     Florida Companies(6)                          18.97  156.02    17.49   176.08  20.95         0.24    0.85   13.78
     Mid-Atlantic Companies(58)                    20.93  140.49    14.67   145.83  16.91         0.39    1.68   37.11
     Mid-West Companies(147)                       20.93  129.44    17.27   132.51  18.21         0.36    1.81   36.36
     New England Companies(10)                     23.02  142.92    11.69   153.73  20.84         0.43    1.60   34.27
     North-West Companies(7)                       17.78  158.57    21.89   165.90  17.88         0.35    1.41   26.99
     South-East Companies(42)                      21.72  140.89    24.31   145.05  20.29         0.41    1.98   42.26
     South-West Companies(7)                       21.09  119.49    12.30   126.86  17.59         0.35    1.71   52.02
     Western Companies (Excl CA)(6)                22.42  135.00    20.18   140.88  19.02         0.56    2.80   54.77
     Thrift Strategy(240)                          21.35  128.57    17.64   132.48  18.51         0.37    1.83   38.17
     Mortgage Banker Strategy(37)                  20.38  165.22    11.92   176.24  18.07         0.34    1.23   27.83
     Real Estate Strategy(11)                      18.95  155.33    11.08   158.06  15.45         0.13    0.77   11.26
     Diversified Strategy(12)                      19.66  206.55    30.54   213.74  16.54         0.40    1.34   29.94
     Retail Banking Strategy(4)                    17.27  122.53    10.00   126.51  16.78         0.20    1.26   18.18
     Companies Issuing Dividends(254)              21.06  136.86    17.04   141.86  18.13         0.43    2.01   41.69
     Companies Without Dividends(50)               20.98  128.60    17.16   131.46  19.48         0.00    0.00    0.00
     Equity/Assets (less than)6%(23)               19.68  171.92     9.33   182.24  16.54         0.22    0.83   15.13
     Equity/Assets 6-12%(147)                      20.03  145.97    12.72   153.23  16.79         0.38    1.60   33.90
     Equity/Assets >12%(134)                       22.79  119.54    22.83   121.05  20.40         0.37    1.97   41.71
     Converted Last 3 Mths (no MHC)(5)             28.19  118.89    25.08   118.89  27.98         0.00    0.00    0.00
     Actively Traded Companies(42)                 19.25  168.42    14.03   174.16  15.83         0.49    1.74   31.67
     Market Value Below $20 Million(63)            22.84  110.87    16.65   111.95  19.72         0.33    1.96   41.30
     Holding Company Structure(269)                21.43  133.21    17.07   137.34  18.50         0.37    1.76   36.83
     Assets Over $1 Billion(62)                    20.35  168.63    13.59   182.06  17.11         0.44    1.37   29.78
     Assets $500 Million-$1 Billion(49)            19.43  148.92    15.14   153.97  17.94         0.34    1.55   36.51
     Assets $250-$500 Million(68)                  20.48  134.89    14.62   140.17  17.18         0.36    1.75   32.01
     Assets less than $250 Million(125)            22.54  116.43    20.66   117.10  19.67         0.33    1.89   40.44
     Goodwill Companies(121)                       20.23  151.64    14.02   163.47  17.24         0.39    1.56   32.14
     Non-Goodwill Companies(181)                   21.70  125.03    18.97   125.03  19.05         0.34    1.80   37.97
     Acquirors of FSLIC Cases(10)                  20.02  166.97    11.63   179.44  15.93         0.38    1.42   23.87

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
     Financial Institution                  Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                  _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     _____________________________________________
     BIF-Insured Thrifts(69)                 11.82    11.44    1.18   11.52    7.03       1.19   11.51       0.95  136.91    1.46
     NYSE Traded Companies(3)                 7.58     6.00    0.77   10.55    5.56       0.78   10.86       1.88   43.17    1.03
     AMEX Traded Companies(5)                12.79    12.59    0.86    9.07    5.30       0.86    9.14       1.05  244.27    1.38
     NASDAQ Listed OTC Companies(61)         11.97    11.65    1.23   11.83    7.29       1.25   11.78       0.89  131.58    1.49
     California Companies(4)                 12.01    12.00    2.20   19.75    8.96       2.16   19.13       2.23   65.22    1.58
     Mid-Atlantic Companies(18)              11.50    10.83    0.83    8.60    4.77       0.92    9.21       0.89  127.25    1.40
     Mid-West Companies(2)                   25.06    23.63    0.43    1.59    1.68       0.66    2.42       0.73   42.12    0.53
     New England Companies(36)                8.99     8.69    1.27   13.74    8.97       1.22   13.16       0.93  158.24    1.67
     North-West Companies(4)                 10.54    10.19    1.00    9.60    4.94       1.07   11.27       0.37  154.33    1.05
     South-East Companies(5)                 27.94    27.94    1.14    4.39    3.35       1.23    4.70       0.70  111.46    0.77
     Thrift Strategy(45)                     13.14    12.70    1.14   10.09    6.86       1.14    9.89       0.90  143.83    1.41
     Mortgage Banker Strategy(10)             8.83     8.62    0.86   11.23    6.17       0.95   11.87       0.71  135.17    1.41
     Real Estate Strategy(6)                  8.98     8.96    1.37   15.17    8.37       1.28   14.30       1.08  103.33    1.46
     Diversified Strategy(7)                  9.09     8.68    1.82   19.94    8.65       1.87   20.98       1.57  122.62    1.93
     Retail Banking Strategy(1)               6.30     6.04    0.36    5.66    4.81       0.35    5.51       0.66   97.39    0.85
     Companies Issuing Dividends(56)         11.17    10.75    1.01   10.62    6.04       1.02   10.63       0.80  145.09    1.40
     Companies Without Dividends(13)         14.98    14.83    1.98   16.43   11.86       2.00   16.30       1.68   99.27    1.75
     Equity/Assets (less than)6%(5)           5.36     5.21    0.85   15.18    6.37       0.84   15.26       1.28   74.02    1.47
     Equity/Assets 6-12%(47)                  8.62     8.14    1.20   12.97    8.34       1.18   12.76       0.93  131.75    1.55
     Equity/Assets >12%(17)                  22.28    22.10    1.23    6.63    3.86       1.32    7.07       0.91  172.99    1.22
     Actively Traded Companies(23)            8.66     8.25    1.13   13.30    7.53       1.10   13.10       0.82  140.05    1.49
     Market Value Below $20 Million(8)       17.12    16.72    1.22    5.30    9.76       1.31    5.76       1.28   68.04    1.26
     Holding Company Structure(46)           13.23    12.88    1.27   11.04    7.00       1.29   11.19       0.88  137.42    1.50
     Assets Over $1 Billion(18)               8.82     8.18    1.01   12.27    6.25       1.07   12.91       0.93  127.52    1.48
     Assets $500 Million-$1 Billion(16)       9.59     9.03    1.18   12.97    7.50       1.14   12.38       0.93  139.89    1.58
     Assets $250-$500 Million(16)            10.93    10.82    1.01   10.76    6.27       1.00   10.62       0.73  154.64    1.59
     Assets less than $250 Million(19)       17.35    17.16    1.48   10.14    8.01       1.51   10.11       1.19  128.34    1.21
     Goodwill Companies(32)                   9.11     8.32    0.91   11.11    6.30       0.94   11.26       1.05  120.49    1.49
     Non-Goodwill Companies(37)              14.26    14.26    1.41   11.91    7.69       1.42   11.73       0.87  153.32    1.43




                                                          Pricing Ratios                         Dividend Data(6)
                                              _________________________________________     _______________________
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                   _______ _______ _______ _______ _______      _______ _______ _______
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     _____________________________________________
     BIF-Insured Thrifts(69)                  14.80   156.17  17.62  162.73   15.92         0.47    1.75   27.40
     NYSE Traded Companies(3)                 18.17   183.14  14.13  174.21   17.96         0.39    0.80   15.59
     AMEX Traded Companies(5)                 14.39   147.77  17.36  152.55   13.93         0.62    2.52   34.16
     NASDAQ Listed OTC Companies(61)          14.60   155.38  17.85  163.31   15.91         0.46    1.72   27.71
     California Companies(4)                  12.36   164.63  20.52  164.82   13.28         0.00    0.00    0.00
     Mid-Atlantic Companies(18)               18.30   155.04  17.70  166.26   18.43         0.48    1.74   36.99
     Mid-West Companies(2)                     0.00    97.89  24.53  103.82    0.00         0.00    0.00    0.00
     New England Companies(36)                12.77   161.74  14.11  168.37   13.46         0.52    2.09   27.47
     North-West Companies(4)                  18.50   170.08  19.20  175.10   20.88         0.49    1.62   27.22
     South-East Companies(5)                  22.53   122.46  33.46  122.46   24.84         0.60    1.53   27.78
     Thrift Strategy(45)                      15.44   149.40  18.51  155.72   16.42         0.51    1.87   31.22
     Mortgage Banker Strategy(10)             15.10   170.04  14.82  175.70   16.29         0.36    1.56   17.82
     Real Estate Strategy(6)                  12.36   164.84  14.76  165.00   12.81         0.20    1.06   11.07
     Diversified Strategy(7)                  10.86   192.16  18.41  205.87   13.62         0.48    1.42   17.10
     Retail Banking Strategy(1)               20.80   115.65   7.28  120.64   21.36         0.64    2.72   56.64
     Companies Issuing Dividends(56)          15.78   157.95  17.09  165.79   16.68         0.56    2.10   33.63
     Companies Without Dividends(13)           9.66   147.83  20.19  148.68   12.11         0.00    0.00    0.00
     Equity/Assets (less than)6%(5)           14.03   215.75  12.66  220.57   18.26         0.38    1.26   16.86
     Equity/Assets 6-12%(47)                  14.07   160.74  14.23  169.68   14.26         0.53    1.97   27.87
     Equity/Assets >12%(17)                   19.27   128.73  28.06  130.18   21.20         0.34    1.31   29.40
     Actively Traded Companies(23)            13.35   162.69  14.26  172.09   14.82         0.56    2.01   27.11
     Market Value Below $20 Million(8)        13.25   110.94  18.44  115.31   17.40         0.27    1.45   29.39
     Holding Company Structure(46)            15.30   152.96  19.61  162.38   16.50         0.49    1.76   27.24
     Assets Over $1 Billion(18)               16.07   180.36  17.09  187.57   17.47         0.56    1.76   25.60
     Assets $500 Million-$1 Billion(16)       14.48   159.19  14.84  176.69   15.26         0.50    1.84   27.63
     Assets $250-$500 Million(16)             14.25   153.29  15.86  155.09   14.19         0.42    1.80   27.32
     Assets less than $250 Million(19)        14.30   136.40  22.07  138.58   16.42         0.40    1.60   28.81
     Goodwill Companies(32)                   15.61   161.38  14.57  175.71   16.79         0.51    1.87   28.40
     Non-Goodwill Companies(37)               13.99   151.49  20.37  151.49   15.04         0.43    1.63   26.47


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
     Financial Institution                  Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                  _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     Market Averages. MHC Institutions
     _________________________________
     SAIF-Insured Thrifts(22)                11.94    11.71    0.59    5.18    2.70       0.86    7.79       0.47  180.69    0.79
     BIF-Insured Thrifts(2)                  10.02    10.02    0.72    8.22    3.31       0.71    7.56       1.85   82.27    1.77
     NASDAQ Listed OTC Companies(24)         11.76    11.55    0.60    5.47    2.76       0.85    7.77       0.61  170.33    0.88
     Florida Companies(3)                     9.48     9.36    0.66    7.02    3.23       0.93    9.86       0.44  122.12    0.77
     Mid-Atlantic Companies(11)              12.62    12.22    0.54    4.29    2.25       0.78    6.50       0.85  178.12    1.00
     Mid-West Companies(7)                   11.74    11.73    0.56    5.11    3.01       0.88    8.20       0.35  172.11    0.62
     New England Companies(1)                 8.48     8.47    1.12   13.72    5.20       0.83   10.17       0.90  121.39    1.60
     South-East Companies(1)                 13.29    13.29    0.75    6.48    2.56       1.06    9.13       0.23  290.91    1.01
     Thrift Strategy(22)                     11.92    11.70    0.57    5.05    2.64       0.85    7.65       0.60  173.05    0.85
     Diversified Strategy(1)                  8.48     8.47    1.12   13.72    5.20       0.83   10.17       0.90  121.39    1.60
     Companies Issuing Dividends(23)         11.48    11.26    0.61    5.63    2.79       0.85    7.92       0.61  170.33    0.86
     Companies Without Dividends(1)          17.31    17.31    0.39    2.23    2.17       0.81    4.67       0.00    0.00    1.40
     Equity/Assets 6-12%(16)                  9.37     9.16    0.51    5.81    2.84       0.76    8.49       0.70  128.72    0.97
     Equity/Assets >12%(8)                   16.52    16.32    0.77    4.79    2.59       1.01    6.33       0.41  260.48    0.72
     Actively Traded Companies(1)             9.42     8.40    0.58    6.23    2.88       0.91    9.74       0.68   83.02    1.06
     Holding Company Structure(1)             9.42     8.40    0.58    6.23    2.88       0.91    9.74       0.68   83.02    1.06
     Assets Over $1 Billion(5)                8.80     8.22    0.77    8.83    3.72       0.92   10.39       0.68  116.42    1.18
     Assets $500 Million-$1 Billion(4)       12.31    11.82    0.79    5.69    2.75       0.90    7.04       0.53   66.53    0.54
     Assets $250-$500 Million(4)             10.00     9.98    0.53    5.75    3.34       0.84    9.17       0.25  419.95    0.59
     Assets less than $250 Million(11)       13.99    13.99    0.47    3.40    1.98       0.79    5.93       0.78  110.67    0.98
     Goodwill Companies(9)                    9.75     9.20    0.75    7.62    3.31       0.88    9.23       0.57  132.20    0.92
     Non-Goodwill Companies(15)              12.99    12.99    0.51    4.14    2.43       0.82    6.87       0.64  198.06    0.86
     MHC Institutions(24)                    11.76    11.55    0.60    5.47    2.76       0.85    7.77       0.61  170.33    0.88
     MHC Converted Last 3 Months(1)          17.31    17.31    0.39    2.23    2.17       0.81    4.67       0.00    0.00    1.40

                                                          Pricing Ratios                      Dividend Data(6)
                                              _________________________________________      _______________________
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                   _______ _______ _______ _______ _______      _______ _______ _______
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     Market Averages. MHC Institutions
     _________________________________
     SAIF-Insured Thrifts(22)                  19.61  176.57   20.68  181.74   22.93         0.64    2.71   54.23
     BIF-Insured Thrifts(2)                    19.24  216.41   21.25  216.52   25.97         0.52    2.38   48.92
     NASDAQ Listed OTC Companies(24)           19.49  180.36   20.73  185.05   23.12         0.63    2.68   53.64
     Florida Companies(3)                      22.32  203.87   19.00  207.18   19.16         1.03    3.30   68.29
     Mid-Atlantic Companies(11)                 0.00  173.96   21.52  182.64   24.37         0.39    1.91   46.25
     Mid-West Companies(7)                     16.91  165.60   19.34  165.85   21.96         0.70    3.52   67.16
     New England Companies(1)                  19.24  244.74   20.75  244.96   25.97         0.68    2.54   48.92
     South-East Companies(1)                    0.00  198.07   26.32  198.07   27.66         1.40    3.59    0.00
     Thrift Strategy(22)                       19.61  177.14   20.73  182.06   22.93         0.63    2.68   54.23
     Diversified Strategy(1)                   19.24  244.74   20.75  244.96   25.97         0.68    2.54   48.92
     Companies Issuing Dividends(23)           19.49  184.25   20.88  189.17   23.20         0.66    2.81   60.35
     Companies Without Dividends(1)             0.00  102.72   17.78  102.72   22.01         0.00    0.00    0.00
     Equity/Assets 6-12%(16)                   19.49  185.89   17.28  191.38   22.22         0.62    2.58   63.16
     Equity/Assets >12%(8)                      0.00  169.31   27.62  172.40   25.10         0.66    2.87   20.35
     Actively Traded Companies(1)               0.00  207.24   19.52  232.41   22.20         0.48    1.73   60.00
     Holding Company Structure(1)               0.00  207.24   19.52  232.41   22.20         0.48    1.73   60.00
     Assets Over $1 Billion(5)                 20.78  219.76   19.37  234.50   22.98         0.69    2.25   61.55
     Assets $500 Million-$1 Billion(4)          0.00  202.50   25.64  210.26   21.00         0.68    2.70   40.70
     Assets $250-$500 Million(4)               16.91  170.12   17.00  170.49   20.49         0.69    3.17   67.16
     Assets less than $250 Million(11)          0.00  155.65   21.51  155.65   25.35         0.55    2.68    0.00
     Goodwill Companies(9)                     20.78  214.75   21.22  227.06   22.65         0.64    2.22   59.72
     Non-Goodwill Companies(15)                16.91  159.20   20.43  159.20   23.41         0.63    2.96   32.37
     MHC Institutions(24)                      19.49  180.36   20.73  185.05   23.12         0.63    2.68   53.64
     MHC Converted Last 3 Months(1)             0.00  102.72   17.78  102.72   22.01         0.00    0.00    0.00


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.


 RP FINANCIAL, LC.
 _________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia 22209
 (703) 528-1700


                                                                            Exhibit IV-1B (continued)
                                                                       Weekly Thrift Market Line - Part Two
                                                                           Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
 Financial Institution                      Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
 _____________________                      _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

 NYSE Traded Companies
 _____________________
 AHM   Ahmanson and Co. H.F. of CA            4.17     3.55    0.39    9.68    3.97       0.62   15.44       1.90   42.90    1.25
 CSA   Coast Savings Financial of CA          4.92     4.86    0.21    4.28    2.19       0.53   10.73       1.40   65.70    1.37
 CFB   Commercial Federal Corp. of NE         6.00     5.32    0.65   11.03    5.05       0.91   15.55       0.89   76.36    0.91
 DME   Dime Bancorp, Inc. of NY*              5.27     5.03    0.56   10.57    5.42       0.71   13.39       1.57   31.98    0.85
 DSL   Downey Financial Corp. of CA           6.93     6.84    0.44    5.82    3.96       0.73    9.68       0.95   55.76    0.58
 FRC   First Republic Bancorp of CA*          7.17     7.17    0.70   11.10    6.30       0.60    9.46       1.19   69.68    0.94
 FED   FirstFed Fin. Corp. of CA              4.83     4.77    0.29    6.19    3.35       0.53   11.34       1.39  134.39    2.46
 GSB   Glendale Fed. Bk, FSB of CA            5.53     4.91    0.26    4.71    2.76       0.61   11.03       1.46   69.38    1.36
 GDW   Golden West Fin. Corp. of CA           6.37     6.37    1.02   16.09    8.54       1.24   19.62       1.31   42.43    0.68
 GPT   GreenPoint Fin. Corp. of NY*          10.31     5.79    1.06    9.99    4.95       1.03    9.74       2.89   27.84    1.30
 WES   Westcorp Inc. of Orange CA             9.05     9.02    0.87    9.10    5.59       0.43    4.51       0.74  134.25    1.95


 AMEX Traded Companies
 _____________________
 ANA   Acadiana Bancshares of LA*            17.43    17.43    0.50    3.67    2.17       0.50    3.67       0.51  192.62    1.37
 BKC   American Bank of Waterbury CT*         8.29     7.95    1.27   15.35    8.29       1.10   13.19       1.81   48.13    1.45
 BFD   BostonFed Bancorp of MA                8.90     8.60    0.47    4.33    3.28       0.65    5.95       0.52  114.29    0.74
 CFX   CFX Corp of NH*                        7.44     6.96    0.94   11.53    5.83       1.12   13.73       0.72  120.07    1.23
 CBK   Citizens First Fin.Corp. of IL        14.08    14.08    0.29    1.95    1.79       0.58    3.84       0.59   37.65    0.26
 ESX   Essex Bancorp of VA(8)                 0.27     0.17   -0.03  -16.67   -2.50       0.03   16.67       2.63   42.63    1.34
 FCB   Falmouth Co-Op Bank of MA*            23.88    23.88    0.84    3.43    3.06       0.79    3.23       0.07  806.45    0.98
 FAB   FirstFed America Bancorp of MA        12.16    12.16   -0.20   -2.35   -1.11       0.47    5.61       0.40  235.98    1.10
 GAF   GA Financial Corp. of PA              15.18    15.02    1.00    5.26    4.64       1.27    6.71       0.12  132.49    0.43
 JSB   JSB Financial, Inc. of NY             22.17    22.17    1.77    8.09    6.23       1.68    7.68        NA      NA     0.62
 KNK   Kankakee Bancorp of IL                11.09    10.42    0.66    6.35    5.42       0.82    7.92       0.94   67.06    0.92
 KYF   Kentucky First Bancorp of KY          16.11    16.11    0.80    3.99    4.20       1.06    5.27       0.14  295.31    0.77
 NYB   New York Bancorp, Inc. of NY           5.08     5.08    1.38   26.83    6.41       1.62   31.44       1.22   48.76    0.97
 PDB   Piedmont Bancorp of NC                16.63    16.63   -0.42   -1.94   -1.73       0.66    3.07       0.91   71.58    0.79
 SSB   Scotland Bancorp of NC                37.02    37.02    1.41    3.88    3.00       1.72    4.72        NA      NA     0.50
 SZB   SouthFirst Bancshares of AL           13.98    13.98    0.05    0.31    0.31       0.27    1.89       0.64   44.97    0.40
 SRN   Southern Banc Company of AL           16.90    16.72    0.15    0.82    0.84       0.51    2.77        NA      NA      NA
 SSM   Stone Street Bancorp of NC            28.85    28.85    1.43    4.18    3.72       1.71    5.02       0.27  187.50    0.62
 TSH   Teche Holding Company of LA           13.30    13.30    0.73    5.04    4.27       1.01    6.94        NA      NA     0.96
 FTF   Texarkana Fst. Fin. Corp of AR        15.70    15.70    1.41    8.40    5.82       1.74   10.38       0.46  145.12    0.79
 THR   Three Rivers Fin. Corp. of MI         13.76    13.76    0.57    3.94    3.75       0.82    5.68       1.21   44.02    0.80
 TBK   Tolland Bank of CT*                    6.94     6.74    0.75   11.37    7.16       0.78   11.89       2.13   54.09    1.87
 WSB   Washington SB, FSB of MD               8.30     8.30    0.50    6.00    4.29       0.73    8.80        NA      NA     0.92


 NASDAQ Listed OTC Companies
 ___________________________
 FBCV  1st Bancorp of Vincennes IN            8.26     8.09    0.31    3.80    3.28       0.13    1.61       0.94   45.77    0.66
 AFED  AFSALA Bancorp, Inc. of NY            13.68    13.68    0.59    4.34    3.84       0.59    4.34        NA      NA     1.38
 ALBK  ALBANK Fin. Corp. of Albany NY         9.20     8.04    0.84    9.16    6.01       1.04   11.28       0.91   78.77    0.99
 AMFC  AMB Financial Corp. of IN             14.95    14.95    0.73    4.14    4.40       0.81    4.57       0.81   49.41    0.53
 ASBP  ASB Financial Corp. of OH             15.73    15.73    0.60    3.01    3.15       0.88    4.40       1.58   50.98    1.22
 ABBK  Abington Savings Bank of MA*           6.92     6.23    0.82   12.05    7.38       0.73   10.71       0.20  211.97    0.69
 AABC  Access Anytime Bancorp of NM           7.44     7.44   -0.50   -8.75   -6.80      -0.12   -2.14       1.60   29.31    0.92
 AFBC  Advance Fin. Bancorp of WV            15.45    15.45    0.39    4.31    2.28       0.79    8.74       0.37   89.84    0.40
 AADV  Advantage Bancorp of WI                9.21     8.62    0.40    4.49    2.87       0.89    9.94       0.44  128.03    1.01
 AFCB  Affiliated Comm BC, Inc of MA          9.78     9.72    0.96    9.78    6.12       1.09   11.12       0.39  191.75    1.20
 ALBC  Albion Banc Corp. of Albion NY         8.90     8.90    0.09    0.93    0.91       0.38    3.93       0.60   79.55    0.65
 ABCL  Allied Bancorp of IL                   8.91     8.80    0.52    5.86    2.90       0.76    8.56       0.15  257.09    0.53
 ATSB  AmTrust Capital Corp. of IN           10.17    10.06    0.29    2.88    3.17       0.19    1.87       2.84   23.48    0.93
 AHCI  Ambanc Holding Co., Inc. of NY*       12.72    12.72   -0.62   -4.16   -4.13      -0.62   -4.16       1.06   72.94    1.47



                                                             Pricing Ratios                      Dividend Data(6)
                                                 _______________________________________     _______________________
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
 Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
 _____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)


 NYSE Traded Companies
 _____________________
 AHM   Ahmanson and Co. H.F. of CA                25.19  245.06   10.21  287.60   15.78         0.88    1.76   44.44
 CSA   Coast Savings Financial of CA                NM   187.82    9.24  190.19   18.22         0.00    0.00    0.00
 CFB   Commercial Federal Corp. of NE             19.79  205.16   12.32  231.37   14.03         0.28    0.69   13.66
 DME   Dime Bancorp, Inc. of NY*                  18.45  189.72   10.00  198.87   14.56         0.16    0.83   15.24
 DSL   Downey Financial Corp. of CA               25.22  142.14    9.85  144.12   15.17         0.32    1.48   37.21
 FRC   First Republic Bancorp of CA*              15.87  149.46   10.72  149.55   18.61         0.00    0.00    0.00
 FED   FirstFed Fin. Corp. of CA                  29.87  176.33    8.51  178.29   16.30         0.00    0.00    0.00
 GSB   Glendale Fed. Bk, FSB of CA                  NM   160.66    8.88  180.74   15.48         0.00    0.00    0.00
 GDW   Golden West Fin. Corp. of CA               11.71  179.82   11.46  179.82    9.60         0.44    0.56    6.53
 GPT   GreenPoint Fin. Corp. of NY*               20.19  210.25   21.68     NM    20.71         1.00    1.56   31.55
 WES   Westcorp Inc. of Orange CA                 17.90  156.33   14.15  156.83     NM          0.40    2.01   36.04


 AMEX Traded Companies
 _____________________
 ANA   Acadiana Bancshares of LA*                   NM   129.46   22.56  129.46     NM          0.36    1.67     NM
 BKC   American Bank of Waterbury CT*             12.06  173.40   14.37  180.62   14.03         1.44    3.81   46.01
 BFD   BostonFed Bancorp of MA                      NM   138.49   12.32  143.38   22.16         0.28    1.44   43.75
 CFX   CFX Corp of NH*                            17.15  179.37   13.34  191.77   14.40         0.88    4.66     NM
 CBK   Citizens First Fin.Corp. of IL               NM   113.64   16.00  113.64   28.39         0.00    0.00    0.00
 ESX   Essex Bancorp of VA(8)                       NM      NM     1.11     NM      NM          0.00    0.00     NM
 FCB   Falmouth Co-Op Bank of MA*                   NM   110.39   26.36  110.39     NM          0.20    1.18   38.46
 FAB   FirstFed America Bancorp of MA               NM   132.82   16.15  132.82     NM          0.00    0.00     NM
 GAF   GA Financial Corp. of PA                   21.56  121.05   18.37  122.34   16.91         0.48    2.78   60.00
 JSB   JSB Financial, Inc. of NY                  16.05  128.02   28.38  128.02   16.91         1.40    3.17   50.91
 KNK   Kankakee Bancorp of IL                     18.44  112.34   12.46  119.53   14.79         0.48    1.61   29.63
 KYF   Kentucky First Bancorp of KY               23.81  116.21   18.72  116.21   18.03         0.50    3.96     NM
 NYB   New York Bancorp, Inc. of NY               15.59     NM    20.30     NM    13.31         0.60    1.94   30.30
 PDB   Piedmont Bancorp of NC                       NM   148.25   24.65  148.25     NM          0.40    3.64     NM
 SSB   Scotland Bancorp of NC                       NM   126.49   46.83  126.49   27.42         0.30    1.76   58.82
 SZB   SouthFirst Bancshares of AL                  NM   103.48   14.46  103.48     NM          0.50    3.05     NM
 SRN   Southern Banc Company of AL                  NM   107.49   18.16  108.62     NM          0.35    2.26     NM
 SSM   Stone Street Bancorp of NC                 26.88  133.29   38.45  133.29   22.40         0.45    2.09   56.25
 TSH   Teche Holding Company of LA                23.44  123.11   16.38  123.11   17.05         0.50    2.67   62.50
 FTF   Texarkana Fst. Fin. Corp of AR             17.18  149.70   23.50  149.70   13.89         0.56    2.49   42.75
 THR   Three Rivers Fin. Corp. of MI              26.64  106.77   14.69  106.77   18.47         0.40    2.46   65.57
 TBK   Tolland Bank of CT*                        13.96  146.23   10.15  150.49   13.36         0.20    1.29   18.02
 WSB   Washington SB, FSB of MD                   23.33  138.61   11.51  138.61   15.91         0.10    1.43   33.33


 NASDAQ Listed OTC Companies
 ___________________________
 FBCV  1st Bancorp of Vincennes IN                  NM   112.50    9.29  114.87     NM          0.40    1.11   33.90
 AFED  AFSALA Bancorp, Inc. of NY                 26.02  112.95   15.45  112.95   26.02         0.16    1.01   26.23
 ALBK  ALBANK Fin. Corp. of Albany NY             16.65  147.50   13.58  168.79   13.52         0.60    1.57   26.20
 AMFC  AMB Financial Corp. of IN                  22.73  102.67   15.35  102.67   20.55         0.24    1.60   36.36
 ASBP  ASB Financial Corp. of OH                    NM   123.70   19.46  123.70   21.70         0.40    3.23     NM
 ABBK  Abington Savings Bank of MA*               13.54  156.17   10.81  173.38   15.23         0.40    1.37   18.52
 AABC  Access Anytime Bancorp of NM                 NM   101.38    7.55  101.38     NM          0.00    0.00     NM
 AFBC  Advance Fin. Bancorp of WV                   NM   104.13   16.09  104.13   21.65         0.32    2.08     NM
 AADV  Advantage Bancorp of WI                      NM   152.32   14.04  162.92   15.75         0.40    0.90   31.50
 AFCB  Affiliated Comm BC, Inc of MA              16.34  151.61   14.82  152.44   14.37         0.48    1.92   31.37
 ALBC  Albion Banc Corp. of Albion NY               NM   102.67    9.14  102.67   26.08         0.32    1.32     NM
 ABCL  Allied Bancorp of IL                         NM   134.06   11.94  135.74   23.59         0.65    2.07   71.43
 ATSB  AmTrust Capital Corp. of IN                  NM    91.92    9.35   92.93     NM          0.20    1.58   50.00
 AHCI  Ambanc Holding Co., Inc. of NY*              NM   113.72   14.47  113.72     NM          0.20    1.27     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                                                           Exhibit IV-1B (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                          Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    4.08       0.85    7.73       0.40   71.19    0.38
AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   14.02       1.83   23.69       0.40   81.55    0.49
ANBK  American Nat'l Bancorp of MD(8)         8.97     8.97    0.28    2.90    1.86       0.65    6.74       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06    5.85       0.96   15.53       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    8.60       1.13   14.34       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    4.22       0.79   10.12       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.86      -1.51  -16.06       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    7.17       1.24   11.90       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -4.00       0.02    0.46       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    3.53       0.57    3.47       0.28   51.72    0.20
BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.89   14.91    7.69       0.65   10.88       0.97  102.98    1.39
BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.50       0.34    7.54       0.60   28.73    0.21
BKCO  Bankers Corp. of NJ(8)*                 7.93     7.81    1.08   13.59    7.78       1.16   14.55       1.14   26.36    0.50
BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.80       0.63   10.37        NA      NA     1.51
BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.61       1.29    8.94       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.24       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    6.48       1.16   12.75       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              11.50    11.50   -0.28   -2.50   -3.71       0.07    0.64       2.06   39.74    1.01
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.86       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.30       0.07    0.42       0.18  325.68    0.72
CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.82       0.73   14.30       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    5.27       1.07   13.84       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    5.85       1.33    5.33       1.26   14.79    0.20
CNSB  CNS Bancorp of MO                      24.82    24.82    0.53    2.41    1.81       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.68       0.66    2.42       0.73   42.12    0.53
CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.72       1.46    9.16       1.16  102.51    1.57
CAFI  Camco Fin. Corp. of OH                  9.69     8.91    0.75    8.51    5.08       0.88   10.05       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.52       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    5.13       0.93   10.68       0.31   97.24    0.39
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    3.74       1.05    4.36       0.28  133.67    0.54
CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -5.86       0.01    0.07       1.37   42.60    1.02
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.49    4.14       0.58    9.46       0.39  203.69    0.95
CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.21       1.45    5.27       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.39       0.80   11.05       0.51  103.23    0.76
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.38       0.90    8.90       0.88  102.76    1.23
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.46       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    4.94       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.62       1.23   18.32       0.27  164.80    0.73
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    4.00       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.31       0.82   12.83       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.56    3.08    3.10       0.77    4.25       0.82   74.44    0.97
CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    3.94       0.70    6.71       0.50   86.54    0.79
CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.87       0.44   13.16       0.58   39.81    0.51
CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    3.82       1.03   16.67       0.21  436.85    1.15
CMSV  Commty. Svgs, MHC of FL (48.5)         11.23    11.23    0.63    5.46    3.16       0.96    8.22       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*      7.00     7.00    0.95   13.33    5.51       0.76   10.63       0.49  141.22    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.32    3.43       1.70    5.14       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    6.07       1.28    9.26       0.39  148.67    0.65
CFBC  Community First Bnkg Co. of GA         16.42    16.42    0.25    1.52    1.23       0.49    2.96        NA      NA     0.87
CIBI  Community Inv. Bancorp of OH           11.51    11.51    0.67    5.51    4.40       1.00    8.19       0.72   65.53    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -7.35       0.20    2.52       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    4.11       1.30    4.52       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.57     5.52    0.61   10.68    5.79       0.80   14.08       0.34  198.09    0.93
DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.54       1.45    6.45       0.35   27.76    0.13
DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.95       1.04    6.41       0.73  112.22    1.43
DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.27   10.64       1.91   23.35       0.40  355.33    3.17


                                                            Pricing Ratios                      Dividend Data(6)
                                               _________________________________________    _______________________
                                                                        Price/  Price/       Ind.    Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
ASBI  Ameriana Bancorp of IN                     24.49  136.17   14.92  136.28   17.50         0.60    3.27     NM
AFFFZ America First Fin. Fund of CA(8)            7.13  127.80   10.79  129.39    5.82         1.60    4.07   29.04
ANBK  American Nat'l Bancorp of MD(8)              NM   158.45   14.21  158.45   23.10         0.12    0.60   32.43
ABCW  Anchor Bancorp Wisconsin of WI             17.10  200.08   12.45  203.92   13.28         0.64    1.21   20.65
ANDB  Andover Bancorp, Inc. of MA*               11.62  152.48   12.29  152.48   11.27         0.68    2.28   26.46
ASFC  Astoria Financial Corp. of NY              23.72  162.64   12.73  193.67   16.61         0.60    1.29   30.61
AVND  Avondale Fin. Corp. of IL                    NM    91.48    8.35   91.48     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*                 13.95  173.21   17.75  173.21   14.78         1.00    3.33   46.51
BPLS  Bank Plus Corp. of CA                        NM   124.06    6.28  124.19     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                 28.30  116.37   16.89  116.37     NM          0.28    1.87   52.83
BANC  BankAtlantic Bancorp of FL                 13.01  185.83   10.45  226.07   17.83         0.12    0.76    9.84
BKUNA BankUnited SA of FL                          NM   153.10    5.70  188.94   24.21         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                    12.85  165.96   13.16  168.42   12.00         0.64    2.35   30.19
BVCC  Bay View Capital Corp. of CA               26.29  168.65   10.69  200.95   16.14         0.32    1.25   32.99
BFSB  Bedford Bancshares of VA                   21.71  147.32   20.87  147.32   16.95         0.56    2.26   49.12
BFFC  Big Foot Fin. Corp. of IL                    NM   116.81   19.83  116.81     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                      15.44  187.12   17.37  187.12   15.44         0.08    1.62   25.00
BYFC  Broadway Fin. Corp. of CA                    NM    64.22    7.38   64.22     NM          0.20    1.90     NM
CBES  CBES Bancorp of MO                         25.90  104.63   19.24  104.63   20.78         0.40    2.24   57.97
CCFH  CCF Holding Company of GA                    NM   114.90   13.42  114.90     NM          0.55    3.33     NM
CENF  CENFED Financial Corp. of CA               17.17  163.07    8.49  163.38   12.06         0.36    1.06   18.18
CFSB  CFSB Bancorp of Lansing MI                 18.98  205.53   15.67  205.53   15.03         0.60    2.31   43.80
CKFB  CKF Bancorp of Danville KY                 17.09  126.98   30.42  126.98   23.26         0.50    2.50   42.74
CNSB  CNS Bancorp of MO                            NM   116.23   28.85  116.23     NM          0.20    1.17   64.52
CSBF  CSB Financial Group Inc of IL*               NM    97.89   24.53  103.82     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL              14.89  111.08   17.22  111.08   11.74         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                     19.68  129.92   12.59  141.22   16.67         0.49    2.65   52.13
CMRN  Cameron Fin. Corp. of MO                   22.12  100.41   21.77  100.41   17.78         0.28    1.62   35.90
CAPS  Capital Savings Bancorp of MO              19.51  141.84   12.48  141.84   13.91         0.24    1.50   29.27
CFNC  Carolina Fincorp of NC*                    26.72  124.78   29.59  124.78   28.48         0.24    1.38   36.92
CNY   Carver Bancorp, Inc. of NY                   NM    84.53    7.06   88.13     NM          0.20    1.58     NM
CASB  Cascade SB of Everett WA(8)                24.18  174.35   10.76  174.35   19.16         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                 19.19  108.16   27.08  108.16   18.97         0.28    1.72   32.94
CNIT  Cenit Bancorp of Norfolk VA                13.53  163.08   11.80  177.57   14.75         1.00    1.97   26.67
CEBK  Central Co-Op. Bank of MA*                 13.54  114.24   11.94  128.29   13.36         0.32    1.64   22.22
CENB  Century Bancshares of NC*                  18.33  107.47   32.17  107.47   18.12         2.00    2.53   46.40
CBSB  Charter Financial Inc. of IL               20.24  155.00   22.43  175.19   14.46         0.32    1.51   30.48
COFI  Charter One Financial of OH                17.81  250.87   16.83  267.98   14.23         1.00    1.88   33.56
CVAL  Chester Valley Bancorp of PA               25.00  170.99   14.64  170.99   16.99         0.44    2.02   50.57
CTZN  CitFed Bancorp of Dayton OH                23.20  197.11   12.55  218.77   16.48         0.36    0.80   18.56
CLAS  Classic Bancshares of KY                     NM    98.84   14.55  117.12   23.39         0.28    1.93   62.22
CMSB  Cmnwealth Bancorp of PA                    25.36  135.76   13.07  173.61   19.89         0.28    1.60   40.58
CBSA  Coastal Bancorp of Houston TX              20.52  149.87    4.99  180.30   11.81         0.48    1.61   33.10
CFCP  Coastal Fin. Corp. of SC                   26.18     NM    22.96     NM    23.91         0.36    1.45   37.89
CMSV  Commty. Svgs, MHC of FL (48.5)               NM   170.23   19.11  170.23   21.00         0.90    3.51     NM
CBNH  Community Bankshares Inc of NH(8)*         18.14  227.44   15.91  227.44   22.76         0.64    1.63   29.49
CFTP  Community Fed. Bancorp of MS               29.16  123.12   41.27  123.12   24.49         0.30    1.63   47.62
CFFC  Community Fin. Corp. of VA                 16.48  115.32   15.81  115.32   13.02         0.56    2.57   42.42
CFBC  Community First Bnkg Co. of GA               NM   123.61   20.29  123.61     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH               22.73  126.90   14.61  126.90   15.31         0.32    2.13   48.48
COOP  Cooperative Bk.for Svgs. of NC               NM   135.88   10.37  135.88     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY             24.34   96.25   24.85   96.25   19.89         0.40    2.83   68.97
DNFC  D&N Financial Corp. of MI                  17.27  173.52    9.67  175.28   13.10         0.20    1.05   18.18
DCBI  Delphos Citizens Bancorp of OH             22.04  106.30   30.19  106.30   22.04         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY               20.21  130.32   18.92  151.27   18.81         0.18    0.95   19.15
DIBK  Dime Financial Corp. of CT*                 9.40  196.01   15.61  202.60    9.36         0.40    1.51   14.18

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
     Financial Institution                  Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                  _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     EGLB  Eagle BancGroup of IL             11.85    11.85   -0.09   -0.77   -0.72       0.20    1.73       1.48   35.83    0.76
     EBSI  Eagle Bancshares of Tucker GA      8.71     8.71    0.59    6.82    4.74       0.80    9.29       0.88   65.80    0.84
     EGFC  Eagle Financial Corp. of CT        6.87     5.36    0.08    1.08    0.58       0.46    6.44       0.52   94.68    0.86
     ETFS  East Texas Fin. Serv. of TX       18.16    18.16    0.31    1.65    1.77       0.63    3.40       0.17  141.97    0.50
     EMLD  Emerald Financial Corp of OH       7.58     7.46    0.72    9.43    5.79       0.89   11.64       0.24  106.84    0.35
     EIRE  Emerald Island Bancorp, MA*        7.08     7.08    0.85   12.35    7.24       0.89   13.00       0.40  151.40    0.89
     EFBC  Empire Federal Bancorp of MT      34.89    34.89    0.83    2.37    2.30       1.09    3.12       0.06  312.50    0.46
     EFBI  Enterprise Fed. Bancorp of OH     12.33    12.31    0.70    5.12    4.15       0.78    5.69       0.01     NA     0.28
     EQSB  Equitable FSB of Wheaton MD        5.07     5.07    0.48    9.33    5.87       0.76   14.93       1.07   19.82    0.31
     FFFG  F.F.O. Financial Group of FL(8)    6.49     6.49    0.68   10.82    4.60       0.97   15.58       3.28   52.54    2.40
     FCBF  FCB Fin. Corp. of Neenah WI       17.49    17.49    0.92    5.19    3.67       1.08    6.14       0.15  347.77    0.62
     FFBS  FFBS Bancorp of Columbus MS       19.42    19.42    1.19    6.07    4.00       1.49    7.65       0.42  109.44    0.66
     FFDF  FFD Financial Corp. of OH         24.74    24.74    0.78    3.42    2.84       1.08    4.74        NA      NA     0.27
     FFLC  FFLC Bancorp of Leesburg FL       13.48    13.48    0.70    4.57    3.66       1.01    6.60       0.19  163.65    0.44
     FFFC  FFVA Financial Corp. of VA        13.18    12.90    1.11    7.86    4.51       1.34    9.52       0.18  318.63    0.98
     FFWC  FFW Corporation of Wabash IN      10.01    10.01    0.90    8.74    7.07       1.11   10.86       0.22  150.42    0.48
     FFYF  FFY Financial Corp. of OH         13.71    13.71    0.90    5.84    4.55       1.27    8.31       0.67   74.18    0.64
     FMCO  FMS Financial Corp. of NJ          6.56     6.44    0.69   10.76    6.00       1.02   15.79       1.06   48.60    0.92
     FFHH  FSF Financial Corp. of MN         11.35    11.35    0.66    5.22    4.30       0.84    6.63       0.03  636.64    0.34
     FOBC  Fed One Bancorp of Wheeling WV    11.06    10.55    0.68    5.85    4.66       0.97    8.33       0.40  101.18    0.93
     FBCI  Fidelity Bancorp of Chicago IL    10.38    10.36    0.55    5.34    4.42       0.78    7.48       0.80   21.76    0.22
     FSBI  Fidelity Bancorp, Inc. of PA       6.75     6.75    0.51    7.35    5.08       0.81   11.71       0.44  112.57    1.01
     FFFL  Fidelity FSB, MHC of FL (47.4)     8.82     8.75    0.39    4.09    2.04       0.62    6.51       0.30   77.48    0.31
     FFED  Fidelity Fed. Bancorp of IN        5.14     5.14    0.16    3.18    1.84       0.28    5.62       0.16  455.75    0.85
     FFOH  Fidelity Financial of OH          12.94    11.42    0.70    4.68    3.16       1.02    6.89       0.08  381.04    0.37
     FIBC  Financial Bancorp, Inc. of NY      9.36     9.31    0.56    5.74    4.22       1.00   10.23       1.81   26.91    0.89
     FBSI  First Bancshares of MO            14.35    14.33    0.91    5.88    4.92       1.11    7.22       0.32   88.44    0.35
     FBBC  First Bell Bancorp of PA           9.83     9.83    1.07    7.64    6.48       1.24    8.87       0.07  147.42    0.13
     FBER  First Bergen Bancorp of NJ        14.19    14.19    0.44    2.73    1.97       0.77    4.74       0.83  129.82    2.50
     SKBO  First Carnegie,MHC of PA(45.0)    15.65    15.65    0.37    2.35    1.78       0.54    3.43       0.74   33.56    0.66
     FCIT  First Cit. Fin. Corp of MD(8)      6.38     6.38    0.52    8.53    3.53       0.78   12.66       0.92   97.73    1.20
     FSTC  First Citizens Corp of GA          9.13     6.85    1.12   11.24    4.83       1.11   11.16       0.97  118.70    1.50
     FCME  First Coastal Corp. of ME*         9.23     9.23    4.21     NM    42.37       4.08     NM        2.01   85.72    2.52
     FFBA  First Colorado Bancorp of Co      12.73    12.73    0.92    6.21    4.80       0.90    6.07       0.23  121.82    0.38
     FDEF  First Defiance Fin.Corp. of OH    21.31    21.31    0.75    3.36    2.84       1.03    4.61       0.45   96.96    0.57
     FESX  First Essex Bancorp of MA*         6.97     6.06    0.96   13.00    8.00       0.83   11.33       0.56  146.94    1.43
     FFES  First FS&LA of E. Hartford CT      6.43     6.43    0.42    6.80    4.77       0.70   11.19       0.37   71.33    1.42
     FFSX  First FS&LA. MHC of IA (46.0)      8.29     8.23    0.43    5.21    2.76       0.73    8.99       0.11  342.10    0.52
     BDJI  First Fed. Bancorp. of MN         11.17    11.17    0.32    2.57    2.25       0.66    5.34       0.27  137.04    0.76
     FFBH  First Fed. Bancshares of AR       14.97    14.97    0.77    4.84    3.84       1.06    6.63       0.19  119.50    0.30
     FTFC  First Fed. Capital Corp. of WI     6.36     5.96    0.74   11.34    4.87       0.86   13.16        NA      NA     0.65
     FFKY  First Fed. Fin. Corp. of KY       13.70    12.91    1.30    9.44    5.12       1.55   11.27       0.64   71.13    0.52
     FFBZ  First Federal Bancorp of OH        7.55     7.54    0.73    9.58    4.82       1.02   13.38       0.53  163.59    1.01
     FFCH  First Fin. Holdings Inc. of SC     6.11     6.11    0.57    9.30    4.58       0.84   13.65       1.66   41.99    0.84
     FFBI  First Financial Bancorp of IL      8.66     8.66   -0.38   -4.73   -4.66       0.42    5.23       0.40  147.92    0.91
     FFHC  First Financial Corp. of WI(8)     7.12     6.94    0.96   13.35    4.81       1.28   17.95       0.26  148.86    0.64
     FFHS  First Franklin Corp. of OH         9.02     8.96    0.19    2.14    1.80       0.65    7.20       0.52   82.31    0.62
     FGHC  First Georgia Hold. Corp of GA     8.22     7.53    0.66    7.98    4.41       0.51    6.23       3.10   20.52    0.75
     FSPG  First Home Bancorp of NJ           6.66     6.55    0.89   13.61    8.20       1.16   17.76       0.64  114.23    1.39
     FFSL  First Independence Corp. of KS    10.43    10.43    0.43    3.84    3.69       0.69    6.12       0.87   69.37    0.91
     FISB  First Indiana Corp. of IN          9.56     9.44    0.83    8.86    5.64       1.01   10.83       1.50   91.12    1.62
     FKFS  First Keystone Fin. Corp of PA     7.31     7.31    0.54    7.21    4.98       0.77   10.30       1.60   30.58    0.84
     FLKY  First Lancaster Bncshrs of KY     34.23    34.23    1.15    3.72    3.02       1.40    4.52       0.75   32.89    0.29
     FLFC  First Liberty Fin. Corp. of GA     7.35     6.57    0.84   11.80    5.33       0.65    9.14       0.82  105.31    1.23
     CASH  First Midwest Fin. Corp. of IA    11.60    10.26    0.76    6.52    5.70       0.99    8.49       0.85   75.48    0.93
     FMBD  First Mutual Bancorp of IL        12.85     9.73    0.10    0.57    0.62       0.31    1.84       0.18  187.34    0.46

                                                          Pricing Ratios                      Dividend Data(6)
                                              _________________________________________      _______________________
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                   Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                   _______ _______ _______ _______ _______      _______ _______ _______
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     EGLB  Eagle BancGroup of IL                  NM    99.58   11.80   99.58     NM          0.00    0.00     NM
     EBSI  Eagle Bancshares of Tucker GA        21.09  132.42   11.53  132.42   15.48         0.60    3.56   75.00
     EGFC  Eagle Financial Corp. of CT            NM   148.73   10.21  190.52   28.98         1.00    3.05     NM
     ETFS  East Texas Fin. Serv. of TX            NM    96.39   17.51   96.39   27.50         0.20    1.04   58.82
     EMLD  Emerald Financial Corp of OH         17.28  155.04   11.75  157.48   14.00         0.24    1.71   29.63
     EIRE  Emerald Island Bancorp, MA*          13.82  156.83   11.10  156.83   13.13         0.28    1.33   18.42
     EFBC  Empire Federal Bancorp of MT           NM   103.32   36.05  103.32     NM          0.30    1.97     NM
     EFBI  Enterprise Fed. Bancorp of OH        24.07  123.89   15.28  124.05   21.67         1.00    5.13     NM
     EQSB  Equitable FSB of Wheaton MD          17.05  150.48    7.63  150.48   10.65         0.00    0.00    0.00
     FFFG  F.F.O. Financial Group of FL(8)      21.76  221.14   14.36  221.14   15.11         0.00    0.00    0.00
     FCBF  FCB Fin. Corp. of Neenah WI          27.27  140.26   24.53  140.26   23.08         0.72    2.67   72.73
     FFBS  FFBS Bancorp of Columbus MS          25.00  149.53   29.04  149.53   19.83         0.50    2.08   52.08
     FFDF  FFD Financial Corp. of OH              NM   106.90   26.44  106.90   25.41         0.30    1.94   68.18
     FFLC  FFLC Bancorp of Leesburg FL          27.36  128.83   17.37  128.83   18.95         0.48    1.66   45.28
     FFFC  FFVA Financial Corp. of VA           22.16  179.56   23.66  183.39   18.28         0.48    1.64   36.36
     FFWC  FFW Corporation of Wabash IN         14.14  123.08   12.32  123.08   11.38         0.72    2.57   36.36
     FFYF  FFY Financial Corp. of OH            21.98  141.93   19.46  141.93   15.46         0.70    2.49   54.69
     FMCO  FMS Financial Corp. of NJ            16.67  170.60   11.19  173.68   11.35         0.20    0.77   12.82
     FFHH  FSF Financial Corp. of MN            23.23  127.97   14.53  127.97   18.30         0.50    2.76   64.10
     FOBC  Fed One Bancorp of Wheeling WV       21.46  127.78   14.14  133.98   15.07         0.58    2.73   58.59
     FBCI  Fidelity Bancorp of Chicago IL       22.63  118.00   12.25  118.26   16.17         0.32    1.49   33.68
     FSBI  Fidelity Bancorp, Inc. of PA         19.68  134.24    9.07  134.24   12.35         0.36    1.69   33.33
     FFFL  Fidelity FSB, MHC of FL (47.4)         NM   198.68   17.52  200.33     NM          0.80    3.33     NM
     FFED  Fidelity Fed. Bancorp of IN            NM   178.92    9.20  178.92     NM          0.40    4.32     NM
     FFOH  Fidelity Financial of OH               NM   132.46   17.14  150.09   21.49         0.28    1.74   54.90
     FIBC  Financial Bancorp, Inc. of NY        23.70  134.33   12.57  134.95   13.30         0.40    1.94   45.98
     FBSI  First Bancshares of MO               20.34  121.21   17.40  121.40   16.55         0.20    0.83   16.95
     FBBC  First Bell Bancorp of PA             15.44  151.86   14.92  151.86   13.31         0.40    2.44   37.74
     FBER  First Bergen Bancorp of NJ             NM   142.91   20.28  142.91   29.17         0.12    0.62   31.58
     SKBO  First Carnegie,MHC of PA(45.0)         NM   132.22   20.70  132.22     NM          0.30    2.22     NM
     FCIT  First Cit. Fin. Corp of MD(8)        28.33  227.42   14.50  227.42   19.10         0.00    0.00    0.00
     FSTC  First Citizens Corp of GA            20.69  184.16   16.81  245.50   20.83         0.44    1.47   30.34
     FCME  First Coastal Corp. of ME*            2.36  102.61    9.47  102.61    2.44         0.00    0.00    0.00
     FFBA  First Colorado Bancorp of Co         20.83  150.86   19.20  150.86   21.34         0.44    2.51   52.38
     FDEF  First Defiance Fin.Corp. of OH         NM   120.00   25.58  120.00   25.63         0.32    2.12   74.42
     FESX  First Essex Bancorp of MA*           12.50  142.61    9.94  164.18   14.35         0.48    2.91   36.36
     FFES  First FS&LA of E. Hartford CT        20.97  134.87    8.67  134.87   12.75         0.60    1.88   39.47
     FFSX  First FS&LA. MHC of IA (46.0)          NM   181.95   15.09  183.42   21.01         0.48    1.92   69.57
     BDJI  First Fed. Bancorp. of MN              NM   123.44   13.79  123.44   21.32         0.00    0.00    0.00
     FFBH  First Fed. Bancshares of AR          26.07  129.10   19.32  129.10   19.03         0.20    0.95   24.69
     FTFC  First Fed. Capital Corp. of WI       20.55  227.91   14.49  243.23   17.70         0.48    1.98   40.68
     FFKY  First Fed. Fin. Corp. of KY          19.52  179.44   24.59  190.50   16.36         0.52    2.34   45.61
     FFBZ  First Federal Bancorp of OH          20.74  188.92   14.25  189.12   14.84         0.24    1.32   27.27
     FFCH  First Fin. Holdings Inc. of SC       21.85  194.95   11.92  194.95   14.88         0.72    2.30   50.35
     FFBI  First Financial Bancorp of IL          NM   103.52    8.96  103.52   19.41         0.00    0.00     NM
     FFHC  First Financial Corp. of WI(8)       20.77  268.81   19.15  275.90   15.45         0.60    1.91   39.74
     FFHS  First Franklin Corp. of OH             NM   116.48   10.50  117.23   16.53         0.32    1.60     NM
     FGHC  First Georgia Hold. Corp of GA       22.66  172.21   14.15  187.82   29.00         0.05    0.69   15.63
     FSPG  First Home Bancorp of NJ             12.20  155.64   10.37  158.23    9.35         0.40    2.00   24.39
     FFSL  First Independence Corp. of KS       27.13  109.91   11.46  109.91   17.00         0.25    1.96   53.19
     FISB  First Indiana Corp. of IN            17.74  150.69   14.41  152.57   14.51         0.48    2.31   41.03
     FKFS  First Keystone Fin. Corp of PA       20.09  142.06   10.38  142.06   14.05         0.20    0.74   14.81
     FLKY  First Lancaster Bncshrs of KY          NM   105.61   36.15  105.61   27.23         0.50    3.28     NM
     FLFC  First Liberty Fin. Corp. of GA       18.75  189.55   13.93  211.86   24.19         0.40    1.78   33.33
     CASH  First Midwest Fin. Corp. of IA       17.55  110.64   12.83  125.05   13.47         0.36    2.07   36.36
     FMBD  First Mutual Bancorp of IL             NM   105.36   13.53  139.09     NM          0.32    1.99     NM


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
     Financial Institution                  Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
     _____________________                  _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     FMSB  First Mutual SB of Bellevue WA*     6.82     6.82    1.02   15.34    7.17       1.00   14.95       0.01     NA     1.27
     FNGB  First Northern Cap. Corp of WI     11.28    11.28    0.63    5.44    3.24       0.91    7.88       0.06  798.69    0.53
     FFPB  First Palm Beach Bancorp of FL      6.76     6.59   -0.01   -0.09   -0.06       0.05    0.70       0.73   55.75    0.60
     FSLA  First SB SLA MHC of NJ (47.5)       9.42     8.40    0.58    6.23    2.88       0.91    9.74       0.68   83.02    1.06
     FSNJ  First SB of NJ, MHC (45.9)(8)       8.57     8.57   -0.34   -4.31   -2.15       0.23    2.89       0.87   58.25    1.21
     SOPN  First SB, SSB, Moore Co. of NC     22.83    22.83    1.44    5.83    5.17       1.73    6.99       0.08  241.60    0.31
     FWWB  First Savings Bancorp of WA*       14.75    13.57    1.05    6.25    3.63       1.00    5.90       0.30  215.39    0.97
     SHEN  First Shenango Bancorp of PA       10.95    10.95    0.89    7.82    6.09       1.16   10.18       0.54  135.75    1.15
     FSFC  First So.east Fin. Corp. of SC(8)  10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15    0.50
     FBNW  FirstBank Corp of Clarkston WA     18.04    18.04    0.70    3.86    2.96       0.57    3.14       1.95   27.73    0.74
     FFDB  FirstFed Bancorp of AL              9.42     8.58    0.62    6.31    5.75       0.94    9.63       0.84   49.36    0.59
     FSPT  FirstSpartan Fin. Corp. of SC      26.32    26.32    0.95    3.62    2.80       1.11    4.20        NA      NA     0.49
     FLAG  Flag Financial Corp of GA           9.40     9.40   -0.06   -0.68   -0.49       0.14    1.45       4.52   44.14    2.91
     FLGS  Flagstar Bancorp, Inc of MI         5.46     5.46    0.00    0.00    0.00       0.00    0.00       3.41    8.26    0.32
     FFIC  Flushing Fin. Corp. of NY*         15.47    15.47    0.93    5.55    4.49       0.97    5.78       0.29  223.21    1.15
     FBHC  Fort Bend Holding Corp. of TX       6.03     5.62    0.19    3.18    2.33       0.44    7.36       0.37  141.08    1.03
     FTSB  Fort Thomas Fin. Corp. of KY       16.04    16.04    0.54    2.94    3.14       0.81    4.45        NA      NA     0.54
     FKKY  Frankfort First Bancorp of KY      26.19    26.19    0.62    2.19    2.56       0.93    3.29       0.06  138.89    0.08
     FTNB  Fulton Bancorp of MO               25.01    25.01    0.74    3.81    2.05       1.05    5.39       0.81  106.69    1.01
     GFSB  GFS Bancorp of Grinnell IA         11.57    11.57    0.99    8.43    6.36       1.27   10.81       1.54   45.77    0.81
     GUPB  GFSB Bancorp of Gallup NM          16.30    16.30    0.74    3.86    3.63       0.93    4.86       0.18  199.36    0.69
     GSLA  GS Financial Corp. of LA           45.63    45.63    1.08    3.63    2.16       1.08    3.63       0.11  293.18    0.84
     GOSB  GSB Financial Corp. of NY          27.06    27.06    1.02    3.77    3.55       0.86    3.19        NA      NA      NA
     GWBC  Gateway Bancorp of KY(8)           27.04    27.04    0.83    3.23    2.95       1.15    4.47       0.90   14.14    0.38
     GBCI  Glacier Bancorp of MT               9.74     9.48    1.44   15.09    5.95       1.61   16.87       0.27  229.89    0.85
     GFCO  Glenway Financial Corp. of OH       9.49     9.36    0.43    4.51    4.33       0.72    7.57       0.31   91.62    0.34
     GTPS  Great American Bancorp of IL       21.43    21.43    0.26    1.09    1.09       0.32    1.37       0.23  140.69    0.44
     GTFN  Great Financial Corp. of KY         9.24     8.84    0.75    7.89    4.78       0.71    7.50       3.06   15.68    0.72
     GSBC  Great Southern Bancorp of MO        8.53     8.53    1.38   14.76    6.82       1.56   16.69       1.91  114.73    2.59
     GDVS  Greater DV SB,MHC of PA (19.9)*    11.57    11.57    0.32    2.71    1.42       0.58    4.95       2.79   43.15    1.93
     GSFC  Green Street Fin. Corp. of NC      36.26    36.26    1.37    3.84    3.20       1.66    4.66       0.16   83.63    0.18
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)  13.78    13.78    0.61    4.30    1.97       0.92    6.51       0.50  216.62    1.36
     HCBB  HCB Bancshares of AR               18.25    17.49   -0.11   -0.58   -0.57       0.39    2.11        NA      NA     1.47
     HEMT  HF Bancorp of Hemet CA              8.21     6.72   -0.27   -3.07   -2.69      -1.88  -21.03        NA      NA      NA
     HFFC  HF Financial Corp. of SD            9.43     9.43    0.66    7.12    5.50       0.89    9.66       0.33  244.25    1.01
     HFNC  HFNC Financial Corp. of NC         17.99    17.99    0.86    3.47    2.69       1.19    4.76       0.87   97.22    1.14
     HMNF  HMN Financial, Inc. of MN          14.43    14.43    0.71    4.79    3.78       0.88    5.96       0.08  531.97    0.71
     HALL  Hallmark Capital Corp. of WI        7.24     7.24    0.48    6.83    5.91       0.61    8.62       0.16  273.18    0.64
     HARB  Harbor FSB, MHC of FL (46.0)        8.39     8.11    0.95   11.52    4.48       1.23   14.84       0.46  222.68    1.37
     HRBF  Harbor Federal Bancorp of MD       12.90    12.90    0.46    3.52    3.03       0.71    5.46       0.05  379.63    0.28
     HFSA  Hardin Bancorp of Hardin MO        12.48    12.48    0.52    3.53    3.52       0.79    5.41       0.09  179.21    0.32
     HARL  Harleysville SA of PA               6.53     6.53    0.75   11.71    5.84       1.03   16.04       0.03     NA     0.77
     HFGI  Harrington Fin. Group of IN         5.59     5.59    0.39    8.22    5.30       0.33    6.87       0.25   18.93    0.23
     HARS  Harris SB, MHC of PA (24.2)         8.01     7.01    0.49    5.78    3.04       0.62    7.24       0.65   64.15    0.97
     HFFB  Harrodsburg 1st Fin Bcrp of KY     26.93    26.93    1.03    3.77    3.67       1.36    5.01       0.47   59.81    0.38
     HHFC  Harvest Home Fin. Corp. of OH      12.50    12.50    0.27    1.91    1.96       0.58    4.08       0.15   90.48    0.26
     HAVN  Haven Bancorp of Woodhaven NY       5.95     5.93    0.56    9.27    5.65       0.83   13.79       0.74   86.28    1.15
     HVFD  Haverfield Corp. of OH(8)           8.55     8.55    0.57    6.82    3.85       1.08   12.97       1.04   82.48    0.99
     HTHR  Hawthorne Fin. Corp. of CA          3.88     3.88    0.78   18.33   15.36       0.39    9.24      12.66   12.87    1.92
     HMLK  Hemlock Fed. Fin. Corp. of IL      18.34    18.34    0.13    0.99    0.65       0.73    5.45        NA      NA     1.30
     HBNK  Highland Federal Bank of CA         7.47     7.47    0.46    6.25    3.52       0.68    9.17       3.09   55.00    2.13
     HIFS  Hingham Inst. for Sav. of MA*       9.35     9.35    1.21   12.60    8.07       1.21   12.60       0.41  165.13    0.89
     HBEI  Home Bancorp of Elgin IL           26.70    26.70    0.49    1.99    1.43       0.85    3.42       0.41   69.84    0.36
     HBFW  Home Bancorp of Fort Wayne IN      13.29    13.29    0.56    3.93    3.37       0.89    6.27       0.05  835.54    0.51
     HBBI  Home Building Bancorp of IN        12.82    12.82    0.20    1.59    1.38       0.52    4.05       0.38   47.98    0.29
     HCFC  Home City Fin. Corp. of OH         20.61    20.61    0.78    6.27    3.37       1.17    9.46       0.62  110.38    0.87


                                                               Pricing Ratios                      Dividend Data(6)
                                                   _________________________________________      _______________________
                                                                           Price/  Price/        Ind.   Divi-
                                                   Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     _____________________                     __________ _______ _______ _______ _______      _______ _______ _______
                                                     (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     FMSB  First Mutual SB of Bellevue WA*           13.94  199.36   13.60  199.36   14.31         0.20    0.92   12.82
     FNGB  First Northern Cap. Corp of WI              NM   165.05   18.61  165.05   21.33         0.64    2.38   73.56
     FFPB  First Palm Beach Bancorp of FL              NM   156.32   10.57  160.46     NM          0.60    1.83     NM
     FSLA  First SB SLA MHC of NJ (47.5)               NM   207.24   19.52  232.41   22.20         0.48    1.73   60.00
     FSNJ  First SB of NJ, MHC (45.9)(8)               NM   200.87   17.21  200.87     NM          0.50    1.54     NM
     SOPN  First SB, SSB, Moore Co. of NC            19.34  112.27   25.63  112.27   16.14         0.80    3.90     NM
     FWWB  First Savings Bancorp of WA*              27.53  173.39   25.58  188.46   29.17         0.28    1.14   31.46
     SHEN  First Shenango Bancorp of PA              16.42  127.59   13.98  127.59   12.61         0.60    2.16   35.50
     FSFC  First So.east Fin. Corp. of SC(8)           NM   179.49   18.35  179.49   20.00         0.24    1.71     NM
     FBNW  FirstBank Corp of Clarkston WA              NM   130.36   23.51  130.36     NM          0.00    0.00    0.00
     FFDB  FirstFed Bancorp of AL                    17.40  114.16   10.75  125.23   11.40         0.50    3.02   52.63
     FSPT  FirstSpartan Fin. Corp. of SC               NM   129.39   34.06  129.39     NM          0.00    0.00    0.00
     FLAG  Flag Financial Corp of GA                   NM   139.02   13.07  139.02     NM          0.34    2.39     NM
     FLGS  Flagstar Bancorp, Inc of MI                 NM      NM    17.32     NM      NM          0.00    0.00     NM
     FFIC  Flushing Fin. Corp. of NY*                22.25  124.04   19.19  124.04   21.33         0.24    1.16   25.81
     FBHC  Fort Bend Holding Corp. of TX               NM   136.62    8.24  146.72   18.57         0.40    1.26   54.05
     FTSB  Fort Thomas Fin. Corp. of KY                NM   100.96   16.19  100.96   21.00         0.25    2.38     NM
     FKKY  Frankfort First Bancorp of KY               NM    94.46   24.74   94.46   26.06         0.36    3.84     NM
     FTNB  Fulton Bancorp of MO                        NM   138.22   34.57  138.22     NM          0.20    1.00   48.78
     GFSB  GFS Bancorp of Grinnell IA                15.73  129.55   14.99  129.55   12.27         0.26    1.94   30.59
     GUPB  GFSB Bancorp of Gallup NM                 27.54  112.56   18.34  112.56   21.84         0.40    2.11   57.97
     GSLA  GS Financial Corp. of LA                    NM    96.27   43.93   96.27     NM          0.28    1.78     NM
     GOSB  GSB Financial Corp. of NY                 28.19  106.39   28.79  106.39     NM          0.00    0.00    0.00
     GWBC  Gateway Bancorp of KY(8)                    NM   109.85   29.70  109.85   24.47         0.40    2.27     NM
     GBCI  Glacier Bancorp of MT                     16.82  227.83   22.20  234.18   15.04         0.48    2.59   43.64
     GFCO  Glenway Financial Corp. of OH             23.11  102.55    9.73  103.95   13.76         0.80    3.27     NM
     GTPS  Great American Bancorp of IL                NM   104.14   22.32  104.14     NM          0.40    2.30     NM
     GTFN  Great Financial Corp. of KY               20.91  162.99   15.05  170.25   22.02         0.60    1.80   37.74
     GSBC  Great Southern Bancorp of MO              14.67  226.44   19.32  226.44   12.98         0.40    2.37   34.78
     GDVS  Greater DV SB,MHC of PA (19.9)*             NM   188.08   21.76  188.08     NM          0.36    2.22     NM
     GSFC  Green Street Fin. Corp. of NC               NM   118.81   43.08  118.81   25.74         0.44    2.51     NM
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           NM   213.07   29.36  213.07     NM          0.40    2.13     NM
     HCBB  HCB Bancshares of AR                        NM   101.97   18.61  106.38     NM          0.00    0.00     NM
     HEMT  HF Bancorp of Hemet CA                      NM   115.54    9.49  141.22     NM          0.00    0.00     NM
     HFFC  HF Financial Corp. of SD                  18.19  125.82   11.86  125.82   13.40         0.42    1.88   34.15
     HFNC  HFNC Financial Corp. of NC                  NM   170.76   30.72  170.76   27.12         0.28    1.75   65.12
     HMNF  HMN Financial, Inc. of MN                 26.46  128.06   18.48  128.06   21.26         0.00    0.00    0.00
     HALL  Hallmark Capital Corp. of WI              16.92  109.44    7.92  109.44   13.39         0.00    0.00    0.00
     HARB  Harbor FSB, MHC of FL (46.0)              22.32  242.71   20.36  250.96   17.33         1.40    3.06   68.29
     HRBF  Harbor Federal Bancorp of MD                NM   116.02   14.96  116.02   21.24         0.40    2.09   68.97
     HFSA  Hardin Bancorp of Hardin MO               28.45  105.16   13.12  105.16   18.54         0.48    2.91     NM
     HARL  Harleysville SA of PA                     17.12  187.83   12.27  187.83   12.50         0.40    1.60   27.40
     HFGI  Harrington Fin. Group of IN               18.85  149.93    8.38  149.93   22.55         0.12    1.04   19.67
     HARS  Harris SB, MHC of PA (24.2)                 NM   178.20   14.27  203.76   26.26         0.58    2.23   73.42
     HFFB  Harrodsburg 1st Fin Bcrp of KY            27.27  103.52   27.88  103.52   20.55         0.40    2.67   72.73
     HHFC  Harvest Home Fin. Corp. of OH               NM   105.76   13.22  105.76   23.98         0.40    3.40     NM
     HAVN  Haven Bancorp of Woodhaven NY             17.70  152.89    9.09  153.40   11.90         0.60    1.62   28.71
     HVFD  Haverfield Corp. of OH(8)                 25.98  170.75   14.59  170.75   13.66         0.56    2.11   54.90
     HTHR  Hawthorne Fin. Corp. of CA                 6.51  126.35    4.90  126.35   12.92         0.00    0.00    0.00
     HMLK  Hemlock Fed. Fin. Corp. of IL               NM   106.38   19.51  106.38   28.18         0.24    1.55     NM
     HBNK  Highland Federal Bank of CA               28.39  166.26   12.43  166.26   19.33         0.00    0.00    0.00
     HIFS  Hingham Inst. for Sav. of MA*             12.40  147.63   13.81  147.63   12.40         0.48    2.08   25.81
     HBEI  Home Bancorp of Elgin IL                    NM   127.46   34.03  127.46     NM          0.40    2.29     NM
     HBFW  Home Bancorp of Fort Wayne IN             29.68  121.28   16.11  121.28   18.58         0.20    0.94   27.78
     HBBI  Home Building Bancorp of IN                 NM   113.45   14.54  113.45   28.38         0.30    1.43     NM
     HCFC  Home City Fin. Corp. of OH                29.65  102.37   21.09  102.37   19.64         0.32    2.12   62.75


RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                                             Exhibit IV-1B (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                          Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    6.52       1.22   14.72       0.46  117.33    0.62
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    2.98       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    8.34       1.66   15.69       0.08     NA     1.56
HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.69       0.43    6.83       3.35   14.24    0.59
HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    3.44       0.57    5.36        NA      NA      NA
HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    7.13       1.54    9.80        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    2.07       0.88    4.68       0.08  171.10    0.52
ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.14       0.93    6.20        NA      NA     0.80
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.45   12.98    7.77       1.45   12.98       1.47   84.20    1.50
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.15       0.33    4.98        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.05       0.51    3.88        NA      NA     0.71
INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    3.10       1.42    7.57       0.30  156.98    0.55
IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.58       1.18   17.52       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.41    7.15       0.95   16.04       1.52   56.87    1.18
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.29       1.34    8.46       0.78     NA      NA
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    1.87       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            8.19     6.24    0.30    3.89    2.24       0.70    9.24       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.60       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89       0.35   80.53    0.33
KSBK  KSB Bancorp of Kingfield ME(8)*         7.16     6.74    0.96   13.72    8.00       1.00   14.25       1.78   43.20    1.03
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.85       1.23    5.54       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.24    4.63       0.42    4.41       1.17   63.71    0.84
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.42       0.95    9.53       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    5.26       1.05    7.01       0.31  123.70    0.57
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.61    7.26       1.44   13.60       0.43  212.35    1.31
LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   12.59       1.73   20.60       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    2.86       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.31       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    4.08       0.87    8.03       0.39  166.43    1.48
LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.67       0.48    3.41        NA      NA     0.81
LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    5.29       1.52    7.31       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.54       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.73       0.71    7.63       1.03   55.02    0.92
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.79       1.10   14.70       0.46  119.42    0.71
MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.72       0.85    6.52       0.25  109.19    0.50
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.33    3.47       0.85    5.09        NA      NA     0.19
MLBC  ML Bancorp of Villanova PA              6.98     6.86    0.74   10.26    6.72       0.67    9.28       0.46  163.34    1.71
MBB   MSB Bancorp of Middletown NY*           6.90     2.97    0.33    4.82    3.93       0.36    5.17       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    4.33       1.47    7.91       0.66   61.34    0.44
MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    5.35       1.53   15.70       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    5.87       1.67    7.28       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.27       0.84    3.14       0.75   12.24    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.79       0.73    4.66        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    4.73       0.89   10.72       0.47   85.38    0.46
MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    6.90       1.04   10.23       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    7.14       0.98   10.18       1.03   90.08    1.56
MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   12.77       1.92   19.45       1.13  152.02    2.58
MDBK  Medford Bank of Medford MA*             8.99     8.38    1.08   12.07    8.17       1.01   11.29       0.37  176.45    1.22
MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.91       1.05   13.56       0.37   83.87    0.58
MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    8.00       1.38   18.37       0.91  126.64    1.48
MCBS  Mid Continent Bancshares of KS          9.39     9.39    1.02    9.79    6.18       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    6.65       1.19   12.96       0.02     NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    4.24       0.67    7.71       0.73   70.32    0.62
MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    5.25       0.75   10.99       0.77   63.17    0.81
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    1.39   16.14    7.73       1.09   12.66       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.81       0.68    4.25       0.32   86.42    0.46

                                                             Pricing Ratios                      Dividend Data(6)
                                                 _________________________________________      _______________________
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                           _______ _______ _______ _______ _______      _______ _______ _______
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
HOMF  Home Fed Bancorp of Seymour IN              15.35  181.82   15.42  187.54   13.19         0.50    1.61   24.75
HWEN  Home Financial Bancorp of IN                  NM   100.00   18.63  100.00   23.63         0.20    1.32   44.44
HPBC  Home Port Bancorp, Inc. of MA*              11.99  181.04   19.11  181.04   12.06         0.80    3.88   46.51
HMCI  Homecorp, Inc. of Rockford IL                 NM   124.90    8.17  124.90   18.82         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA               29.03   95.54    9.35   95.54   18.14         0.32    1.70   49.23
HRZB  Horizon Financial Corp. of WA*              14.02  137.49   21.45  137.49   14.29         0.40    2.67   37.38
IBSF  IBS Financial Corp. of NJ                     NM   147.34   25.10  147.34   28.12         0.40    2.37     NM
ISBF  ISB Financial Corp. of LA                     NM   147.77   18.01  174.25   23.56         0.40    1.63   51.95
ITLA  Imperial Thrift & Loan of CA*               12.87  148.81   16.92  149.44   12.87         0.00    0.00    0.00
IFSB  Independence FSB of DC                        NM   100.82    6.58  114.99   20.45         0.22    1.63     NM
INCB  Indiana Comm. Bank, SB of IN                  NM   124.29   15.39  124.29     NM          0.36    2.36     NM
INBI  Industrial Bancorp of OH                      NM   124.68   22.08  124.68   16.48         0.48    3.31     NM
IWBK  Interwest SB of Oak Harbor WA               21.84  257.12   17.43  262.90   16.09         0.60    1.51   32.97
IPSW  Ipswich SB of Ipswich MA*                   13.99  257.96   14.74  257.96   17.80         0.24    1.02   14.29
JXVL  Jacksonville Bancorp of TX                  18.89  125.46   18.71  125.46   14.41         0.50    2.94   55.56
JXSB  Jcksnville SB,MHC of IL (44.6)                NM   132.88   13.68  132.88   22.88         0.40    2.27     NM
JSBA  Jefferson Svgs Bancorp of MO                  NM   143.83   11.79  188.77   18.75         0.40    1.30   57.97
JOAC  Joachim Bancorp of MO                         NM   110.29   31.97  110.29     NM          0.50    3.33     NM
KSAV  KS Bancorp of Kenly NC                      17.13  114.06   15.43  114.13   13.21         0.60    3.24   55.56
KSBK  KSB Bancorp of Kingfield ME(8)*             12.50  160.49   11.50  170.60   12.04         0.08    0.62    7.69
KFBI  Klamath First Bancorp of OR                   NM   135.99   26.58  135.99   23.27         0.30    1.55   54.55
LSBI  LSB Fin. Corp. of Lafayette IN              21.58  111.96   10.16  111.96   25.63         0.34    1.66   35.79
LVSB  Lakeview SB of Paterson NJ                  11.87  165.75   15.77  207.29   17.10         0.25    0.76    8.99
LARK  Landmark Bancshares of KS                   19.03  116.97   16.13  116.97   16.17         0.40    1.86   35.40
LARL  Laurel Capital Group of PA                  13.78  142.76   14.87  142.76   10.75         0.52    2.42   33.33
LSBX  Lawrence Savings Bank of MA*                 7.94  149.26   12.97  149.26    8.06         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)                   NM   166.67   26.96  166.67   24.44         0.76    3.45     NM
LXMO  Lexington B&L Fin. Corp. of MO                NM   112.75   31.93  112.75   23.41         0.30    1.81   54.55
LIFB  Life Bancorp of Norfolk VA                  24.50  155.27   16.38  159.78   20.12         0.48    1.94   47.52
LFBI  Little Falls Bancorp of NJ                    NM   119.71   15.89  129.63     NM          0.20    1.15   68.97
LOGN  Logansport Fin. Corp. of IN                 18.92  110.50   21.22  110.50   14.58         0.40    2.86   54.05
LONF  London Financial Corp. of OH                28.24  104.24   20.70  104.24   19.30         0.24    1.57   44.44
LISB  Long Island Bancorp, Inc of NY              26.80  174.06   15.65  175.81   23.11         0.60    1.55   41.67
MAFB  MAF Bancorp of IL                           20.86  190.10   14.98  218.90   15.00         0.28    0.89   18.54
MBLF  MBLA Financial Corp. of MO                  21.17  106.92   12.99  106.92   16.55         0.40    1.70   36.04
MFBC  MFB Corp. of Mishawaka IN                   28.82  103.18   14.97  103.18   18.86         0.32    1.54   44.44
MLBC  ML Bancorp of Villanova PA                  14.89  148.03   10.33  150.67   16.46         0.40    1.98   29.41
MBB   MSB Bancorp of Middletown NY*               25.46  122.67    8.47  285.26   23.72         0.60    2.48   63.16
MSBF  MSB Financial Corp. of MI                   23.08  147.64   25.08  147.64   18.75         0.28    1.87   43.08
MGNL  Magna Bancorp of MS(8)                      18.70  250.99   25.66  257.92   16.95         0.60    2.38   44.44
MARN  Marion Capital Holdings of IN               17.03  106.33   23.97  106.33   14.24         0.88    3.74   63.77
MRKF  Market Fin. Corp. of OH                       NM    95.28   33.34   95.28     NM          0.28    1.98     NM
MFCX  Marshalltown Fin. Corp. of IA(8)              NM   117.71   18.53  117.71   25.77         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD                 21.14  151.79   12.72  153.72   14.61         0.80    1.74   36.87
MASB  MassBank Corp. of Reading MA*               14.49  146.85   15.62  146.85   15.29         1.28    2.43   35.16
MFLR  Mayflower Co-Op. Bank of MA*                14.00  140.95   13.29  143.45   14.32         0.60    3.22   45.11
MECH  Mechanics SB of Hartford CT*                 7.83  135.72   13.89  135.72    7.83         0.00    0.00    0.00
MDBK  Medford Bank of Medford MA*                 12.24  141.24   12.70  151.59   13.10         0.72    2.40   29.39
MERI  Meritrust FSB of Thibodaux LA               20.35  167.22   13.72  167.22   13.06         0.70    1.73   35.18
MWBX  MetroWest Bank of MA*                       12.50  215.23   16.01  215.23   12.50         0.12    1.85   23.08
MCBS  Mid Continent Bancshares of KS              16.18  154.42   14.50  154.42   14.27         0.40    1.32   21.39
MIFC  Mid Iowa Financial Corp. of IA              15.03  143.37   13.05  143.58   11.45         0.08    0.83   12.50
MCBN  Mid-Coast Bancorp of ME                     23.58  113.33    9.75  113.33   15.06         0.52    2.08   49.06
MWBI  Midwest Bancshares, Inc. of IA              19.06  118.60    8.19  118.60   11.46         0.60    1.74   33.15
MWFD  Midwest Fed. Fin. Corp of WI                12.94  208.72   17.98  217.29   16.48         0.34    1.53   19.77
MFFC  Milton Fed. Fin. Corp. of OH                  NM   121.99   16.03  121.99   25.69         0.60    4.33     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                                                           Exhibit IV-1B (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                          Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.77       1.03    5.57       0.33  370.39    1.91
MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    3.04       1.64    3.81       2.03   26.19    0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.89       0.51    3.99       0.36   94.16    0.61
MONT  Montgomery Fin. Corp. of IN            17.91    17.91    0.42    2.32    2.21       0.67    3.74        NA      NA     0.20
MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.71       0.04    0.75       0.11  272.91    0.67
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.63       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.22       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.23       0.79    7.78       1.11  152.08    3.18
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    7.55       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.64       0.68    4.57        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    6.18       1.90    7.41       0.12  823.53    1.20
NBN   Northeast Bancorp of ME*                6.95     6.01    0.51    6.99    6.31       0.47    6.47       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.61       1.23    7.07        NA      NA     0.71
NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.59       0.98    8.16       1.26   38.04    0.59
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    2.99       1.00    9.95       0.72   90.87    0.88
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    7.28       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    5.80       1.04    9.58       1.29  151.12    2.83
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.31    5.46    3.55       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.60    5.14    4.69       0.87    7.36       0.14  162.50    0.31
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.04    0.24    0.18       0.98    5.97       0.55   79.68    0.87
OCN   Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    6.04       1.96   23.50        NA      NA      NA
OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.25    3.22       0.78    8.45       0.32  112.76    0.42
PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.07       0.46    4.09       1.76   59.73    1.46
PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    4.79       1.96    4.81       0.79   28.66    0.51
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.56    6.67       1.35   20.00       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    7.22       0.97   12.43       1.29   79.26    1.67
PAMM  PacificAmerica Money Ctr of CA*        22.43    22.43    5.63   41.65   14.56       5.63   41.65       4.97   27.75    2.22
PALM  Palfed, Inc. of Aiken SC                8.24     8.24    0.10    1.29    0.82       0.61    7.54       2.12   51.22    1.32
PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    5.33       1.24    8.78       2.77   26.10    1.29
PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.70       1.21    5.81       0.21  134.41    0.73
PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    5.88       1.08   14.42       0.27  537.53    1.97
PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.51       1.29    4.65       1.22   27.98    1.35
PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.85       0.84   10.86       0.59   33.53    0.28
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.89    3.50       0.64    8.83       0.65   93.15    1.49
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    2.97       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    7.14       0.47    8.57       0.82   91.19    1.57
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    5.37       1.47    9.59       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (37.4)*         8.48     8.47    1.12   13.72    5.20       0.83   10.17       0.90  121.39    1.60
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.86    3.21    3.01       0.86    3.21       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    6.18       1.29   15.88       0.91  126.66    1.66
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.39       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    2.91       0.62    6.57       1.09   45.43    0.99
PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.23       0.29    3.36       0.40  185.58    0.95
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    2.56       1.06    9.13       0.23  290.91    1.01
PCBC  Perry Co. Fin. Corp. of MO             18.32    18.32    0.78    4.11    3.76       1.03    5.45       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.76       0.79    6.00       1.60   32.18    0.76
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.36     6.36    0.60    9.75    5.91       0.84   13.54       0.15  308.72    1.12
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.93    25.93    2.29    9.13    5.99       2.02    8.07       0.50   53.09    0.76
PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.78       0.85    9.54       0.50  350.66    2.78
PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.15       0.54    6.49       4.28   25.28    1.45
PHSB  Ppls Home SB, MHC of PA (45.0)         17.31    17.31    0.39    2.23    2.17       0.81    4.67        NA      NA     1.40
PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.85       0.65    5.01       0.30   85.33    0.38
PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.82       0.73   11.09       0.82   75.47    1.08
PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    4.08       0.65   12.26       1.46   51.92    1.08
PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    7.54       0.98   11.81       0.85  131.46    1.65
PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    1.99       0.28    1.95        NA      NA     1.31


                                                            Pricing Ratios                      Dividend Data(6)
                                               _________________________________________    _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
MIVI  Miss. View Hold. Co. of MN                 26.49   97.20   18.35   97.20   17.76         0.16    1.02   27.12
MBSP  Mitchell Bancorp of NC*                      NM   108.84   47.20  108.84   27.92         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                   NM   117.10   12.58  127.69   28.72         0.12    0.73   38.71
MONT  Montgomery Fin. Corp. of IN                  NM   104.72   18.76  104.72   27.98         0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI                NM   109.72    6.66  109.72     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                   NM   146.03   10.92  172.33   25.77         0.50    2.99     NM
NSLB  NS&L Bancorp of Neosho MO                    NM   111.99   21.90  111.99   28.91         0.50    2.70     NM
NMSB  Newmil Bancorp. of CT*                     19.12  157.19   15.43  157.19   20.00         0.24    1.85   35.29
NASB  North American SB of MO                    13.25  209.45   16.70  216.47   13.64         0.80    1.57   20.78
NBSI  North Bancshares of Chicago IL               NM   129.79   18.34  129.79   27.16         0.48    2.18     NM
FFFD  North Central Bancshares of IA             16.18  111.41   25.25  111.41   13.98         0.25    1.52   24.51
NBN   Northeast Bancorp of ME*                   15.86  109.34    7.60  126.50   17.15         0.32    2.17   34.41
NEIB  Northeast Indiana Bncrp of IN              17.82  112.64   17.08  112.64   15.09         0.32    1.91   34.04
NWEQ  Northwest Equity Corp. of WI               17.90  119.14   13.64  119.14   14.19         0.52    3.30   59.09
NWSB  Northwest SB, MHC of PA (29.9)               NM   225.90   21.94  240.38   23.15         0.32    1.71   57.14
NSSY  Norwalk Savings Society of CT*             13.74  160.71   12.95  166.67   12.00         0.40    1.20   16.53
NSSB  Norwich Financial Corp. of CT*             17.25  166.67   18.61  184.63   18.15         0.56    2.29   39.44
NTMG  Nutmeg FS&LA of CT                         28.21  149.66    8.52  149.66   25.00         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH                 21.33  109.62   12.10  109.62   14.90         0.88    3.78     NM
OCFC  Ocean Fin. Corp. of NJ                       NM   123.40   20.06  123.40   22.65         0.80    2.37     NM
OCN   Ocwen Financial Corp. of FL                16.55     NM    43.36     NM    22.80         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI                 NM   166.56   14.54  207.49   19.32         0.40    1.57   48.78
PFFB  PFF Bancorp of Pomona CA                     NM   135.22   13.95  136.63     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                 20.89   99.73   38.60   99.73   20.59         0.32    2.19   45.71
PVFC  PVF Capital Corp. of OH                    15.00  214.50   15.07  214.50   11.67         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*               13.85  171.73   12.17  171.73   14.78         0.00    0.00    0.00
PAMM  PacificAmerica Money Ctr of CA*             6.87  188.54   42.28  188.54    6.87         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                     NM   153.04   12.61  153.04   20.88         0.12    0.76     NM
PBCI  Pamrapo Bancorp, Inc. of NJ                18.75  130.87   16.67  131.90   13.59         1.00    4.60     NM
PFED  Park Bancorp of Chicago IL                 27.02  102.95   23.19  102.95   19.48         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA              17.01  157.77   11.97  158.97   11.52         0.52    1.78   30.23
PEEK  Peekskill Fin. Corp. of NY                 28.51  110.47   28.42  110.47   21.67         0.36    2.22   63.16
PFSB  PennFed Fin. Services of NJ                20.63  146.26   10.76  174.87   14.11         0.28    0.95   19.58
PWBC  PennFirst Bancorp of PA                    28.57  170.03   12.02  186.26   19.05         0.33    2.06   58.93
PWBK  Pennwood SB of PA*                           NM   101.31   19.73  101.31   21.23         0.32    2.06   69.57
PBKB  People's SB of Brockton MA*                14.01  189.84   10.65  198.17   23.55         0.44    2.71   37.93
PFDC  Peoples Bancorp of Auburn IN               18.61  134.53   20.46  134.53   14.21         0.60    2.32   43.17
PBCT  Peoples Bank, MHC of CT (37.4)*            19.24  244.74   20.75  244.96   25.97         0.68    2.54   48.92
PFFC  Peoples Fin. Corp. of OH                     NM   106.61   28.68  106.61     NM          0.50    2.90     NM
PHBK  Peoples Heritage Fin Grp of ME*            16.18  242.17   18.70  287.36   15.98         0.76    1.99   32.20
PSFC  Peoples Sidney Fin. Corp of OH             29.46  117.10   27.24  117.10   22.60         0.20    1.21   35.71
PERM  Permanent Bancorp of IN                      NM   125.38   11.49  127.25   19.04         0.40    1.62   55.56
PMFI  Perpetual Midwest Fin. of IA                 NM   112.50    9.60  112.50     NM          0.30    1.48     NM
PERT  Perpetual of SC, MHC (46.8)                  NM   198.07   26.32  198.07   27.66         1.40    3.59     NM
PCBC  Perry Co. Fin. Corp. of MO                 26.62  113.45   20.78  113.45   20.10         0.40    1.95   51.95
PHFC  Pittsburgh Home Fin. of PA                 26.62  129.28   14.11  130.65   20.88         0.24    1.31   34.78
PFSL  Pocahnts Fed, MHC of AR (46.4)             16.91  159.21   10.13  159.21   12.18         0.90    3.83   64.75
POBS  Portsmouth Bank Shrs Inc of NH(8)*         16.69  150.92   39.14  150.92   18.89         0.60    3.49   58.25
PTRS  Potters Financial Corp of OH               20.91  110.38    9.74  110.38   11.77         0.36    1.48   31.03
PKPS  Poughkeepsie Fin. Corp. of NY                NM   130.43   10.92  130.43   20.62         0.10    1.31   41.67
PHSB  Ppls Home SB, MHC of PA (45.0)               NM   102.72   17.78  102.72   22.01         0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                       NM    99.94   11.12   99.94   19.88         0.12    0.73   25.53
PETE  Primary Bank of NH(8)*                     20.77  179.69   12.46  179.94   17.52         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA             24.54  229.24   12.07  259.80   20.38         0.12    0.91   22.22
PSBK  Progressive Bank, Inc. of NY*              13.26  155.06   13.26  173.59   13.50         0.68    2.23   29.57
PROV  Provident Fin. Holdings of CA                NM   112.95   15.68  112.95     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                           Exhibit IV-1B (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                          Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________

                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
PULB  Pulaski SB, MHC of MO (29.0)           13.00    13.00    0.69    5.42    2.81       0.96    7.53       0.49   52.28    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    1.46       0.61    7.21       0.65     NA      NA
PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.82       1.08   13.86       0.69   65.20    1.93
QCFB  QCF Bancorp of Virginia MN             18.09    18.09    1.36    7.11    6.00       1.36    7.11       0.40  221.49    2.24
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.45    2.44       0.58    6.28       1.31     NA      NA
QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    4.18       1.63   10.95       0.68   95.23    0.74
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.26    5.57       0.96   12.17       0.76   83.90    1.18
RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.38       1.02   13.33       0.29  297.45    1.29
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.95       0.47    6.51       2.19   45.70    1.15
RELY  Reliance Bancorp, Inc. of NY            8.04     5.63    0.56    6.63    3.88       0.85   10.11        NA      NA     0.57
RELI  Reliance Bancshares Inc of WI(8)*      47.98    47.98    1.51    3.15    3.29       1.51    3.15        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17    0.29    3.41    1.61       0.45    5.43       0.49  170.62    1.03
RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.47       1.35    6.49       0.27  278.21    3.46
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.24    10.26    0.96    8.70    3.26       1.20   10.87       0.14  278.46    0.56
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.47       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.81       0.44    4.49       0.69   76.89    1.16
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    3.12       0.79    6.09       0.73   57.17    0.57
SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    2.05       0.47    5.74        NA      NA     0.44
SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82   11.03       1.37   18.70       0.47  244.29    2.48
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    6.69       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.39       1.38    8.57       0.12  918.65    1.44
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    7.76       1.39   15.04       0.26  301.46    0.87
SFNB  Security First Netwrk Bk of GA         40.15    39.51  -28.82     NM   -29.86     -29.73     NM         NA      NA     1.35
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.47       1.17   11.79       0.14  425.11    0.66
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    1.85       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.25       0.78   13.26       6.28   22.01    1.81
SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.34       1.17    5.71       0.27   65.44    0.39
SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.23       0.79    6.23       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    0.71    4.42    4.06       0.70    4.35       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    5.03       1.02    9.52       0.30   67.34    0.28
SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    4.17       0.68   17.14       0.57   78.85    0.72
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    5.09       0.70    8.09       0.19  181.58    0.80
SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    4.02       1.03   11.84       0.32  232.75    1.09
STND  Standard Fin. of Chicago IL(8)         10.77    10.75    0.50    4.46    2.93       0.72    6.44       0.22  136.61    0.50
SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.44       1.35    7.47        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    4.03       0.91    9.26       0.43   95.58    0.83
STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.58       0.32    7.91       0.61   79.43    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.56       0.56    8.55       0.48   41.27    0.31
ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.72    6.87       0.88   14.18       0.46   90.99    0.80
THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    4.36       0.74    6.40       0.33   92.84    0.62
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    3.03       0.65    3.90        NA      NA     1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    4.81       0.35    5.51       0.66   97.39    0.85
GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    6.29       0.40    6.62        NA      NA     1.71
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.89    15.48    1.34    7.53    3.06       1.14    6.39       0.73   55.92    0.67
TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.84       1.02    6.55        NA      NA     1.11
TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    3.30       0.75    5.82       0.16  130.95    0.29
UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.58       0.38    4.98       0.58  135.44    0.98
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    4.00       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.91       0.47    7.02       1.26   56.59    0.93
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.54       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.25       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71   10.32       1.32   23.87       1.70   96.79    2.65
WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    6.20       1.34   10.72       0.30  230.13    1.25
WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   11.25       1.81   18.79       1.15   98.45    1.79
WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    7.29       1.84   15.85       0.73   59.65    0.60
WAMU  Washington Mutual Inc. of WA*           5.00     4.75    0.35    6.81    1.83       0.74   14.45       0.81   93.26    1.12


                                                            Pricing Ratios                      Dividend Data(6)
                                               ________________________________________     _______________________
                                                                         Price/  Price/       Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
PULB  Pulaski SB, MHC of MO (29.0)                 NM   190.22   24.73  190.22   25.61         1.00    4.76     NM
PLSK  Pulaski SB, MHC of NJ (46.0)                 NM   140.88   16.77  140.88   28.18         0.30    2.09     NM
PULS  Pulse Bancorp of S. River NJ               17.18  151.28   12.17  151.28   11.46         0.70    3.39   58.33
QCFB  QCF Bancorp of Virginia MN                 16.67  123.81   22.40  123.81   16.67         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                    NM   138.61   12.35  138.79   22.53         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*               23.93     NM    35.70     NM    23.60         1.00    1.94   46.51
RCSB  RCSB Financial, Inc. of NY(8)*             17.95  220.15   17.28  225.88   18.09         0.60    1.26   22.56
RARB  Raritan Bancorp. of Raritan NJ*            15.66  183.25   14.54  186.39   14.75         0.48    2.10   32.88
REDF  RedFed Bancorp of Redlands CA                NM   152.03   12.43  152.17   27.63         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY               25.75  169.24   13.61  241.47   16.88         0.64    2.14   55.17
RELI  Reliance Bancshares Inc of WI(8)*            NM    95.61   45.87   95.61     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                   NM   116.56   14.41  118.37     NM          0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*                  NM   163.72   32.97  164.51   25.67         0.20    0.84   33.90
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)            NM   253.05   28.44  277.21   24.55         0.24    0.89   27.27
SCCB  S. Carolina Comm. Bnshrs of SC               NM   123.09   31.94  123.09     NM          0.60    2.85     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)               NM   159.07   15.24  159.07     NM          0.40    2.16     NM
SFED  SFS Bancorp of Schenectady NY                NM   110.38   13.76  110.38   17.99         0.28    1.45   46.67
SGVB  SGV Bancorp of W. Covina CA                  NM   118.40    8.65  120.38   20.16         0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                      9.06  161.99   11.66  161.99    9.12         0.56    1.87   16.92
SWCB  Sandwich Co-Op. Bank of MA*                14.96  163.02   13.44  171.01   14.76         1.20    3.58   53.57
SECP  Security Capital Corp. of WI(8)            22.78  159.66   25.31  159.66   19.06         1.20    1.20   27.27
SFSL  Security First Corp. of OH                 12.89  138.89   13.00  141.39   10.19         0.32    1.94   25.00
SFNB  Security First Netwrk Bk of GA               NM      NM   123.09     NM      NM          0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)                 18.27  191.82   17.32  191.82   16.17         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN               NM   101.37   15.62  101.37   27.08         0.28    1.72     NM
SOSA  Somerset Savings Bank of MA(8)*            16.00  204.08   12.94  204.08   16.67         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*               NM   141.75   35.80  141.75     NM          0.40    2.08     NM
SCBS  Southern Commun. Bncshrs of AL               NM   114.48   25.14  114.48     NM          0.30    1.94     NM
SMBC  Southern Missouri Bncrp of MO              24.64  108.83   17.05  108.83   25.00         0.50    2.90   71.43
SWBI  Southwest Bancshares of IL                 19.88  133.01   14.63  133.01   14.49         0.76    3.64   72.38
SVRN  Sovereign Bancorp of PA                    23.98  237.92    9.55     NM    15.49         0.08    0.54   12.90
STFR  St. Francis Cap. Corp. of WI               19.63  142.24   11.21  160.95   17.82         0.48    1.38   27.12
SPBC  St. Paul Bancorp, Inc. of IL               24.86  198.11   17.04  198.63   17.25         0.40    1.73   43.01
STND  Standard Fin. of Chicago IL(8)               NM   147.57   15.90  147.83   23.60         0.40    1.58   54.05
SFFC  StateFed Financial Corp. of IA             18.38  110.65   19.67  110.65   15.14         0.40    1.86   34.19
SFIN  Statewide Fin. Corp. of NJ                 24.83  135.76   13.20  135.95   14.63         0.40    2.12   52.63
STSA  Sterling Financial Corp. of WA               NM   143.03    5.86  164.05   19.72         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL                 21.95  123.18    7.99  123.63   15.08         0.32    1.19   26.02
ROSE  T R Financial Corp. of NY*                 14.55  212.87   13.20  212.87   16.14         0.60    2.25   32.79
THRD  TF Financial Corp. of PA                   22.92  110.38   12.27  125.82   17.04         0.40    2.08   47.62
TPNZ  Tappan Zee Fin., Inc. of NY                  NM   121.95   21.86  121.95     NM          0.28    1.60   52.83
ESBK  The Elmira SB FSB of Elmira NY*            20.80  115.65    7.28  120.64   21.36         0.64    2.72   56.64
GRTR  The Greater New York SB of NY(8)*          15.90  186.72   11.71  186.72   29.65         0.20    0.91   14.49
TSBS  Trenton SB, FSB MHC of NJ(35.0               NM   238.59   40.29  260.22     NM          0.35    1.24   40.70
TRIC  Tri-County Bancorp of WY                   20.68  101.11   15.49  101.11   16.25         0.60    2.64   54.55
TWIN  Twin City Bancorp of TN                      NM   123.61   15.89  123.61   21.51         0.64    3.20     NM
UFRM  United FS&LA of Rocky Mount NC               NM   179.10   13.39  179.10     NM          0.24    2.00     NM
UBMT  United Fin. Corp. of MT                    25.00  117.79   26.68  117.79   20.26         0.98    4.17     NM
VABF  Va. Beach Fed. Fin. Corp of VA               NM   160.24   10.97  160.24   23.48         0.20    1.47     NM
VFFC  Virginia First Savings of VA(8)            13.26  211.45   17.05  218.98   14.46         0.10    0.42    5.52
WHGB  WHG Bancshares of MD                         NM   106.78   22.05  106.78     NM          0.20    1.32   58.82
WSFS  WSFS Financial Corp. of DE*                 9.69  225.47   11.73  227.27    9.63         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                 16.12  144.72   16.15  144.72   12.91         0.80    2.94   47.34
WRNB  Warren Bancorp of Peabody MA*               8.89  181.98   18.87  181.98   10.45         0.52    2.91   25.87
WFSL  Washington FS&LA of Seattle WA             13.72  181.58   21.93  198.81   12.44         0.92    3.46   47.42
WAMU  Washington Mutual Inc. of WA*                NM      NM    16.16     NM    25.77         1.08    1.73     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                           Exhibit IV-1B (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                          Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.27       0.44    2.94       0.91   83.50    1.15
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.16     9.16    0.29    3.14    1.80       0.66    7.16       0.70   51.61    0.43
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.91       1.42    6.15       0.26  152.85    0.69
WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    3.20       0.74   14.55       0.85  103.47    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.42       1.06    7.49        NA      NA      NA
WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.37       1.42    9.20       0.60   47.07    0.38
WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.72       0.79    6.41       0.25  191.01    0.73
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.00       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.13     8.13    0.49    5.12    3.35       0.85    8.80       0.13  159.15    0.55
WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.95       1.04    3.62       0.06  255.81    0.21
WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08   10.00       0.84   11.80       0.35   78.21    0.32
FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.79       1.27    9.81       0.24  143.64    0.44
YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    4.54       1.16    6.79       0.57   65.11    1.02
YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    3.96       0.79    9.46       2.39   23.05    0.64


                                                            Pricing Ratios                      Dividend Data(6)
                                               ________________________________________     _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
WYNE  Wayne Bancorp of NJ                          NM   133.82   17.87  133.82     NM          0.20    0.91   40.00
WAYN  Wayne S&L Co. MHC of OH (47.8)               NM   172.67   15.82  172.67   24.32         0.62    3.49     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)               NM   156.70   36.59  156.70   25.78         0.80    4.85     NM
WBST  Webster Financial Corp. of CT                NM   200.72   10.08  234.96   17.48         0.80    1.60   50.00
WEFC  Wells Fin. Corp. of Wells MN               22.60  112.70   16.00  112.70   15.28         0.48    2.91   65.75
WCBI  WestCo Bancorp of IL                       18.62  136.86   20.86  136.86   14.75         0.60    2.29   42.55
WSTR  WesterFed Fin. Corp. of MT                 26.85  116.12   12.67  145.10   21.32         0.44    2.02   54.32
WOFC  Western Ohio Fin. Corp. of OH                NM   103.40   13.87  109.74     NM          1.00    4.17     NM
WWFC  Westwood Fin. Corp. of NJ                  29.81  147.53   13.46  165.60   17.35         0.20    0.86   25.64
WEHO  Westwood Hmstd Fin Corp of OH                NM   108.47   31.90  108.47     NM          0.28    1.82     NM
WFI   Winton Financial Corp. of OH               10.00  140.85   10.01  143.88   11.94         0.46    2.88   28.75
FFWD  Wood Bancorp of OH                         20.89  173.32   21.33  173.32   17.55         0.40    2.42   50.63
YFCB  Yonkers Fin. Corp. of NY                   22.04  118.46   17.65  118.46   16.42         0.24    1.43   31.58
YFED  York Financial Corp. of PA                 25.25  178.57   15.37  178.57   19.77         0.60    2.35   59.41


                                 Exhibit IV--2
                       Historical Stock Price Indices(1)

                                                                          SNL          SNL
                                                          Nasdaq         Thrift       Bank
Year/Qtr. Ended          DJIA            S&P 500         Composite       Index        Index
---------------          ----            -------         ---------       ------       -----
1991:  Quarter 1        2881.1            375.2            482.3          125.5        66.0
       Quarter 2        2957.7            371.2            475.9          130.5        82.0
       Quarter 3        3018.2            387.9            526.9          141.8        90.7
       Quarter 4        3168.0            417.1            586.3          144.7       103.1

1992:  Quarter 1        3235.5            403.7            603.8          157.0       113.3
       Quarter 2        3318.5            408.1            563.6          173.3       119.7
       Quarter 3        3271.7            417.8            583.3          167.0       117.7
       Quarter 4        3301.1            435.7            677.0          201.1       136.7

1993:  Quarter 1        3435.1            451.7            690.1          228.2       151.4
       Quarter 2        3516.1            450.5            704.0          219.8       147.0
       Quarter 3        3555.1            458.9            762.8          258.4       154.3
       Quarter 4        3754.1            466.5            776.8          252.5       146.2

1994:  Quarter 1        3625.1            445.8            743.5          241.6       143.1
       Quarter 2        3625.0            444.3            706.0          269.6       152.6
       Quarter 3        3843.2            462.6            764.3          279.7       149.2
       Quarter 4        3834.4            459.3            752.0          244.7       137.6

1995:  Quarter 1        4157.7            500.7            817.2          278.4       152.1
       Quarter 2        4556.1            544.8            933.5          313.5       171.7
       Quarter 3        4789.1            584.4          1,043.5          362.3       195.3
       Quarter 4        5117.1            615.9          1,052.1          376.5       207.6

1996:  Quarter 1        5587.1            645.5          1,101.4          382.1       225.1
       Quarter 2        5654.1            670.6          1,185.0          387.2       224.7
       Quarter 3        5882.2            687.3          1,226.9          429.3       249.2
       Quarter 4        6442.5            737.0          1,280.7          483.6       280.1

1997:  Quarter 1        6583.5            757.1          1,221.7          527.7       292.5
       Quarter 2        7672.8            885.1          1,442.1          624.5       333.3
August 15, 1997         7694.7            900.8          1,562.0          660.3       354.6


(1) End of period data.

Sources:  SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3
                        Historical Thrift Stock Indices



                                       [LOGO OF ThriftINVESTOR]

                                             INDEX VALUES


                                           INDEX VALUES                      PERCENT CHANGE SINCE
                                ------------------------------------    ------------------------------
                                07/31/97  1 MONTH    YTD     52 WEEK      1 MONTH    YTD   52 WEEK
------------------------------------------------------------------------------------------------------
All Pub. Traded Thrifts           684.5    624.5    483.6     388.4         9.60    41.54   76.24
MHC Index                         751.0    683.8    538.0     416.1         9.84    39.59   80.48

INSURANCE INDICES
------------------------------------------------------------------------------------------------------
SAIF Thrifts                      608.2    555.0    439.2     356.2         9.59    38.47   70.76
BIF Thrifts                       908.5    832.1    616.8     485.0         9.18    47.28   87.31

STOCK EXCHANGE INDICES
-------------------------------------------------------------------------------------------------------

AMEX Thrifts                      197.0    192.7    156.2     132.1          2.20   26.10   49.07
NYSE Thrifts                      421.4    368.3    277.3     219.7         14.41   51.96   91.75
OTC Thrifts                       779.9    721.8    569.7     462.5          8.05   36.89   68.62

GEOGRAPHIC INDICES
--------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts            1,342.6  1,267.3    970.7     738.4          5.94   38.31   81.82
Midwestern Thrifts              1,455.2  1,369.4  1,159.3     951.7          6.26   25.52   52.90
New England Thrifts               592.0    553.2    428.9     330.3          7.00   38.02   79.21
Southeastern Thrifts              608.6    561.4    447.2     375.6          8.40   36.10   62.03
Southwestern Thrifts              416.4    419.8    315.9     255.8         -0.82   31.84   62.80
Western Thrifts                   730.2    635.1    474.7     392.0         14.97   53.83   86.25

ASSET SIZE INDICES
----------------------------------------------------------------------------------------------------------
Less than $250M                   721.9    676.0    586.6     539.7          6.79   23.06   33.75
$250M to $500M                  1,011.5    947.0    789.8     673.2          6.81   28.07   50.25
$500M to $1B                      672.1    639.2    521.8     436.0          5.15   28.82   54.15
$1B TO $5B                        747.6    704.8    546.0     429.6          6.08   36.92   74.03
Over $5B                          453.3    403.6    305.8     241.6         12.32   48.23   87.66

COMPARATIVE INDICES
-----------------------------------------------------------------------------------------------------------
Dow Jones Industrials           8,222.6  7,672.8  6,448.3   5,528.9          7.17   27.52   48.72
S&P 500                           954.3    885.2    740.7     640.0          7.81   28.83   49.12


All SNL Indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                 Exhibit IV-4
       Massachusetts Thrift Merger and Acquisition Activity 1995-Present

                                                                                        Seller Financials of Completion
                                                                                ------------------------------------------------
                                                                                  Total   TgEq/   TTM     TTM     NPAs/   Rsrvs/
Ann'd     Comp                                                                    Assets  Assets  ROA     ROE     Assets  NPLs
Data      Data           Buyer                   ST Seller               ST      ($000)    (%)   (%)     (%)       (%)    (%)
---------------------------------------------------------------------------------------------------------------------------------
02/26/97  07/22/97       MASSBANK Corp           MA Glendale Co-Op Bank  MA       36,947  16.23   0.38%   2.32%   00.0        NA
09/10/96  05/01/97       Barkshire CNTY SB       MA Great Barrington SB  MA      274,165  13.93   0.35%   2.54%   0.63    122.04
11/04/96  03/04/97       Citizens Fin'l Group    RI Grove Bank           MA      596,507   6.49   0.67%  10.30%   0.58    126.33
11/01/96  02/21/97       Bay State FSB           MA Union FS&LA          MA       38,797   7.45  -0.12%  -1.59%   0.59     73.01
08/30/96  01/03/97       UST Corp                MA Walden Bancorp, Inc. MA    1,051,743   6.07   0.55%   5.98%   0.91    150.25
08/27/96  01/02/97       Grove Bank              MA Greater Boston Bk    MA      150,167   7.76   0.09%   1.16%   1.49    259.65
05/31/96  12/06/96       Peoples Heritage Fin    ME Family Bancorp       MA      867,387   7.14   0.24%   3.07%   1.19     99.85
10/11/95  06/28/96       BankBoston Corp.        MA Boston Bancorp       MA    2,086,498   8.82   0.69%   8.01%   0.94    125.33
04/26/95  12/08/95       Co-op Bank Concord      MA Bank of Braintree    MA      194,619  10.74   1.27%  11.78%   1.98     74.31
03/14/95  10/19/95       Main Street Cmmnty      MA Lexington Svgs Bank  MA      393,659   9.02   0.76%   8.28%   0.76        NA
07/26/94  04/26/95       CFX Corporation         NH Orange Savings Bank  MA       82,948   9.90   0.17%   1.71%   1.85        NA
05/09/94  01/27/95       Fleet Fin'l Group       MA NBB Bancorp, Inc.    MA    2,440,568   9.71   0.32%   3.12%   1.45        NA
06/13/94  01/06/95       Citizens Fin'l Group    RI Quincy Savings Bank  MA      832,558   8.45   0.23%   2.58%   2.38        NA


                                                     Average                      697,561   9.50   0.43%   4.56%   1.13    129.10
                                                     Median                       393,659   6.62   0.35%   3.07%   0.94    123.69

                                                                                 Deal Terms at Completion
                                                                                -------------------------
                                                                                    Deal       Deal
Ann'd     Comp                                                                      Value      Price/
Data      Data         Buyer                     ST Seller               ST        ($M)       Shr($)
---------------------------------------------------------------------------------------------------------------
02/26/97  07/22/97     MASSBANK Corp             MA Glendale Co-Op Bank  MA        7.2         28.00   Cash
09/10/96  05/01/97     Barkshire CNTY SB         MA Great Barrington SB  MA         NA            NA     NA
11/04/96  03/04/97     Citizens Fin'l Group      RI Grove Bank           MA       91.8         51.00   Cash
11/01/96  02/21/97     Bay State FSB             MA Union FS&LA          MA         NA            NA     NA
08/30/96  01/03/97     UST Corp                  MA Walden Bancorp, Inc. MA      207.0         38.24   Stock
08/27/96  01/02/97     Grove Bank                MA Greater Boston Bk    MA       21.1          NA     Mixture
05/31/96  12/06/96     Peoples Heritage Fin      ME Family Bancorp       MA      153.8         35.44   Stock
10/11/95  06/28/96     BankBoston Corp.          MA Boston Bancorp       MA      229.4         42.96   Stock
04/26/95  12/08/95     Co-op Bank Concord        MA Bank of Braintree    MA       30.4         16.25   Stock
03/14/95  10/19/95     Main Street Cmmnty        MA Lexington Svgs Bank  MA       41.2         16.75   Stock
07/26/94  04/26/95     CFX Corporation           NH Orange Savings Bank  MA       11.4         14.94   Stock
05/09/94  01/27/95     Fleet Fin'l Group         MA NBB Bancorp, Inc.    MA      435.5         49.62   Mixture
06/13/94  01/06/95     Citizens Fin'l Group      RI Quincy Savings Bank  MA      146.3         25.75   Cash


                                                     Average                      125.2         32.10
                                                     Median                        91.6         31.72

                                                                                      Deal Pricing at Completion
                                                                              --------------------------------------------
                                                                              Deal      Deal Pr/      Deal Pr/     Deal Pr/
Ann'd     Comp                                                                Pr/BK     Tg Bk         Assets       4-Qtr
Data      Data            Buyer                   ST Seller               ST   ($)       ($)            ($)        EPS(x)
------------------------------------------------------------------------------------------------------------------------------
02/26/97  07/22/97        MASSBANK Corp           MA Glendale Co-Op Bank  MA  114.47    114.47          19.50       25.46
09/10/96  05/01/97        Barkshire CNTY SB       MA Great Barrington SB  MA      NA        NA             NA          NA
11/04/96  03/04/97        Citizens Fin'l Group    RI Grove Bank           MA      NA        NA             NA          NA
11/01/96  02/21/97        Bay State FSB           MA Union FS&LA          MA      NA        NA             NA          NA
08/30/96  01/03/97        UST Corp                MA Walden Bancorp, Inc. MA  205.80    239.14          19.73       19.12
08/27/96  01/02/97        Grove Bank              MA Greater Boston Bk    MA  161.98    161.98          12.82       12.60
05/31/96  12/06/96        Peoples Heritage Fin    ME Family Bancorp       MA  209.44    228.30          16.76       19.58
10/11/95  06/28/96        BankBoston Corp.        MA Boston Bancorp       MA  106.63    106.63          13.38        6.15
04/26/95  12/08/95        Co-op Bank Concord      MA Bank of Braintree    MA  124.74    124.74          14.01       10.67
03/14/95  10/19/95        Main Street Cmmnty      MA Lexington Svgs Bank  MA      NA        NA             NA          NA
07/26/94  04/26/95        CFX Corporation         NH Orange Savings Bank  MA  128.12    129.45          13.69       28.21
05/09/94  01/27/95        Fleet Fin'l Group       MA NBB Bancorp, Inc.    MA  168.53    179.07          17.49       14.22
06/13/94  01/06/95        Citizens Fin'l Group    RI Quincy Savings Bank  MA  192.31    199.30          17.67       22.39


                                                     Average                  158.89    164.56          16.12       17.38
                                                     Median                   161.98    161.98          16.76       19.12

Source: SNL Securities, LC.

                                 EXHIBIT IV-5
                           Medford Co-operative Bank
                   Directors and Management Summary Resumes

    John J. McGlynn is the Chairman of the board of directors of the Bank. Mr. McGlynn was elected Chairman of the Board in 1992. Mr. McGlynn is the retired Commissioner of the Public Employee Retirement Administration for the Commonwealth of Massachusetts and a former member of the Pension Reserves Investment Management Board.

    Robert H. Surabian is the President and Chief Executive Officer and a Director of the Bank. He has been the President of the Bank since 1979 and was named Chief Executive Officer in 1991.

    Julie Bernardin is a Principal at J.B. Consulting, Medford, Massachusetts, which provides management and organizational consulting services, including career counseling and small business consulting.

    John A. Hackett is the President and owner of J.J. Ruddy Insurance Agency, Inc., Medford, Massachusetts, which he has owned for 35 years.

    Richard M. Kazanjian is a Director and Partner in Wellington Apparel Co., Medford, Ma, a Principal of Consolidated Realty Trust, a General Partner in Wellington Realty, Medford, MA, and a part-owner and consultant for Graphic Solutions, Medford, MA.

    Dennis M. Raimo is a certified public accountant and is a Partner, the Treasurer and a Director of the firm of Della Pelle, Quigley, Raimo & Co., P.C., Medford, Massachusetts. His firm provides consulting, tax advice, audit and general accounting services to small and medium-sized businesses.

    Robert B. Risman has been the owner of Risman Real Estate, Medford, Massachusetts, since 1959, which provides residential sales and property management services.

    Lorraine P. Silva is the current Clerk of the Bank. Ms. Silva was employed by the Bank for 28 years and has been retired since 1988.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Thomas G. Burke, age 50, has been a Senior Vice President and Commercial Loan Officer of the Bank since 1995. He is responsible for all commercial lending and supervision of the commercial loan department. Mr. Burke was employed at Medford Savings Bank from 1990 to 1995, where he was a Vice President and a Commercial Loan Officer.

    Ralph W. Dunham, age 41, has been an Executive Vice President since 1997 and the Chief Financial Officer of the Bank since 1988. As Chief Financial Officer, he is responsible for the overall financial management of the Bank. Mr. Dunham is an attorney and a certified public accountant.

    Deborah A. McNeill, age 42, is a Senior Vice President since 1996 and the Treasurer of the Bank since 1993. She has been an employee of the Bank for 23 years. Her present duties include directing and coordinating the operation of the accounting and operations department.

    Henry T. Sampson, Jr., age 49, has been a Senior Vice President since 1992 and the Chief Residential Loan Officer of the Bank since 1993. Mr. Sampson is responsible for all non-commercial lending and supervision of the lending department.

                                 EXHIBIT IV-6
                           Medford Co-operative Bank
                      Pro Forma Regulatory Capital Ratios

                                                                         At June 30, 1997
                                         ------------------------------------------------------------------------------
                                         Historical   Percent of    Pro Forma    Percent of       Capital     Percent of
                                          Capital      Assets(1)     Capital      Assets(1)     Requirement    Assets(1)
                                         ---------   -----------   ----------    ----------    ------------   --------
                                                                   (Dollars in thousands)
Regulatory Tier 1
  leverage capital ..............         $11,761         8.1%       $19,277       12.14%          $4,762        4.00%
Tier 1 risk-based capital .......          11,761        13.3         19,277       12.14            7,216        4.00
Total risk-based capital ........          11,738        14.4         20,251       22.45            7,216        8.00

-------------
(1) For purpose of calculating Regulatory Tier 1 leverage capital, assets are based on adjusted total average assets. In calculating Tier 1 risked-based capital and total risk-based capital, assets are based on total risk-weighted assets.

                                 EXHIBIT IV-7
                           Pro Forma Analysis Sheet

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 1
                                   Medford Co-operative Bk of MA
                                    Prices as of August 15, 1997



                                                    Comparable          All               All BIF
                                                    Companies        Companies           Companies
                                                 ______________   ________________    _______________
     Price Multiple:        Symbol   Subject(1)  Mean    Median   Mean      Median    Mean     Median
     ______________         ______   __________  _____   ______   _____     ______    _____    ______
     Price-earnings ratio   = P/E     17.98x     15.57x   13.99x    19.84x    19.88x   14.89x    14.01x
     Price-core earnings    = P/CORE  19.69x     16.31x   14.69x    18.12x    17.35x   16.10x    14.78x
     Price-book ratio       = P/B     70.21%    144.89%  141.24%   138.37%   132.46%  158.22%   160.49%
     Price-tng book ratio   = P/TB    70.21%    151.67%  150.49%   142.45%   135.74%  164.59%   168.42%
     Price-assets ratio     = P/A     12.28%     13.09%   11.94%    17.18%    15.05%   17.74%    14.74%


     Valuation Parameters
     ____________________

     Pre-Conv Earnings (Y)           $    741,000    Est ESOP Borrowings (E)    $ 1,640,000

     Pre-Conv Book Value (B)         $ 11,940,000    Cost of ESOP Borrowings (S)       0.00% (4)

     Pre-Conv Assets (A)            $ 149,653,000    Amort of ESOP Borrowings (T)        10 Years

     Reinvestment Rate(2) (R)                3.43%    RSP Amount (M)             $   820,000

     Est Conversion Exp(3) (X)            782,780    RSP Expense (N)            $   164,000

     Proceeds Not Reinvested (Z)      $ 2,460,000


     Calculation of Pro Forma Value After Conversion
     ___________________________  ____________________

     1.    V = P/E (Y-R(X+Z)-ES-  (1-TAX)E/T-(1-TAX)N))            V = $ 20,495,427
               _________________________________________________
                1-(P/E)R

     2.    V = P/B (B-X-E-M)                                       V = $ 20,497,879
               _______________________
                1-P/B

     3.    V = P/A (A-X-M-E)                                       V = $ 20,496,096
               ______________________
                1-P/A

                                         Total          Price          Total
     Conclusion                         Shares        Per Share        Value
     __________                        ________       _________       ________

     Appraised Value                   2,050,000      $10.00          $ 20,500,000

     RANGE:
     ______

     - Minimum                        17,425,000     $10.00              1,742,500
     - Maximum                        23,575,000     $10.00              2,357,500
     - Superrange                     27,111,250     $10.00              2,711,125


(1) Pricing ratios shown reflect the midpoint appraised value.
(2) Net return assumes a reinvestment rate of  5.82 percent, and a tax rate of
    41.00 percent.
(3) Conversion expenses reflect estimated expenses as presented in offering document.
(4) Assumes a borrowings cost of  0.00 percent and a tax rate of 41.00 percent.

     RP Financial, Inc.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 2
                                   Medford Co-operative Bk of MA
                                    Prices as of August 15, 1997


                                             Mean Pricing            Median Pricing
                                           _________________        _________________
 Valuation Approach            Subject      Peers    (Disc)         Peers    (Disc)
 __________________            _______     _______   _______        _______  ________
 P/E    Price-earnings         17.98x       15.57x     15.50%         13.99x    28.55%


 P/CORE Price-core earnings    19.69x       16.31x     20.77%         14.69x    34.03%


 P/B    Price-book             70.21%      144.89%        NM%        141.24%       NM%


 P/TB   Price-tang. book       70.21%      151.67%        NM%        150.49%       NM%


 P/A    Price-assets           12.28%       13.09%     -6.17%         11.94%     2.87%



 Average Premium (Discount)                            10.03%                   21.82%


                                 EXHIBIT IV-8
                    Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Medford Co-operative Bk of MA
                                    At the Minimum of the Range


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 17,425,000
             Less: Estimated offering expenses ---------------      714,880
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 16,710,120




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 16,710,120
             Less: Held in Non-Earning Assets(5)(1) ----------    2,091,000
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 14,619,120
         Estimated net incremental rate of return ------------         3.43 %
                                                                ___________

         Earnings Increase ----------------------------------- $    501,991
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       82,246
             Less: RSP Expense(4)-----------------------------       82,246
                                                                ___________

         Net Earnings Increase ------------------------------- $    337,499


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended June 30, 1997           $   741,000        $ 1,078,499
         12 Months ended June 30, 1997 (Core)    $   642,000        $   979,499

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         June 30, 1997             $ 11,940,000       $ 14,619,120 (3)(4)    $ 26,559,120


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         June 30, 1997              $  149,653,000     $   14,619,120      $  164,272,120

     NOTE: Shares for calculating per share amounts:   1,742,500
     (1) Estimated ESOP borrowings of $  1,394,000 with an after-tax cost of  0.00 percent, assuming a borrowing cost of  0.00 percent and a tax rate of 41.00 percent.
         ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 1,394,000 are omitted from net worth.
     (4) $  697,000 purchased by the RSP with an estimated pre-tax expense of $  139,400 and a tax rate of 41.00 percent.
     (5) Stock purchased by RSP does not generate reinvestment income.

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Medford Co-operative Bk of MA
                                    At the Midpoint of the Range


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 20,500,000
             Less: Estimated offering expenses ---------------      782,780
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 19,717,220




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 19,717,220
             Less: Held in Non-Earning Assets(5)(1) ----------    2,460,000
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 17,257,220
         Estimated net incremental rate of return ------------         3.43 %
                                                                ___________

         Earnings Increase ----------------------------------- $    592,578
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       96,760
             Less: RSP Expense(4)-----------------------------       96,760
                                                                ___________

         Net Earnings Increase ------------------------------- $    399,058


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended June 30, 1997           $   741,000        $ 1,140,058
         12 Months ended June 30, 1997 (Core)    $   642,000        $ 1,041,058

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         June 30, 1997             $ 11,940,000       $ 17,257,220 (3)(4)    $ 29,197,220


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         June 30, 1997              $  149,653,000     $   17,257,220      $  166,910,220

     NOTE: Shares for calculating per share amounts:   2,050,000
     (1) Estimated ESOP borrowings of $  1,640,000 with an after-tax cost of  0.00 percent, assuming a borrowing cost of  0.00 percent and a tax rate of 41.00 percent.
         ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 1,640,000 are omitted from net worth.
     (4) $  820,000 purchased by the RSP with an estimated pre-tax expense of $  164,000 and a tax rate of 41.00 percent.
     (5) Stock purchased by RSP does not generate reinvestment income.

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Medford Co-operative Bk of MA
                                    At the Maximum of the Range


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 23,575,000
             Less: Estimated offering expenses ---------------      850,680
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 22,724,320




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 22,724,320
             Less: Held in Non-Earning Assets(5)(1) ----------    2,829,000
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 19,895,320
         Estimated net incremental rate of return ------------         3.43 %
                                                                ___________

         Earnings Increase ----------------------------------- $    683,165
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      111,274
             Less: RSP Expense(4)-----------------------------      111,274
                                                                ___________

         Net Earnings Increase ------------------------------- $    460,617


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended June 30, 1997           $   741,000        $ 1,201,617
         12 Months ended June 30, 1997 (Core)    $   642,000        $ 1,102,617

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         June 30, 1997             $ 11,940,000       $ 19,895,320 (3)(4)    $ 31,835,320


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         June 30, 1997              $  149,653,000     $   19,895,320      $  169,548,320

     NOTE: Shares for calculating per share amounts:   2,357,500
     (1) Estimated ESOP borrowings of $  1,886,000 with an after-tax cost of  0.00 percent, assuming a borrowing cost of  0.00 percent and a tax rate of 41.00 percent.
         ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 1,886,000 are omitted from net worth.
     (4) $  943,000 purchased by the RSP with an estimated pre-tax expense of $  188,600 and a tax rate of 41.00 percent.
     (5) Stock purchased by RSP does not generate reinvestment income.

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Medford Co-operative Bk of MA
                                     At the Superrange Maximum

     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 27,111,250
             Less: Estimated offering expenses ---------------      928,760
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 26,182,490




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 26,182,490
             Less: Held in Non-Earning Assets(5)(1) ----------    3,253,350
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 22,929,140
         Estimated net incremental rate of return ------------         3.43 %
                                                                ___________

         Earnings Increase ----------------------------------- $    787,341
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      127,965
             Less: RSP Expense(4)-----------------------------      127,965
                                                                ___________

         Net Earnings Increase ------------------------------- $    531,411


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended June 30, 1997           $   741,000        $ 1,272,411
         12 Months ended June 30, 1997 (Core)    $   642,000        $ 1,173,411

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         June 30, 1997             $ 11,940,000       $ 22,929,140 (3)(4)    $ 34,869,140


     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         June 30, 1997              $  149,653,000     $   22,929,140      $  172,582,140

     NOTE: Shares for calculating per share amounts:   2,711,125
     (1) Estimated ESOP borrowings of $  2,168,900 with an after-tax cost of  0.00 percent, assuming a borrowing cost of  0.00 percent and a tax rate of 41.00 percent.
         ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 2,168,900 are omitted from net worth.
     (4) $1,084,450 purchased by the RSP with an estimated pre-tax expense of $  216,890 and a tax rate of 41.00 percent.
     (5) Stock purchased by RSP does not generate reinvestment income.

                                 EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Core Earnings Analysis
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997

                                                                                           Estimated
                                        Net Income   Less: Net    Tax Effect  Less: Extd  Core Income          Estimated
                                        to  Common  Gains (Loss)     @ 34%      Items      to Common   Shares  Core  EPS
                                        ----------  ------------  ----------  ----------  -----------  ------  ---------
                                          ($000)       ($000)       ($000)      ($000)       ($000)    ($000)    ($000)
Comparable Group
----------------

CEBK  Central Co-Op. Bank of MA(1)       2,837            49          -17           0        2,869      1,965     1.46
EIRE  Emerald Island Bancorp, MA         3,412           287          -98           0        3,601      2,246     1.60
FCB   Falmouth Co-Op Bank of MA            751           -50           17           0          718      1,455     0.49
IPSW  Ipswich SB of Ipswich MA           1,996          -645          219           0        1,570      1,188     1.32
MFLR  Mayflower Co-Op. Bank of MA(1)     1,183           -34           12           0        1,161        890     1.30
MDBK  Medford Savings Bank of MA        11,120        -1,110          377           0       10,387      4,541     2.29
MCBN  Mid-Coast Bancorp of ME              248           211          -72           0          387        233     1.66
NHTB  NH Thrift Bancshares of NH(1)        896           667         -227           0        1,336      2,041     0.65
NMSB  Newmil Bancorp. of CT              2,602          -172           58           0        2,488      3,834     0.65
NBN   Northeast Bancorp of ME(1)         1,085            26           -9           0        1,102      1,275     0.86
TBK   Tolland Bank of CT                 1,725           122          -41           0        1,806      1,560     1.16

(1)  Financial Information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC, calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
-------------------------------------
Financial Services Industry Consultants            FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.


STRATEGIC AND CAPITAL PLANNING


RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES


RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES


RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES


RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES


RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (years of Relevant Experience)


  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (10)
  Timothy M. Biddle, Vice President (7)
  Alan P. Carruthers, Director-Community Banking (15)

-------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210
Arlington, VA 22209

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